                                                 Filed Pursuant to Rule 424B5
                                                 Registration File No. 333-89322

                             PROSPECTUS SUPPLEMENT
                   (TO PROSPECTUS DATED SEPTEMBER 30, 2004)

                         $1,195,585,629 (APPROXIMATE)
                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                             BANK OF AMERICA, N.A.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-4

                              ---------------------

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-29 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.

--------------------------------------------------------------------------------

The Series 2004-4 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

o    senior certificates consisting of the Class A-1, Class A-2, Class A-3,
     Class A-4, Class A-5, Class A-6, Class A-1A, Class XC and Class XP
     Certificates;

o    junior certificates consisting of the Class B, Class C, Class D, Class E,
     Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
     Class O and Class P Certificates;

o    the Class BC Certificates;

o    the Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class
     guaranteed by any DM-F and Class DM-G Certificates; and

o    the residual certificates consisting of the Class R-I and Class R-II
     Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
A-1A, Class XP, Class B, Class C and Class D Certificates are offered hereby.

The trust's assets will consist primarily of 108 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

                             ---------------------

     Certain characteristics of the offered certificates include:

-----------------------------------------------------------------------------------------------------------------------------
                                                       APPROXIMATE
                            CERTIFICATE BALANCE        PASS-THROUGH         ASSUMED FINAL        RATINGS       RATED FINAL
                               AS OF DELIVERY           RATE AS OF          DISTRIBUTION          FITCH/      DISTRIBUTION
         CLASS                    DATE(1)             DELIVERY DATE            DATE(2)            S&P(3)         DATE(4)
-----------------------------------------------------------------------------------------------------------------------------

 Class A-1(5) .........          $ 33,000,000             3.4550%          July 10, 2008         AAA/AAA     July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class A-2(5) .........          $ 48,000,000             4.0410%         April 10, 2009         AAA/AAA     July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class A-3(5) .........          $240,000,000             4.1280%          June 10, 2010         AAA/AAA     July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class A-4(5) .........          $225,000,000             4.5020%       September 10, 2011       AAA/AAA     July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class A-5(5) .........          $107,000,000             4.5760%       September 10, 2013       AAA/AAA     July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class A-6(5) .........          $272,199,171             4.8770%(6)       July 10, 2014         AAA/AAA     July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class A-1A(5) ........          $202,345,000             4.6320%(6)    September 10, 2014       AAA/AAA     July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class XP .............        $1,264,855,847(7)          0.9189%(8)     October 10, 2011        AAA/AAA     July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class B ..............           $35,640,764             4.9850%(6)    September 10, 2014        AA/AA      July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class C ..............           $11,340,243             5.0240%(6)    September 10, 2014      AA--/AA--    July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------
 Class D ..............           $21,060,451             5.0730%(6)    September 10, 2014         A/A       July 10, 2042
-----------------------------------------------------------------------------------------------------------------------------

(Footnotes to table on page S-5)

     With respect to the offered certificates, Banc of America Securities LLC and Bear, Stearns & Co. Inc. are acting as co-lead managers. Banc of America
Securities LLC and Bear, Stearns & Co. Inc. are acting as joint bookrunners with respect to the Class A-4, Class A-5 and Class A-6 Certificates. Banc of
America Securities LLC will be the sole bookrunner for all other classes of the certificates. Banc of America Securities LLC, Bear, Stearns & Co. Inc.,
Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale.
The underwriters expect to deliver the offered certificates to purchasers on or about October 12, 2004. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 104.36% of the initial principal amount of the offered certificates, plus accrued interest from October 1, 2004 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR
DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   --------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                          BEAR, STEARNS & CO. INC.
                             ---------------------
GOLDMAN, SACHS & CO.                                      RBS GREENWICH CAPITAL

                               September 30, 2004

                               [GRAPHIC OMITTED]

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

          Commercial Mortgage Pass-Through Certificates, Series 2004-4
                      Geographic Overview of Mortgage Pool

WASHINGTON                          FLORIDA                OHIO
5 properties                        10 properties          7 properties
$61.862,889                         $125,074,776           $88,993,519
4.8% of total                       9.7% of total          6.9% of total

                                    SOUTH CAROLINA
                                    4 properties           INDIANA
OREGON                              $18,700,000            2 properties
4 properties                        1.4% of total          $12,000,000
$19,522,534                                                0.9% of total
1.5% of total                       NORTH CAROLINA
                                    3 properties           MICHIGAN
NEVADA                              $10,402,204            5 properties
1 property                          0.8% of total          $30,100,000
$3,590,980                                                 2.3% of total
0.3% of total                       VIRGINIA
                                    4 properties           ILLINOIS
CALIFORNIA                          $62,390,239            4 properties
22 properties                       4.8% of total          $28,372,524
$331,475,066                                               2.2% of total
25.6% of total                      MARYLAND
                                    3 properties           WISCONSIN
ALASKA                              $32,400,000            2 properties
1 property                          2.5% of total          $3,093,159
$7,152,148                                                 0.2% of total
0.6% of total                       DELAWARE
                                    1 property             IOWA
ARIZONA                             $5,332,546             1 property
1 property                          0.4% of total          $5,333,000
$6,733,206                                                 0.4% of total
0.5% of total                       RHODE ISLAND
                                    1 property             UTAH
KANSAS                              $21,252,588            1 property
2 properties                        1.6% of total          $17,192,313
$83,410,962                                                1.3% of total
6.4% of total                       MASSACHUSETTS
                                    3 properties
OKLAHOMA                            $9,728,000
2 properties                        0.8% of total
$4,750,000
0.4% of total                       NEW HAMPSHIRE
                                    1 property
TEXAS                               $5,955,313
24 properties                       0.5% of total
$200,594,226
15.5% of total                      NEW YORK
                                    4 properties
LOUISIANA                           $24,739,899
3 properties                        1.9% of total
$7,018,659
0.5% of total
                                    PENNSYLVANIA
TENNESSEE                           8 properties
5 properties                        $58,789,762
$10,067,274                         4.5% of total
0.8% of total

MORTGAGED PROPERTIES BY PROPERTY TYPE

Self Storage 4.5%             Office 31.2%

Other 5.1%                    Retail 33.8%

Multifamily 10.7%             Hotel 0.8%

Manufactured                  Industrial 2.9%
Housing
10.9%

(less than) 1.0%
of Initial Pool Balance

1.0% - 5.0%
of Initial Pool Balance

5.1% - 10.0%
of Initial Pool Balance

(greater than) 10.0%
of Initial Pool Balance

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO
ROUNDING.

FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

 o   SEC Public Reference Section
     450 Fifth Street, N.W.
     Room 1204
     Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC.
The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214
North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704)
386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of the accompanying prospectus.

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT

    "Due-on-Sale" and "Due-on-Encumbrance"

  Assignment of the Mortgage Loans; Repurchases and
    Substitutions ............................................ S-154
  Representations and Warranties; Repurchases and

  Servicing and Other Compensation and Payment of

                                      S-3

      Class BC Certificates and the BC Pari Passu
        Note A-1 Mortgage Loan ................................ S-191
      Class DM Certificates and the DM Pari Passu

   Subordination; Allocation of Losses and Certain

   Reports to Certificateholders; Certain Available

 ANNEX D-1 .................................................... D-1-1
 ANNEX D-2 .................................................... D-2-1

                                      S-4

             FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)   Subject to a variance of plus or minus 10%.

(2)   As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.

(3)   It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch, Inc. and/or Standard & Poor's
      Ratings Services, a division of The McGraw-Hill Companies, Inc., no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans,
      (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent prepayment premiums will be received.

(4)   The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5)   For purposes of making distributions to the Class A-1, Class A-2, Class
      A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, the
      pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 84 mortgage loans, representing approximately 84.4% of the initial pool balance as of the cut-off date. Loan group 2 will consist of 24 mortgage loans, representing approximately 15.6% of the initial pool balance as of the cut-off date. Loan group 2 will include approximately 91.4% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 53.1% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
      Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class
      XC and Class XP Certificates, interest distributions on the Class A-1,
      Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class
      A-5 and Class A-6 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A
      Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-6 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates pro
      rata.

(6)   The Class A-6, Class A-1A, Class B, Class C and Class D Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(7)   The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(8)   The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates".

                                      S-5

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-4 Certificates and the trust in abbreviated form:

       Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

       Summary of Prospectus Supplement, which begins on page S-11 of this prospectus supplement and gives a brief introduction of the key features of Series 2004-4 and the mortgage loans; and

       Risk Factors, which begins on page S-29 of this prospectus supplement and describes risks that apply to Series 2004-4 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" beginning on page S-241 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 108 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you"
refers to a prospective investor in the offered certificates.

                             ---------------------

     Until January 4, 2005, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions.
Such sales will be made at negotiated prices at the time of sale.

                                      S-6

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class BC,
Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F, Class
DM-G, Class R-I and Class R-II Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal
Definitions" is included at the end of this prospectus supplement. A "Glossary"
is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

                                     CERTIFICATE         APPROXIMATE
                                      BALANCE OR          PERCENTAGE       APPROXIMATE
                                       NOTIONAL            OF POOL            CREDIT
   CLASS       RATINGS(1)             AMOUNT(2)            BALANCE           SUPPORT
   -----       ----------         -----------------      ------------      -----------

 A-1(10)         AAA/AAA          $   33,000,000           2.546%           13.000%
 A-2(10)         AAA/AAA          $   48,000,000           3.704%           13.000%
 A-3(10)         AAA/AAA          $  240,000,000          18.518%           13.000%
 A-4(10)         AAA/AAA          $  225,000,000          17.361%           13.000%
 A-5(10)         AAA/AAA          $  107,000,000           8.256%           13.000%
 A-6(10)         AAA/AAA          $  272,199,171          21.003%           13.000%
 A-1A(10)        AAA/AAA          $  202,345,000          15.613%           13.000%
 XP              AAA/AAA          $1,264,855,847(5)           N/A               N/A
 B                AA/AA           $   35,640,764           2.750%           10.250%
 C              AA--/AA--         $   11,340,243           0.875%            9.375%
 D                 A/A            $   21,060,451           1.625%            7.750%
 Private Certificates -- Not Offered Hereby(7)
 E               A--/A--          $    9,720,209           0.750%            7.000%
 F              BBB+/BBB+         $   16,200,347           1.250%            5.750%
 G               BBB/BBB          $   11,340,243           0.875%            4.875%
 H              BBB-/BBB-         $   16,200,347           1.250%            3.625%
 J               BB+/BB+          $    6,480,139           0.500%            3.125%
 K                BB/BB           $    6,480,139           0.500%            2.625%
 L              BB--/BB--         $    6,480,139           0.500%            2.125%
 M                B+/B+           $    3,240,069           0.250%            1.875%
 N                 B/B            $    3,240,069           0.250%            1.625%
 O               B--/B--          $    4,860,105           0.375%            1.250%
 P                NR/NR           $   16,200,348           1.250%            0.000%
 XC              AAA/AAA          $1,296,027,783(9)           N/A               N/A

                                   APPROXIMATE
                                  INITIAL PASS-
                                     THROUGH         WEIGHTED
                                     RATE AS         AVERAGE
                                   OF DELIVERY         LIFE            PRINCIPAL
   CLASS         RATE TYPE             DATE         (YEARS)(3)         WINDOW(3)
   -----         ---------        -------------     ----------         ---------

 A-1(10)          Fixed           3.4550%             2.023     11/10/2004 - 7/10/2008
 A-2(10)          Fixed           4.0410%             4.339      7/10/2008 - 4/10/2009
 A-3(10)          Fixed           4.1280%             4.732      4/10/2009 - 6/10/2010
 A-4(10)          Fixed           4.5020%             6.669      6/10/2010 - 9/10/2011
 A-5(10)          Fixed           4.5760%             7.117      9/10/2011 - 9/10/2013
 A-6(10)         Fixed(4)         4.8770%(4)          9.529      9/10/2013 - 7/10/2014
 A-1A(10)        Fixed(4)         4.6320%(4)          7.544     11/10/2004 - 9/10/2014
 XP          Variable Rate(5)     0.9189%(5)              (5)             N/A
 B               Fixed(4)         4.9850%(4)          9.911      9/10/2014 - 9/10/2014
 C               Fixed(4)         5.0240%(4)          9.911      9/10/2014 - 9/10/2014
 D              Fixed (4)         5.0730%(4)          9.911      9/10/2014 - 9/10/2014
 Private Certificates -- Not Offered Hereby (7)
 E              Fixed (4)         5.1620%(4)          9.911      9/10/2014 - 9/10/2014
 F               WAC (6)          5.4489%(6)         11.029      9/10/2014 - 7/10/2016
 G               WAC (8)          5.5139%(8)         11.744      7/10/2016 - 7/10/2016
 H               WAC (8)          5.5139%(8)         11.744      7/10/2016 - 7/10/2016
 J              Fixed (4)         4.6370%(4)         11.744      7/10/2016 - 7/10/2016
 K              Fixed (4)         4.6370%(4)         11.744      7/10/2016 - 7/10/2016
 L              Fixed (4)         4.6370%(4)         11.744      7/10/2016 - 7/10/2016
 M              Fixed (4)         4.6370%(4)         11.744      7/10/2016 - 7/10/2016
 N              Fixed (4)         4.6370%(4)         11.744      7/10/2016 - 7/10/2016
 O              Fixed (4)         4.6370%(4)         11.784      7/10/2016 - 9/10/2016
 P              Fixed (4)         4.6370%(4)         13.868      9/10/2016 - 8/10/2019
 XC         Variable Rate (9)     0.0526%(9)              (9)             N/A

(1)   Ratings shown are those of Fitch, Inc. and Standard & Poor's Ratings
      Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)   As of the delivery date. Subject to a variance of plus or minus 10%.

(3)   Based on the maturity assumptions (as defined under "Yield and Maturity
      Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loan with an anticipated repayment date, the related anticipated repayment date).

(4)   The Class A-6, Class A-1A, Class B, Class C, Class D and Class E
      Certificates will accrue interest at fixed per annum rates equal to
      4.8770%, 4.6320%, 4.9850%, 5.0240%, 5.0730% and 5.1620%, respectively, subject to a cap equal to the weighted average net mortgage rate. The
      Class J, Class K, Class L, Class M, Class N, Class O and Class P
      Certificates will accrue interest at fixed per annum rates equal to
      4.6370%, subject to a cap equal to the weighted average net mortgage rate.

                                      S-7

(5)   The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP
      Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
      Rates" in this prospectus supplement.

(6)   The Class F Certificates will accrue interest at the weighted average net mortgage rate less 0.065%.

(7)   Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)   The Class G and Class H Certificates will accrue interest at the weighted average net mortgage rate.

(9)   The Class XC Certificates are not offered by this prospectus supplement.
      Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC
      Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

(10)  For purposes of making distributions to the Class A-1, Class A-2, Class
      A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, the
      pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 84 mortgage loans, representing approximately 84.4% of the initial pool balance as of the cut-off date. Loan group 2 will consist of 24 mortgage loans, representing approximately 15.6% of the initial pool balance as of the cut-off date. Loan group 2 will include approximately 91.4% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 53.1% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
      Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class
      XC and Class XP Certificates, interest distributions on the Class A-1,
      Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class
      A-5 and Class A-6 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A
      Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-6 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates pro
      rata.

                                      S-8

     Below is certain information regarding the mortgage loans and the mortgaged properties in the mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined in this prospectus supplement) of the mortgage loans in the entire mortgage pool, loan group 1 and loan group 2, as applicable. One mortgage loan, referred to as the Bank of
America Center Whole Loan, is evidenced by a split loan structure comprised of three pari passu notes referred to as the Bank of America Center Pari Passu
Note A-1, the Bank of America Center Pari Passu Note A-2 and the Bank of
America Center Pari Passu Note A-3. Only the Bank of America Center Pari Passu
Note A-1, which is sometimes referred to as the BC Pari Passu Note A-1 Mortgage
Loan, is included in the trust fund. The BC Pari Passu Note A-1 Mortgage Loan, having a cut-off date principal balance of $253,000,000, is further divided into a $150,000,000 senior component, which is included in loan group 1, and a
$103,000,000 subordinate component (which is subordinate to such senior component, the Bank of America Center Pari Passu Note A-2 and the Bank of
America Center Pari Passu Note A-3). Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the BC Pari Passu Note A-1 Mortgage Loan are references to the senior component only of the BC Pari Passu Note A-1
Mortgage Loan (and exclude the Bank of America Center Pari Passu Note A-2, the
Bank of America Center Pari Passu Note A-3 and the BC Pari Passu Note A-1
Mortgage Loan subordinate component). In addition, the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the three pari passu notes representing the Bank of America Center Whole Loan (and excludes the principal balance of the BC Pari
Passu Note A-1 Mortgage Loan subordinate component). Such ratios would be lower
(in the case of debt service coverage) or higher (in the case of loan-to-value)
if the subordinate component were included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the BC Pari Passu Note A-1
Mortgage Loan senior component (and excludes the Bank of America Center Pari
Passu Note A-2, the Bank of America Center Pari Passu Note A-3 and the BC Pari
Passu Note A-1 Mortgage Loan subordinate component).

     One mortgage loan referred to as the Dallas Market Center Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Dallas Market Center Pari Passu Note A-1 and the Dallas Market Center
Pari Passu Note A-2. Only the Dallas Market Center Pari Passu Note A-1, which is sometimes referred to as the DM Pari Passu Note A-1 Mortgage Loan, is included in the trust fund. The DM Pari Passu Note A-1 Mortgage Loan, having a cut-off date principal balance of $92,903,426, is further divided into a
$65,903,426 senior component, which is included in loan group 1, and seven subordinate components, having an aggregate principal balance as of the cut-off date of $27,000,000 (which are subordinate to such senior component and the
Dallas Market Center Pari Passu Note A-2). Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the DM Pari Passu Note A-1
Mortgage Loan are references to the senior component only of the DM Pari Passu
Note A-1 Mortgage Loan (and exclude the Dallas Market Center Pari Passu Note
A-2 and the DM Pari Passu Note A-1 Mortgage Loan subordinate components). In addition, the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the two pari passu notes representing the Dallas Market Center Whole Loan (and excludes the principal balance of the DM Pari Passu Note A-1 subordinate components). Such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the subordinate components were included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the DM Pari Passu Note A-1 Mortgage Loan senior component (and excludes the
Dallas Market Center Pari Passu Note A-2 and the DM Pari Passu Note A-1
Mortgage Loan subordinate components).

     One mortgage loan, which is included in loan group 2 and is referred to as the Roxborough Mortgage Loan, is evidenced by a split loan structure comprised of a senior note and a subordinate note that are secured by the same mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, loan group balances, debt service coverage ratios and loan-to-value ratios) are references to the Roxborough Mortgage Loan only and exclude the subordinate mortgage loan in the split loan structure. The subordinate mortgage loan is not included in the trust fund and is referred to as the Roxborough B Note. The Roxborough Mortgage Loan, together with the
Roxborough B Note, is referred to as the Roxborough Portfolio Whole Loan.

     This information is described, and additional information regarding the mortgage loans and the mortgaged properties is described, under "Description of the Mortgage Pool" in this prospectus supplement, in Annex A to this prospectus supplement and in Annex B to this prospectus supplement.

                                      S-9

                         MORTGAGE POOL CHARACTERISTICS

                                                                    ENTIRE MORTGAGE       LOAN GROUP 1        LOAN GROUP 2
CHARACTERISTICS                                                   POOL (APPROXIMATE)     (APPROXIMATE)        (APPROXIMATE)
---------------------------------------------------------------- -------------------- ------------------- --------------------

Initial principal balance(1) ...................................    $1,296,027,784       $1,093,682,783        $202,345,000
Number of mortgage loans .......................................               108                   84                  24
Number of mortgaged properties .................................               134                  105                  29
Number of balloon mortgage loans(2) ............................                88                   65                  23
Number of ARD loans(3) .........................................                 4                    4                   0
Number of full period interest only mortgage loans(3) ..........                18                   17                   1
Number of Fully Amortizing Loans ...............................                 0                    0                   0
Average cut-off date balance ...................................     $  12,000,257        $  13,020,033         $ 8,431,042
Range of cut-off date balances .................................       $997,592 to          $997,592 to       $1,396,215 to
                                                                     $ 150,000,000        $ 150,000,000         $25,942,802
Weighted average mortgage rate .................................            5.425%               5.431%              5.391%
Weighted average remaining lock-out period .....................         79 months            77 months           91 months
Range of remaining terms to maturity(4) ........................  52 to 178 months     52 to 178 months    54 to 143 months
Weighted average remaining term to maturity(4) .................         94 months            92 months          104 months
Weighted average underwritten debt service coverage
 ratio(5)(6)(7) ................................................             1.67x                 1.74x               1.30x
Weighted average cut-off date loan-to-value ratio(5)(6)(7) .....             67.9%                66.0%               77.7%

---------
(1)   Subject to a variance of plus or minus 10%. The initial pool balance and the loan group 1 balance exclude the subordinate component(s) of each of the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu Note A-1
      Mortgage Loan and the Roxborough B Note.

(2)   Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date.

(3)   Includes two mortgage loans that are both hyperamortizing and interest only which results in such mortgage loans appearing in each such category.

(4)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(5)   Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the BC Pari Passu Note A-1 Mortgage Loan are references to the senior component only of the BC Pari Passu Note A-1 Mortgage Loan
      (and exclude the Bank of America Center Pari Passu Note A-2, the Bank of
      America Center Pari Passu Note A-3 and the BC Pari Passu Note A-1
      Mortgage Loan subordinate component). In addition, the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the three pari passu notes representing the Bank of America Center Whole Loan (and excludes the principal balance of the BC Pari Passu Note A-1 Mortgage Loan subordinate component). Such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the BC Pari Passu
      Note A-1 Mortgage Loan subordinate component was included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the BC Pari Passu Note A-1 Mortgage Loan senior component (and excludes the Bank of America Center Pari Passu Note A-2, the Bank of America
      Center Pari Passu Note A-3 and the BC Pari Passu Note A-1 Mortgage Loan
      subordinate component).

(6)   Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the DM Pari Passu Note A-1 Mortgage Loan are references to the senior component only of the DM Pari Passu Note A-1 Mortgage Loan
      (and exclude the Dallas Market Center Pari Passu Note A-2 and the DM Pari
      Passu Note A-1 Mortgage Loan subordinate components). In addition, the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the two pari passu notes representing the Dallas Market Center Whole Loan (and excludes the principal balance of the DM Pari Passu Note A-1 Mortgage Loan subordinate components). Such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the DM Pari Passu
      Note A-1 Mortgage Loan subordinate components were included.For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the DM Pari Passu Note A-1 Mortgage Loan senior component (and excludes the Dallas Market Center Pari Passu Note A-2 and the DM Pari Passu Note
      A-1 Mortgage Loan subordinate components).

(7)   Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the Roxborough Mortgage Loan excludes the Roxborough B Note.

"Cut-off date loan-to-value ratio" and "underwritten debt service coverage ratio" are calculated as described in Annex A to this prospectus supplement.

                                      S-10

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS CAREFULLY.

                          RELEVANT PARTIES AND DATES

DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary
of Bank of America, N.A. The depositor maintains its principal office at 214
North Tryon Street, NC1-027-21-02, Charlotte, North Carolina 28255. See "The
Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     LaSalle Bank National Association. The Trustee, a national banking association, will also act as REMIC administrator. See "The Trustee and the
Fiscal Agent" in this prospectus supplement.

FISCAL AGENT

     ABN AMRO Bank N.V. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

MASTER SERVICER

     Bank of America, N.A., a national banking association. The master servicer will be responsible for the primary servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation. See "Servicing of the
Mortgage Loans--The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. Bank of America,
N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A.
maintains its principal office at Bank of America Corporate Center, 100 North
Tryon Street Charlotte, North Carolina 28255. See "Description of the Mortgage
Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     Bear Stearns Commercial Mortgage, Inc. is a wholly-owned subsidiary of
Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Bear Stearns
Commercial Mortgage, Inc. maintains its principal office at 383 Madison Avenue,
New York, New York 10179. See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" in this prospectus supplement.

CUT-OFF DATE

     October 1, 2004

DELIVERY DATE

     On or about October 12, 2004.

                                      S-11

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in November 2004.

DETERMINATION DATE

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in November 2004.

                                MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans consists of 108 multifamily and commercial mortgage loans. Eighty-four of the mortgage loans are in loan group 1 and 24 of the mortgage loans are in loan group 2. Fifty-eight of the mortgage loans
(which include 46 mortgage loans in loan group 1 and 12 mortgage loans in loan group 2) were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators (other than Bridger Commercial Funding LLC). Twenty-six mortgage loans (which include 18 mortgage loans in loan group 1 and 8 mortgage loans in loan group 2) were acquired by Bank of America, N.A. from Bridger Commercial
Funding LLC. Twenty-four of the mortgage loans (which include 20 mortgage loans in loan group 1 and four mortgage loans in loan group 2) were originated by
Bear Stearns Commercial Mortgage, Inc. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately
$1,296,027,784 which is referred to as the initial pool balance, subject to a variance of plus or minus 10%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $1,093,682,783 which is referred to as the group 1 balance. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $202,345,000 which is referred to as the group 2 balance.

     One mortgage loan referred to as the Bank of America Center Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the Bank of America Center Pari Passu Note A-1, Bank of America
Center Pari Passu Note A-2 and the Bank of America Center Pari Passu Note A-3.
Only the Bank of America Center Pari Passu Note A-1, which is sometimes referred to as the BC Pari Passu Note A-1 Mortgage Loan, is included in the trust fund. The aggregate principal balances as of the cut-off date of the Bank of America Center Pari Passu Note A-1, the Bank of America Center Pari Passu
Note A-2 and the Bank of America Center Pari Passu Note A-3 are $253,000,000,
$130,000,000 and $137,000,000, respectively. The BC Pari Passu Note A-1
Mortgage Loan is further divided into a $150,000,000 senior component which is included in loan group 1 and one $103,000,000 subordinate component (which is subordinate to such senior component, the Bank of America Center Pari Passu
Note A-2 and the Bank of America Center Pari Passu Note A-3). As and to the
extent described in this

                                      S-12

prospectus supplement, pursuant to an intercreditor agreement, a portion of the principal balance of the Bank of America Center Pari Passu Note A-1 corresponding to the subordinate component has been subordinated to the Bank of
America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note
A-3 and the remaining senior portion (corresponding to the senior component) of the Bank of America Center Pari Passu Note A-1. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the BC Pari Passu Note A-1
Mortgage Loan are references to the senior component only of the BC Pari Passu
Note A-1 Mortgage Loan (and exclude the Bank of America Center Pari Passu Note
A-2, the Bank of America Center Pari Passu Note A-3 and the BC Pari Passu Note
A-1 Mortgage Loan subordinate component). In addition, the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the three pari passu notes representing the Bank of America Center Whole Loan (and excludes the principal balance of the BC Pari
Passu Note A-1 Mortgage Loan subordinate component). Such ratios would be lower
(in the case of debt service coverage) or higher (in the case of loan-to-value)
if the subordinate component was included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the BC Pari Passu Note A-1
Mortgage Loan senior component (and excludes the Bank of America Center Pari
Passu Note A-2, the Bank of America Center Pari Passu Note A-3 and the BC Pari
Passu Note A-1 Mortgage Loan subordinate component). See "Description of the
Mortgage Pool--Bank of America Center Whole Loan" in this prospectus supplement.

     One mortgage loan referred to as the Dallas Market Center Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Dallas Market Center Loan Pari Passu Note A-1 and Dallas Market
Center Pari Passu Note A-2. Only the Dallas Market Center Pari Passu Note A-1,
which is sometimes referred to as the DM Pari Passu Note A-1 Mortgage Loan, is included in the trust fund. The aggregate principal balances as of the cut-off date of the Dallas Market Center Pari Passu Note A-1 and the Dallas Market
Center Pari Passu Note A-2 are $92,903,426 and $49,926,838, respectively. The
DM Pari Passu Note A-1 Mortgage Loan is further divided into a $65,903,426 senior component which is included in loan group 1 and seven subordinate components having an aggregate principal balance as of the cut-off date of
$27,000,000 (which are subordinate to such senior component and the Dallas
Market Center Pari Passu Note A-2). As and to the extent described in this prospectus supplement, pursuant to an intercreditor agreement, a portion of the principal balance of the Dallas Market Center Pari Passu Note A-1 corresponding to the subordinate components has been subordinated to the Dallas Market Center
Pari Passu Note A-2 and the remaining senior portion (corresponding to the senior component) of the Dallas Market Center Pari Passu Note A-1. Unless
otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the DM
Pari Passu Note A-1 Mortgage Loan are references to the senior component only of the DM Pari Passu Note A-1 Mortgage Loan (and exclude the Dallas Market
Center Pari Passu Note A-2 and the DM Pari Passu Note A-1 Mortgage Loan
subordinate components). In addition, the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the two pari passu notes representing the Dallas Market Center Whole
Loan (and excludes the principal balance of the DM Pari Passu Note A-1 Mortgage
Loan subordinate components). Such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the subordinate components were included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the DM Pari Passu Note A-1 Mortgage Loan senior component (and excludes the Dallas Market Center Pari Passu Note A-2 and the DM Pari Passu Note A-1 Mortgage Loan subordinate components). See
"Description of the Mortgage Pool--Dallas Market Center Whole Loan" in this prospectus supplement.

     One mortgage loan, which is included in loan group 2 and is referred to as the Roxborough Mortgage Loan, is part of a split loan structure and has a separate subordinate B note which is evidenced by a separate promissory note also secured by the related mortgaged property. The subordinate mortgage loan in this split loan structure is not included in the trust fund and this subordinate mortgage loan is referred to as the Roxborough B Note. The
Roxborough Mortgage Loan and the related Roxborough B

                                      S-13

Note together are referred to as the Roxborough Portfolio Whole Loan. The aggregate principal balance as of the cut-off date of the Roxborough Mortgage
Loan is $8,839,526, and represents 0.7% of the initial pool balance and 4.4% of the group 2 balance. The aggregate principal balance as of the date of the origination of the Roxborough B Note was $650,000. See "Description of the
Mortgage Pool--Roxborough Portfolio Whole Loan" in this prospectus supplement.

     All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information regarding the mortgage loans include only the senior component of each of the BC Pari Passu Note A-1
Mortgage Loan, the DM Pari Passu Note A-1 Mortgage Loan and the Roxborough
Mortgage Loan (with respect to the Roxborough Portfolio Whole Loan). The calculation of the debt service coverage ratio, cut-off date balance per unit and loan-to-value ratios with respect to each of the BC Pari Passu Note A-1
Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan excludes the related subordinate component(s). These ratios would be lower (in the case of debt service coverage ratios) and higher (in the case of loan-to-value ratios) if the subordinate component(s) were included. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related cut-off date balance. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See "Description of the Mortgage Pool--Changes in Mortgage Pool
Characteristics" in this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from
$997,592 to $150,000,000, and the average cut-off date balance is $12,000,257
(b) in loan group 1 range from $997,592 to $150,000,000, and the average cut-off date balance is $13,020,033 and (c) in loan group 2 range from
$1,396,215 to $25,942,802, and the average cut-off date balance is $8,431,042.

     As of the cut-off date, the mortgage loans had the following additional characteristics.

                                      S-14

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

                                            ENTIRE MORTGAGE POOL        LOAN GROUP 1            LOAN GROUP 2
                                           ---------------------- ----------------------- -----------------------

 Range of mortgage rates ................. 4.111% per annum to    4.111% per annum to     4.469% per annum to
                                           6.730% per annum       6.730% per annum        6.401% per annum
 Weighted average mortgage rate .......... 5.425% per annum       5.431% per annum        5.391% per annum
 Range of remaining terms to stated        52 months to           52 months to            54 months to
   maturity(1) ........................... 178 months             178 months              143 months
 Weighted average remaining term to
   stated maturity(1) .................... 94 months              92 months               104 months
 Range of remaining amortization           239 months to          239 months to           288 months to
   terms(2) .............................. 360 months             360 months              360 months
 Weighted average remaining
   amortization term(2) .................. 349 months             347 months              357 months
 Range of remaining lock-out periods...... 0 months to            0 months to             21 months to
                                           174 months             174 months              139 months
 Range of cut-off date loan-to-value
   ratios ................................ 34.1% to 80.7%(3)      34.1% to 80.7%(3)       37.9% to 80.2%
 Weighted average cut-off date
   loan-to-value ratio(6) ................ 67.9%                  66.0%                   77.7%
 Range of maturity date loan-to-value
   ratios(1)(4)(5) ....................... 30.7% to 78.6%         32.4% to 76.2%          30.7% to 78.6%
 Weighted average maturity date
   loan-to-value ratio(1)(4)(5) .......... 61.3%                  60.0%                   68.6%
 Range of underwritten debt service
   coverage ratios(4)(5)(6) .............. 1.20x to 3.79x         1.21x to 3.79x          1.20x to 1.57x
 Weighted average underwritten debt
   service coverage ratio(4)(5)(6) ....... 1.67x                  1.74x                   1.30x

----------
(1)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)   Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date.

(3)   With respect to the mortgage loan having an 80.7% cut-off date loan-to-value ratio, there are upfront free rent reserves of $1,153,906 and upfront tenant improvement reserves of $200,000. Such loan represents
      1.2% of the initial pool balance (1.5% of the loan group 1 balance).

(4)   Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the BC Pari Passu Note A-1 Mortgage Loan are references to the senior component only of the BC Pari Passu Note A-1 Mortgage Loan
      (and exclude the Bank of America Center Pari Passu Note A-2, the Bank of
      America Center Pari Passu Note A-3 and the BC Parri Passu Note A-1
      Mortgage Loan subordinate component). In addition, the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the three pari passu notes representing the Bank of America Center Whole Loan (and excludes the principal balance of the BC Pari Passu Note A-1 Mortgage Loan subordinate component). Such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the BC Pari Passu
      Note A-1 Mortgage Loan subordinate component was included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the BC Pari Passu Note A-1 Mortgage Loan

                                      S-15

   senior component (and excludes the Bank of America Center Pari Passu Note
   A-2, the Bank of America Center Pari Passu Note A-3 and the BC Pari Passu
   Note A-1 Mortgage Loan subordinate component).

(5)   Unless otherwise stated, the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the two pari passu notes representing the Dallas Market Center
      Whole Loan (and excludes the principal balance of the DM Pari Passu Note
      A-1 Mortgage Loan subordinate components). Such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if such DM Pari Passu Note A-1 Mortgage Loan subordinate components were included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the DM Pari Passu Note A-1
      Mortgage Loan senior component (and excludes the Dallas Market Center
      Pari Passu Note A-2 and the DM Pari Passu Note A-1 Mortgage Loan
      subordinate components).

(6)   Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the Roxborough Mortgage Loan excludes the Roxborough B Note.

      Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                         NUMBER OF   PERCENTAGE OF    PERCENTAGE     PERCENTAGE
                         MORTGAGED    INITIAL POOL     OF GROUP       OF GROUP
STATE                   PROPERTIES     BALANCE(1)    1 BALANCE(1)   2 BALANCE(1)
---------------------- ------------ --------------- -------------- -------------

  California .........      22            25.6%           28.1%         11.9%
  Texas ..............      24            15.5%           16.8%          8.2%
  Florida ............      10             9.7%            8.5%         15.7%
  Ohio ...............       7             6.9%            2.7%         29.6%
  Kansas .............       2             6.4%            7.6%          0.0%

----------
(1)   With respect to mortgage loans secured by multiple properties in multiple states, the cut-off date balance is allocated among such states based upon amounts set forth in the related mortgage loan documents. Those amounts are set forth in Annex A to this prospectus supplement.

     The remaining mortgaged properties are located throughout 24 other states, with no more than 4.8% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                      S-16

                                  PROPERTY TYPE

                          NUMBER OF  PERCENTAGE OF  PERCENTAGE OF  PERCENTAGE OF
                          MORTGAGED   INITIAL POOL     GROUP 1        GROUP 2
PROPERTY TYPE            PROPERTIES    BALANCE(1)     BALANCE(1)    BALANCE(1)
------------------------ ----------  -------------  -------------  -------------

 Retail ................     42           33.8%          40.1%          0.0%
 Office ................     32           31.2%          37.0%          0.0%
 Manufactured Housing ..     18           10.9%           6.1%         37.1%
 Multifamily ...........     21           10.7%           1.1%         62.9%
 Other(2) ..............      1            5.1%           6.0%          0.0%
 Self Storage ..........     16            4.5%           5.3%          0.0%
 Industrial ............      3            2.9%           3.5%          0.0%
 Hotel .................      1            0.8%           1.0%          0.0%

----------
(1)   The sum of the percentages in this column may not equal 100% due to rounding.

(2)   The mortgaged property in this category is a merchandise mart and secures one mortgage loan representing 5.1% of the initial pool balance as of the cut-off date.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE
ANNEX A HERETO.

     On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans transferred by it. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans;
Repurchases and Substitution" and "--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

     Each mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations and warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the
Mortgage Pool" and "Risk Factors--Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator and the fiscal agent. See
"Servicing of the Mortgage Loans" in this prospectus supplement and "The
Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

                              OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 11 classes of the depositor's
Commercial Mortgage Pass-Through Certificates as part of Series 2004-4, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,

                                      S-17

Class A-6, Class A-1A, Class XP, Class B, Class C and Class D Certificates. As
of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 10%, and will accrue interest at an annual rate referred to as a pass-through rate indicated
in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a
360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2004-4 consists of a total of 33 classes of certificates, the following 22 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BC, Class
DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F, Class DM-G,
Class R-I and Class R-II Certificates. The pass-through rates applicable to each of the Class XC, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-7 of this prospectus supplement. The pass-through rates applicable to each of the Class BC, Class DM-A, Class DM-B,
Class DM-C, Class DM-D, Class DM-E, Class DM-F and Class DM-G Certificates for
each distribution date are set forth in the pooling and servicing agreement.
The Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F and
Class DM-G Certificates are referred to in this prospectus supplement as the
Class DM Certificates. The Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.

CLASS X CERTIFICATES

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates outstanding from time to time. The initial notional amount of the
Class XC Certificates will be approximately $1,296,027,783, although it may be as much as 10% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

   o during the period following the initial issuance of the certificates through and including the distribution date in April 2005, the sum of (a)
     the lesser of $201,828,778 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $29,884,877 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-2,
     Class A-3, Class A-4, Class A-5, Class A-6, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K and Class L
     Certificates outstanding from time to time;

   o during the period following the distribution date in April 2005 through and including the distribution date in October 2005, the sum of (a) the lesser of $201,232,376 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $26,184,590 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-2,
     Class A-3, Class A-4, Class A-5, Class A-6, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K and Class L
     Certificates outstanding from time to time;

   o during the period following the distribution date in October 2005 through and including the distribution date in April 2006, the sum of (a)
     the lesser of $197,273,418 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $3,242,474 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-2,
     Class A-3, Class A-4, Class A-5, Class A-6, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K and Class L
     Certificates outstanding from time to time;

                                      S-18

   o during the period following the distribution date in April 2006 through and including the distribution date in October 2006, the sum of (a) the lesser of $192,816,309 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $25,215,810 and the certificate balance of the Class A-2 Certificates outstanding from time to time, and (c) the aggregate certificate balances of the Class A-3,
     Class A-4, Class A-5, Class A-6, Class B, Class C, Class D, Class E, Class
     F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

   o during the period following the distribution date in October 2006 through and including the distribution date in April 2007, the sum of (a)
     the lesser of $188,149,855 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $239,479,115 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4,
     Class A-5, Class A-6, Class B, Class C, Class D, Class E, Class F, Class
     G, Class H, Class J and Class K Certificates outstanding from time to time, and (d) the lesser of $2,439,228 and the certificate balance of the
     Class L Certificates outstanding from time to time;

   o during the period following the distribution date in April 2007 through and including the distribution date in October 2007, the sum of (a) the lesser of $183,410,997 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $214,680,708 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4,
     Class A-5, Class A-6, Class B, Class C, Class D, Class E, Class F, Class G
     and Class H Certificates outstanding from time to time, and (d) the lesser of $4,976,478 and the certificate balance of the Class J Certificates outstanding from time to time;

   o during the period following the distribution date in October 2007 through and including the distribution date in April 2008, the sum of (a)
     the lesser of $178,764,846 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $190,298,521 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4,
     Class A-5, Class A-6, Class B, Class C, Class D, Class E, Class F and
     Class G Certificates outstanding from time to time, and (d) the lesser of
     $11,116,526 and the certificate balance of the Class H Certificates outstanding from time to time;

   o during the period following the distribution date in April 2008 through and including the distribution date in October 2008, the sum of (a) the lesser of $174,300,044 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $166,778,174 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4,
     Class A-5, Class A-6, Class B, Class C, Class D, Class E, Class F and
     Class G Certificates outstanding from time to time, and (d) the lesser of
     $1,414,884 and the certificate balance of the Class H Certificates outstanding from time to time;

   o during the period following the distribution date in October 2008 through and including the distribution date in April 2009, the sum of (a)
     the lesser of $169,895,905 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $50,714,681 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4,
     Class A-5, Class A-6, Class B, Class C, Class D, Class E and Class F
     Certificates outstanding from time to time, and (d) the lesser of
     $3,431,597 and the certificate balance of the Class G Certificates outstanding from time to time;

   o during the period following the distribution date in April 2009 through and including the distribution date in October 2009, the sum of (a) the lesser of $109,255,266 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $136,254,645 and the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-5,
     Class A-6, Class B, Class C, Class D and Class E Certificates outstanding from time to time, and (d) the lesser of $11,879,286 and the certificate balance of the Class F Certificates outstanding from time to time;

                                      S-19

   o during the period following the distribution date in October 2009 through and including the distribution date in April 2010, the sum of (a)
     the lesser of $106,648,466 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $119,166,799 and the certificate balance of the Class A-4 Certificates outstanding from time to time; (c) the aggregate certificate balances of the Class A-5,
     Class A-6, Class B, Class C, Class D and Class E Certificates outstanding from time to time; and (d) the lesser of $6,042,433 and the certificate balance of the Class F Certificates outstanding from time to time;

   o during the period following the distribution date in April 2010 through and including the distribution date in October 2010, the sum of (a) the lesser of $104,156,221 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $102,783,082 and the certificate balance of the Class A-4 Certificates outstanding from time to time; (c) the aggregate certificate balances of the Class A-5,
     Class A-6, Class B, Class C, Class D and Class E Certificates outstanding from time to time; and (d) the lesser of $424,909 and the certificate balance of the Class F Certificates outstanding from time to time;

   o during the period following the distribution date in October 2010 through and including the distribution date in April 2011, the sum of (a)
     the lesser of $101,695,745 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $35,362,522 and the certificate balance of the Class A-4 Certificates outstanding from time to time; (c) the aggregate certificate balances of the Class A-5,
     Class A-6, Class B, Class C and Class D Certificates outstanding from time to time; and (d) the lesser of $4,873,597 and the certificate balance of the Class E Certificates outstanding from time to time;

   o during the period following the distribution date in April 2011 through and including the distribution date in October 2011, the sum of (a) the lesser of $99,342,325 and the certificate balance of the Class A-1A
     Certificates outstanding from time to time, (b) the lesser of $234,767,589 and the certificate balance of the Class A-6 Certificates outstanding from time to time; (c) the aggregate certificate balances of the Class B, Class
     C and Class D Certificates outstanding from time to time; and (d) the lesser of $252,938 and the certificate balance of the Class E Certificates outstanding from time to time; and

   o following the distribution date in October 2011, $0.

     The total initial notional amount of the Class XP Certificates will be approximately $1,264,855,847, although it may be as much as 10% larger or smaller.

Pass Through Rate

     The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately 0.9189% per annum. The pass-through rate for the Class XP Certificates, for each distribution date subsequent to the initial distribution date and through and including the
October 2011 distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified under
"--Notional Amount" above as being part of the notional amount of the Class XP
Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest during any interest accrual period, through and including the October 2011 distribution date, on any particular component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, the applicable Class XP strip rate will equal (a)
with

                                      S-20

respect to the Class F Certificates, 0.0350% (the "Class XP Fixed Strip Rate")
and (b) with respect to each other class of certificates having a certificate balance (or a designated portion thereof) that comprises such component, the excess, if any, of:

   (1)   the lesser of (a) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (b) the weighted average net mortgage rate for such interest accrual period, over

   (2)   the pass-through rate in effect during such interest accrual period for such class of certificates.

     Following the October 2011 distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP
Certificates will have a 0% pass-through rate for the November 2011 distribution date and for each distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately 0.0526% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of REMIC II Certificates. In general, the certificate balance of certain classes of Certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "--Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date prior to November 2011 on any particular component of the notional amount of the Class XC Certificates immediately prior to the related distribution date, the applicable Class XC strip rate will be calculated as follows:

   (1)   if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) (x) with respect to the Class F
         Certificates, the sum of (i) the Class XP Fixed Strip Rate for the
         applicable Class XP component and (ii) the pass-through rate in effect for the distribution date for the Class F Certificates and (y) for each other applicable class of Certificates, the greater of (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

   (2)   if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP
         Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
         (a) the weighted average net mortgage rate for such interest accrual period, over (b) (x) with respect to the Class F Certificates, the sum of (i) the Class XP Fixed Strip Rate for the applicable Class XP component and (ii) the pass-through rate in effect for the distribution date for the Class F Certificates and (y) for each other applicable class of Certificates, the greater

                                      S-21

         of (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

   (3)   if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance for such distribution date does not, in whole or in part, also constitute a component of the notional amount of the Class XP
         Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
         (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates; and

   (4)   if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP
         Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
         (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the October 2011 distribution date, the certificate balance of each class of Certificates (other than the Class R-I,
Class R-II, Class BC, Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class
DM-E, Class DM-F, Class DM-G, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class
XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

DISTRIBUTIONS

     For purposes of making distributions to the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 84 mortgage loans, representing approximately 84.4% of the initial pool balance as of the cut-off date, and loan group 2 will consist of 24 mortgage loans, representing approximately
15.6% of the initial pool balance as of the cut-off date. Loan group 2 will include approximately 91.4% of the initial pool balance secured by multifamily properties and approximately 53.1% of the initial pool balance secured by manufactured housing properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and excess interest, each as described in this prospectus supplement)
that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

 A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-1A, Class XC and Class XP: To pay interest, concurrently, (a) on Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on Class A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2 and (c) on
Class XC and Class XP, from the available distribution amount, in each case in accordance

                                      S-22

with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

     Second, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6
and Class A-1A: To the extent of amounts then required to be distributed as principal, concurrently, (A)(i) first, to the Class A-1 Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2, until the principal balance of the Class A-1 Certificates is reduced to zero,
(ii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class
A-1 Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after distributions in respect of principal to the Class A-1A and Class A-1
Certificates, until the principal balance of the Class A-2 Certificates is reduced to zero, (iii) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 and Class A-2 Certificates and, after the Class A-1A
Certificates have been reduced to zero, available principal received from loan group 2 remaining after distributions in respect of principal to the Class
A-1A, Class A-1 and Class A-2 Certificates, until the principal balance of the
Class A-3 Certificates is reduced to zero, (iv) then, to the Class A-4
Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2 and Class A-3
Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after distributions in respect of principal to the Class A-1A, Class A-1, Class A-2 and Class A-3
Certificates, until the principal balance of the Class A-4 Certificates is reduced to zero, (v) then, to the Class A-5 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after distributions in respect of principal to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4
Certificates, until the principal balance of the Class A-5 Certificates is reduced to zero, (vi) then, to the Class A-6 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after distributions in respect of principal to the Class A-1A, Class A-1, Class A-2, Class A-3, Class
A-4 and Class A-5 Certificates, until the principal balance of the Class A-6
Certificates is reduced to zero and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and
Class A-6 Certificates have been made, until the principal balance of the Class
A-1A Certificates is reduced to zero.

     Third, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6
and Class A-1A: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6 and Class A-1A pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse
Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Finally, Private Certificates: To the Private Certificates (other than the
Class XC Certificates, the Class BC Certificates and the Class DM Certificates)
in the amounts and order of priority provided for in the pooling and servicing agreement.

     The distributions referred to in priority Second above, will be made, pro rata, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-5 Certificates,

                                      S-23

Class A-6 Certificates and Class A-1A Certficiates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the Certificates--Distributions--The Available
Distribution Amount" in this prospectus supplement.

 B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in
"Description of the Certificates--Distributions--Distributable Certificate
Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in
"Description of the Certificates--Distributions--Principal Distribution Amount"
in this prospectus supplement.

 C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in
this prospectus supplement.

SUBORDINATION

 A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class BC Certificates (other than mortgage loan losses on the BC Pari Passu
Note A-1 Mortgage Loan), the Class DM Certificates (other than mortgage loan losses on the DM Pari Passu Note A-1 Mortgage Loan), or the Class R-I or Class
R-II Certificates. Mortgage loan losses that are realized on the BC Pari Passu
Note A-1 Mortgage Loan will be allocated to the Class BC Certificates before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the DM Pari Passu Note A-1 Mortgage Loan will be allocated to the Class DM Certificates in reverse alphabetical order before being allocated to any other class of Certificates. No principal payments or loan losses will be allocated to the Class XC and Class XP Certificates. However, the notional amount on the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates.

                                      S-24

                               [GRAPHIC OMITTED]

           -----------------------------------------------------------
              CLASS A-1 CERTIFICATES(1), CLASS A-2 CERTIFICATES(1),
              CLASS A-3 CERTIFICATES(1), CLASS A-4 CERTIFICATES(1),
              CLASS A-5 CERTIFICATES(1), CLASS A-6 CERTIFICATES(1),
              CLASS A-1A CERTIFICATES(1), CLASS XC CERTIFICATES(1),
                          AND CLASS XP CERTIFICATES(2)
           -----------------------------------------------------------

                          -----------------------------

                              CLASS B CERTIFICATES

                          -----------------------------

                          -----------------------------

                              CLASS C CERTIFICATES

                          -----------------------------

                          -----------------------------

                              CLASS D CERTIFICATES

                          -----------------------------

                 ----------------------------------------------

                           PRIVATE CERTIFICATES(3)(4)
                     (other than the Class XC Certificates)

                 ----------------------------------------------

   (1)   The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-4, Class
         A-5 and Class A-6 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "Description of the Certificates--The Available
         Distribution Amount" in this prospectus supplement.

   (2)   The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

   (3)   The Class BC Certificates will be subordinate to the offered certificates only with respect to payments and other collections received on the BC Pari Passu Note A-1 Mortgage Loan.

   (4)   Each class of Class DM Certificates will be subordinate to the offered certificates only with respect to payments and other collections received on the DM Pari Passu Note A-1 Mortgage Loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses
and Certain Expenses" in this prospectus supplement.

 B.  Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

    o shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

                                      S-25

    o shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer, the trustee or the fiscal agent;

    o shortfalls resulting from extraordinary expenses of the trust;

    o shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

    o shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

    See "Description of the Certificates--Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

 A. P&I Advances

     The master servicer (or the trustee or the fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments (including mortgage loan payments on the subordinate component(s) of each of the BC Pari
Passu Note A-1 Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan) if
it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

 B. Property Protection Advances

     The master servicer (or the trustee or the fiscal agent, if applicable)
may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

 C. Interest on Advances

     The master servicer, the trustee and the fiscal agent, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the
Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement and "Description of the Certificates--Advances in
Respect of Delinquencies" and "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

 A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and
Class A-1A Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Class B, Class C and
Class D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

 B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede
& Co., as nominee of The Depository Trust Company. The book-entry system through The Depository Trust Company may be terminated with respect to all or any portion of any class of the offered certificates.

                                      S-26

     See "Description of the Certificates--Registration and Denominations" in
this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs--REMIC I and REMIC II--for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the BC Pari Passu Note A-1 Mortgage Loan and the DM
Pari Passu Note A-1 Mortgage Loan, referred to in this prospectus supplement as the Component Mortgage Loan REMIC. The senior component of each of the BC Pari
Passu Note A-1 Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan and
the Class BC Certificates and each class of the Class DM Certificates will represent "regular interests" in the Component Mortgage Loan REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment.
The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class P Certificates.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

    o Each class of offered certificates will constitute "regular interests" in
      REMIC II.

    o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

    o Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

    o It is anticipated that the offered certificates will be issued at a premium for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

                                      S-27

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Fitch,
Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc.:

                                                              FITCH     S&P
                                                             -------   ----

 Class A-1 ...............................................     AAA      AAA
 Class A-2 ...............................................     AAA      AAA
 Class A-3 ...............................................     AAA      AAA
 Class A-4 ...............................................     AAA      AAA
 Class A-5 ...............................................     AAA      AAA
 Class A-6 ...............................................     AAA      AAA
 Class A-1A ..............................................     AAA      AAA
 Class XP ................................................     AAA      AAA
 Class B .................................................      AA      AA
 Class C .................................................     AA-      AA-
 Class D .................................................      A        A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                      S-28

                                  RISK FACTORS

 o YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN
   INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL
   DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE
   MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
   RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

 o THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
   TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
   KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
   INVESTMENT.

 o IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE
   MATERIALLY AND ADVERSELY AFFECTED.

 o THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT
   INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY
   FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF
   CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS
   PROSPECTUS SUPPLEMENT.

                       RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISK..... You and other certificateholders generally do not have the right to make decisions with
                                 respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans--
                                 General" in this prospectus supplement. Such
                                 decisions are generally made, subject to the
                                 express terms of the pooling and servicing
                                 agreement, by the master servicer, the trustee
                                 or the special servicer, as applicable. Any
                                 decision made by one of those parties in
                                 respect of the trust, even if such decision is
                                 determined to be in your best interests by
                                 such party, may be contrary to the decision
                                 that you or other certificateholders would
                                 have made and may negatively affect your
                                 interests.
POTENTIAL CONFLICTS
 OF INTEREST...................  The special servicer will have latitude in determining whether to liquidate or modify
                                 defaulted mortgage loans. See "Servicing of the
                                 Mortgage Loans--Modifications, Waivers,
                                 Amendments and Consents" in this prospectus
                                 supplement.

                                 The master servicer, the special servicer or an
                                 affiliate of either may purchase certain of the
                                 certificates or hold certain companion mortgage
                                 loans which are part of a split loan structure
                                 but which are not held in the trust fund. In
                                 addition, the holder of certain of the
                                 non-offered certificates has the right to
                                 remove a special servicer and appoint a
                                 successor, which may be an affiliate of such
                                 holder. It is possible that the special
                                 servicers or affiliates thereof may be holders
                                 of such non-offered certificates. This could
                                 cause a conflict between the master servicer's
                                 or the special servicer's duties to the trust
                                 under the pooling and servicing agreement and
                                 its interest as a holder of a certificate or a
                                 companion mortgage loan. In addition, the
                                 master servicer is a mortgage loan seller. This
                                 could cause a conflict between the master
                                 servicer's duty to the trust under the pooling
                                 and servicing

                                      S-29

                                 agreement and its interest as the mortgage loan
                                 seller. However, the pooling and servicing
                                 agreement provides that the mortgage loans
                                 shall be administered in accordance with the
                                 servicing standards without regard to ownership
                                 of any certificate by the master servicer, the
                                 special servicer or any affiliate of the master
                                 servicer or the special servicer. See
                                 "Servicing of the Mortgage Loans --General" in
                                 this prospectus supplement. In addition,
                                 certain of the mortgage loans included in the
                                 trust fund may have been refinancings of debt
                                 previously held by an affiliate of a mortgage
                                 loan seller.

                                 In addition, a mortgage loan seller may hold
                                 mezzanine debt related to a borrower, but which
                                 is not held in the trust. The related property
                                 managers and borrowers may experience conflicts
                                 of interest in the management and/or ownership
                                 of the real properties securing the mortgage
                                 loans because:

                                 o  a substantial number of the mortgaged real
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                 o  certain of the mortgaged real properties are
                                    self-managed by the borrowers themselves;

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties; and

                                 o  affiliates of the property managers and/or
                                    the borrowers, or the property managers
                                    and/or the borrowers themselves also may own
                                    other properties, including competing
                                    properties.

PREPAYMENTS WILL AFFECT
 DISTRIBUTIONS AND YIELD
 CONSIDERATIONS................  The yield on any offered certificate will depend on (a) the price at which such
                                 certificate is purchased by an investor and (b)
                                 the rate, timing and amount of distributions on
                                 such certificate. The rate, timing and amount
                                 of distributions on any offered certificate
                                 will, in turn, depend on, among other things:

                                 o  the pass-through rate for such certificate;

                                 o  the rate and timing of principal payments
                                    (including principal prepayments) and other
                                    principal collections on or in respect of
                                    the mortgage loans and the extent to which
                                    such amounts are to be applied or otherwise
                                    result in a reduction of the certificate
                                    balance of the class of certificates to
                                    which such certificate belongs;

                                      S-30

                                 o  the rate, timing and severity of realized
                                    losses and additional trust fund expenses
                                    (each as described in this prospectus
                                    supplement) and the extent to which such
                                    losses and expenses result in the failure to
                                    pay interest on, or a reduction of the
                                    certificate balance of, the class of
                                    certificates to which such certificate
                                    belongs;

                                 o  the timing and severity of any net aggregate
                                    prepayment interest shortfalls (each as
                                    described in this prospectus supplement) and
                                    the extent to which such shortfalls are
                                    allocated in reduction of the distributable
                                    certificate interest payable on the class of
                                    certificates to which such certificate
                                    belongs;

                                 o  the extent to which prepayment premiums are
                                    collected and, in turn, distributed on the
                                    class of certificates to which such
                                    certificate belongs; and

                                 o  the rate and timing of reimbursement of
                                    advances.

                                 It is impossible to predict with certainty any
                                 of the factors described in the preceding
                                 paragraph. Accordingly, investors may find it
                                 difficult to analyze the effect that such
                                 factors might have on the yield to maturity of
                                 any class of offered certificates. See
                                 "Description of the Mortgage Pool",
                                 "Description of the Certificates--
                                 Distributions" and "--Subordination; Allocation
                                 of Losses and Certain Expenses" and "Yield and
                                 Maturity Considerations" in this prospectus
                                 supplement. See also "Yield and Maturity
                                 Considerations" in the accompanying prospectus.

PREPAYMENT AND REPURCHASES MAY
 AFFECT THE YIELD TO MATURITY
 OF YOUR CERTIFICATES........... The yield to maturity on your certificates will depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation, defaults and liquidations,
                                 purchases or repurchases upon breaches of
                                 representations and warranties.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 on the mortgage loans is higher or lower than
                                 you anticipate.

                                 Voluntary prepayments, if permitted, generally
                                 require payment of a prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium. Also, we cannot assure you
                                 that involuntary prepayments will not occur.

                                      S-31

                                 The terms of 2 of the mortgage loans,
                                 representing 3.3% of the initial pool balance
                                 (3.9% of the group 1 balance) as of the cut-off
                                 date, in connection with a partial release of
                                 the related mortgaged property, permit a
                                 voluntary partial prepayment at any time with
                                 the payment of the applicable prepayment
                                 penalty. See "Description of the Mortgage
                                 Pool--Release or Substitution of Properties" in
                                 this prospectus supplement.

                                 The borrower under 1 mortgage loan representing
                                 1.0% initial pool balance (1.1% of the group 1
                                 balance) as of the cut-off date has requested
                                 the release of a portion of the related
                                 mortgaged property which, if it occurs could
                                 cause a prepayment of $200,000. See
                                 "Description of the Mortgage Pool--Release or
                                 Substitution of Properties" in this prospectus
                                 supplement.

                                 The rate at which voluntary prepayments occur
                                 on the mortgage loans will be affected by a
                                 variety of factors, including:

                                 o  the terms of the mortgage loans;

                                 o  the length of any prepayment lockout period;

                                 o  the level of prevailing interest rates;

                                 o  the availability of mortgage credit;

                                 o  the applicable yield maintenance charges or
                                    prepayment premiums;

                                 o  the master servicer's or special servicer's
                                    ability to enforce those charges or
                                    premiums;

                                 o  the occurrence of casualties or natural
                                    disasters; and

                                 o  economic, demographic, tax, legal or other
                                    factors.

                                 No yield maintenance charge or prepayment
                                 premium will be generally required for
                                 prepayments in connection with a casualty or
                                 condemnation. In addition, if a mortgage loan
                                 seller repurchases any mortgage loan from the
                                 trust due to a material breach of
                                 representations or warranties or a material
                                 document defect, the repurchase price paid will
                                 be passed through to the holders of the
                                 certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no prepayment premium or
                                 yield maintenance charge would be payable. The
                                 repurchase price paid by a mortgage loan seller
                                 may not include a liquidation fee if purchased
                                 within the timeframe set forth in the pooling
                                 and servicing agreement. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                      S-32

                                 The yield to maturity of the Class XP
                                 Certificates will be highly sensitive to the
                                 rate and timing of principal payments
                                 (including by reason of prepayments, loan
                                 extensions, defaults and liquidations) and
                                 losses on the mortgage loans. Investors in the
                                 Class XP Certificates should fully consider the
                                 associated risks, including the risk that an
                                 extremely rapid rate of amortization,
                                 prepayment or other liquidation of the mortgage
                                 loans could result in the failure of such
                                 investors to recoup fully their initial
                                 investments. No representation is made as to
                                 the anticipated rate of prepayments on the
                                 mortgage loans or as to the anticipated yield
                                 to maturity of any Certificate. See "Yield and
                                 Maturity Considerations-- Yield Sensitivity of
                                 the Class XP Certificates" in this prospectus
                                 supplement.

                                 In the case of the Class XP Certificates, and
                                 any class of certificates purchased at a
                                 premium, if principal payments on the mortgage
                                 loans occur at a rate faster than anticipated
                                 at the time of purchase, then (to the extent
                                 that the required prepayment premiums are not
                                 received or are distributable to a different
                                 class of certificates) the investors' actual
                                 yield to maturity will be lower than that
                                 assumed at the time of purchase.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 o  the aggregate amount of distributions on the
                                    offered certificates;

                                 o  their yield to maturity;

                                 o  the rate of principal payments; and

                                 o  their weighted average life.

                                 If losses on the mortgage loans exceed the
                                 aggregate principal amount of the classes of
                                 certificates subordinated to a particular
                                 class, such class will suffer a loss equal to
                                 the full amount of such excess (up to the
                                 outstanding principal amount of such
                                 certificate).

                                 If you calculate your anticipated yield based
                                 on assumed rates of defaults and losses that
                                 are lower than the default rate and losses
                                 actually experienced and such losses are
                                 allocable to your certificates, your actual
                                 yield to maturity will be lower than the
                                 assumed yield. Under certain extreme scenarios,
                                 such yield could be negative. In general, the
                                 earlier a loss borne by you on your
                                 certificates occurs, the greater the effect on
                                 your yield to maturity.

                                      S-33

                                 Even if losses on the mortgage loans are not
                                 borne by your certificates, those losses may
                                 affect the weighted average life and yield to
                                 maturity of your certificates. This may be so
                                 because those losses lead to your certificates
                                 having a higher percentage ownership interest
                                 in the trust and related distributions of
                                 principal payments on the mortgage loans than
                                 would otherwise have been the case. The effect
                                 on the weighted average life and yield to
                                 maturity of your certificates will depend upon
                                 the characteristics of the remaining mortgage
                                 loans.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless certain advances are made
                                 to cover delinquent payments or the
                                 subordination of another class of certificates
                                 fully offsets the effects of any such
                                 delinquency or default.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS.......  Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal
                                 entities may entail risks of loss greater than
                                 those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an
                                 individual, may be more inclined to seek legal
                                 protection from its creditors under the
                                 bankruptcy laws. Unlike individuals involved in
                                 bankruptcies, most of the entities generally do
                                 not have personal assets and creditworthiness
                                 at stake. The terms of the mortgage loans
                                 generally require that the borrowers covenant
                                 to be single-purpose entities, although in many
                                 cases the borrowers are not required to observe
                                 all covenants and conditions which typically
                                 are required in order for them to be viewed
                                 under standard rating agency criteria as
                                 "special purpose entities." In addition,
                                 certain mortgage loans may not have borrower
                                 principals. In general, borrowers'
                                 organizational documents or the terms of the
                                 mortgage loans limit their activities to the
                                 ownership of only the related mortgaged
                                 property or properties and limit the borrowers'
                                 ability to incur additional indebtedness. These
                                 provisions are designed to mitigate the
                                 possibility that the borrowers' financial
                                 condition would be adversely impacted by
                                 factors unrelated to the mortgaged property and
                                 the mortgage loan in the pool. However, we
                                 cannot assure you that the related borrowers
                                 will comply with these requirements. The
                                 bankruptcy of a borrower, or a general partner
                                 or managing member of a borrower, may impair
                                 the ability of the lender to enforce its rights
                                 and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility of
                                 becoming insolvent or bankrupt, and therefore
                                 may be more likely to become insolvent or the
                                 subject of a voluntary or involuntary
                                 bankruptcy proceeding because such borrowers
                                 may be:

                                      S-34

                                 o  operating entities with businesses distinct
                                    from the operation of the mortgaged property
                                    with the associated liabilities and risks of
                                    operating an ongoing business; or

                                 o  individuals that have personal liabilities
                                    unrelated to the mortgaged property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or that
                                 creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy or
                                 similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. In this respect, 12 groups
                                 of mortgage loans, representing 41.2% of the
                                 initial pool balance, 36.8% of the group 1
                                 balance and 64.9% of the group 2 balance are
                                 made to affiliated borrowers. See "Certain
                                 Legal Aspects of Mortgage Loans--Bankruptcy
                                 Laws" in the accompanying prospectus.

BANKRUPTCY PROCEEDINGS
 ENTAIL CERTAIN RISK..........   Under the federal bankruptcy law, the filing of
                                 a petition in bankruptcy by or against a
                                 borrower will stay the sale of the real
                                 property owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a lender
                                 from foreclosing on the mortgaged property
                                 (subject to certain protections available to
                                 the lender). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to the then-value of the mortgaged
                                 property, which action would make the lender a
                                 general unsecured creditor for the difference
                                 between the then-current value and the amount
                                 of its outstanding mortgage indebtedness. A
                                 bankruptcy court also may: (1) grant a debtor a
                                 reasonable time to cure a payment default on a
                                 mortgage loan; (2) reduce periodic payments due
                                 under a mortgage loan; (3) change the rate of
                                 interest due on a mortgage

                                      S-35

                                 loan; or (4) otherwise alter the mortgage
                                 loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the securitization trustee may be
                                 subordinated to financing obtained by a
                                 debtor-in-possession subsequent to its
                                 bankruptcy.

                                 Under the federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's ability
                                 to enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay or diminish the receipt of rents. Rents
                                 also may escape an assignment to the extent
                                 they are used by the borrower to maintain the
                                 mortgaged property or for other court
                                 authorized expenses.

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans may have sponsors
                                 that have previously filed bankruptcy, which in
                                 some cases may have involved the same property
                                 which currently secures the mortgage loan. In
                                 each case, the related entity or person has
                                 emerged from bankruptcy. However, we cannot
                                 assure you that such sponsors will not be more
                                 likely than other sponsors to utilize their
                                 rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE DISTRIBUTIONS....... To the extent described in this prospectus supplement, the master servicer, the special
                                 servicer, the trustee or the fiscal agent, as
                                 applicable, will be entitled to receive
                                 interest on unreimbursed advances. This
                                 interest will generally accrue from the date on
                                 which the related advance is made or the
                                 related expense is incurred through the date of
                                 reimbursement. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be specially serviced and the special
                                 servicer will be entitled to compensation for
                                 special servicing activities. The right to
                                 receive interest on advances or special
                                 servicing compensation is senior to the rights
                                 of

                                      S-36

                                 certificateholders to receive distributions on
                                 the offered certificates. The payment of
                                 interest on advances and the payment of
                                 compensation to the special servicer may lead
                                 to shortfalls in amounts otherwise
                                 distributable on your certificates.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the offered certificates,
                                 they are not obligated to do so. Accordingly,
                                 you may not have an active or liquid secondary
                                 market for your certificates. Lack of liquidity
                                 could result in a substantial decrease in the
                                 market value of your certificates. Many other
                                 factors may affect the market value of your
                                 certificates including the then-prevailing
                                 interest rates.

MORTGAGE LOAN AMORTIZATION
 WILL AFFECT PAYMENT..........   As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of
                                 mortgage loans, the pool will be subject to
                                 more concentrated risks with respect to the
                                 diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers,
                                 as described above. Classes that have a later
                                 sequential designation or a lower payment
                                 priority are more likely to be exposed to this
                                 concentration risk than are classes with an
                                 earlier sequential designation or a higher
                                 priority. This is the case because principal on
                                 the offered certificates (other than the Class
                                 XP Certificates) is generally payable in
                                 sequential order, and no class entitled to
                                 distribution of principal generally receives
                                 principal until the principal amount of the
                                 preceding class or classes entitled to receive
                                 principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
 CONSIDERATIONS FOR INVESTORS
 IN SUBORDINATE OFFERED
 CERTIFICATES..................  As described in this prospectus supplement, unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-5, Class
                                 A-6, Class A-1A, Class XC or Class XP
                                 Certificates, your rights to receive
                                 distributions of amounts collected or advanced
                                 on or in respect of the mortgage loans (other
                                 than with respect to the subordinate component
                                 of the BC Pari Passu Note A-1 Mortgage Loan and
                                 the subordinate components of the DM Pari Passu
                                 Note A-1 Mortgage Loan) will be subordinated to
                                 those of the holders of the offered
                                 certificates with an earlier alphabetical
                                 designation. With respect to the BC Pari Passu
                                 Note A-1 Mortgage Loan, the rights of the
                                 holders of the BC Certificates to receive
                                 distributions of amounts collected or advanced
                                 on or in respect of the BC Pari Passu Note A-1
                                 Mortgage Loan

                                      S-37

                                 senior component will be subordinated to those
                                 of the holders of the REMIC II Certificates.
                                 With respect to the DM Pari Passu Note A-1
                                 Mortgage Loan, the rights of the holders of the
                                 DM Certificates to receive distributions of
                                 amounts collected or advanced on or in respect
                                 of the DM Pari Passu Note A-1 Mortgage Loan
                                 senior component will be subordinated to those
                                 of the holders of the REMIC II Certificates. In
                                 addition, with respect to the DM Subordinate
                                 Components, the rights of the holders of the DM
                                 Certificates (other than the Class DM-A
                                 Certificates) to receive distributions of
                                 amounts collected or advanced on or in respect
                                 of the DM Subordinate Components will be
                                 subordinated to those of the holders of the
                                 Class DM Certificates with an earlier
                                 alphabetical designation.

GRACE PERIODS UNDER THE MORTGAGE
 LOANS MAY IMPACT THE MASTER
 SERVICER'S OBLIGATION
 TO ADVANCE....................  The mortgage loans have grace periods for monthly payments ranging from zero to ten days.
                                 In some cases, such grace periods may run past
                                 the determination date. If borrowers pay at the
                                 end of such grace periods rather than on the
                                 due dates for such monthly payments, the master
                                 servicer will be required to make an advance
                                 for such monthly payment (and monthly servicing
                                 reports will show significant advances as a
                                 result) even though the borrower is not
                                 technically delinquent under the terms of its
                                 mortgage loan. No interest will accrue on these
                                 advances made by the master servicer until
                                 after the end of the related grace period. For
                                 purposes of the foregoing discussions, a grace
                                 period is the number of days before a late
                                 payment charge is due on a mortgage loan, which
                                 may be different from the date an event of
                                 default would occur under the mortgage loan.

RISKS TO THE MORTGAGED
 PROPERTIES RELATING TO RECENT
 TERRORIST ATTACKS AND FOREIGN
 CONFLICTS........               On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for insurance premiums
                                 and such higher premiums could adversely affect
                                 the cash flow at such mortgaged properties or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. In addition, the United
                                 States is engaged in continuing military
                                 operations in Iraq, Afghanistan and elsewhere.
                                 It

                                      S-38

                                 is uncertain what effect these operations will
                                 have on domestic and world financial markets,
                                 economies, real estate markets, insurance costs
                                 or business segments. The full impact of these
                                 events is not yet known but could include,
                                 among other things, increased volatility in the
                                 price of securities including the certificates.
                                 The terrorist attacks may also adversely affect
                                 the revenues or costs of operation of the
                                 mortgaged properties. With respect to shopping
                                 patterns, such events have significantly
                                 reduced air travel throughout the United States
                                 and, therefore, have had a negative effect on
                                 revenues in areas heavily dependent on tourism.
                                 The decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties
                                 that are dependent on tourism or that are
                                 located in areas heavily dependent on tourism
                                 which could reduce the ability of the affected
                                 mortgaged properties to generate cash flow. The
                                 attacks also could result in higher costs for
                                 insurance or for security, particularly for
                                 larger properties. See "--Property Insurance
                                 May Not Protect Your Certificates from Loss in
                                 the Event of Casualty or Loss" below.
                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely affect
                                 your investment in the certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT THAN
 FOR RESIDENTIAL LENDING........

                                 The mortgaged properties consist solely of
                                 multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally
                                 viewed as exposing a lender to a greater risk
                                 of loss than residential one to four family
                                 lending because it usually involves larger
                                 loans to a single borrower or a group of
                                 related borrowers.

                                 The repayment of a commercial or multifamily
                                 loan is typically dependent upon the ability of
                                 the applicable property to produce cash flow
                                 through the collection of rents or other
                                 operating revenues. Even the liquidation value
                                 of a commercial property is determined, in
                                 substantial part, by the capitalization of the
                                 property's cash flow. However, net operating
                                 income can be volatile and may be insufficient
                                 to cover debt service on the loan at any given
                                 time.

                                 The net operating incomes and property values
                                 of the mortgaged properties may be adversely
                                 affected by a large number of factors. Some of
                                 these factors relate to the properties
                                 themselves, such as:

                                 o  the age, design and construction quality of
                                    the properties;

                                 o  perceptions regarding the safety,
                                    convenience and attractiveness of the
                                    properties;

                                      S-39

                                 o  the proximity and attractiveness of
                                    competing properties;

                                 o  the adequacy of the property's management
                                    and maintenance;

                                 o  increases in operating expenses;

                                 o  an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                 o  dependence upon a single tenant and
                                    concentration of tenant in a particular
                                    business;

                                 o  a decline in the financial condition of a
                                    major tenant;

                                 o  an increase in vacancy rates; and

                                 o  a decline in rental rates as leases are
                                    renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o  national, regional or local economic
                                    conditions, including plant closings,
                                    military base closings, industry slowdowns
                                    and unemployment rates;

                                 o  local real estate conditions, such as an
                                    oversupply of retail space, office space or
                                    multifamily housing;

                                 o  demographic factors;

                                 o  changes or continued weakness in specific
                                    industry segments;

                                 o  the public perception of safety for
                                    customers and clients;

                                 o  consumer confidence;

                                 o  consumer tastes and preferences;

                                 o  retroactive changes in building codes;

                                 o  conversion of a property to an alternative
                                    use;

                                 o  new construction in the market; and

                                 o  number and diversity of tenants.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o  the length of tenant leases;

                                 o  the creditworthiness of tenants;

                                 o  in the case of rental properties, the rate
                                    at which new rentals occur;

                                 o  tenant defaults;

                                 o  the property's "operating leverage" which is
                                    generally the percentage of total property
                                    expenses in relation to revenue, the ratio
                                    of fixed operating expenses to those that
                                    vary with revenues, and the level of capital

                                      S-40

                                    expenditures required to maintain the
                                    property and to retain or replace tenants;
                                    and

                                 o  in the case of government sponsored tenants,
                                    the right of the tenant in some instances to
                                    cancel a lease due to a lack of
                                    appropriations.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources, such as short-term or
                                 month-to-month leases, and may lead to higher
                                 rates of delinquency or defaults.

                                 Commercial properties represent security for
                                 78.3% of the initial pool balance and 92.8% of
                                 the group 1 balance. Multifamily properties
                                 represent security for 10.7% of the initial
                                 pool balance (1.1% of the group 1 balance and
                                 62.9% of the group 2 balance). Manufactured
                                 housing communities represent security for
                                 10.9% of the initial pool balance (6.1% of the
                                 group 1 balance and 37.1% of the group 2
                                 balance). Lending on commercial properties and
                                 manufactured housing communities is generally
                                 perceived as involving greater risk than
                                 lending on the security of multifamily
                                 residential properties. Certain types of
                                 commercial properties and manufactured housing
                                 communities are exposed to particular kinds of
                                 risks. See "Risk Factors--Risks Related to the
                                 Mortgage Loans--Particular Property Types
                                 Present Special Risks--" risks particular to
                                 "--Retail Properties", "--Office Properties",
                                 "--Multifamily Properties", "--Manufactured
                                 Housing Communities", "--Other", "--Self-
                                 Storage Properties", "--Industrial and
                                 Warehouse Properties" and "--Hotel Properties"
                                 in this prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term or
                                 month-to-month leases, are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                      S-41

                                 Good management, by controlling costs,
                                 providing services to tenants and seeing to
                                 property maintenance and upkeep, can, in some
                                 cases, improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve property
                                 value. Poor management could impair short term
                                 cash flow and the long term viability of a
                                 property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers.
                                 Additionally, we cannot assure you that the
                                 property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

                                 Furthermore, we cannot assure you that the
                                 mortgaged properties will not have related
                                 management which in the event that a related
                                 management company is incapable of performing
                                 its duties may affect one or more groups of
                                 mortgaged properties. We also cannot assure you
                                 that the mortgaged properties will not be
                                 self-managed by the related borrower, in which
                                 case such self-management or affiliated
                                 management may make it more difficult to
                                 monitor the property management, to replace
                                 that borrower as property manager in the event
                                 that the borrower's management is detrimentally
                                 affecting the property or to ensure that the
                                 borrower provides all information necessary to
                                 manage the mortgaged property to a replacement
                                 property manager in the event that the borrower
                                 is replaced as property manager.

BALLOON LOANS MAY PRESENT
 GREATER RISK THAN FULLY
 AMORTIZING LOANS..............  Ninety of the mortgage loans, excluding those mortgage loans that are interest only until
                                 maturity or the anticipated repayment date (67
                                 of these mortgage loans are in loan group 1 and
                                 23 of these mortgage loans are in loan group
                                 2), representing 73.7% of the initial pool
                                 balance (69.8% of the group 1 balance and 94.6%
                                 of the group 2 balance), as of the cut-off
                                 date, will have substantial payments (that is,
                                 balloon payments) due at their respective
                                 stated maturities unless the mortgage loan is
                                 previously prepaid. Fifty-three of the mortgage
                                 loans (46 of these mortgage loans are in loan
                                 group 1 and seven of these mortgage loans are
                                 in loan group 2) representing in the aggregate
                                 41.1% of the initial pool balance (44.7% of the
                                 group 1 balance and 22.0% of the group 2
                                 balance) as of the cut-off date, will have
                                 balloon payments due during the period from
                                 September 1, 2013, through September 1, 2014.
                                 Thirty-four of the mortgage loans (26 of these
                                 mortgage loans are in loan group 1 and 8 of
                                 these mortgage loans are in loan group 2),
                                 representing 27.1% of the initial pool balance
                                 (25.2% of the group 1 balance and 37.8% of the
                                 group 2 balance) as of the cut-off date, will
                                 have balloon payments due during the period
                                 from September 1, 2008 through September 1,

                                      S-42

                                 2009. In addition, 18 of the mortgage loans (17
                                 of these mortgage loans are in loan group 1 and
                                 1 of these mortgage loans is in loan group 2)
                                 representing 26.3% of the initial pool balance
                                 (30.2% of the group 1 balance and 5.4% of the
                                 group 2 balance) as of the cut-off date, will
                                 provide for payments of interest only until
                                 maturity or the anticipated repayment date.

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances
                                 involve a greater risk to the lender than fully
                                 amortizing loans, because the borrower's
                                 ability to repay a mortgage loan on its
                                 maturity date or anticipated repayment date
                                 typically will depend upon its ability either
                                 to refinance the loan or to sell the related
                                 mortgaged property at a price sufficient to
                                 permit repayment. In addition, fully amortizing
                                 mortgage loans which accrue interest on an
                                 "actual/360" basis but have fixed monthly
                                 payments, may, in fact, have a small balloon
                                 payment due at maturity. Circumstances that
                                 will affect the ability of the borrower to
                                 accomplish either of these goals at the time of
                                 attempted sale or refinancing include:

                                 o  the prevailing mortgage rates;

                                 o  the fair market value of the property;

                                 o  the borrower's equity in the related
                                    property;

                                 o  the financial condition of the borrower and
                                    operating history of the property;

                                 o  the operating history of the property and
                                    occupancy levels of the property;

                                 o  reduction in applicable government
                                    assistance/rent subsidy programs;

                                 o  tax laws;

                                 o  prevailing general and regional economic
                                    conditions; and

                                 o  the availability of, and competition for,
                                    credit for multifamily or commercial
                                    properties, as the case may be.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the remaining
                                 principal balance on the pertinent date. See
                                 "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" and
                                 "--Additional Mortgage Loan Information" in
                                 this prospectus supplement and "Risk Factors--
                                 Certain Factors Affecting Delinquency,
                                 Foreclosure and Loss of the Mortgage
                                 Loans--Increased Risk of Default Associated
                                 with Balloon Payments" in the accompanying
                                 prospectus.

                                 The availability of funds in the mortgage and
                                 credit markets fluctuates over time. None of
                                 the mortgage loan sellers, none of the parties
                                 to the pooling and servicing agreement, and no
                                 third party is obligated to refinance any
                                 mortgage loan.

                                      S-43

PARTICULAR PROPERTY TYPES PRESENT
 SPECIAL RISKS:

 RETAIL PROPERTIES.............  Retail properties secure 34 of the mortgage loans, representing 33.8% of the initial pool
                                 balance (40.1% of the group 1 balance) as of
                                 the cut-off date.

                                 Several factors may adversely affect the value
                                 and successful operation of a retail property,
                                 including:

                                 o  changes in consumer spending patterns, local
                                    competitive conditions (such as the supply
                                    of retail space or the existence or
                                    construction of new competitive shopping
                                    centers or shopping malls);

                                 o  alternative forms of retailing (such as
                                    direct mail, video shopping networks and
                                    internet web sites which reduce the need for
                                    retail space by retail companies);

                                 o  the quality and philosophy of management;

                                 o  the safety, convenience and attractiveness
                                    of the property to tenants and their
                                    customers or clients;

                                 o  the public perception of the safety of
                                    customers at shopping malls and shopping
                                    centers;

                                 o  the need to make major repairs or
                                    improvements to satisfy the needs of major
                                    tenants; and

                                 o  traffic patterns and access to major
                                    thoroughfares.

                                 The general strength of retail sales also
                                 directly affects retail properties. The
                                 retailing industry is currently undergoing
                                 consolidation due to many factors, including
                                 growth in discount and alternative forms of
                                 retailing. If the sales by tenants in the
                                 mortgaged properties that contain retail space
                                 were to decline, the rents that are based on a
                                 percentage of revenues may also decline, and
                                 tenants may be unable to pay the fixed portion
                                 of their rents or other occupancy costs. The
                                 cessation of business by a significant tenant
                                 can adversely affect a retail property, not
                                 only because of rent and other factors specific
                                 to such tenant, but also because significant
                                 tenants at a retail property play an important
                                 part in generating customer traffic and making
                                 a retail property a desirable location for
                                 other tenants at such property. In addition,
                                 certain tenants at retail properties may be
                                 entitled to terminate their leases if an anchor
                                 tenant fails to renew or terminates its lease,
                                 becomes the subject of a bankruptcy proceeding
                                 or ceases operations at such property.

                                 The presence or absence of an "anchor tenant"
                                 or a "shadow anchor" in or near a shopping
                                 center also can be important because anchors
                                 play a key role in generating customer traffic
                                 and making a shopping center desirable for
                                 other tenants. An "anchor tenant" is usually

                                      S-44

                                 proportionately larger in size than most other
                                 tenants in the mortgaged property, is vital in
                                 attracting customers to a retail property and
                                 is located on or adjacent to the related
                                 mortgaged property. A "shadow anchor" is
                                 usually proportionally larger in size than most
                                 tenants in the mortgaged property, is important
                                 in attracting customers to a retail property
                                 and is located sufficiently close and
                                 convenient to the mortgaged property, but not
                                 on the mortgaged property, so as to influence
                                 and attract potential customers. Thirty-two of
                                 the mortgaged properties, securing mortgage
                                 loans representing approximately 30.1% of the
                                 initial pool balance (35.6% of the group 1
                                 balance) as of the cut-off date are secured by
                                 retail properties that are considered by the
                                 applicable mortgage loan seller to have an
                                 "anchor tenant." Seven of the mortgaged
                                 properties, securing mortgage loans
                                 representing approximately 2.5% of the initial
                                 pool balance (2.9% of the group 1 balance) as
                                 of the cut-off date, are retail properties that
                                 are considered by the applicable mortgage loan
                                 seller to be "shadow anchored." Three of the
                                 mortgaged properties, securing mortgage loans
                                 representing approximately 1.3% of the initial
                                 pool balance (1.5% of the group 1 balance) as
                                 of the cut-off date, are retail properties that
                                 are considered by the applicable mortgage loan
                                 seller to be "unanchored."

                                 If anchor stores in a mortgaged property were
                                 to close, the related borrower may be unable to
                                 replace those anchors in a timely manner or
                                 without suffering adverse economic
                                 consequences. Certain of the tenants or anchor
                                 stores of the retail properties may have
                                 co-tenancy clauses and/or operating covenants
                                 in their leases or operating agreements which
                                 permit those tenants or anchor stores to cease
                                 operating under certain conditions, including,
                                 without limitation, certain other stores not
                                 being open for business at the mortgaged
                                 property or a subject store not meeting the
                                 minimum sales requirement under its lease. In
                                 addition, in the event that a "shadow anchor"
                                 fails to renew its lease, terminates its lease
                                 or otherwise ceases to conduct business within
                                 a close proximity to the mortgaged property,
                                 customer traffic at the mortgaged property may
                                 be substantially reduced. We cannot assure you
                                 that such space will be occupied or that the
                                 related mortgaged property will not suffer
                                 adverse economic consequences.

OFFICE PROPERTIES.............   Office properties secure 28 of the mortgage
                                 loans, representing 31.2% of the initial pool
                                 balance (37.0% of the group 1 balance) as of
                                 the cut-off date.

                                 A large number of factors may adversely affect
                                 the value of office properties, including:

                                      S-45

                                 o  the number and quality of an office
                                    building's tenants;

                                 o  the physical attributes of the building in
                                    relation to competing buildings (e.g., age,
                                    condition, design, access to transportation
                                    and ability to offer certain amenities, such
                                    as sophisticated building systems);

                                 o  the desirability of the area as a business
                                    location;

                                 o  the strength and nature of the local economy
                                    (including labor costs and quality, tax
                                    environment and quality of life for
                                    employees);

                                 o  an adverse change in population, patterns of
                                    telecommuting or sharing of office space;

                                 o  local competitive conditions, including the
                                    supply of office space or the existence or
                                    construction of new competitive office
                                    buildings;

                                 o  quality of management;

                                 o  changes in population and employment
                                    affecting the demand for office space;

                                 o  properties not equipped for modern business
                                    becoming functionally obsolete; and

                                 o  declines in the business of tenants,
                                    especially single tenanted property.

                                 In addition, there may be significant costs
                                 associated with tenant improvements, leasing
                                 commissions and concessions in connection with
                                 reletting office space. Moreover, the cost of
                                 refitting office space for a new tenant is
                                 often higher than the cost of refitting other
                                 types of property.

                                 Included in the office properties references
                                 above are 11 medical office properties
                                 representing 4.4% of the initial pool balance
                                 (5.3% of the group 1 balance) as of the cut-off
                                 date. The performance of a medical office
                                 property may depend on the proximity of such
                                 property to a hospital or other health care
                                 establishment and on reimbursements for patient
                                 fees from private or government-sponsored
                                 insurance companies. The sudden closure of a
                                 nearby hospital may adversely affect the value
                                 of a medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non-payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

                                      S-46

MULTIFAMILY PROPERTIES........   Multifamily properties secure 19 of the
                                 mortgage loans, representing 10.7% of the
                                 initial pool balance (1.1% of the group 1
                                 balance and 62.9% of the group 2 balance) as of
                                 the cut-off date.

                                 Several factors may adversely affect the value
                                 and successful operation of a multifamily
                                 property, including:

                                 o  the physical attributes of the apartment
                                    building (e.g., its age, appearance and
                                    construction quality);

                                 o  the location of the property (e.g., a change
                                    in the neighborhood over time);

                                 o  the ability and willingness of management to
                                    provide adequate maintenance and insurance;

                                 o  the types of services or amenities the
                                    property provides;

                                 o  the property's reputation;

                                 o  the level of mortgage interest rates (which
                                    may encourage tenants to purchase rather
                                    than lease housing);

                                 o  the tenant mix, such as the tenant
                                    population being predominantly students or
                                    being heavily dependent on workers from a
                                    particular business or personnel from a
                                    local military base;

                                 o  the presence of competing properties;

                                 o  dependence on governmental programs that
                                    provide rental subsidies to tenants pursuant
                                    to tenant voucher programs, which vouchers
                                    may be used at other properties to influence
                                    tenant mobility;

                                 o  adverse local or national economic
                                    conditions which may limit the amount of
                                    rent that may be charged and may result in a
                                    reduction of timely rent payments or a
                                    reduction in occupancy levels; and

                                 o  state and local regulations which may affect
                                    the building owner's ability to increase
                                    rent to market rent for an equivalent
                                    apartment.

                                 Certain states regulate the relationship of an
                                 owner and its tenants. Commonly, these laws
                                 require a written lease, good cause for
                                 eviction, disclosure of fees and notification
                                 to residents of changed land use, while
                                 prohibiting unreasonable rules, retaliatory
                                 evictions and restrictions on a resident's
                                 choice of unit vendors. Apartment building
                                 owners have been the subject of suits under
                                 state "Unfair and Deceptive Practices Acts" and
                                 other general consumer protection statutes for
                                 coercive, abusive or unconscionable leasing and
                                 sales practices. A few states offer more
                                 significant protection. For example, there are
                                 provisions that limit the bases on which a
                                 landlord may terminate a tenancy or increase
                                 its rent or prohibit a landlord from
                                 terminating a tenancy solely by reason of the
                                 sale of the owner's building.

                                      S-47

                                 In addition to state regulation of the
                                 landlord-tenant relationship, numerous counties
                                 and municipalities impose rent control on
                                 apartment buildings. These ordinances may limit
                                 rent increases to fixed percentages, to
                                 percentages of increases in the consumer price
                                 index, to increases set or approved by a
                                 governmental agency, or to increases determined
                                 through mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are eligible (or
                                 become eligible in the future) for and have
                                 received low income housing tax credits
                                 pursuant to Section 42 of the Internal Revenue
                                 Code in respect of various units within the
                                 mortgaged property or have tenants that rely on
                                 rent subsidies under various government-funded
                                 programs, including the Section 8 Tenant-Based
                                 Assistance Rental Certificate Program of the
                                 United States Department of Housing and Urban
                                 Development. We can give you no assurance that
                                 such programs will be continued in their
                                 present form or that the level of assistance
                                 provided will be sufficient to generate enough
                                 revenues for the related borrower to meet its
                                 obligations under the related mortgage loans.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants, in respect of
                                 various units within the mortgaged properties.

                                 In this respect, two multifamily properties,
                                 which secure mortgage loans representing 0.7%
                                 of the initial pool balance (4.5% of the group
                                 2 balance) as of the cut-off date, are subject
                                 to New York City's rent stabilization laws.

MANUFACTURED HOUSING
 COMMUNITIES..................   Manufactured housing communities secure 12 of
                                 the mortgage loans representing 10.9% of the
                                 initial pool balance (6.1% of the group 1
                                 balance and 37.1% of the group 2 balance) as of
                                 the cut-off date. Significant factors
                                 determining the value of such properties are
                                 generally similar to the factors affecting the
                                 value of multifamily properties. In addition,
                                 these properties are special purpose properties
                                 that could not be readily converted to general
                                 residential, retail or office use. In fact,
                                 certain states also regulate changes in
                                 manufactured housing communities and require
                                 that the landlord give written notice to its
                                 tenants a substantial period of time prior to
                                 the projected change. Consequently, if the
                                 operation of any of such properties becomes
                                 unprofitable such that the borrower becomes
                                 unable to meet its obligation on the

                                      S-48

                                 related mortgage loan, the liquidation value of
                                 the related property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than would be the case if such properties
                                 were readily adaptable to other uses.

OTHER.........................   The DM Pari Passu Note A-1 mortgage loan,
                                 representing 5.1% of the initial pool balance
                                 (6.0% of the group 1 balance) as of the cut-off
                                 date, is a merchandise mart property.

                                 Various factors may adversely affect the
                                 economic performance of a merchandise mart
                                 property, including:

                                 o  competing merchandise mart properties;

                                 o  decreased demand for showrooms and trade
                                    shows due to alternatives such as outlet
                                    centers, discount stores and electronic
                                    commerce;

                                 o  inability of the merchandise mart property
                                    management to attract trade shows and
                                    industries and potential costs related such
                                    efforts; and

                                 o  decreased demand for showrooms and trade
                                    shows due to economic downturns in
                                    industries typically associated with
                                    merchandise mart properties such as home
                                    furnishings and apparel.

                                 Because merchandise mart properties tend to
                                 have short term leases, the financial
                                 performance of merchandise mart properties
                                 tends to be affected by adverse economic
                                 conditions and competition more quickly than
                                 other commercial properties.

                                 Moreover, many tenants and exhibitors of
                                 merchandise mart properties are small
                                 businesses which generally experience a higher
                                 rate of bankruptcy, business failure and other
                                 financial difficulties than other businesses
                                 thereby increasing the risk of tenant or
                                 exhibitor default.

SELF-STORAGE PROPERTIES.......   Self-storage properties secure ten of the
                                 mortgage loans, representing 4.5% of the
                                 initial pool balance (5.3% of the group 1
                                 balance) as of the cut-off date. Self-storage
                                 properties are considered vulnerable to
                                 competition, because both acquisition costs and
                                 break-even occupancy are relatively low. The
                                 conversion of self-storage facilities to
                                 alternative uses would generally require
                                 substantial capital expenditures. Thus, if the
                                 operation of any of the self-storage mortgaged
                                 properties becomes unprofitable due to:

                                 o  decreased demand;

                                 o  competition;

                                 o  age of improvements; or

                                 o  other factors so that the borrower becomes
                                    unable to meet its obligations on the
                                    related mortgage loan;

                                      S-49

                                 the liquidation value of that self-storage
                                 mortgaged property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than if the self-storage mortgaged
                                 property were readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access
                                 may heighten environmental risks. No
                                 environmental assessment of a mortgaged
                                 property included an inspection of the contents
                                 of the self-storage units included in the
                                 self-storage mortgaged properties and there is
                                 no assurance that all of the units included in
                                 the self-storage mortgaged properties are free
                                 from hazardous substances or other pollutants
                                 or contaminants or will remain so in the
                                 future.

INDUSTRIAL AND
 WAREHOUSE PROPERTIES..........  Industrial and warehouse properties secure three of the mortgage loans representing 2.9%
                                 of the initial pool balance (3.5% of the group
                                 1 balance) as of the cut-off date:

                                 Among the significant factors determining the
                                 value of industrial and warehouse properties
                                 are:

                                 o  the quality of tenants;

                                 o  building design and adaptability (e.g.,
                                    clear heights, column spacing, zoning
                                    restrictions, number of bays and bay depths,
                                    divisibility and truck turning radius); and

                                 o  the location of the property (e.g.,
                                    proximity to supply sources and customers,
                                    availability of labor and accessibility to
                                    distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by reduced
                                 demand for industrial and warehouse space
                                 occasioned by a decline in a particular
                                 industrial site or occasioned by a decline in a
                                 particular industry segment, and a particular
                                 industrial and warehouse property may be
                                 difficult to release to another tenant or may
                                 become functionally obsolete relative to newer
                                 properties.

HOTEL PROPERTIES..............   Hotel properties secure one of the mortgage
                                 loans representing 0.8% of the initial pool
                                 balance (1.0% of the group 1 balance).

                                 Various factors may adversely affect the
                                 economic performance of a hotel, including:

                                 o  adverse economic and social conditions,
                                    either local, regional or national (which
                                    may limit the amount that can be charged for
                                    a room and reduce occupancy levels);

                                 o  the construction of competing hotels or
                                    resorts;

                                 o  continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives;

                                      S-50

                                 o  a deterioration in the financial strength or
                                    managerial capabilities of the owner and
                                    operator of a hotel; and

                                 o  changes in travel patterns (including, for
                                    example, the decline in air travel following
                                    the terrorist attacks in New York City,
                                    Washington, D.C. and Pennsylvania and the
                                    current military operations in Afghanistan
                                    and Iraq) caused by changes in access,
                                    energy prices, strikes, relocation of
                                    highways, the construction of additional
                                    highways or other factors.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other commercial properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature and different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hotel property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses.

                                 When applicable, the liquor licenses for most
                                 of the mortgaged properties are commonly held
                                 by affiliates of the mortgagors, unaffiliated
                                 managers and operating lessees. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of such
                                 licenses to any person. In the event of a
                                 foreclosure of a hotel property that holds a
                                 liquor license, the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license, which might not be granted or
                                 might be granted only after a delay which could
                                 be significant. There can be no assurance that
                                 a new license could be obtained promptly or at
                                 all. The lack of a liquor license in a
                                 full-service hotel could have an adverse impact
                                 on the revenue from the related mortgaged
                                 property or on the hotel's occupancy rate.

                                 Hotels may be operated under franchise,
                                 management or operating agreements that may be
                                 terminated by the franchisor, manager or
                                 operator. It may be difficult to terminate a
                                 manager of a hotel after foreclosure of a
                                 mortgage.

AFFILIATIONS WITH A FRANCHISE OR HOTEL
 MANAGEMENT COMPANY PRESENT
 CERTAIN RISKS................   The mortgage loan secured by a hotel
                                 property, representing approximately 0.8% of
                                 the initial pool balance as of the cut-off
                                 date, is affiliated with a franchise or hotel
                                 management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o  the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                      S-51

                                 o  the public perception of the franchise or
                                    hotel chain service mark; and

                                 o  the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of a franchise license
                                 agreement is generally restricted. In the
                                 event of a foreclosure, the lender or its
                                 agent may not have the right to use the
                                 franchise license without the franchisor's
                                 consent. Conversely, in the case of certain
                                 mortgage loans, the lender may be unable to
                                 remove a franchisor or a hotel management
                                 company that it desires to replace following a
                                 foreclosure.

SUBORDINATE FINANCING MAY MAKE
 RECOVERY DIFFICULT IN THE
 EVENT OF LOSS................   The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit
                                 and/or surety bonds for the benefit of the
                                 mortgage loan, which may constitute a
                                 contingent reimbursement obligation of the
                                 related borrower or an affiliate. The issuing
                                 bank or surety will not typically agree to
                                 subordination and standstill protection
                                 benefiting the mortgagee.

                                 Additionally, although the mortgage loans
                                 generally restrict the pledging of general
                                 partnership and managing member equity
                                 interests in a borrower subject to certain
                                 exceptions, the terms of the mortgages
                                 generally permit, subject to certain
                                 limitations, the pledging of less than a
                                 controlling portion of the limited partnership
                                 or non-managing membership equity interest in a
                                 borrower. Moreover, in general, any borrower
                                 that does not meet special purpose entity
                                 criteria may not be restricted in any way from
                                 incurring unsecured subordinate debt or
                                 mezzanine debt. We are aware that 16 mortgage
                                 loans representing 24.1% of the initial pool
                                 balance (28.5% of the group 1 balance) provide
                                 that the members of the borrower have the right
                                 to incur mezzanine debt under specified
                                 circumstances set forth in the related loan
                                 documents. The borrowers under 3 of those 16
                                 mortgage loans, which represent approximately
                                 14.4% of the initial pool balance (17.0% of the
                                 group 1 balance), have existing mezzanine debt.
                                 With respect to each of the mortgage loans that
                                 have existing mezzanine debt, the mortgagee and
                                 the related mezzanine lender have entered into
                                 a mezzanine intercreditor agreement which sets
                                 forth the rights of the parties. Pursuant to
                                 such mezzanine intercreditor agreement, the
                                 mezzanine lender among other things (x) has
                                 agreed, under certain circumstances,

                                      S-52

                                 not to enforce its rights to realize upon
                                 collateral securing the mezzanine loan or take
                                 any enforcement action with respect to the
                                 mezzanine loan without written confirmation
                                 from the rating agencies that such enforcement
                                 action would not cause the downgrade,
                                 withdrawal or qualification of the current
                                 ratings of the certificates and (y) has
                                 subordinated the mezzanine loan documents to
                                 the related mortgage loan documents and has the
                                 option to purchase the related mortgage loan if
                                 such mortgage loan becomes defaulted or cure
                                 the default.

                                 Although the mortgage loans generally either
                                 prohibit the related borrower from encumbering
                                 the mortgaged property with additional secured
                                 debt or require the consent of the holder of
                                 the first lien prior to so encumbering such
                                 property, a violation of such prohibition may
                                 not become evident until the related mortgage
                                 loan otherwise defaults. In addition, the
                                 related borrower may be permitted to incur
                                 additional indebtedness secured by furniture,
                                 fixtures and equipment, and to incur additional
                                 unsecured indebtedness. When a mortgage loan
                                 borrower (or its constituent members) also has
                                 one or more other outstanding loans (even if
                                 subordinated unsecured loans or loans secured
                                 by property other than the mortgaged property),
                                 the trust is subjected to additional risk. The
                                 borrower may have difficulty servicing and
                                 repaying multiple loans. The existence of
                                 another loan generally will make it more
                                 difficult for the borrower to obtain
                                 refinancing of the mortgage loan or sell the
                                 related mortgaged property, and may jeopardize
                                 the borrower's ability to make any balloon
                                 payment due at maturity or at the related
                                 anticipated repayment date. Moreover, the need
                                 to service additional debt may reduce the cash
                                 flow available to the borrower to operate and
                                 maintain the mortgaged property. We are aware
                                 (i) that one mortgage loan, representing 1.1%
                                 of the initial pool balance (1.3% of the group
                                 1 balance), permits additional unsecured debt
                                 under certain circumstances, and (ii) that
                                 three mortgage loans representing 0.9% of the
                                 initial pool balances (1.1% of Group 1
                                 Balance), permit future subordinate debt
                                 secured by the mortgaged property subject to
                                 certain conditions. We are also aware that one
                                 mortgage loan, representing 0.7% of the initial
                                 pool balance (4.4% of the group 2 balance), has
                                 existing subordinate debt secured by the
                                 mortgaged property.

                                 The BC Pari Passu Note A-1 Mortgage Loan is one
                                 of three mortgage loans that are part of a
                                 split loan structure that is secured by the
                                 same mortgage instrument on the related
                                 mortgaged property. The other mortgage loans in
                                 this split loan structure are not included in
                                 the trust. The other mortgage loans' principal
                                 balances as of the date of

                                      S-53

                                 origination were $130 million and $137 million,
                                 respectively. These mortgage loans are pari
                                 passu in right of payment to the senior portion
                                 of the mortgage loan that is included in the
                                 trust. See "Description of the Mortgage
                                 Pool--Bank of America Center Whole Loan" in
                                 this prospectus supplement.

                                 The DM Pari Passu Note A-1 Mortgage Loan is one
                                 of two mortgage loans that are part of a split
                                 loan structure that are secured by the same
                                 mortgage instrument on the related mortgaged
                                 property. The other mortgage loan in this split
                                 loan structure is not included in the trust.
                                 The other mortgage loan's principal balance as
                                 of the date of origination was $50 million.
                                 This mortgage loan is pari passu in right of
                                 payment to the senior portion of the mortgage
                                 loan that is included in the trust. See
                                 "Description of the Mortgage Pool--Dallas
                                 Market Center Whole Loan" in this prospectus
                                 supplement.

                                 One mortgage loan, representing 0.7% of the
                                 initial pool balance (4.4% of the group 2
                                 balance) is one of two mortgage loans that are
                                 part of a split loan structure and are secured
                                 by the same mortgage instrument on the related
                                 mortgaged property. The subordinate mortgage
                                 loan in this split loan structure is not
                                 included in the trust. The subordinate mortgage
                                 loan's principal balance as of the date of
                                 origination was $650,000. This mortgage loan is
                                 subordinate in right of payment to the mortgage
                                 loan that is included in the trust. See
                                 "Description of the Mortgage Pool--The
                                 Roxborough Portfolio Whole Loan" in this
                                 prospectus supplement.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage
                                 loan and/or any other loan, actions taken by
                                 other lenders such as a foreclosure or an
                                 involuntary petition for bankruptcy against the
                                 borrower could impair the security available to
                                 the trust, including the mortgaged property, or
                                 stay the trust's ability to foreclose during
                                 the course of the bankruptcy case. The
                                 bankruptcy of another lender also may operate
                                 to stay foreclosure by the trust. The trust may
                                 also be subject to the costs and administrative
                                 burdens of involvement in foreclosure or
                                 bankruptcy proceedings or related litigation.
                                 See "Certain Legal Aspects of Mortgage Loans
                                 --Subordinate Financing" in the accompanying
                                 prospectus.

                                 The debt service requirements of mezzanine debt
                                 reduce cash flow available to the borrower that
                                 could otherwise be used to make capital
                                 improvements, as a result of which the value of
                                 the property may be adversely affected. We make
                                 no representation whether any other subordinate
                                 financing encumbers any mortgaged property, any
                                 borrower has incurred material unsecured debt
                                 other than trade payables in the ordinary
                                 course of business, or any third party holds
                                 debt secured by a

                                      S-54

                                 pledge of an equity interest in a borrower.
                                 Also, although the portions of the BC Pari
                                 Passu Note A-1 Mortgage Loan and the DM Pari
                                 Passu Note A-1 Mortgage Loan relating to the
                                 offered certificates do not include the related
                                 subordinate component(s), the related borrowers
                                 are still obligated to make interest and
                                 principal payments on the entire amount of such
                                 mortgage loans.

YOUR INVESTMENT IS NOT INSURED
 OR GUARANTEED................   The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse
                                 loans. If a default occurs under any mortgage
                                 loan, recourse generally may be had only
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Payment prior to maturity is consequently
                                 dependent primarily on the sufficiency of the
                                 net operating income of the mortgaged property.
                                 Payment at maturity is primarily dependent upon
                                 the market value of the mortgaged property or
                                 the borrower's ability to refinance the
                                 property. The depositor has not undertaken an
                                 evaluation of the financial condition of any
                                 borrower.

ADVERSE ENVIRONMENTAL CONDITIONS
 MAY REDUCE CASHFLOW FROM A
 MORTGAGED PROPERTY...........   The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential
                                 liability could reduce or delay payments on the
                                 offered certificates.

                                 In addition, problems associated with mold may
                                 pose risks to the mortgaged properties and may
                                 also be the basis for personal injury claims
                                 against a borrower. Although the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no generally accepted
                                 standard for the assessment of mold. If left
                                 unchecked, the growth of mold could result in
                                 the interruption of cash flow, litigation
                                 and/or remediation expenses, each of which
                                 could adversely impact collections from a
                                 mortgaged property. In addition, many of the
                                 insurance policies presently covering the
                                 mortgaged properties may specifically exclude
                                 losses due to mold.

                                 All of the mortgaged properties were subject to
                                 environmental site assessments in connection
                                 with origination, including Phase I site
                                 assessments or updates of previously performed
                                 Phase I site assessments, had a transaction
                                 screen performed in lieu of a Phase I site
                                 assessment or was required to have
                                 environmental insurance in lieu of an
                                 environmental site assessment. In some cases,
                                 Phase II site assessments also have been
                                 performed. Although those assessments involved
                                 site visits and other types of review, we
                                 cannot assure you that all environmental
                                 conditions and risks were identified.

                                      S-55

                                 The environmental investigations described
                                 above, as of the date of the report relating to
                                 the environmental investigation, did not reveal
                                 any material violation of applicable
                                 environmental laws with respect to any known
                                 circumstances or conditions concerning the
                                 related mortgaged property, or, if the
                                 environmental investigation report revealed any
                                 such circumstances or conditions with respect
                                 to the related mortgaged property, then--

                                 o  the circumstances or conditions were
                                    subsequently remediated in all material
                                    respects; or

                                 o  generally, with certain exceptions, one or
                                    more of the following was the case:

                                    1.  a party not related to the related
                                        borrower was identified as a
                                        responsible party for such conditions
                                        or circumstances;

                                    2.  the related borrower was required to
                                        provide additional security and/or to
                                        obtain and, for the period contemplated
                                        by the related mortgage loan documents,
                                        maintain an operations and maintenance
                                        plan;

                                    3.  the related borrower provided a "no
                                        further action" letter or other
                                        evidence that applicable federal, state
                                        or local governmental authorities had
                                        no current intention of taking any
                                        action, and are not requiring any
                                        action, in respect of such conditions
                                        or circumstances;

                                    4.  such conditions or circumstances were
                                        investigated further and based upon
                                        such additional investigation, an
                                        environmental consultant recommended no
                                        further investigation or remediation;

                                    5.  the expenditure of funds reasonably
                                        estimated to be necessary to effect
                                        such remediation was the lesser of (a)
                                        an amount equal to 10 percent of the
                                        outstanding principal balance of the
                                        related mortgage loan and (b) two
                                        million dollars;

                                    6.  an escrow of funds exists reasonably
                                        estimated to be sufficient for purposes
                                        of effecting such remediation;

                                    7.  the related borrower or other
                                        responsible party is currently taking
                                        such actions, if any, with respect to
                                        such circumstances or conditions as have
                                        been required by the applicable
                                        governmental regulatory authority;

                                    8.  the related mortgaged property is
                                        insured under a policy of insurance,
                                        subject to certain per occurrence and
                                        aggregate limits and a deductible,
                                        against certain losses arising from such
                                        circumstances and conditions; or

                                      S-56

                                    9.  a responsible party provided a guaranty
                                        or indemnity to the related borrower to
                                        cover the costs of any required
                                        investigation, testing, monitoring or
                                        remediation.

                                 In some cases, the environmental consultant did
                                 not recommend that any action be taken with
                                 respect to a potential adverse environmental
                                 condition at a mortgaged real property securing
                                 a mortgage loan that we intend to include in
                                 the trust fund because a responsible party with
                                 respect to that condition had already been
                                 identified. There can be no assurance, however,
                                 that such a responsible party will be
                                 financially able to address the subject
                                 condition or compelled to do so.

                                 Furthermore, any particular environmental
                                 testing may not have covered all potential
                                 adverse conditions. For example, testing for
                                 lead-based paint, lead in water and radon was
                                 done only if the use, age and condition of the
                                 subject property warranted that testing.

                                 There can be no assurance that--

                                 o  the environmental testing referred to above
                                    identified all material adverse
                                    environmental conditions and circumstances
                                    at the subject properties;

                                 o  the recommendation of the environmental
                                    consultant was, in the case of all
                                    identified problems, the appropriate action
                                    to take;

                                 o  any of the environmental escrows established
                                    with respect to any of the mortgage loans
                                    that we intend to include in the trust fund
                                    will be sufficient to cover the recommended
                                    remediation or other action; or

                                 o  an environmental insurance policy will cover
                                    all or part of a claim asserted against it
                                    because such policies are subject to various
                                    deductibles, terms, exclusions, conditions
                                    and limitations, and have not been
                                    extensively interpreted by the courts.

                                 In the case of one mortgage loan, representing
                                 approximately 0.4% of the initial pool balance
                                 (0.5% of the group 1 balance) as of the
                                 cut-off date, the property securing the
                                 mortgage loan is the inactive Guilford Mills,
                                 Inc. -- Greenberg Plant property, classified
                                 as a Brownfields Property by the North
                                 Carolina Department of Environment and Natural
                                 Resources. Although chlorinated solvents and
                                 naphthalene were detected in the soil and
                                 groundwater, the Phase I report concluded
                                 that: (i) based on the plume distance and
                                 groundwater flow (southeast), it is unlikely
                                 that the groundwater contamination would
                                 impact the mortgaged property, and (ii)
                                 following soil excavation, soil samples
                                 collected were determined to be below
                                 regulatory soil contamination standards. The
                                 borrower has provided a pollution legal

                                      S-57

                                 liability environmental insurance policy from
                                 AIG with combined single limits of $5,000,000
                                 for a period of 10 years with a $50,000
                                 deductible, and a secured creditor impaired
                                 property insurance policy (lesser of loan
                                 balance) from AIG with combined single limits
                                 of $2,000,000 for a period that extends 5
                                 years beyond the mortgage loan term.

                                 In the case of one mortgage loan, representing
                                 approximately 0.8% of the initial pool balance
                                 (1.0% of the group 1 balance) as of the
                                 cut-off date, a sampling performed by an
                                 environmental consultant in December 2003, as
                                 part of continuing long-term groundwater
                                 monitoring, revealed concentrations of certain
                                 contaminants in two of five monitoring wells
                                 on the mortgaged property that exceeded the
                                 maximum levels and subjected the mortgaged
                                 property to regulatory action. The mortgagee's
                                 environmental consultant considered a
                                 requirement to actively remediate the
                                 mortgaged property to be unlikely and
                                 estimated that groundwater samplings would
                                 indicate clear results within the next eight
                                 calendar quarters, at which time a closure
                                 letter could be requested from the Washington
                                 Department of Energy. A reserve of $31,250 was
                                 created to cover recommended continued
                                 monitoring costs (which amount represents 125%
                                 of the estimated monitoring costs).

                                 In the case of one mortgage loan, representing
                                 approximately 11.6% of the initial pool
                                 balance (13.7% of the group 1 balance) as of
                                 the cut-off date, the soil and groundwater of
                                 the mortgaged property has been contaminated
                                 due to petroleum leaks from underground
                                 storage formerly located on the mortgaged
                                 property that belonged to the City and County
                                 of San Francisco. See "Description of the
                                 Mortgaged Pool--Significant Mortgage
                                 Loans--Bank of America Center" in this
                                 prospectus supplement.

THE BENEFITS PROVIDED BY
 CROSS-COLLATERALIZATION MAY
 BE LIMITED...................   As described under "Description of the
                                 Mortgage Pool-- General" in this prospectus
                                 supplement, the mortgage pool includes two sets
                                 of cross-collateralized mortgage loans, which
                                 represent 5.8% of the initial pool balance
                                 (37.1% of the group 2 balance) as of the
                                 cut-off date. Cross-collateralization
                                 arrangements may be terminated with respect to
                                 some mortgage loan groups under the terms of
                                 the related mortgage loan documents.
                                 Cross-collateralization arrangements seek to
                                 reduce the risk that the inability of one or
                                 more of the mortgaged properties securing any
                                 such set of cross-collateralized mortgage loans
                                 (or any such mortgage loan with multiple notes
                                 and/or mortgaged properties) to generate net
                                 operating income sufficient to pay debt service
                                 will result in defaults and ultimate losses.

                                      S-58

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances by creditors of the
                                 related borrower in an action brought outside
                                 a bankruptcy case or, if such borrower were to
                                 become a debtor in a bankruptcy case, by the
                                 borrower's representative.

                                 A lien granted by such a borrower entity could
                                 be avoided if a court were to determine that:

                                 o  such borrower was insolvent when granting
                                    the lien, was rendered insolvent by the
                                    granting of the lien or was left with
                                    inadequate capital, or was not able to pay
                                    its debts as they matured; and

                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent value
                                    when it allowed its mortgaged property or
                                    properties to be encumbered by a lien
                                    securing the entire indebtedness.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on the
                                 benefits realized by such borrower from the
                                 respective mortgage loan proceeds, as well as
                                 the overall cross-collateralization. If a
                                 court were to conclude that the granting of
                                 the liens was an avoidable fraudulent
                                 conveyance, that court could:

                                 o  subordinate all or part of the pertinent
                                    mortgage loan to existing or future
                                    indebtedness of that borrower;

                                 o  recover payments made under that mortgage
                                    loan; or

                                 o  take other actions detrimental to the
                                    holders of the certificates, including,
                                    under certain circumstances, invalidating
                                    the mortgage loan or the mortgages securing
                                    such cross-collateralization.

MORTGAGE LOANS TO RELATED BORROWERS
 AND CONCENTRATIONS OF RELATED
 TENANTS MAY RESULT IN MORE
 SEVERE LOSSES ON YOUR
 CERTIFICATES..................  Certain groups of borrowers under the mortgage loans are affiliated or under common control
                                 with one another. However, no group of
                                 affiliated borrowers are obligors on mortgage
                                 loans representing more than 10.2% of the
                                 initial pool balance (12.1% of the group 1
                                 balance). In addition, tenants in certain
                                 mortgaged properties also may be tenants in
                                 other mortgaged properties, and certain tenants
                                 may be owned by affiliates of the borrowers or
                                 otherwise related to or affiliated with a
                                 borrower. There are also several cases in which
                                 a particular entity is a tenant at multiple
                                 mortgaged properties, and although it may not
                                 be a major tenant (as described in the
                                 prospectus supplement) at any such mortgaged
                                 property, it may be significant to the
                                 successful performance of such mortgaged
                                 properties. The borrower under 1 mortgage loan
                                 representing 1.0% of the initial pool balance
                                 (1.1% of the group 1 balance) as of the cut-off
                                 date, is related to an affiliate of the
                                 borrower under the GE-Kimco Portfolio

                                      S-59

                                 Mortgage Loan representing 2.4% of the initial
                                 pool balance (2.8% of the group 1 balance) as
                                 of the cut-off date.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant
                                 or a respective affiliate and affecting one of
                                 the related mortgage loans or mortgaged
                                 properties could arise in connection with the
                                 other related mortgage loans or mortgaged
                                 properties. In particular, the bankruptcy or
                                 insolvency of any such borrower or tenant or
                                 respective affiliate could have an adverse
                                 effect on the operation of all of the related
                                 mortgaged properties and on the ability of
                                 such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or directly or indirectly
                                 controls several mortgaged properties
                                 experiences financial difficulty at one
                                 mortgaged property, it could defer maintenance
                                 at one or more other mortgaged properties in
                                 order to satisfy current expenses with respect
                                 to the mortgaged property experiencing
                                 financial difficulty. It could also attempt to
                                 avert foreclosure by filing a bankruptcy
                                 petition that might have the effect of
                                 interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans. See "Certain Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the accompanying
                                 prospectus.

                                 In addition, a number of the borrowers under
                                 the mortgage loans are limited or general
                                 partnerships. Under certain circumstances, the
                                 bankruptcy of the general partner in a
                                 partnership may result in the dissolution of
                                 such partnership. The dissolution of a
                                 borrower partnership, the winding-up of its
                                 affairs and the distribution of its assets
                                 could result in an acceleration of its payment
                                 obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES MAY
 ADVERSELY AFFECT PAYMENT
 ON YOUR CERTIFICATES..........  A concentration of mortgaged properties in a particular state or region increases the
                                 exposure of the mortgage pool to any adverse
                                 economic developments that may occur in such
                                 state or region, conditions in the real estate
                                 market where the mortgaged properties securing
                                 the related mortgage loans are located, changes
                                 in governmental rules and fiscal polices, acts
                                 of nature, including floods, tornadoes and
                                 earthquakes (which may result in uninsured
                                 losses and which may cause adverse impacts to a
                                 mortgaged property directly or indirectly by
                                 disrupting travel patterns and/or the area's
                                 economy), and other factors which are beyond
                                 the control of the borrowers. In this regard as
                                 of the cut-off date:

                                 o  twenty-two of the mortgaged properties,
                                    which constitute security for 25.6% of the
                                    initial pool balance (28.1% of the group 1
                                    balance and 11.9% of the group 2 balance),
                                    are located in California;

                                      S-60

                                 o  twenty-four of the mortgaged properties,
                                    which constitute security for 15.5% of the
                                    initial pool balance (16.8% of the group 1
                                    balance and 8.2% of the group 2 balance),
                                    are located in Texas;

                                 o  ten of the mortgaged properties, which
                                    constitute security for 9.7% of the initial
                                    pool balance (8.5% of the group 1 balance
                                    and 15.7% of the group 2 balance), are
                                    located in Florida;

                                 o  two of the mortgaged properties, which
                                    constitute security for 6.4% of the initial
                                    pool balance (7.6% of the group 1 balance
                                    and 0% of the group 2 balance), are located
                                    in Kansas; and

                                 o  five of the mortgaged properties, which
                                    constitute security for 4.8% of the initial
                                    pool balance (5.7% of the group 1 balance
                                    and 0% of the group 2 balance), are located
                                    in Washington.

MORTGAGE LOANS WITH HIGHER THAN
 AVERAGE PRINCIPAL BALANCES MAY
 CREATE MORE RISK OF LOSS.....   Concentrations in a pool of mortgage loans
                                 with larger than average balances can result in
                                 losses that are more severe, relative to the
                                 size of the pool, than would be the case if the
                                 aggregate balance of such pool were more evenly
                                 distributed. In this regard:

                                 o  twenty-nine mortgage loans (25 of these
                                    mortgage loans are included in loan group 1
                                    and four of these mortgage loans are
                                    included in loan group 2) have cut-off date
                                    balances that are higher than the average
                                    cut-off date balance;

                                 o  the largest single mortgage loan, by cut-off
                                    date balance, represents approximately 11.6%
                                    of the initial pool balance (13.7% of the
                                    group 1 balance), and the two groups of
                                    cross-collateralized mortgage loans
                                    represent in the aggregate approximately
                                    5.8% of the initial pool balance (37.1% of
                                    the group 2 balance); and

                                 o  the ten largest mortgage loans or crossed
                                    pools have cut-off date balances that
                                    represent in the aggregate 41.8% of the
                                    initial pool balance (42.7% of the group 1
                                    balance and 37.1% of the group 2 balance).

CHANGES IN CONCENTRATION MAY
 SUBJECT YOUR CERTIFICATES TO
 GREATER RISK OF LOSS.........   As payments in respect of principal (including
                                 payments in the form of voluntary principal
                                 prepayments, liquidation proceeds (as described
                                 in this prospectus supplement) and the
                                 repurchase prices for any mortgage loans
                                 repurchased due to breaches of representations
                                 or warranties) are received with respect to the
                                 mortgage loans, the remaining mortgage loans as
                                 a group may exhibit increased concentration
                                 with respect to the type of

                                      S-61

                                 properties, property characteristics, number
                                 of borrowers and affiliated borrowers and
                                 geographic location. Because principal on the
                                 offered certificates (other than the Class XP
                                 Certificates) is generally payable in
                                 sequential order, classes that have a lower
                                 priority with respect to the payment of
                                 principal are relatively more likely to be
                                 exposed to any risks associated with changes
                                 in concentrations.

PREPAYMENT PREMIUMS PRESENT
 SPECIAL RISKS................   Seventy-five of the mortgage loans (57 of these
                                 mortgage loans are included in loan group 1 and
                                 18 of these mortgage loans are included in loan
                                 group 2), representing 74.8% of the initial
                                 pool balance (75.3% of the group 1 balance and
                                 72.0% of the group 2 balance) as of the cut-off
                                 date, generally prohibit any voluntary
                                 prepayment of principal prior to the final 1 to
                                 7 scheduled monthly payments which includes any
                                 payment that is due upon the stated maturity
                                 date or anticipated repayment date, as
                                 applicable, of the related mortgage loan;
                                 however, these mortgage loans generally permit
                                 defeasance. In addition, 31 of the mortgage
                                 loans (25 of these mortgage loans are included
                                 in loan group 1 and six of these mortgage loans
                                 are included in loan group 2) representing
                                 21.9% of the initial pool balance (20.7% of the
                                 group 1 balance and 28.0% of the group 2
                                 balance), (a) have an initial lock-out period,
                                 (b) are then subject after expiration of the
                                 initial lock-out period to a period where the
                                 borrower has an option to prepay the loan
                                 subject to a prepayment premium, and (c)
                                 becomes thereafter prepayable without an
                                 accompanying prepayment premium prior to its
                                 maturity. Further, two of the mortgage loans
                                 (both of which are included in loan group 1)
                                 representing 3.3% of the initial pool balance
                                 (3.9% of the group 1 balance) have no lock-out
                                 period; therefore the borrower (a) has the
                                 option to prepay the related mortgage loan
                                 subject to a prepayment premium for a set
                                 period of time, and (b) the related mortgage
                                 loan becomes thereafter prepayable without an
                                 accompanying prepayment premium prior to its
                                 maturity. See "Description of the Mortgage
                                 Pool--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" in this
                                 prospectus supplement. Any prepayment premiums
                                 actually collected on the remaining mortgage
                                 loans, which generally permit voluntary
                                 prepayments during particular periods and,
                                 depending on the period, require the payment of
                                 a prepayment premium with such prepayment, will
                                 be distributed among the respective classes of
                                 certificates in the amounts and in accordance
                                 with the priorities described in this
                                 prospectus supplement under "Description of the
                                 Certificates-- Distributions--Distributions of
                                 Prepayment Premiums" in this prospectus
                                 supplement. The depositor, however, makes no
                                 representation as to the collectibility of any
                                 prepayment premium.

                                      S-62

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents" in this prospectus supplement and
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases" and "--Representations and
                                 Warranties; Repurchases and Substitutions",
                                 "Servicing of the Mortgage Loans--Defaulted
                                 Mortgage Loans; Purchase Option" and
                                 "Description of the Certificates--Termination"
                                 in this prospectus supplement.

                                 Generally. Provisions requiring prepayment
                                 premiums may not be enforceable in some states
                                 and under federal bankruptcy law. Those
                                 provisions also may constitute interest for
                                 usury purposes. Accordingly, we cannot assure
                                 you that the obligation to pay a prepayment
                                 premium will be enforceable. Also, we cannot
                                 assure you that foreclosure proceeds will be
                                 sufficient to pay an enforceable prepayment
                                 premium. Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a prepayment
                                 premium. In certain jurisdictions those
                                 collateral substitution provisions might
                                 therefore be deemed unenforceable or usurious
                                 under applicable law.

                                 We also note the following with respect to
                                 prepayment premiums:

                                 o  liquidation proceeds (as described in this
                                    prospectus supplement) recovered in respect
                                    of any defaulted mortgage loan will, in
                                    general, be applied to cover outstanding
                                    advances prior to being applied to cover any
                                    prepayment premium due in connection with
                                    the liquidation of such mortgage loan;

                                 o  the special servicer may waive a prepayment
                                    premium in connection with obtaining a
                                    pay-off of a defaulted mortgage loan;

                                 o  no prepayment premium will be payable in
                                    connection with any repurchase of a mortgage
                                    loan resulting from a material breach of
                                    representation or warranty or a material
                                    document defect by the mortgage loan seller;

                                 o  no prepayment premium will be payable in
                                    connection with the purchase of all of the
                                    mortgage loans and any REO properties by the
                                    special servicer, master servicer or any
                                    holder or holders of certificates evidencing
                                    a majority interest in the controlling class
                                    in connection with the termination of the
                                    trust;

                                 o  no prepayment premium will be payable in
                                    connection with the purchase of defaulted
                                    mortgage

                                      S-63

                                    loans by the master servicer, special
                                    servicer, the Class BC certificateholders
                                    (with respect to the Bank of America Center
                                    Pari Passu Note A-1 Mortgage Loan), the
                                    Class DM certificateholders (with respect
                                    to the Dallas Market Center Pari Passu Note
                                    A-1 Mortgage Loan), any mezzanine lender or
                                    any holder or holders of certificates
                                    evidencing a majority interest in the
                                    controlling class; and

                                 o  in general, no prepayment premium is payable
                                    with respect to a prepayment due to casualty
                                    or condemnation.

                                 See "Servicing of the Mortgage
                                 Loans--Modifications, Waivers, Amendments and
                                 Consents" in this prospectus supplement and
                                 "Certain Legal Aspects of Mortgage Loans--
                                 Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage Pool--
                                 Assignment of the Mortgage Loans; Repurchases
                                 and Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions",
                                 "Servicing of the Mortgage Loans--Defaulted
                                 Mortgage Loans; Purchase Option" and
                                 "Description of the Certificates--Termination"
                                 in this prospectus supplement.

THE OPERATION OF THE MORTGAGED
 PROPERTY UPON FORECLOSURE
 OF THE  MORTGAGE LOAN MAY
 AFFECT TAX STATUS............   If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related
                                 mortgage loan pursuant to a foreclosure or deed
                                 in lieu of foreclosure, the special servicer
                                 would be required to retain an independent
                                 contractor to operate and manage the mortgaged
                                 property. Among other things, the independent
                                 contractor would not be permitted to perform
                                 construction work on the mortgaged property
                                 unless such construction generally was at least
                                 10% complete at the time default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from such operation and management,
                                 other than qualifying "rents from real
                                 property" (as defined in Section 856(d) of the
                                 Internal Revenue Code of 1986, as amended), or
                                 any rental income based on the net profits of a
                                 tenant or sub-tenant or allocable to a service
                                 that is non-customary in the area and for the
                                 type of building involved, will subject the
                                 trust fund to federal (and possibly state or
                                 local) tax on such income at the highest
                                 marginal corporate tax rate (currently 35%),
                                 thereby reducing net proceeds available for
                                 distribution to certificateholders. In
                                 addition, if the trust were to acquire one or
                                 more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged properties,
                                 the trust may in certain jurisdictions,
                                 particularly in New York, be required to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such

                                      S-64

                                 mortgaged properties. Such state or local
                                 taxes may reduce net proceeds available for
                                 distribution to the certificateholders.

PROPERTY VALUE MAY BE ADVERSELY
 AFFECTED EVEN WHEN CURRENT
 OPERATING INCOME IS NOT......   Various factors may adversely affect the
                                 value of a mortgaged property without affecting
                                 the property's current net operating income.
                                 These factors include, among others:

                                 o  the existence of, or changes in,
                                    governmental regulations, fiscal policy,
                                    zoning or tax laws;

                                 o  potential environmental legislation or
                                    liabilities or other legal liabilities;

                                 o  the availability of refinancing;

                                 o  changes in interest rate levels; and

                                 o  reduction in, or loss of, real estate tax
                                    abatements, exemptions, tax incremental
                                    financing arrangements, or similar benefits.

LEASEHOLD INTERESTS ARE SUBJECT
 TO TERMS OF THE GROUND LEASE.   Fifteen mortgaged properties, representing
                                 approximately 11.6% of the initial pool balance
                                 (11.4% of the group 1 balance and 12.7% of the
                                 group 2 balance) as of the cut-off date, are
                                 secured, in whole or in part, by a mortgage on
                                 a ground lease. Leasehold mortgages are subject
                                 to certain risks not associated with mortgage
                                 loans secured by the fee estate of the
                                 mortgagor. The most significant of these risks
                                 is that the ground lease may terminate if,
                                 among other reasons, the ground lessee breaches
                                 or defaults in its obligations under the ground
                                 lease or there is a bankruptcy of the ground
                                 lessee or the ground lessor. Accordingly, a
                                 leasehold mortgagee may lose the collateral
                                 securing its leasehold mortgage. In addition,
                                 although the consent of the ground lessor
                                 generally will not be required for foreclosure,
                                 the terms and conditions of a leasehold
                                 mortgage may be subject to the terms and
                                 conditions of the ground lease, and the rights
                                 of a ground lessee or a leasehold mortgagee
                                 with respect to, among other things, insurance,
                                 casualty and condemnation may be affected by
                                 the provisions of the ground lease.

                                 In Precision Indus. v. Qualitech Steel SBQ,
                                 LLC, 327 F.3d 537 (7th Cir. 2003), the United
                                 States Court of Appeals for the Seventh Circuit
                                 ruled with respect to an unrecorded lease of
                                 real property that where a statutory sale of
                                 the fee interest in leased property occurs
                                 under Section 363(f) of the Bankruptcy Code (11
                                 U.S.C. Section 363(f)) upon the bankruptcy of a
                                 landlord, such sale terminates a lessee's
                                 possessory interest in the property, and the
                                 purchaser assumes title free and clear of any
                                 interest, including any

                                      S-65

                                 leasehold estates. In addition, although the
                                 consent of the ground lessor generally will
                                 not be required for foreclosure, the terms and
                                 conditions of a leasehold mortgage may be
                                 subject to the terms and conditions of the
                                 ground lease, and the rights of a ground
                                 lessee or a leasehold mortgagee with respect
                                 to, among other things, insurance, casualty
                                 and condemnation may be affected by the
                                 provisions of the ground lease.

INFORMATION REGARDING THE
 MORTGAGE LOANS IS LIMITED....   The information set forth in this prospectus
                                 supplement with respect to the mortgage loans
                                 is derived principally from one or more of the
                                 following sources:

                                 o  a review of the available credit and legal
                                    files relating to the mortgage loans;

                                 o  inspections of each mortgaged property with
                                    respect to the applicable mortgage loan
                                    undertaken by or on behalf of a mortgage
                                    loan seller;

                                 o  generally, unaudited operating statements
                                    for the mortgaged properties related to the
                                    mortgage loans supplied by the borrowers;

                                 o  appraisals for the mortgaged properties
                                    related to the mortgage loans that generally
                                    were performed in connection with
                                    origination (which appraisals were used in
                                    presenting information regarding the values
                                    of such mortgaged properties as of the
                                    cut-off date under "Description of the
                                    Mortgage Pool", under Annex A and under
                                    Annex B for illustrative purposes only);

                                 o  engineering reports and environmental
                                    reports for the mortgaged properties related
                                    to the mortgage loans that generally were
                                    prepared in connection with origination; and

                                 o  information supplied by entities from which
                                    the mortgage loan seller acquired, or which
                                    currently service, certain of the mortgage
                                    loans.

                                 Also, several mortgage loans constitute
                                 acquisition financing. Accordingly, limited or
                                 no operating information is available with
                                 respect to the related mortgaged property. All
                                 of the mortgage loans were originated during
                                 the preceding 14 months. In addition, certain
                                 properties may allow for the substitution of a
                                 part or all of the entire mortgaged property,
                                 subject to various conditions. See
                                 "Description of the Mortgage Pool--Release or
                                 Subsititution of Properties". Accordingly, no
                                 information is presently available with
                                 respect to a property that may be substituted
                                 for a mortgaged property.

                                      S-66

BORROWER LITIGATION MAY AFFECT
 TIMING OR PAYMENT ON YOUR
 CERTIFICATES.................   Certain borrowers and the principals of certain
                                 borrowers and/or managers may have been
                                 involved in bankruptcy or similar proceedings
                                 or have otherwise been parties to real
                                 estate-related litigation.

                                 There may also be other legal proceedings
                                 pending and, from time to time, threatened
                                 against the borrowers and their affiliates
                                 relating to the business of or arising out of
                                 the ordinary course of business of the
                                 borrowers and their affiliates. We cannot
                                 assure you that such litigation will not have a
                                 material adverse effect on the distributions to
                                 certificateholders.

RELIANCE ON A SINGLE TENANT OR
 A SMALL GROUP OF TENANTS MAY
 INCREASE THE RISK OF LOSS....   A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single tenant
                                 or a small number of tenants. Mortgaged
                                 properties leased to a single tenant or a small
                                 number of tenants also are more susceptible to
                                 interruptions of cash flow if a tenant fails to
                                 renew its lease. This is because the financial
                                 effect of the absence of rental income may be
                                 severe; more time may be required to relet the
                                 space; and substantial capital costs may be
                                 incurred to make the space appropriate for
                                 replacement tenants. In this regard, see "Risk
                                 Factors--Risks Related to the Mortgage Loans--
                                 Particular Property Types Present Special
                                 Risks--Retail Properties" and "--Office
                                 Properties" in this prospectus supplement.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry.

MORTGAGED PROPERTIES WITH
 TENANTS PRESENT SPECIAL RISK..  The income from, and market value of, the mortgaged properties leased to various tenants
                                 would be adversely affected if:

                                 o  space in the mortgaged properties could not
                                    be leased or relet;

                                 o  tenants were unable to meet their lease
                                    obligations;

                                 o  leasing or re-leasing is restricted by
                                    exclusive rights of tenants to lease the
                                    mortgaged properties or other covenants not
                                    to lease space for certain uses or
                                    activities, or covenants limiting the types
                                    of tenants to which space may be leased;

                                 o  substantial re-leasing costs were required
                                    and/or the cost of performing landlord
                                    obligations under existing leases materially
                                    increased;

                                      S-67

                                 o  a significant tenant were to become a debtor
                                    in a bankruptcy case; or

                                 o  rental payments could not be collected for
                                    any other reason.

                                 Repayment of the mortgage loans secured by
                                 retail, offices and industrial and warehouse
                                 properties will be affected by the expiration
                                 of leases and the ability of the respective
                                 borrowers to renew the leases or relet the
                                 space on comparable terms. In addition, if a
                                 significant portion of tenants have leases
                                 which expire near or at maturity of the related
                                 mortgage loan, then it may make it more
                                 difficult for the related borrower to seek
                                 refinancing or make any applicable balloon
                                 payment. Certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who have the right
                                 to cancel their leases at any time or for lack
                                 of appropriations. Other tenants may have the
                                 right to cancel or terminate their leases upon
                                 the occurrence of certain events including, but
                                 not limited to, the loss of an anchor tenant at
                                 the mortgaged property. Additionally, mortgage
                                 loans may have concentrations of leases
                                 expiring at varying rates in varying
                                 percentages.

                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash flow
                                 from the mortgaged properties. Moreover, if a
                                 tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing its rights and
                                 protecting its investment, including costs
                                 incurred in renovating and reletting the
                                 property.

                                 Additionally, in certain jurisdictions, if
                                 tenant leases are subordinated to the liens
                                 created by the mortgage but do not contain
                                 attornment provisions (provisions requiring the
                                 tenant to recognize as landlord under the lease
                                 a successor owner following foreclosure), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Accordingly, if a mortgaged
                                 property is located in such a jurisdiction and
                                 is leased to one or more desirable tenants
                                 under leases that are subordinate to the
                                 mortgage and do not contain attornment
                                 provisions, such mortgaged property could
                                 experience a further decline in value if such
                                 tenants' leases were terminated.

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants or others an option to purchase, a
                                 right of first refusal or a right of first
                                 offer to purchase all or a portion of the
                                 mortgaged property in the event a sale is
                                 contemplated, and such right is not subordinate
                                 to the related mortgage. This may impede the
                                 mortgagee's ability to sell the related
                                 mortgaged property

                                      S-68

                                 at foreclosure, or, upon foreclosure, this may
                                 affect the value and/or marketability of the
                                 related mortgaged property.

MORTGAGED PROPERTIES WITH
 MULTIPLE TENANTS MAY
 INCREASE RELETTING
 COSTS AND REDUCE CASH FLOW...   If a mortgaged property has multiple tenants,
                                 reletting expenditures may be more frequent
                                 than in the case of mortgaged properties with
                                 fewer tenants, thereby reducing the cash flow
                                 available for debt service payments.
                                 Multi-tenanted mortgaged properties also may
                                 experience higher continuing vacancy rates and
                                 greater volatility in rental expenses.

TENANCIES IN COMMON MAY HINDER
 OR DELAY RECOVERY............   With respect to eight mortgage loans,
                                 representing 6.7% of the initial pool balance
                                 (4.9% of the group 1 balance and 16.2% of the
                                 group 2 balance) as of the cut-off date, the
                                 borrowers own the related mortgaged property as
                                 tenants in common. These mortgage loans may be
                                 subject to prepayment, including during periods
                                 when prepayment might otherwise be prohibited,
                                 as a result of partition. Although some of the
                                 related borrowers have purported to waive any
                                 right of partition, we cannot assure you that
                                 any such waiver would be enforced by a court of
                                 competent jurisdiction.

                                 In general, with respect to a tenant in common
                                 ownership structure, each tenant in common
                                 owns an undivided share in the property and if
                                 such tenant in common desires to sell its
                                 interest in the property (and is unable to
                                 find a buyer or otherwise needs to force a
                                 partition) such tenant in common has the
                                 ability to request that a court order a sale
                                 of the property and distribute the proceeds to
                                 each tenant in common proportionally. As a
                                 result, if a borrower exercises such right of
                                 partition, the related mortgage loans may be
                                 subject to prepayment. In addition, the tenant
                                 in common structure may cause delays in the
                                 enforcement of remedies; this may occur, for
                                 example, because of procedural or substantive
                                 issues resulting from the existence of
                                 multiple borrowers under the related loan,
                                 such as in bankruptcy, in which circumstance,
                                 each time a tenant in common borrower files
                                 for bankruptcy, the bankruptcy court stay will
                                 be reinstated.

TENANT BANKRUPTCY ADVERSELY
 AFFECTS PROPERTY PERFORMANCE..  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in
                                 retail, office, industrial and warehouse
                                 properties may adversely affect the income
                                 produced by a mortgaged property. Under the
                                 federal bankruptcy code a tenant has the option
                                 of assuming or rejecting any unexpired lease.
                                 If the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would

                                      S-69

                                 be a general unsecured claim against the
                                 tenant (absent collateral securing the claim).
                                 The claim would be limited to the unpaid rent
                                 reserved under the lease for the periods prior
                                 to the bankruptcy petition (or earlier
                                 surrender of the leased premises) which are
                                 unrelated to the rejection, plus the greater
                                 of one year's rent or 15% of the remaining
                                 reserved rent (but not more than three year's
                                 rent). There are several cases in which one or
                                 more tenants at a mortgaged property have
                                 declared bankruptcy. We are aware that one
                                 mortgage loan representing 0.6% of the initial
                                 pool balance (0.8% of the group 1 balance) as
                                 of the cut-off date, has a tenant in
                                 bankruptcy (Kmart) representing 62.8% of the
                                 net rentable area. We are aware that one
                                 mortgage loan representing 0.4% of the initial
                                 pool balance (0.5% of the group 1 balance) as
                                 of the cut-off date, has a tenant in
                                 bankruptcy (Kmart) representing 59.3% of the
                                 net rentable area. We are aware that one
                                 mortgage loan representing 5.3% of the initial
                                 pool balance (6.3% of the group 1 balance) as
                                 of the cut-off date, has a tenant in
                                 bankruptcy (Eddie Bauer) representing 1.9% of
                                 the net rentable area. Generally, these
                                 tenants have not yet affirmed or rejected
                                 their leases. We cannot assure you that any
                                 such tenant will affirm its lease.

ONE ACTION RULES MAY LIMIT
 REMEDIES.....................   Several states (including California) have
                                 laws that prohibit more than one "judicial
                                 action" to enforce a mortgage obligation, and
                                 some courts have construed the term "judicial
                                 action" broadly. Accordingly, the special
                                 servicer is required to obtain advice of
                                 counsel prior to enforcing any of the trust
                                 fund's rights under any of the mortgage loans
                                 that include mortgaged properties where the
                                 rule could be applicable.

PROPERTY INSURANCE MAY NOT
 PROTECT YOUR CERTIFICATES
 FROM LOSS IN THE EVENT
 OF CASUALTY OR LOSS..........   The loan documents for each of the mortgage
                                 loans generally require the borrower to
                                 maintain, or cause to be maintained, specified
                                 property and liability insurance. The mortgaged
                                 properties may suffer casualty losses due to
                                 risks which were not covered by insurance or
                                 for which insurance coverage is inadequate. We
                                 cannot assure you that borrowers will be able
                                 to maintain adequate insurance. Moreover, if
                                 reconstruction or any major repairs are
                                 required, changes in laws may materially affect
                                 the borrower's ability to effect any
                                 reconstruction or major repairs or may
                                 materially increase the costs of the
                                 reconstruction or repairs. In addition certain
                                 of the mortgaged properties are located in
                                 California, Washington, Texas, Oregon, Utah,
                                 Nevada and along the Southeastern coastal areas
                                 of the United States. These areas have
                                 historically been at greater risk regarding
                                 acts of nature (such as earthquakes, floods and
                                 hurricanes)

                                      S-70

                                 than other states. The loans do not generally
                                 require the borrowers to maintain earthquake or
                                 windstorm insurance.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of the policies sold by
                                 primary insurers) have indicated that they
                                 intend to eliminate coverage for acts of
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of deductible for acts of
                                 terrorism or charge higher premiums for such
                                 coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the Secretary of the
                                 Treasury and will provide financial assistance
                                 from the United States government to insurers
                                 in the event of another terrorist attack that
                                 is the subject of an insurance claim. The
                                 Treasury Department will establish procedures
                                 for the Terrorism Insurance Program under which
                                 the federal share of compensation will be equal
                                 to 90% of that portion of insured losses that
                                 exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion. An
                                 insurer that has paid its deductible is not
                                 liable for the payment of any portion of total
                                 annual United States-wide losses that exceed
                                 $100 billion, regardless of the terms of the
                                 individual insurance contracts. The Terrorism
                                 Risk Insurance Act of 2002 does not require
                                 insureds to purchase the coverage nor does it
                                 stipulate the pricing of the coverage. In
                                 addition, there can be no assurance that all of
                                 the borrowers under the mortgage loans have
                                 accepted the continued coverage. The Terrorism
                                 Insurance Program requires that each insurer
                                 for policies in place prior to November 26,
                                 2002 provide its insureds with a statement of
                                 the proposed premiums for terrorism coverage,
                                 identifying the portion of the risk that the
                                 federal government will cover, within 90 days
                                 after November 26, 2002. Insureds will have 30
                                 days to accept the continued coverage and pay
                                 the premium. If an insured does not pay the
                                 premium, insurance for acts of terrorism may be
                                 excluded from the policy. All policies for
                                 insurance issued after November 26, 2002 must
                                 make similar disclosure. Through December 2005,
                                 insurance carriers are required under the
                                 program to provide terrorism coverage in their
                                 basic "all-risk" policies, as the Secretary of
                                 the Treasury has extended in June 2004 such
                                 mandatory participation (originally scheduled
                                 to expire in December 2004) through December
                                 2005. Any commercial property and casualty
                                 terrorism

                                      S-71

                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses, subject to the
                                 immediately preceding paragraph. Any state
                                 approval of such types of exclusions in force
                                 on November 26, 2002 is also voided. However,
                                 it is unclear what acts will fall under the
                                 category of "terrorism" as opposed to "acts of
                                 war" or "natural disasters," which may not be
                                 covered by such program. In addition, coverage
                                 under such program will only be available for
                                 terrorist acts that are committed by an
                                 individual or individuals acting on behalf of
                                 a foreign person or foreign interest. In
                                 addition, the Terrorism Insurance Program
                                 applies to United States risks only and to
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. It remains
                                 unclear what acts will fall under the purview
                                 of the Terrorism Insurance Program.

                                 Furthermore, since the Terrorism Insurance
                                 Program was passed into law, it has yet to be
                                 determined whether it or state legislation has
                                 lowered or will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005. There can be
                                 no assurance that such temporary program will
                                 create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, there can be no assurance that such
                                 program will be renewed or subsequent
                                 terrorism insurance legislation will be passed
                                 upon its expiration.

                                 In the event that such casualty losses are not
                                 covered by standard casualty insurance
                                 policies, the loan documents may not
                                 specifically require the borrowers to obtain
                                 this form of coverage. Although the mortgage
                                 loan documents relating to the remaining
                                 mortgage loans contain general provisions which
                                 permit the lender to require other reasonable
                                 insurance and which do not expressly forbid the
                                 lender from requiring terrorism insurance, we
                                 cannot assure you whether requiring terrorism
                                 insurance would be reasonable or otherwise
                                 permissible under the general provisions for
                                 any particular mortgage loan.

                                 If the loan documents require insurance
                                 covering terrorist or similar acts, the master
                                 servicer or the special servicer, pursuant to
                                 the pooling and servicing agreement, may not be
                                 required to maintain insurance covering
                                 terrorist or similar acts, nor will it be
                                 required to call a default under a mortgage
                                 loan, if the related borrower fails to maintain
                                 such insurance and the special servicer
                                 consents. In determining whether to require
                                 insurance for terrorist or similar acts or to
                                 call a default, each of the master servicer and
                                 the special servicer will consider the

                                      S-72

                                 following two factors following due inquiry in
                                 accordance with the servicing standard:

                                 o  such insurance is not available at
                                    commercially reasonable rates; and

                                 o  at that time, the risks relating to
                                    terrorist or similar acts were not commonly
                                    insured against for properties similar to
                                    the mortgaged property and located in or
                                    around the region in which the mortgaged
                                    property is located.

                                 However, if the special servicer determines
                                 following due inquiry, in accordance with the
                                 servicing standard, that it is in the best
                                 interests of the certificateholders not to call
                                 a default, the master servicer and the special
                                 servicer may, in certain circumstances, waive
                                 the default regardless of such factors.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ZONING LAWS AND USE RESTRICTIONS
 MAY AFFECT THE OPERATION OF A
 MORTGAGED PROPERTY OR THE
 ABILITY  TO REPAIR OR RESTORE
 A MORTGAGED PROPERTY.........   Certain of the mortgaged properties may not
                                 comply with current zoning laws, including
                                 density, use, parking and set back
                                 requirements, due to changes in zoning
                                 requirements after such mortgaged properties
                                 were constructed. These properties, as well as
                                 those for which variances or special permits
                                 were issued, are considered to be a "legal
                                 non-conforming use" and/or the improvements are
                                 considered to be "legal non-conforming
                                 structures". This means that the borrower is
                                 not required to alter the use or structure to
                                 comply with the existing or new law; however,
                                 the borrower may not be able to rebuild the
                                 premises "as is" in the event of a casualty
                                 loss. This may adversely affect the cash flow
                                 of the property following the casualty. If a
                                 casualty were to occur, we cannot assure you
                                 that insurance proceeds would be available to
                                 pay the mortgage loan in full. In addition, if
                                 the property were repaired or restored in
                                 conformity with the current law, the value of
                                 the property or the revenue-producing potential
                                 of the property may not be equal to that which
                                 existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be
                                 "legal non-conforming uses" or "legal
                                 non-conforming structures". The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming use" or "legal
                                 non-conforming structure" may adversely affect
                                 market value of the mortgaged property or the
                                 borrower's ability to continue to use it in the
                                 manner it is currently being used.

                                      S-73

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use
                                 restrictions imposed pursuant to reciprocal
                                 easement agreements or operating agreements.
                                 Such use restrictions could include, for
                                 example, limitations on the character of the
                                 improvements of the properties, limitations
                                 affecting noise and parking requirements, among
                                 other things, and limitations on the borrowers'
                                 right to operate certain types of facilities
                                 within a prescribed radius. These limitations
                                 could adversely affect the ability of the
                                 related borrower to lease the mortgaged
                                 property on favorable terms, thus adversely
                                 affecting the borrower's ability to fulfill its
                                 obligations under the related mortgage loan.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, reciprocal easement agreements or
                                 operating agreements. Such use restrictions
                                 include, for example, limitations on the
                                 character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a prescribed
                                 radius. These limitations could adversely
                                 affect the ability of the related borrower to
                                 lease the mortgaged property on favorable
                                 terms, thus adversely affecting the borrower's
                                 ability to fulfill its obligations under the
                                 related mortgage loan.

SOME MORTGAGED PROPERTIES MAY NOT
 BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason or if those properties were
                                 designated as historic sites. Converting
                                 commercial properties and manufactured housing
                                 communities to alternate uses generally
                                 requires substantial capital expenditures. The
                                 liquidation value of a mortgaged property
                                 consequently may be substantially less than
                                 would be the case if the property were readily
                                 adaptable to other uses.

                                 Zoning or other restrictions also may prevent
                                 alternative uses. See "Risk Factors--Risks
                                 Related to the Mortgage Loans--Zoning Laws and
                                 Use Restrictions May Affect the Operation of a
                                 Mortgaged Property or the Ability to Repair or
                                 Restore a Mortgaged Property" above.

APPRAISALS ARE LIMITED IN
 REFLECTING THE VALUE OF A
 MORTGAGED PROPERTY............  Appraisals were obtained with respect to each of the mortgaged properties in connection with
                                 the origination of the applicable mortgage
                                 loan. In general, appraisals represent the
                                 analysis and opinion of qualified appraisers
                                 and are not guarantees of present or future
                                 value. One appraiser may reach a different
                                 conclusion than the

                                      S-74

                                 conclusion that would be reached if a
                                 different appraiser were appraising that
                                 property. Moreover, appraisals seek to
                                 establish the amount a typically motivated
                                 buyer would pay a typically motivated seller
                                 and, in certain cases, may have taken into
                                 consideration the purchase price paid by the
                                 borrower. That amount could be significantly
                                 higher than the amount obtained from the sale
                                 of a mortgaged property under a distress or
                                 liquidation sale. We cannot assure you that
                                 the information set forth in this prospectus
                                 supplement regarding appraised values or
                                 loan-to-value ratios accurately reflects past,
                                 present or future market values of the
                                 mortgaged properties.

MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF
 A DEFECTIVE MORTGAGE LOAN......

                                 Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Bank of America
                                 N.A. in its capacity as a mortgage loan seller)
                                 are obligated to repurchase or substitute any
                                 mortgage loan in connection with either a
                                 breach of any mortgage loan seller's
                                 representations and warranties or any document
                                 defects, if such mortgage loan seller defaults
                                 on its obligation to do so. We cannot provide
                                 assurances that the mortgage loan sellers will
                                 have the financial ability to effect such
                                 repurchases or substitutions. Any mortgage loan
                                 that is not repurchased or substituted and that
                                 is not a "qualified mortgage" for a REMIC may
                                 cause the trust fund to fail to qualify as one
                                 or more REMICs or cause the trust fund to incur
                                 a tax. See "Description of the Mortgage Pool--
                                 The Mortgage Loan Sellers" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions" in this prospectus
                                 supplement and "The Pooling and Servicing
                                 Agreements--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

RISKS RELATED
 TO ENFORCEABILITY.............  All of the mortgages permit the lender to accelerate the debt upon default by the
                                 borrower. The courts of all states will enforce
                                 acceleration clauses in the event of a material
                                 payment default. Courts, however, may refuse to
                                 permit foreclosure or acceleration if a default
                                 is deemed immaterial or the exercise of those
                                 remedies would be unjust or unconscionable.

                                 If a mortgaged property has tenants, the
                                 borrower typically assigns its income as
                                 landlord to the lender as further security,
                                 while retaining a license to collect rents as
                                 long as there is no default. If the borrower
                                 defaults, the license terminates and the
                                 lender is entitled to collect rents. In
                                 certain jurisdictions, such assignments may
                                 not be perfected as security interests until
                                 the lender takes actual possession of the
                                 property's cash flow. In some

                                      S-75

                                 jurisdictions, the lender may not be entitled
                                 to collect rents until the lender takes
                                 possession of the property and secures the
                                 appointment of a receiver. In addition, as
                                 previously discussed, if bankruptcy or similar
                                 proceedings are commenced by or for the
                                 borrower, the lender's ability to collect the
                                 rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT
 PROVISIONS ENTAILS RISKS.....   In some jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions (i.e., provisions requiring the
                                 tenant to recognize a successor owner following
                                 foreclosure as landlord under the lease), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of attornment or
                                 subordination provisions. Accordingly, if a
                                 mortgaged property is located in such a
                                 jurisdiction and is leased to one or more
                                 desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                 If a lease is not subordinate to a mortgage,
                                 the trust will not possess the right to
                                 dispossess the tenant upon foreclosure of the
                                 mortgaged property (unless otherwise agreed to
                                 with the tenant). If the lease contains
                                 provisions inconsistent with the mortgage
                                 (e.g., provisions relating to application of
                                 insurance proceeds or condemnation awards) or
                                 which could affect the enforcement of the
                                 lender's rights (e.g., a right of first
                                 refusal to purchase the property), the
                                 provisions of the lease will take precedence
                                 over the provisions of the mortgage.

RISKS RELATING TO COSTS OF
 COMPLIANCE WITH APPLICABLE
 LAWS AND REGULATIONS.........   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property,
                                 for example, zoning laws and the Americans with
                                 Disabilities Act of 1990, as amended, which
                                 requires all public accommodations to meet
                                 certain federal requirements related to access
                                 and use by persons with disabilities. See
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Americans with Disabilities Act" in the
                                 accompanying prospectus. The expenditure of
                                 these costs or the imposition of injunctive
                                 relief, penalties or fines in connection with
                                 the borrower's noncompliance could negatively
                                 impact the borrower's cash flow and,
                                 consequently, its ability to pay its mortgage
                                 loan.

                                      S-76

NO MORTGAGE LOAN INCLUDED IN
 THE TRUST FUND HAS BEEN
 REUNDERWRITTEN...............   We have not reunderwritten the mortgage
                                 loans. Instead, we have relied on the
                                 representations and warranties made by each
                                 mortgage loan seller, and the related mortgage
                                 loan seller's obligation to repurchase or
                                 substitute a mortgage loan or cure the breach
                                 in the event of a material breach of a
                                 representation or warranty. These
                                 representations and warranties do not cover all
                                 of the matters that we would review in
                                 underwriting a mortgage loan and you should not
                                 view them as a substitute for reunderwriting
                                 the mortgage loans. If we had reunderwritten
                                 the mortgage loans, it is possible that the
                                 reunderwriting process may have revealed
                                 problems with a mortgage loan not covered by a
                                 representation or warranty. In addition, we can
                                 give no assurance that a mortgage loan seller
                                 will be able to repurchase or substitute a
                                 mortgage loan or cure the breach in the event
                                 of a material breach of a representation or
                                 warranty. See "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

BOOK-ENTRY SYSTEM FOR
 CERTIFICATES MAY DECREASE
 LIQUIDITY AND DELAY PAYMENT.... The offered certificates will be issued as book-entry certificates. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee for The
                                 Depository Trust Company, or DTC. Since
                                 transactions in the classes of book-entry
                                 certificates generally can be effected only
                                 through The Depository Trust Company, and its
                                 participating organizations:

                                 o  the liquidity of book-entry certificates in
                                    secondary trading market that may develop
                                    may be limited because investors may be
                                    unwilling to purchase certificates for which
                                    they cannot obtain physical certificates;

                                 o  your ability to pledge certificates to
                                    persons or entities that do not participate
                                    in the DTC system, or otherwise to take
                                    action in respect of the certificates, may
                                    be limited due to the lack of a physical
                                    security representing the certificates;

                                 o  your access to information regarding the
                                    certificates may be limited since conveyance
                                    of notices and other communications by The
                                    Depository Trust Company to its
                                    participating organizations, and directly
                                    and indirectly through those participating
                                    organizations to you, will be governed by
                                    arrangements among them, subject to any
                                    statutory or regulatory requirements as may
                                    be in effect at that time; and

                                 o  you may experience some delay in receiving
                                    distributions of interest and principal on
                                    your

                                      S-77

                                    certificates because distributions will be
                                    made by the trustee to DTC and DTC will
                                    then be required to credit those
                                    distributions to the accounts of its
                                    participating organizations and only then
                                    will they be credited to your account
                                    either directly or indirectly through DTC's
                                    participating organizations.

                                 See "Description of the Certificates--
                                 Registration and Denominations" in this
                                 prospectus supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF
CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR
CERTIFICATES AND THE MORTGAGE LOANS.

                                      S-78

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 108 multifamily and commercial mortgage loans. The Mortgage Pool will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 84 mortgage loans with an aggregate principal balance of $1,093,682,783 (the "Group 1
Balance") representing approximately 84.4% of the aggregate principal balance of the Mortgage Pool as of October 1, 2004 (the "Cut-off Date"). Loan Group 2
will consist of 24 mortgage loans with an aggregate principal balance of
$202,345,000 (the "Group 2 Balance") (or approximately 91.4% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 53.1% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 15.6%
of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date.
Each of the Group 1 Balance and the Group 2 Balance are sometimes referred to individually in this prospectus supplement as a "Group Balance" and are collectively referred to as the "Group Balances". Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

     Fifty-eight of the mortgage loans (46 of the mortgage loans in Loan Group
1 and 12 of the mortgage loans in Loan Group 2) were (a) originated by Bank of
America, N.A. ("Bank of America") or its conduit participants or (b) acquired by Bank of America from various third party originators, other than Bridger
Commercial Funding LLC ("Bridger"). Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941.
Through September 10, 2004, Bridger has originated in excess of $1.85 billion in loans secured by commercial real estate. The mortgage loans described in the first sentence of this paragraph are referred to in this prospectus supplement as the "BOA-Originated Mortgage Loans". Twenty-six of the mortgage loans (18 of the mortgage loans in Loan Group 1 and eight of the mortgage loans in Loan
Group 2) were acquired by Bank of America from Bridger (such mortgage loans, the "BOA-Bridger Mortgage Loans"). The BOA-Originated Mortgage Loans and the
BOA-Bridger Mortgage Loans collectively constitute the "Bank of America
Mortgage Loans". Twenty-four of the mortgage loans (20 of the mortgage loans in
Loan Group 1 and four of the mortgage loans in Loan Group 2) were originated by
Bear Stearns Commercial Mortgage, Inc. ("BSCMI"). The mortgage loans described in the immediately preceding sentence are referred to in this prospectus supplement as the "Bear Mortgage Loans". The Bear Mortgage Loans together with the Bank of America Mortgage Loans constitute the "Mortgage Loans". The
Mortgage Loans have an aggregate Cut-off Date Balance of $1,296,027,784 (the
"Initial Pool Balance"), subject to a variance of plus or minus 10%. The
Initial Pool Balance and each applicable Group Balance (including Cut-off Date
Balances and Group Balances) with respect to each of the BC Pari Passu Note A-1
Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan are references solely to the "BC Senior Component" and the "DM Senior Component",
respectively. In addition, the Initial Pool Balance and each applicable Group
Balance excludes the Roxborough B Note. See "Description of the Trust Funds"
and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided in this prospectus supplement with respect to the Mortgage
Loans is provided on an approximate basis. All numerical and statistical information presented in this prospectus supplement, in the case of the BC Pari
Passu Note A-1 Mortgage Loan, including the calculation of debt service coverage ratios and loan-to-value ratios, are references to the aggregate principal balance of the three pari passu notes representing the Bank of
America Center Whole Loan (and exclude the principal balance of the BC
Subordinate Component). For purposes of

                                      S-79

weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the BC
Senior Component (and excludes the Bank of America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note A-3 and the BC Subordinate
Component). All numerical and statistical information presented in this prospectus supplement, in the case of the DM Pari Passu Note A-1 Mortgage Loan, including the calculation of debt service coverage ratios and loan-to-value ratios are references to the aggregate principal balance of the two pari passu notes representing the Dallas Market Center Whole Loan (and exclude the principal balance of the DM Subordinate Components). For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the DM Senior Component
(and excludes the Dallas Market Center Pari Passu Note A-2 and the DM
Subordinate Components). All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, each Group
Balance, loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios) for the Roxborough Mortgage Loan excludes the Roxborough B
Note. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the Cut-off Date. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage
Pool, or of any specified sub-group thereof (including each Group Balance), referred to herein without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

     Each Mortgage Loan is evidenced by one or more promissory notes (a
"Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged
Property"). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units (a
"Multifamily Mortgaged Property", and any Mortgage Loan secured thereby, a
"Multifamily Loan") (31 Mortgage Loans (seven Mortgage Loans in Loan Group 1 and 24 Mortgage Loans in Loan Group 2) representing 21.7% of the Initial Pool
Balance (7.2% of the Group 1 Balance and 100.0% of the Group 2 Balance), or
(ii) a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self-storage facility or a merchandise mart
(a "Commercial Mortgaged Property", and any Mortgage Loan secured thereby, a
"Commercial Loan") (77 Mortgage Loans (77 Mortgage Loans in Loan Group 1)
representing 78.3% of the Initial Pool Balance (92.8% of the Group 1 Balance).

     With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, shall take all actions as are necessary to cause the Trustee on behalf of the
Trust to be shown as, and the Trustee shall take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan (a "MERS Designated Mortgage Loan")on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee shall include the foregoing confirmation in the certification required to be delivered by the Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

     There are two sets of cross-collateralized and cross-defaulted Mortgage
Loans (each, a "Cross-Collateralized Mortgage Loan"). The first set of cross-collateralized and cross-defaulted Mortgage Loans is made up of Mortgage
Loan numbers 58208, 58209, 58210 and 58330 and represents 3.1% of the Initial
Pool Balance (19.8% of the Group 2 Balance). The second set of cross-collateralized and cross-defaulted Mortgage Loans is made up of Mortgage
Loan numbers

                                      S-80

58230 and 58231 and represents 2.7% of the Initial Pool Balance (17.4% of the
Group 2 Balance). These sets represent 5.8% of the Initial Pool Balance (37.1%
of the Group 2 Balance). Each of the Cross-Collateralized Mortgage Loans is
evidenced by a separate Mortgage Note and secured by a separate Mortgage, which
Mortgage or separate cross-collateralization agreement as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the
Cross-Collateralized Mortgage Loans and see "Risk Factors--Risks Related to the
Mortgage Loans--The Benefits Provided by Cross-Collateralization May Be
Limited" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage
Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors--Risks
Related to the Mortgage Loans--Your Investment Is Not Insured or Guaranteed" in
this prospectus supplement.

     Twenty-two of the Mortgaged Properties, which constitute security for approximately 25.6% of the Initial Pool Balance (28.1% of the Group 1 Balance
and 11.9% of the Group 2 Balance) are located in California; twenty-four of the
Mortgaged Properties, which constitute security for 15.5% of the Initial Pool
Balance (16.8% of the Group 1 Balance and 8.2% of the Group 2 Balance), are
located in Texas; ten of the Mortgaged Properties, which constitute security for 9.7% of the Initial Pool Balance (8.5% of the Group 1 Balance and 15.7% of
the Group 2 Balance), are located in Florida; seven of the Mortgaged
Properties, which constitute security for 6.9% of the Initial Pool Balance
(2.7% of the Group 1 Balance and 29.6% of the Group 2 Balance), are located in
Ohio; and two of the Mortgaged Properties, which constitute security for 6.4%
of the Initial Pool Balance (7.6% of the Group 1 Balance and 0% of the Group 2
Balance), are located in Kansas. The remaining Mortgaged Properties are located throughout 24 other states with no more than 4.8% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, each Mortgage Loan Seller will transfer the related Mortgage Loans, to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See
"Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Assignment
of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans, other than 18 Mortgage Loans (17
Mortgage Loans in Loan Group 1 and one Mortgage Loans in Loan Group 2) which are interest only until maturity or the anticipated repayment date and represent 26.3% of the Initial Pool Balance (30.2% of the Group 1 Balance and
5.4% of the Group 2 Balance), provides for scheduled payments of principal and interest ("Monthly Payments"). Each of the Mortgage Loans provides for payments to be due on the first day of each month (as to each such Mortgage Loan, the
"Due Date"). In addition, 19 Mortgage Loans (12 Mortgage Loans in Loan Group 1
and 7 Mortgage Loans in Loan Group 2) representing 26.1% of the Initial Pool
Balance (21.8% of the Group 1 Balance and 49.0% of the Group 2 Balance) provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that as described below, the ARD
Loans will accrue interest at a higher rate after their respective Anticipated
Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loans after the Anticipated Repayment Date. As of the Cut-off Date,
the Mortgage Rates of the Mortgage Loans

                                      S-81

ranged from 4.111% per annum to 6.730% per annum (4.111% per annum to 6.730%
per annum in Loan Group 1 and 4.469% per annum to 6.401% per annum in Loan
Group 2), and the weighted average Mortgage Rate of the Mortgage Loans (or in the case of the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu Note
A-1 Mortgage Loan, based on the related senior component only) was 5.425%
(5.431% for Loan Group 1 and 5.391% for Loan Group 2).

     Hyperamortization. Four of the Mortgage Loans (the "ARD Loans"), which represent 2.8% of the Initial Pool Balance (3.3% of the Group 1 Balance,
provide for changes in payments and accrual of interest if it is not paid in full by a specified date (the "Anticipated Repayment Date"). Commencing on the
Anticipated Repayment Date, the ARD Loans will generally bear interest at a fixed per annum rate equal to the related Mortgage Rate plus a rate set forth in the related Mortgage Note extending until final maturity (the "Revised
Rate"). The "Excess Interest Rate" means the difference in rate of the Revised
Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as "Excess Interest". In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment
Date, the borrower generally will be required to apply all remaining monthly cash flow ("Excess Cash Flow") from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loans as called for in the related Mortgage Loan documents.

     Ninety-five of the Mortgage Loans (71 Mortgage Loans in Loan Group 1 and
24 Mortgage Loans in Loan Group 2), representing 89.3% of the Initial Pool
Balance (87.4% of the Group 1 Balance and 100.0% of the Group 2 Balance) accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each Mortgage Loan accruing interest on an
Actual/360 Basis (an "Actual/360 Mortgage Loan") is determined as though the
Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly
Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such
Mortgage Loan will be larger than would be the case if interest accrued on a
30/360 Basis. Thirteen Mortgage Loans, representing 10.7% of the Initial Pool
Balance (12.6% of the Group 1 Balance) accrue interest on a 30/360 Basis and are referred to in this prospectus supplement as "30/360 Mortgage Loans".

     Amortization of Principal. Ninety Mortgage Loans (67 Mortgage Loans in
Loan Group 1 and 23 Mortgage Loans in Loan Group 2), which represent 73.7% of the Initial Pool Balance (69.8% of the Group 1 Balance and 94.6% of the Group 2
Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan", and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. In addition, 18 of the Mortgage Loans (17
Mortgage Loans in Loan Group 1 and one Mortgage Loan in Loan Group 2),
including the ARD Loans, representing 26.3% of the Initial Pool Balance (30.2%
of the Group 1 Balance and 5.4% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms.

     The original term to stated maturity of each Mortgage Loan or in the case of the ARD Loans, to their Anticipated Repayment Dates was between 60 and 180 months. The original amortization schedules of the Mortgage Loans, other than
16 Mortgage Loans which are interest only for their entire term, ranged from
240 to 360 months (240 to 360 months in Loan Group 1 and 300 to 360 months in
Loan Group 2). As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans, or in the case of the ARD Loans, their Anticipated
Repayment Dates, will range from 52 to 178 months (52 to 178 months in Loan
Group 1 and 54 to 143 months in Loan Group 2), and the weighted average remaining term to stated maturity of the Mortgage Loans or in the case of the
ARD Loans, to their Anticipated Repayment Dates will be 94 months (92 months in
Loan Group 1 and 104 months in Loan Group 2). As of the Cut-off Date, the remaining amortization terms of the

                                      S-82

Mortgage Loans, other than 18 Mortgage Loans which are interest only for their entire term, (calculated on a 30/360 Basis for the accrual of interest) will range from 239 to 360 months (239 to 360 months in Loan Group 1 and 288 to 360 months in Loan Group 2), and the weighted average remaining amortization term
(calculated on a 30/360 Basis for purposes of the accrual of interest) of the
Mortgage Loans will be 349 months (347 months in Loan Group 1 and 357 months in
Loan Group 2). See "Risk Factors--Risks Related to the Mortgage Loans--Balloon
Loans May Present Greater Risk than Fully Amortizing Loans" in this prospectus supplement.

     Prepayment Provisions. With the exception of two Mortgage Loans representing 3.3% of the Initial Pool Balance (3.9% of the Group 1 Balance)
which are prepayable at any time subject to a prepayment premium, 31 Mortgage
Loans, representing 21.9% of the Initial Pool Balance (20.7% of the Group 1
Balance and 28.0% of the Group 2 Balance), provided as of origination either
(a) that voluntary prepayments are prohibited until the final one to four scheduled monthly payments by the borrower under the related Mortgage Loan documents including any payment due on the stated maturity date of the related
Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

       (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

       (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment is to be accompanied by a premium, penalty, charge or fee (a "Prepayment Premium"), followed by

       (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a
Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 0 to 174 scheduled monthly payments (0 to 174 scheduled monthly payments in Loan Group 1 and 21 to
139 scheduled monthly payments in Loan Group 2). As of the Cut-off-Date the weighted average remaining Lock-out Period was 79 scheduled monthly payments
(77 scheduled monthly payments in Loan Group 1 and 91 scheduled monthly payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from
1 to 7 scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was 4 scheduled monthly payments (4 scheduled monthly payments in Loan Group 1 and 4 scheduled monthly payments in Loan Group 2). Prepayment Premiums on the Mortgage Loans
are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective
Classes of Certificateholders in the amounts and priorities described under
"Description of the Certificates--Distributions-- Distributions of Prepayment
Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment
Premium. See "Risk Factors --Risks Related to the Mortgage Loans--Prepayment
Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Seventy-five Mortgage Loans (57 Mortgage Loans in Loan Group 1 and 18 Mortgage Loans in Loan Group 2), representing 74.8% of the Initial Pool
Balance (75.3% of the Group 1 Balance and 72.0% of the Group 2 Balance), permit the applicable borrower at any time after a specified period (the "Defeasance
Lock-Out Period"), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The borrower must meet certain

                                      S-83

conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

       (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

       (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

       (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3))
   providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including payments due on the subordinate components of each of the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu Note
   A-1 Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S.
   government obligations.

     In addition, the borrower must deliver a security agreement granting the
Trust Fund a first priority lien on the U.S. government obligations or the
Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the
Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is
required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1)
prior to the release of a related Mortgaged Property, between 105% and 125% of the allocated loan amount for the Mortgaged Property be defeased and (2)
certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     Additionally, the terms of one Mortgage Loan, representing 1.0% of the
Initial Pool Balance (1.2% of the Group 1 Balance), permit the borrower to treat the Mortgaged Property with respect to certain outparcels as if it were a multiple property loan and permits the borrower to release one or more of certain outparcels provided that the borrower complies with certain criteria under the related Mortgage Loan documents.

RELEASE OR SUBSTITUTION OF PROPERTIES.

     The terms of the two of the Mortgage Loans, representing approximately 7.1%
of the Initial Pool Balance (8.4% of the Group 1 Balance), permit the substitution of the Mortgaged Property for other retail property provided certain conditions are satisfied, including that the substitute property has an appraised value of 110% of the released property, net operating income shall be
115% of the net operating income of the released property, and delivery of a rating agency confirmation. The related borrower is also permitted to release non-income generating portions of the related mortgaged property without lender's consent to governmental agencies (condemnations/ dedications) and third parties (e.g., pad site owners and out parcel owners) or grant easements to such non-income producing property for the purpose of erecting and operating additional structures whose use is integrated and consistent with the use of the mortgaged property.

                                      S-84

     The terms of one of the Mortgage Loans, representing approximately 1.0% of the Initial Pool Balance (1.1%% of the Group 1 Balance), permit the release of a portion of the Mortgaged Property consisting of a gas station from the lien of the Mortgage at any time, including during a Lock-out Period, upon, among other conditions, the payment of $200,000 and any applicable Prepayment Premiums, the maintenance of a debt service coverage ratio with respect to the remaining properties following the release equal to the greater of (a) 1.10x and (b) the debt service coverage ratio of the Mortgaged Property immediately prior to the release, and a loan to value percentage of not greater than 80%. The related borrower has requested the release of such portion of the Mortgaged Property consisting of a gas station from the lien of the Mortgage, however such release has not yet occurred.

     The terms of one of the Mortgage Loans, representing approximately 2.4% of the Initial Pool Balance (2.8% of the Group 1 Balance), which is secured by multiple properties, permit the release of an individual Mortgaged Property from the lien of the Mortgage upon, among other conditions, (i) the payment of
100% of the allocated loan amount for the Mortgaged Property to be released plus either a 15% or 20% release premium, depending on the then DSCR level, of the original loan amount and the applicable prepayment premiums, (ii) the DSCR of the remaining properties being equal to or greater than 1.10x based on a
9.30% constant, and (iii) the LTV of the remaining properties being less than the lesser of 80% or the LTV of the properties prior to release.

     The terms of one of the Mortgage Loans, representing approximately 1.1% of the Initial Pool Balance (1.3% of the Group 1 Balance) , which is secured by multiple properties, permit the release of certain of the Mortgaged Properties
(Eckerd Norman and Eckerd Edmond, but not Heritage Towne Crossing) from the lien of the Mortgage upon, among other conditions, after a Lock-out Period, the payment of 115% of the allocated loan amount for that Mortgaged Property and any applicable Prepayment Premiums, the maintenance of a debt service coverage ratio with respect to the remaining properties following the release equal to the greater of (a) 2.90x and (b) the debt service coverage ratio of all the properties immediately prior to the release, and a loan to value percentage of not greater than 55%.

     The terms of two of the Mortgage Loans, representing approximately 3.2% of the Initial Pool Balance (3.8% of the Group 1 Balance), which are secured by
Mortgages on multiple properties permit the related borrower to obtain a release of one of the Mortgaged Properties from the lien of the related
Mortgage by substituting another property of like kind and quality owned or acquired by the borrower, subject, among other things, to:

      o  receipt by the lender of confirmation from the Rating Agencies that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the certificates;

      o  after giving effect to the substitution, the debt service coverage ratio for the Mortgaged Properties for the prior 12-month period is equal to or greater than the debt service coverage ratio as of the origination date of the
Mortgage Loan and the date immediately preceding the substitution;

      o  the net operating income for the substituted property does not show a downward trend for the three years prior to substitution; and

      o  the net operating income and debt service coverage ratio (for the prior 12-month period) for the substitute property is equal to or greater than
100% (with respect to the property identified on Annex A as Inland SW
Portfolio) or greater than 105% (with respect to the property identified on
Annex A as Evergreen Portfolio B) of the net operating income and debt service coverage ratio (for the prior 12-month period) for the substituted property.

     The terms of one of the Mortgage Loans, representing approximately 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), which is secured by a
Mortgaged Property that includes the related borrower's leasehold interest in a portion of an adjacent shopping center, permit the release of the leasehold interest from the lien of the Mortgage; provided that, among other things, no mortgage loan event of default under the related Mortgage Loan documents has occurred and is continuing and the borrower pays all of the mortgagee's costs and expenses in connection with such release.

     The terms of two of the Mortgage Loans, representing approximately 3.3% of the Initial Pool Balance (3.9% of the Group 1 Balance), which is secured by
Mortgages on 2 mortgaged real

                                      S-85

properties permits the related borrower to obtain a release of one of the properties from the related mortgage lien by substituting another property of like kind and quality owned or acquired by the borrower, subject, among other things, to:

    o receipt by the lender of confirmation from the Rating Agencies that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the certificates;

    o the fair market value of the substitute property is not less than 105%
      of the greater of the fair market value of the substituted property as of the date of origination and the fair market value of the substituted property as of the date immediately preceding the substitution, based on the appraised value of the substituted property performed by an appraiser acceptable to the Rating Agencies;

    o after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties for the prior 12 month period is equal to or greater than the debt-service coverage ratio as of the origination of the date of the mortgage loan or the date immediately preceding the substitution;

    o the net operating income for the substituted property does not show a downward trend for the three years prior to substitution; and

    o the net operating income and debt service coverage ratio (for the prior
      12 month period) for the substitute property is greater than 105% of the net operating income and debt service coverage ratio (for the prior 12 month period) for the substituted property.

     Two groups of Mortgage Loans, one group consisting of two Mortgage Loans and the other consisting of four Mortgage Loans, representing 5.8% of the
Initial Pool Balance (37.1% of the Group 2 Balance), are cross-collateralized and cross-defaulted within each such group, permit the release of either of the
Mortgaged Properties from the lien of the mortgage and the release from the cross-collateralization upon prepayment of an amount equal to at least 115% of the amount of the Mortgage Loan being released, subject to payment of a yield maintenance charge on the full amount of the prepayment. The Master Servicer and the Special Servicer will confirm that the foregoing requirements for release have been met. Any amount prepaid in excess of the amount required to prepay in full, with yield maintenance charge, the Mortgage Loan being released, will be applied pro rata to partially prepay the remaining Mortgage
Loan in the crossed mortgage loan group.

     See also the discussion under "Description of the Mortgage Pool--
Significant Mortgage Loans--Dallas Market Center--Additional Information" in
this prospectus supplement concerning the release of the certain parcels relating to such Mortgage Loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the
Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged
Property or prohibit the borrower from doing so without the consent of the mortgagee. See "--Additional Mortgage Loan Information--Subordinate Financing"
herein. Certain of the Mortgage Loans permit the transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the
REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within ten (10) business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special
Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the BC Controlling
Holder, the DM Controlling Holder, the mezzanine loan holder or any Rating
Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it

                                      S-86

may otherwise withhold, under any related "due-on-sale" or "due-on-
encumbrance" clause for any Non-Specially Serviced Mortgage Loan that has a then Stated Principal Balance that exceeds $2,500,000 or any Specially Serviced
Mortgage Loan (other than the BC Pari Passu Note A-1 Mortgage Loan and the DM
Pari Passu Note A-1 Mortgage Loan; provided that a BC Control Appraisal Period or DM Control Appraisal Period, as the case may be, does not exist with respect to the related Mortgage Loan as described below) unless the Directing
Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder does not respond within ten
(10) business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or
"due-on-sale clause" to the Directing Certificateholder.

     With respect to the BC Pari Passu Note A-1 Mortgage Loan, if a BC Control
Appraisal Period does not exist, the Master Servicer with respect to those time periods when the BC Pari Passu Note A-1 Mortgage Loan is a Non-Specially
Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or
"due-on-encumbrance" clause without obtaining the consent of the Special
Servicer, which consent by the Special Servicer will not be given without the
Special Servicer first obtaining the consent of the BC Controlling Holder. With respect to the BC Pari Passu Note A-1 Mortgage Loan, if a BC Control Appraisal
Period does not exist, the Special Servicer with respect to those time periods when the BC Pari Passu Note A-1 Mortgage Loan is a Specially Serviced Mortgage
Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance"
clause without obtaining the consent of the BC Controlling Holder. With respect to the DM Pari Passu Note A-1 Mortgage Loan, if a DM Control Appraisal Period
does not exist, the Master Servicer with respect to those time periods when the
DM Pari Passu Note A-1 Mortgage Loan is a Non-Specially Serviced Mortgage Loan
will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance"
clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the DM Controlling Holder. With respect to the DM Pari
Passu Note A-1 Mortgage Loan, if a DM Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the DM Pari Passu
Note A-1 Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the DM Controlling Holder. In each case that the consent of the BC Controlling Holder or DM Controlling Holder is required with respect to a "due-on-sale" or "due-on-encumbrance" provision, each such party's consent will be deemed granted if such party does not respond to a request for its consent within 10 business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

     Notwithstanding the foregoing, with respect to any Mortgage Loan, with an outstanding principal balance of greater than $5 million, that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii)
has an outstanding principal balance of greater than $35,000,000, or (iii) is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related
"due-on-sale" clause until it has received written confirmation from each
Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of
Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans based on outstanding principal balance or has an outstanding principal balance of greater than $20,000,000, neither the
Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related
"due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action

                                      S-87

would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the
Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x.
Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "The Pooling and Servicing
Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the
accompanying prospectus.

BANK OF AMERICA CENTER WHOLE LOAN

     The Bank of America Center Pari Passu Note A-1 is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property (the "Bank of America
Center Mortgaged Property") comprised of three pari passu notes with aggregate principal balances as of the Cut-off Date of $253,000,000, $130,000,000 and
$137,000,000 (the "Bank of America Center Pari Passu Note A-1", the "Bank of
America Center Pari Passu Note A-2" and the "Bank of America Center Pari Passu
Note A-3", respectively). The Bank of America Center Pari Passu Note A-2 and
the Bank of America Center Pari Passu Note A-3 are pari passu in right of payment to the Bank of America Center Pari Passu Note A-1. However, as
described herein, a subordinate portion of the Bank of America Center Pari
Passu Note A-1 has been subordinated to the Bank of America Center Pari Passu
Note A-2, the Bank of America Center Pari Passu Note A-3 and the remaining portion of the Bank of America Center Pari Passu Note A-1. As used in this prospectus supplement, the term "Bank of America Center Whole Loan" refers to the Bank of America Center Pari Passu Note A-1, the Bank of America Center Pari
Passu Note A-2 and the Bank of America Center Pari Passu Note A-3.

     An intercreditor agreement (the "Bank of America Center Intercreditor
Agreement") among the holder of the Bank of America Center Pari Passu Note A-1, the holder of the Bank of America Center Pari Passu Note A-2 and the holder of the Bank of America Center Pari Passu Note A-3 (the "Bank of America Center
Pari Passu Noteholders") sets forth the rights of the noteholders. The Bank of
America Center Intercreditor Agreement generally provides that the mortgage loans that comprise the Bank of America Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master
Servicer and Special Servicer, as applicable, according to the Servicing
Standard.

     Pursuant to the Bank of America Center Intercreditor Agreement, a
$103,000,000 portion of the principal balance (as of the Cut-off Date) of the
Bank of America Center Pari Passu Note A-1 (the "Bank of America Center Note
A-1 Junior Portion") is subordinate under certain circumstances with respect to payments received with respect to the Bank of America Center Whole Loan relative to the Bank of America Center Pari Passu Note A-2, Bank of America
Center Pari Passu Note A-3, and the remaining $150,000,000 portion (the "Bank of America Center Note A-1 Senior Portion") of the principal balance of the
Bank of America Center Pari Passu Note A-1. The Bank of America Center Note A-1
Junior Portion corresponds to the BC Subordinate Component (as defined below), and the Bank of America Center Note A-1 Senior Portion corresponds to the BC
Senior Component (as defined below). The Bank of America Center Intercreditor
Agreement generally provides that expenses, losses and shortfalls relating to the Bank of America Center Whole Loan will be allocated first to the Bank of
America Center Note A-1 Junior Portion and then pro rata among the Bank of
America Center Note A-1 Senior Portion, the Bank of America Center Pari Passu
Note A-2 and the Bank of America Center Pari Passu Note A-3. Accordingly,
expenses, losses and shortfalls relating to the Bank of America Center Whole
Loan generally will be allocated first to the BC Subordinate Component and then pro rata among the BC Senior Component and the holders of the Bank of America
Center Pari Passu Note A-2 and the Bank of America Center Pari Passu Note A-3.

                                      S-88

     Pursuant to the terms of the Bank of America Center Intercreditor
Agreement, prior to the occurrence of a monetary or material event of default with respect to the Bank of America Center Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Bank of America Center Intercreditor Agreement, all payments and proceeds received with respect to the Bank of America Center Whole Loan will be generally paid in the following manner:

   (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion,
   the Bank of America Center Pari Passu Note A-2, the Bank of America Center
   Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior Portion,
   to (A) the holder of the Bank of America Center Pari Passu Note A-1 in respect of the Bank of America Center Note A-1 Senior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Note A-1 Senior Portion, (B) the
   holder of the Bank of America Center Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Pari Passu Note A-2 and (C) the holder of the
   Bank of America Center Pari Passu Note A-3 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the
   Bank of America Center Pari Passu Note A-3;

   (ii) second, to each of the holder of the Bank of America Center Pari Passu
   Note A-1 (in respect of the Bank of America Center Note A-1 Senior
   Portion), the holder of the Bank of America Center Pari Passu Note A-2 and the holder of the Bank of America Center Pari Passu Note A-3, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion, the Bank of
   America Center Pari Passu Note A-2, the Bank of America Center Pari Passu
   Note A-3 and the Bank of America Center Note A-1 Junior Portion, of all
   principal payments collected on the Bank of America Center Whole Loan, to be applied in reduction of the outstanding principal balances of the Bank of America Center Note A-1 Senior Portion, the Bank of America Center Pari
   Passu Note A-2 and the Bank of America Center Pari Passu Note A-3;

   (iii) third, to the holder of the Bank of America Center Pari Passu Note
   A-1 in respect of the Bank of America Center Note A-1 Junior Portion in an
   amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion;

   (iv) fourth, to the holder of the Bank of America Center Pari Passu Note
   A-1 (in respect of the Bank of America Center Note A-1 Junior Portion), in
   an amount equal to its pro rata portion, based on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion,
   the Bank of America Center Pari Passu Note A-2, the Bank of America Center
   Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior Portion,
   of all principal payments collected on the Bank of America Center Whole
   Loan, to be applied in reduction of the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion;

   (v) fifth, to the holder of the Bank of America Center Pari Passu Note A-1
   (in respect of the Bank of America Center Note A-1 Senior Portion), the
   holder of the Bank of America Center Pari Passu Note A-2, the holder of the
   Bank of America Center Pari Passu Note A-3 and the holder of the Bank of
   America Center Pari Passu Note A-1 (in respect of the the Bank of America
   Center Note A-1 Junior Portion), pro rata, based on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion,
   the Bank of America Center Pari Passu Note A-2, the Bank of America Center
   Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior Portion,
   in an amount equal to any Prepayment Premium actually received in respect of the Bank of America Center Whole Loan, each such amount to be determined
   (A) if such Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the
   Bank of America Center Note A-1 Senior Portion, the Bank of America Center
   Pari Passu Note A-2, the Bank of America Center Pari Passu Note A-3 or the
   Bank of America Center Note A-1 Junior Portion that is being prepaid and
   (B) if the Prepayment Premium is a "yield maintenance" or "spread maintenance"

                                      S-89

   premium, by separately computing the Prepayment Premium for each of the
   Bank of America Center Note A-1 Senior Portion, the Bank of America Center
   Pari Passu Note A-2, the Bank of America Center Pari Passu Note A-3 and the
   Bank of America Center Note A-1 Junior Portion based on the formula provided in the Mortgage Loan documents but calculated (w) with respect to the holder of the Bank of America Center Pari Passu Note A-1 (in respect of the Bank of America Center Note A-1 Senior Portion), based on the rate at which interest accrues on the Bank of America Center Note A-1 Senior
   Portion and the principal balance of the Bank of America Center Note A-1
   Senior Portion being prepaid, (x) with respect to the holder of the Bank of
   America Center Pari Passu Note A-2, based on the rate at which interest accrues on the Bank of America Center Pari Passu Note A-2 and the principal balance of the Bank of America Center Pari Passu Note A-2 being prepaid,
   (y) with respect to the holder of the Bank of America Center Pari Passu
   Note A-3, based on the rate at which interest accrues on the Bank of
   America Center Pari Passu Note A-3 and the principal balance of the Bank of
   America Center Pari Passu Note A-3 being prepaid and (z) with respect to the holder of the Bank of America Center Pari Passu Note A-1 (in respect of the Bank of America Center Note A-1 Junior Portion), based on the rate at which interest accrues on the Bank of America Center Note A-1 Junior
   Portion and the principal balance of the Bank of America Center Note A-1
   Junior Portion being prepaid;

   (vi) sixth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund
   Expenses (or as otherwise described under "Servicing of the Mortgage
   Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a
   Bank of America Center pari passu note, in each case pursuant to the
   Pooling and Servicing Agreement, to the holder of the Bank of America
   Center Pari Passu Note A-1 (in respect of the Bank of America Center Note
   A-1 Senior Portion), the holder of the Bank of America Center Pari Passu
   Note A-2, the holder of the Bank of America Center Pari Passu Note A-3 and the holder of the Bank of America Center Pari Passu Note A-1 (in respect of the Bank of America Center Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Bank of America Center Note A-1
   Senior Portion, the Bank of America Center Pari Passu Note A-2, the Bank of
   America Center Pari Passu Note A-3 and the Bank of America Center Note A-1
   Junior Portion);

   (vii) seventh, any amounts that represent late payment charges, other than
   Prepayment Premiums or default interest, actually collected on the Bank of
   America Center Whole Loan, to the extent not applied to Advance Interest or
   Additional Trust Fund Expenses (or as otherwise described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payments of
   Expenses" in this prospectus supplement), or payable to any party other than a holder of a Bank of America Center pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Bank of America Center Pari Passu Note A-1 (in respect of the Bank of America
   Center Note A-1 Senior Portion), the holder of the Bank of America Center
   Pari Passu Note A-2, the holder of the Bank of America Center Pari Passu
   Note A-3 and the holder of the Bank of America Center Pari Passu Note A-1
   (in respect of the Bank of America Center Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Bank of America Center Note A-1
   Senior Portion, the Bank of America Center Pari Passu Note A-2, the Bank of
   America Center Pari Passu Note A-3 and the Bank of America Center Note A-1
   Junior Portion); and

   (viii) eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a Bank of America Center pari passu note pursuant to the
   Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vii) of this paragraph, to the holder of the Bank of America Center Pari Passu Note A-1 (in respect of the
   Bank of America Center Note A-1 Senior Portion), the holder of the Bank of
   America Center Pari Passu Note A-2, the holder of the Bank of America
   Center Pari Passu Note A-3 and the holder of the Bank of America Center
   Pari Passu Note A-1 (in respect of the Bank of America Center Note A-1
   Junior

                                      S-90

   Portion), each in an amount equal to their pro rata portion of such excess
   (based on the original principal balances of the Bank of America Center
   Note A-1 Senior Portion, the Bank of America Center Pari Passu Note A-2,
   the Bank of America Center Pari Passu Note A-3 and the Bank of America
   Center Note A-1 Junior Portion).

     Following the occurrence and during the continuance of a monetary or material event of default with respect to the Bank of America Center Whole
Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Bank of America Center Intercreditor
Agreement, all payments and proceeds received with respect to the BC
Subordinate Component will be subordinated to all payments under the BC Senior
Component, the Bank of America Center Pari Passu Note A-2 and the Bank of
America Center Pari Passu Note A-3 and the amounts received with respect to the
Bank of America Center Whole Loan will generally be paid in the following manner:

   (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of only the Bank of America Center Note A-1 Senior
   Portion, the Bank of America Center Pari Passu Note A-2 and the Bank of
   America Center Pari Passu Note A-3, to (A) the holder of the Bank of
   America Center Pari Passu Note A-1 in respect of the Bank of America Center
   Note A-1 Senior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center
   Note A-1 Senior Portion, (B) the holder of the Bank of America Center Pari
   Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Pari Passu Note
   A-2 and (C) the holder of the Bank of America Center Pari Passu Note A-3 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Pari Passu Note A-3;

   (ii) second, to the holder of the Bank of America Center Pari Passu Note
   A-1 (in respect of the Bank of America Center Note A-1 Senior Portion), the
   holder of the Bank of America Center Pari Passu Note A-2 and the holder of the Bank of America Center Pari Passu Note A-3, each in an amount equal to their pro rata portion, based on the then outstanding principal balances of only the Bank of America Center Note A-1 Senior Portion, the Bank of
   America Center Pari Passu Note A-2 and the Bank of America Center Pari
   Passu Note A-3, of all principal payments collected on the Bank of America
   Center Whole Loan, to be applied in reduction of such outstanding principal balances until such balances have been reduced to zero;

   (iii) third, to the holder of the Bank of America Center Pari Passu Note
   A-1 (in respect of the Bank of America Center Note A-1 Senior Portion), the
   holder of the Bank of America Center Pari Passu Note A-2 and the holder of the Bank of America Center Pari Passu Note A-3, pro rata, based on the then outstanding principal balances of only the Bank of America Center Note A-1
   Senior Portion, the Bank of America Center Pari Passu Note A-2 and the Bank
   of America Center Pari Passu Note A-3, in an amount equal to any Prepayment
   Premium actually received in respect of the Bank of America Center Whole
   Loan, each such amount to be determined (A) if such Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Bank of America Center Note A-1
   Senior Portion, the Bank of America Center Pari Passu Note A-2 or the Bank
   of America Center Pari Passu Note A-3 that is being prepaid and (B) if the
   Prepayment Premium is a "yield maintenance" or "spread maintenance"
   premium, by separately computing the Prepayment Premium for each of the
   Bank of America Center Note A-1 Senior Portion, the Bank of America Center
   Pari Passu Note A-2 and the Bank of America Center Pari Passu Note A-3
   based on the formula provided in the Mortgage Loan documents but calculated
   (x) with respect to the Bank of America Center Note A-1 Senior Portion,
   based on the rate at which interest accrues on the Bank of America Center
   Note A-1 Senior Portion and the principal balance of the Bank of America
   Center Note A-1 Senior Portion being prepaid, (y) with respect to the holder of the Bank of America Center Pari Passu Note A-2, based on the rate at which interest accrues on the Bank of America Center Pari Passu Note A-2 and the principal balance of the Bank of America Center Pari Passu Note A-2 being prepaid and (z) with respect to the holder of the Bank of America
   Center Pari Passu Note A-3, based on the rate at which interest accrues on the Bank of

                                      S-91

   America Center Pari Passu Note A-3 and the principal balance of the Bank of
   America Center Pari Passu Note A-3 being prepaid;

   (iv) fourth, to the holder of the Bank of America Center Pari Passu Note
   A-1 in respect of the Bank of America Center Note A-1 Junior Portion in an
   amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion;

   (v) fifth, to the holder of the Bank of America Center Pari Passu Note A-1 in respect of the Bank of America Center Note A-1 Junior Portion in an
   amount equal to the remaining principal payments collected on the Bank of
   America Center Whole Loan, to be applied in reduction of the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion
   until such balance has been reduced to zero;

   (vi) sixth, to the holder of the Bank of America Center Pari Passu Note A-1
   (in respect of the Bank of America Center Note A-1 Junior Portion), in an
   amount equal to any Prepayment Premium actually received in respect of the
   Bank of America Center Whole Loan, such amount to be determined (A) if such
   Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Bank of
   America Center Note A-1 Junior Portion that is being prepaid and (B) if the
   Prepayment Premium is a "yield maintenance" or "spread maintenance"
   premium, by computing the Prepayment Premium for the Bank of America Center
   Note A-1 Junior Portion based on the formula provided in the Mortgage Loan documents but based on the rate at which interest accrues on the Bank of
   America Center Note A-1 Junior Portion and the principal balance of the
   Bank of America Center Note A-1 Junior Portion being prepaid;

   (vii) seventh, any default interest in excess of the interest paid in accordance with clauses (i) and (iv) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund
   Expenses (or as otherwise described under "Servicing of the Mortgage
   Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a
   Bank of America Center pari passu note, in each case pursuant to the
   Pooling and Servicing Agreement, to the holder of the Bank of America
   Center Pari Passu Note A-1 (in respect of the Bank of America Center Note
   A-1 Senior Portion), the holder of the Bank of America Center Pari Passu
   Note A-2, the holder of the Bank of America Center Pari Passu Note A-3 and the holder of the Bank of America Center Pari Passu Note A-1 (in respect of the Bank of America Center Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion, the Bank of
   America Center Pari Passu Note A-2, the Bank of America Center Pari Passu
   Note A-3 and the Bank of America Center Note A-1 Junior Portion, of such default interest;

   (viii) eighth, any amounts that represent late payment charges, other than
   Prepayment Premiums or default interest, actually collected on the Bank of
   America Center Whole Loan, to the extent not applied to Advance Interest or
   Additional Trust Fund Expenses (or as otherwise described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payments of
   Expenses" in this prospectus supplement), or payable to any party other than a holder of a Bank of America Center pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Bank of America Center Pari Passu Note A-1 (in respect of the Bank of America
   Center Note A-1 Senior Portion), the holder of the Bank of America Center
   Pari Passu Note A-2, the holder of the Bank of America Center Pari Passu
   Note A-3 and the holder of the Bank of America Center Pari Passu Note A-1
   (in respect of the Bank of America Center Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion,
   the Bank of America Center Pari Passu Note A-2, the Bank of America Center
   Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior Portion,
   of such amounts; and

                                      S-92

   (ix) ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a holder of a Bank of America Center pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (viii) of this paragraph, to the holder of the Bank of America Center Pari Passu Note A-1 (in respect of the Bank of
   America Center Note A-1 Senior Portion), the holder of the Bank of America
   Center Pari Passu Note A-2, the holder of the Bank of America Center Pari
   Passu Note A-3 and the holder of the Bank of America Center Pari Passu Note
   A-1 (in respect of the Bank of America Center Note A-1 Junior Portion),
   each in an amount equal to their pro rata portion, based on the original principal balances of the Bank of America Center Note A-1 Senior Portion,
   the Bank of America Center Pari Passu Note A-2, the Bank of America Center
   Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior Portion,
   of such excess.

     Upon the Bank of America Center Whole Loan becoming (i) delinquent 60 days or more in respect of a monthly payment (not including the balloon payment) or
(ii) delinquent in respect of its balloon payment unless the Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Bank of America Center Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the Mortgage Loan documents and without regard to any acceleration of payments under the Mortgage
Loan documents, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity and subject to the repurchase right of the mezzanine lenders under the mezzanine intercreditor agreement, the BC Controlling Class Holder, until the outstanding principal balance of the BC Subordinate Component has been reduced to zero (at which point there will be no such purchase right) (the "Bank of America Center
Purchase Option Holder"), will have the right (but not the obligation) prior to any other party, subject to the repurchase rights of the Bank of America Center mezzanine lender pursuant to the related mezzanine intercreditor agreement, to purchase the Bank of America Center Whole Loan at the Bank of America Center
Repurchase Price (as defined below) and, upon written notice and subject to the timing requirements in the Bank of America Center Intercreditor Agreement, the
Special Servicer will be required to sell the Bank of America Center Whole Loan to the Bank of America Center Purchase Option Holder on a mutually designated date.

     Following the reduction of the Bank of America Center Note A-1 Junior
Portion to zero, no person will have a preferential option to purchase the entire Bank of America Center Whole Loan. However, the Bank of America Center
Pari Passu Note A-1 itself will be subject to the defaulted mortgage loan purchase option procedures described in this prospectus supplement under
"Servicing of the Mortgage Loans--Defaulted Mortgage Loans; Purchase Option".

     The "Bank of America Center Repurchase Price" means, with respect to the
Bank of America Center Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the Bank of America Center Note A-1
Senior Portion, the Bank of America Center Note A-1 Junior Portion, the Bank of
America Center Pari Passu Note A-2 and the Bank of America Center Pari Passu
Note A-3, as applicable, (b) accrued and unpaid interest thereon from the payment date under the Bank of America Center Note A-1 Senior Portion, the Bank
of America Center Pari Passu Note A-2, the Bank of America Center Pari Passu
Note A-3 and the Bank of America Center Note A-1 Junior Portion, as applicable, as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Bank of America Center Note A-1 Senior Portion, the Bank of
America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note
A-3 and the Bank of America Center Note A-1 Junior Portion, as applicable, together with interest thereon at the reimbursement rate under the Pooling and
Servicing Agreement including any master servicing compensation and special servicing compensation, (d) certain unreimbursed costs and expenses with respect to the Bank of America Center Note A-1 Senior Portion, the Bank of
America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note
A-3 and the Bank of America Center Note A-1 Junior Portion, as applicable, (e)
any other

                                      S-93

additional trust fund expenses with respect to the Bank of America Center Note
A-1 Senior Portion, the Bank of America Center Pari Passu Note A-2, the Bank of
America Center Pari Passu Note A-3 and the Bank of America Center Note A-1
Junior Portion, as applicable, and (f) any liquidation fees payable in connection with the purchase of the Bank of America Center Note A-1 Senior
Portion, the Bank of America Center Pari Passu Note A-2, the Bank of America
Center Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior
Portion, as applicable; provided, however, that the Bank of America Center
Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

     The owner of the borrower under the Bank of America Center Whole Loan is also subject to existing mezzanine debt. With respect to such mezzanine debt, the mortgagee and the mezzanine lenders have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to such intercreditor agreement, the mezzanine lenders, among other things, have subordinated the mezzanine loan documents to the Bank of America Center Whole
Loan documents and have the option to cure and/or purchase the Bank of America
Center Whole Loan if it becomes defaulted.

     If the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the Bank of America Center Pari Passu Note A-1, Bank of America Center Pari Passu Note
A-2 or Bank of America Center Pari Passu Note A-3 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement
(including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and
Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon.  If any of the Bank of America Center Pari Passu Note A-1, Bank of
America Center Pari Passu Note A-2 or Bank of America Center Pari Passu Note
A-3 is an asset of a securitization, the related trust shall assume, as the holder of the applicable note, the foregoing obligations and the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

BC PARI PASSU NOTE A-1 MORTGAGE LOAN

     The ownership interest in Loan No. 58399 (the "BC Pari Passu Note A-1
Mortgage Loan ") will be split into a senior interest (the "BC Senior
Component") and 1 subordinate interest (the "BC Subordinate Component"). The
Cut-off Date Balance of the BC Senior Component will equal approximately
$150,000,000, representing 11.6% of the Initial Pool Balance (13.7% of the
Group 1 Balance). All distributions of principal and interest with respect to the BC Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holder of the BC Subordinate Component is entitled on any Distribution Date only to amounts collected on the BC Pari
Passu Note A-1 Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the
BC Senior Component as described in this prospectus supplement under
"Description of the Certificates--Distributions--Class BC Certificates and the
BC Pari Passu Note A-1 Mortgage Loan"; provided, however, prepayment premiums actually collected in respect of the BC Pari Passu Note A-1 Mortgage Loan shall be allocated to the BC Senior Component and the BC Subordinate Component, pro
rata, based upon their outstanding principal balances.

     If the BC Pari Passu Note A-1 Mortgage Loan becomes a Defaulted Mortgage
Loan, the BC Controlling Holder will have the option, but not the obligation, subject to the option of the Bank of America Center Purchase Option Holder, to
purchase the BC Pari Passu Note A-1 Mortgage Loan (including the BC Subordinate
Component) from the Trust Fund at a price equal to the Purchase Price (as defined below) thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the
Certificates--Distributions--Class BC Certificates and the BC Pari Passu Note
A-1 Mortgage Loan". For more information regarding the relationship

                                      S-94

between the BC Senior Component and the BC Subordinate Component, see
"Description of the Certificates" in this prospectus supplement.

DALLAS MARKET CENTER WHOLE LOAN

     The Dallas Market Center Pari Passu Note A-1 is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property (the "Dallas Market Center
Mortgaged Property") comprised of two pari passu notes with aggregate principal balances as of the Cut-off Date of $92,903,426 and $49,926,838 (the "Dallas
Market Center Pari Passu Note A-1" and the "Dallas Market Center Pari Passu
Note A-2", respectively). The Dallas Market Center Pari Passu Note A-2 is pari passu in right of payment to the Dallas Market Center Pari Passu Note A-1.
However, as described herein, a subordinate portion of the Dallas Market Center
Pari Passu Note A-1 has been subordinated to the Dallas Market Center Pari
Passu Note A-2 and the remaining portion of the Dallas Market Center Pari Passu
Note A-1. As used in this prospectus supplement, the term "Dallas Market Center
Whole Loan" refers to the Dallas Market Center Pari Passu Note A-1 and the
Dallas Market Center Pari Passu Note A-2.

     An intercreditor agreement (the "Dallas Market Center Intercreditor
Agreement") between the holder of the Dallas Market Center Pari Passu Note A-1 and the holder of the Dallas Market Center Pari Passu Note A-2 (the "Dallas
Market Center Pari Passu Noteholders") sets forth the rights of the noteholders. The Dallas Market Center Intercreditor Agreement generally provides that the mortgage loans that comprise the Dallas Market Center Whole
Loan will be serviced and administered pursuant to the Pooling and Servicing
Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard.

     Pursuant to the Dallas Market Center Intercreditor Agreement, a
$27,000,000 portion of the principal balance (as of the Cut-off Date) of the
Dallas Market Center Pari Passu Note A-1 (the "Dallas Market Center Note A-1
Junior Portion") is subordinate under certain circumstances with respect to payments received with respect to the Dallas Market Center Whole Loan relative to the Dallas Market Center Pari Passu Note A-2 and the remaining $65,903,426 portion (the "Dallas Market Center Note A-1 Senior Portion") of the principal balance of the Dallas Market Center Pari Passu Note A-1. The Dallas Market
Center Note A-1 Junior Portion corresponds to the DM Subordinate Components (as defined below) collectively, and the Dallas Market Center Note A-1 Senior
Portion corresponds to the DM Senior Component (as defined below). The Dallas
Market Center Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Dallas Market Center Whole Loan will be allocated first to the Dallas Market Center Note A-1 Junior Portion and then pro rata among the Dallas Market Center Note A-1 Senior Portion and the Dallas
Market Center Pari Passu Note A-2. Accordingly, expenses, losses and shortfalls relating to the Dallas Market Center Whole Loan generally will be allocated first to the DM Subordinate Components and then pro rata among the DM Senior
Component and the holder of the Dallas Market Center Pari Passu Note A-2.

     Pursuant to the terms of the Dallas Market Center Intercreditor Agreement, prior to the occurrence of a monetary or material event of default with respect to the Dallas Market Center Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Dallas
Market Center Intercreditor Agreement, all payments and proceeds received with respect to the Dallas Market Center Whole Loan will be generally paid in the following manner:

   (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of the Dallas Market Center Note A-1 Senior Portion, the
   Dallas Market Center Pari Passu Note A-2 and the Dallas Market Center Note
   A-1 Junior Portion, to (A) the holder of the Dallas Market Center Pari
   Passu Note A-1 in respect of the Dallas Market Center Note A-1 Senior
   Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Dallas Market Center Note A-1 Senior
   Portion, and (B) the holder of the Dallas Market Center Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Dallas Market Center Pari Passu Note A-2;

                                      S-95

   (ii) second, to each of the holder of the Dallas Market Center Pari Passu
   Note A-1 (in respect of the Dallas Market Center Note A-1 Senior Portion)
   and the holder of the Dallas Market Center Pari Passu Note A-2), in an
   amount equal to its pro rata portion, based on the then outstanding principal balances of the Dallas Market Center Note A-1 Senior Portion, the
   Dallas Market Center Pari Passu Note A-2 and the Dallas Market Center Note
   A-1 Junior Portion, of all principal payments collected on the Dallas
   Market Center Whole Loan, to be applied in reduction of the outstanding principal balances of the Dallas Market Center Note A-1 Senior Portion and
   the Dallas Market Center Pari Passu Note A-2;

   (iii) third, to the holder of the Dallas Market Center Pari Passu Note A-1 in respect of the Dallas Market Center Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Dallas Market Center Note A-1 Junior Portion;

   (iv) fourth, to the holder of the Dallas Market Center Pari Passu Note A-1
   (in respect of the Dallas Market Center Note A-1 Junior Portion), in an
   amount equal to its pro rata portion, based on the then outstanding principal balances of the Dallas Market Center Note A-1 Senior Portion, the
   Dallas Market Center Pari Passu Note A-2 and the Dallas Market Center Note
   A-1 Junior Portion, of all principal payments collected on the Dallas
   Market Center Whole Loan, to be applied in reduction of the outstanding principal balance of the Dallas Market Center Note A-1 Junior Portion;

   (v) fifth, to the holder of the Dallas Market Center Pari Passu Note A-1
   (in respect of the Dallas Market Center Note A-1 Senior Portion), the
   holder of the Dallas Market Center Pari Passu Note A-2 and the holder of the Dallas Market Center Pari Passu Note A-1 (in respect of the Dallas
   Market Center Note A-1 Junior Portion), pro rata, based on the then outstanding principal balances of the Dallas Market Center Note A-1 Senior
   Portion, the Dallas Market Center Pari Passu Note A-2 and the Dallas Market
   Center Note A-1 Junior Portion, in an amount equal to any Prepayment
   Premium actually received in respect of the Dallas Market Center Whole
   Loan, each such amount to be determined (A) if such Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Dallas Market Center Note A-1 Senior
   Portion, the Dallas Market Center Pari Passu Note A-2 or the Dallas Market
   Center Note A-1 Junior Portion that is being prepaid and (B) if the
   Prepayment Premium is a "yield maintenance" or "spread maintenance"
   premium, by separately computing the Prepayment Premium for each of the
   Dallas Market Center Note A-1 Senior Portion, the Dallas Market Center Pari
   Passu Note A-2 and the Dallas Market Center Note A-1 Junior Portion based on the formula provided in the Mortgage Loan documents, but calculated (w)
   with respect to the holder of the Dallas Market Center Pari Passu Note A-1
   (in respect of the Dallas Market Center Note A-1 Senior Portion), based on the rate at which interest accrues on the Dallas Market Center Note A-1
   Senior Portion and the principal balance of the Dallas Market Center Note
   A-1 Senior Portion being prepaid, (x) with respect to the holder of the
   Dallas Market Center Pari Passu Note A-2, based on the rate at which interest accrues on the Dallas Market Center Pari Passu Note A-2 and the
   principal balance of the Dallas Market Center Pari Passu Note A-2 being prepaid, and (y) with respect to the holder of the Dallas Market Center
   Pari Passu Note A-1 (in respect of the Dallas Market Center Note A-1 Junior
   Portion), based on the rate at which interest accrues on the Dallas Market
   Center Note A-1 Junior Portion and the principal balance of the Dallas
   Market Center Note A-1 Junior Portion being prepaid;

   (vi) sixth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund
   Expenses (or as otherwise described under "Servicing of the Mortgage
   Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a
   Dallas Market Center pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Dallas Market Center Pari
   Passu Note A-1 (in respect of the Dallas Market Center Note A-1 Senior
   Portion), the holder of the Dallas Market Center Pari Passu Note A-2 and the holder of the Dallas Market Center Pari Passu Note A-1 (in respect of the Dallas Market Center Note A-1

                                      S-96

   Junior Portion), each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the
   Dallas Market Center Note A-1 Senior Portion, the Dallas Market Center Pari
   Passu Note A-2 and the Dallas Market Center Note A-1 Junior Portion);

   (vii) seventh, any amounts that represent late payment charges, other than
   Prepayment Premiums or default interest, actually collected on the Dallas
   Market Center Whole Loan, to the extent not applied to Advance Interest or
   Additional Trust Fund Expenses (or as otherwise described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payments of
   Expenses" in this prospectus supplement), or payable to any party other than a holder of a Dallas Market Center pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the
   Dallas Market Center Pari Passu Note A-1 (in respect of the Dallas Market
   Center Note A-1 Senior Portion), the holder of the Dallas Market Center
   Pari Passu Note A-2 and the holder of the Dallas Market Center Pari Passu
   Note A-1 (in respect of the Dallas Market Center Note A-1 Junior Portion),
   each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Dallas Market Center Note
   A-1 Senior Portion, the Dallas Market Center Pari Passu Note A-2 and the
   Dallas Market Center Note A-1 Junior Portion); and

   (viii) eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a Dallas Market Center pari passu note pursuant to the
   Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vii) of this paragraph, to the holder of the Dallas Market Center Pari Passu Note A-1 (in respect of the
   Dallas Market Center Note A-1 Senior Portion), the holder of the Dallas
   Market Center Pari Passu Note A-2 and the holder of the Dallas Market
   Center Pari Passu Note A-1 (in respect of the Dallas Market Center Note A-1
   Junior Portion), each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Dallas Market
   Center Note A-1 Senior Portion, the Dallas Market Center Pari Passu Note
   A-2 and the Dallas Market Center Note A-1 Junior Portion).

     Following the occurrence and during the continuance of a monetary or material event of default with respect to the Dallas Market Center Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Dallas Market Center Intercreditor Agreement, all
payments and proceeds received with respect to the DM Subordinate Component will be subordinated to all payments under the DM Senior Component and the
Dallas Market Center Pari Passu Note A-2, and the amounts received with respect to the Dallas Market Center Whole Loan will generally be paid in the following manner:

   (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of only the Dallas Market Center Note A-1 Senior Portion and the Dallas Market Center Pari Passu Note A-2, to (A) the holder of the
   Dallas Market Center Pari Passu Note A-1 in respect of the Dallas Market
   Center Note A-1 Senior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Dallas Market Center
   Note A-1 Senior Portion, and (B) the holder of the Dallas Market Center
   Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Dallas Market Center Pari Passu
   Note A-2;

   (ii) second, to the holder of the Dallas Market Center Pari Passu Note A-1
   (in respect of the Dallas Market Center Note A-1 Senior Portion) and the
   holder of the Dallas Market Center Pari Passu Note A-2, each in an amount equal to their pro rata portion, based on the then outstanding principal balances of only the Dallas Market Center Note A-1 Senior Portion and the
   Dallas Market Center Pari Passu Note A-2, of all principal payments collected on the Dallas Market Center Whole Loan, to be applied in reduction of such outstanding principal balances until such balances have been reduced to zero;

   (iii) third, to the holder of the Dallas Market Center Pari Passu Note A-1
   (in respect of the Dallas Market Center Note A-1 Senior Portion) and the
   holder of the Dallas Market Center Pari

                                      S-97

   Passu Note A-2, pro rata, based on the then outstanding principal balances of only the Dallas Market Center Note A-1 Senior Portion and the Dallas
   Market Center Pari Passu Note A-2, in an amount equal to any Prepayment
   Premium actually received in respect of the Dallas Market Center Whole
   Loan, each such amount to be determined (A) if such Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Dallas Market Center Note A-1 Senior
   Portion or the Dallas Market Center Pari Passu Note A-2 that is being prepaid and (B) if the Prepayment Premium is a "yield maintenance" or
   "spread maintenance" premium, by separately computing the Prepayment
   Premium for each of the Dallas Market Center Note A-1 Senior Portion and the Dallas Market Center Pari Passu Note A-2 based on the formula provided in the Mortgage Loan documents, but calculated (x) with respect to the
   Dallas Market Center Note A-1 Senior Portion, based on the rate at which interest accrues on the Dallas Market Center Note A-1 Senior Portion and
   the principal balance of the Dallas Market Center Note A-1 Senior Portion being prepaid and (y) with respect to the holder of the Dallas Market
   Center Pari Passu Note A-2, based on the rate at which interest accrues on the Dallas Market Center Pari Passu Note A-2 and the principal balance of the Dallas Market Center Pari Passu Note A-2 being prepaid;

   (iv) fourth, to the holder of the Dallas Market Center Pari Passu Note A-1 in respect of the Dallas Market Center Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Dallas Market Center Note A-1 Junior Portion;

   (v) fifth, to the holder of the Dallas Market Center Pari Passu Note A-1 in respect of the Dallas Market Center Note A-1 Junior Portion in an amount equal to the remaining principal payments collected on the Dallas Market
   Center Whole Loan, to be applied in reduction of the outstanding principal balance of the Dallas Market Center Note A-1 Junior Portion until such balance has been reduced to zero;

   (vi) sixth, to the holder of the Dallas Market Center Pari Passu Note A-1
   (in respect of the Dallas Market Center Note A-1 Junior Portion), in an
   amount equal to any Prepayment Premium actually received in respect of the
   Dallas Market Center Whole Loan, such amount to be determined (A) if such
   Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Dallas Market
   Center Note A-1 Junior Portion that is being prepaid and (B) if the
   Prepayment Premium is a "yield maintenance" or "spread maintenance"
   premium, by computing the Prepayment Premium for the Dallas Market Center
   Note A-1 Junior Portion based on the formula provided in the Mortgage Loan documents, but based on the rate at which interest accrues on the Dallas
   Market Center Note A-1 Junior Portion and the principal balance of the
   Dallas Market Center Note A-1 Junior Portion being prepaid;

   (vii) seventh, any default interest in excess of the interest paid in accordance with clauses (i) and (iv) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund
   Expenses (or as otherwise described under "Servicing of the Mortgage
   Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a
   Dallas Market Center pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Dallas Market Center Pari
   Passu Note A-1 (in respect of the Dallas Market Center Note A-1 Senior
   Portion), the holder of the Dallas Market Center Pari Passu Note A-2 and the holder of the Dallas Market Center Pari Passu Note A-1 (in respect of the Dallas Market Center Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the Dallas Market Center Note A-1 Senior Portion, the Dallas Market
   Center Pari Passu Note A-2 and the Dallas Market Center Note A-1 Junior
   Portion, of such default interest;

   (viii) eighth, any amounts that represent late payment charges, other than
   Prepayment Premiums or default interest, actually collected on the Dallas
   Market Center Whole Loan, to the extent not applied to Advance Interest or
   Additional Trust Fund Expenses (or as otherwise

                                      S-98

   described under "Servicing of the Mortgage Loans--Servicing and Other
   Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a Dallas Market Center pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Dallas Market Center Pari Passu Note A-1 (in respect of the Dallas Market Center Note A-1 Senior Portion), the holder of the
   Dallas Market Center Pari Passu Note A-2 and the holder of the Dallas
   Market Center Pari Passu Note A-1 (in respect of the Dallas Market Center
   Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the Dallas
   Market Center Note A-1 Senior Portion, the Dallas Market Center Pari Passu
   Note A-2 and the Dallas Market Center Note A-1 Junior Portion, of such amounts; and

   (ix) ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a holder of a Dallas Market Center pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (viii) of this paragraph, to the holder of the Dallas Market Center Pari Passu Note A-1 (in respect of the Dallas
   Market Center Note A-1 Senior Portion), the holder of the Dallas Market
   Center Pari Passu Note A-2 and the holder of the Dallas Market Center Pari
   Passu Note A-1 (in respect of the Dallas Market Center Note A-1 Junior
   Portion), each in an amount equal to their pro rata portion, based on the original principal balances of the Dallas Market Center Note A-1 Senior
   Portion, the Dallas Market Center Pari Passu Note A-2 and the Dallas Market
   Center Note A-1 Junior Portion, of such excess.

     Upon the Dallas Market Center Whole Loan becoming (i) delinquent 60 days or more in respect of a monthly payment (not including the balloon payment) or
(ii) delinquent in respect of its balloon payment unless the Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Dallas Market Center Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the Mortgage Loan documents and without regard to any acceleration of payments under the Mortgage
Loan documents, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity and, subject to the repurchase right of the mezzanine lenders under the mezzanine intercreditor agreement, the DM Controlling Class Holder, until the outstanding principal balance of the DM Subordinate Component has been reduced to zero (at which point there will be no such purchase right) (the "Dallas Market Center
Purchase Option Holder"), will have the right (but not the obligation) prior to any other party to purchase the Dallas Market Center Whole Loan at the Dallas
Market Center Repurchase Price (as defined below) and, upon written notice and subject to the timing requirements in the Dallas Market Center Intercreditor
Agreement, the Special Servicer will be required to sell the Dallas Market
Center Whole Loan to the Dallas Market Center Purchase Option Holder on a
mutually designated date.

     Following the reduction of the Dallas Market Center Note A-1 Junior
Portion to zero, no person will have a preferential option to purchase the entire Dallas Market Center Whole Loan. However, the Dallas Market Center Pari
Passu Note A-1 itself will be subject to the defaulted mortgage loan purchase option procedures described in this prospectus supplement under "Servicing of the Mortgage Loans--Defaulted Mortgage Loans; Purchase Option".

     The "Dallas Market Center Repurchase Price" means, with respect to the
Dallas Market Center Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the Dallas Market Center Note A-1
Senior Portion, the Dallas Market Center Note A-1 Junior Portion and the Dallas
Market Center Pari Passu Note A-2, as applicable, (b) accrued and unpaid interest thereon from the payment date under the Dallas Market Center Note A-1
Senior Portion the Dallas Market Center Pari Passu Note A-2 and the Dallas
Market Center Note A-1 Junior Portion, as applicable, as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Dallas
Market Center Note A-1 Senior

                                      S-99

Portion, the Dallas Market Center Pari Passu Note A-2 and the Dallas Market
Center Note A-1 Junior Portion, as applicable, together with interest thereon at the reimbursement rate under the Pooling and Servicing Agreement including any master servicing compensation and special servicing compensation, (d)
certain unreimbursed costs and expenses with respect to the Dallas Market
Center Note A-1 Senior Portion, the Dallas Market Center Pari Passu Note A-2
and the Dallas Market Center Note A-1 Junior Portion, as applicable, (e) any other additional trust fund expenses with respect to the Dallas Market Center
Note A-1 Senior Portion, the Dallas Market Center Pari Passu Note A-2 and the
Dallas Market Center Note A-1 Junior Portion, as applicable, and (f) any liquidation fees payable in connection with the purchase of the Dallas Market
Center Note A-1 Senior Portion, the Dallas Market Center Pari Passu Note A-2
and the Dallas Market Center Note A-1 Junior Portion, as applicable; provided, however, that the Dallas Market Center Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

     If the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the
Dallas Market Center Pari Passu Note A-1 and Dallas Market Center Pari Passu
Note A-2 as to which such party is entitled to be reimbursed pursuant to the
Pooling and Servicing Agreement (including Master Servicing Fees, Special
Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon.  If any of the Dallas Market Center Pari
Passu Note A-1 and Dallas Market Center Pari Passu Note A-2  is an asset of a securitization, the related trust shall assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

DM PARI PASSU NOTE A-1 MORTGAGE LOAN

     The ownership interest in Loan No. 58320 (the "DM Pari Passu Note A-1
Mortgage Loan") will be split into a senior interest (the "DM Senior
Component") and 7 subordinate interests (the "DM Subordinate Components"). The
DM Subordinate Components consist of the "DM-A Component", the "DM-B
Component", the "DM-C Component", the "DM-D Component", the "DM-E Component",
the "DM-F Component" and the "DM-G Component". The Cut-off Date Balance of the
DM Senior Component will equal approximately $65,903,426, representing 5.1% of the Initial Pool Balance (6.0% of the Group 1 Balance). All distributions of principal and interest with respect to the DM Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the DM Subordinate Components are entitled on any Distribution Date only to amounts collected on the DM Pari Passu Note A-1 Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the DM Senior Component as described in this prospectus supplement under "Description of the
Certificates--Distributions--Class DM Certificates and the DM Pari Passu Note
A-1 Mortgage Loan"; provided, however, prepayment premiums (if any) actually collected in respect of the DM Pari Passu Note A-1 Mortgage Loan shall be allocated to the DM Senior Component and the DM Subordinate Components, pro
rata, based on their outstanding principal balances.

     If the DM Pari Passu Note A-1 Mortgage Loan becomes a Defaulted Mortgage
Loan, the DM Controlling Holder will have the option, but not the obligation, subject to the option of the Dallas Market Center Purchase Option Holder, to
purchase the DM Pari Passu Note A-1 Mortgage Loan (including the DM Subordinate
Components) from the Trust Fund at a price equal to the Purchase Price (as defined below) thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the
Certificates--Distributions--Class DM Certificates and the DM Pari Passu Note
A-1 Mortgage Loan". For more information regarding the relationship between the
DM Senior Component and the DM Subordinate Components, see "Description of the
Certificates" in this prospectus supplement.

                                     S-100

     The Mortgage Loans, other than the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan, are sometimes referred to in this prospectus supplement as the "Non-Partitioned Mortgage Loans". The BC Pari
Passu Note A-1 Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan,
following the occurrence of and during the continuance of a BC Control
Appraisal Period or DM Control Appraisal Period, as the case may be, are sometimes referred to in this prospectus supplement as "Post CAP Loans".

ROXBOROUGH PORTFOLIO WHOLE LOAN

     One Mortgage Loan (Loan No. 40284, the "Roxborough Mortgage Loan"),
representing 0.7% of the Initial Pool Balance (4.4% of the Group 2 Balance), is
one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property (the
"Roxborough Mortgaged Property"). Only the Roxborough Mortgage Loan, which is evidenced by the "Roxborough A Note," is included in the Trust Fund. The other mortgage loan's principal balance as of the date of origination was $650,000.
This mortgage loan is subordinated in right of payment to the Roxborough
Mortgage Loan (the "Roxborough B Note"). As used in this prospectus supplement, the term "Roxborough Portfolio Whole Loan" refers to the Roxborough Mortgage
Loan and the Roxborough B Note. An intercreditor agreement (the "Roxborough
Intercreditor Agreement") between the holder of the Roxborough Mortgage Loan
(the "Roxborough A Noteholder") and the holder of the Roxborough B Note (the
"Roxborough B Noteholder") sets forth the rights of these noteholders. The
Roxborough Intercreditor Agreement generally provides that the mortgage loans that comprise the Roxborough Portfolio Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master
Servicer and Special Servicer, as applicable, according to the Servicing
Standard. The Roxborough Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Roxborough Portfolio Whole Loan will be allocated first, to the holder of the Roxborough B Note, and thereafter, to the holder of Roxborough Mortgage Loan.

     Distributions. The right of the Roxborough A Noteholder to receive payments of interest, principal and other amounts are senior to the rights of the Roxborough B Noteholder. Under the terms of the Roxborough Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the
Roxborough Portfolio Whole Loan (or, if such default has occurred, but the
Roxborough B Noteholder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the
Roxborough B Noteholder will generally be entitled to receive its pro rata share of payments of interest and principal after the Roxborough A Noteholder receives its payments of interest and principal.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the
Roxborough Portfolio Whole Loan (unless the holder of the Roxborough Portfolio
B Note has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, the Roxborough B
Noteholder will not be entitled to receive payments of principal or interest until the Roxborough A Noteholder receives all its accrued interest and outstanding principal in full.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Roxborough Portfolio Whole Loan, resulting in a monetary event of default, the Roxborough B Noteholder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The Roxborough B
Noteholder also has the right to cure certain non-monetary events of default.

     Purchase Options. In the event that the Roxborough Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or an event of default has occurred and is continuing), the holder of the Roxborough B Note will have an option to purchase the Roxborough Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Roxborough Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing
Advances together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees

                                     S-101

allocable to the Roxborough Mortgage Loan whether paid or unpaid and any other
Additional Trust Fund Expenses relating to the Roxborough Portfolio Whole Loan.

     The Roxborough B Noteholder also has limited rights of consultation with respect to certain servicing decisions.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance)
are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     The following table and summaries describe the ten largest Mortgage Loans or sets of Cross-Collateralized Mortgage Loans in the Mortgage Pool by Cut-off
Date Balance:

                                              PERCENT
                                                 OF                               LOAN     CUT-OFF     LTV
                            CUT-OFF           INITIAL                         BALANCE PER    DATE   RATIO AT
                              DATE     LOAN     POOL          PROPERTY          SF/UNIT/     LTV    MATURITY  UNDERWRITTEN  MORTGAGE
        LOAN NAME           BALANCE   GROUP   BALANCE           TYPE           ROOM/PADS    RATIO    OR ARD       DSCR        RATE
----------------------- ------------- ------ --------- --------------------- ------------- ------- ---------- ------------  --------

Bank of America
Center ................ $150,000,000    1       11.6%          Office          $   234       49.3%     49.3%      2.21x       4.867%
Simon-West Ridge
Mall ..................   68,710,962    1        5.3           Retail          $   166       80.0%     74.8%      1.25x       5.890%
Dallas Market Center ..   65,903,426    1        5.1           Other           $    36       51.0%     41.8%      2.37x       6.097%
8027 Leesburg Pike ....   43,622,666    1        3.4           Retail          $   219       73.2%     62.6%      1.26x       5.940%
Santa Rosa Mall .......   42,411,692    1        3.3           Retail          $    84       70.1%     62.8%      1.52x       5.416%
Sun Communities --
Buttonwood Bay/
Meadows/Pine                                            Manufactured Housing
Ridge/Maplewood** .....   39,984,005    2        3.1        Communities        $22,927       79.5%     67.0%      1.29x       5.320%
Sun Communities --
Portfolio 12/                                           Manufactured Housing
Catalina** ............   35,156,874    2        2.7        Communities        $26,756       78.6%     66.3%      1.29x       5.320%
Sun Communities                                         Manufactured Housing
Portfolio 2 ...........   34,910,525    1        2.7        Communities        $26,751       77.4%     71.4%      1.28x       4.931%
Northpointe Plaza .....   30,850,000    1        2.4           Retail          $    86       54.6%     54.6%      2.97x       4.285%
GE--Kimco Portfolio ...   30,715,000    1        2.4           Retail          $    60       79.8%     76.2%      1.72x       4.736%
                        ------------            ----
TOP TEN LOANS                                                                                64.9%     59.4%      1.80X       5.302%
WTD AVG: .............. $542,265,150            41.8%                                        ====      ====      =========    =====
                        ============            ====

**    For crossed pools, the information printed is a weighted average of the information for the loans in the crossed pool.

     The following pages contain summaries of certain additional information with respect to each of the ten largest mortgage loans or crossed pools of mortgage loans detailed above.

                                     S-102

BANK OF AMERICA CENTER

--------------------------------------------------------------------------------
                             WHOLE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:    $520,000,000

 FIRST PAYMENT DATE:            October 1, 2004

 TERM/AMORTIZATION:             84/0 months

 INTEREST ONLY PERIOD:          84 months

 MATURITY DATE:                 September 1, 2011

 EXPECTED MATURITY BALANCE:     $520,000,000

 BORROWING ENTITY:              555 California Owners LLC

 INTEREST CALCULATION:          Actual/360

 CALL PROTECTION:               Lockout/defeasance: 80 payments
                                Open: 4 payments

 UP-FRONT RESERVES:
    TAX RESERVE:                Yes
    IMMEDIATE REPAIR
      RESERVE:                  $389,250
    REPLACEMENT RESERVE:        $6,175,000
    TI/LC:                      $10,000,000

 ONGOING MONTHLY RESERVES:
    TAX/INSURANCE RESERVE:      Yes
    REPLACEMENT RESERVE:        $40,856
    TI/LC:                      $148,566

 LOCKBOX:                       Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 WHOLE LOAN BALANCE:                                          $520,000,000

 WHOLE LOAN BALANCE
   (EXCLUDING SUBORDINATE
   COMPONENT):                                                $417,000,000

 NOTE A-1 BALANCE:                                            $253,000,000

 SENIOR COMPONENT BALANCE:                                    $150,000,000

 SUBORDINATE COMPONENT BALANCE(1):                            $103,000,000

 SENIOR COMPONENT SHADOW RATING
   (S&P/FITCH):                                               AAA/AA

                                       WHOLE LOAN             WHOLE LOAN
                                       (EXCLUDING             (INCLUDING
                                     SUBORDINATE)(6)          SUBORDINATE)
                                     ---------------          ------------
 CUT-OFF DATE LTV:                       49.3%                    61.5%

 MATURITY DATE LTV:                      49.3%                    61.5%

 UNDERWRITTEN DSCR(2):                   2.21x(3)                 1.73x(4)

 MORTGAGE RATE(5):                       4.867%                   5.080%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:              Office

 PROPERTY SUB-TYPE:          CBD

 LOCATION:                   San Francisco, CA

 YEAR BUILT/RENOVATED:       1921, 1969, 1971/NA

 NET RENTABLE SQUARE FEET:   1,780,748

 CUT-OFF BALANCE PER SF:     $234(6)

 OCCUPANCY AS OF 6/1/04:     93.7%

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        Shorenstein Realty Services, L.P.

 U/W NET CASH FLOW:          $58,464,169

 APPRAISED VALUE:            $845,000,000(7)

--------------------------------------------------------------------------------

(1)   Subordinate component is subordinate to A-2 and A-3 notes (which are not part of the Trust Fund) as well as senior component.

(2)   DSCR figures based on net cash flow unless otherwise noted.

(3)   The loan is interest only for its entire term. If debt service had been calculated on such interest only payments, the resulting underwritten
      DSCR would have been approximately 2.84x.

(4)   The loan is interest only for its entire term. If debt service had been calculated on such interest only payments, the resulting underwritten
      DSCR would have been approximately 2.18x.

(5)   The interest rate was rounded to three decimals.

(6)   Based on aggregate principal balance of $417,000,000 (the original whole loan excluding the subordinate portion of note A-1).

(7)   The as stabilized value is expected to be $862,000,000 as of September 1,
      2005.

                                     S-103

BANK OF AMERICA CENTER

----------------------------------------------------------------------------------------------------------------------
                                             FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------------------------------
                                                                   FULL YEAR          FULL YEAR           FULL YEAR
                                             UNDERWRITTEN         (12/31/03)          (12/31/02)         (12/31/01)
                                         -------------------   ----------------   -----------------   ----------------

 EFFECTIVE GROSS INCOME ..............       $95,289,720          $93,715,964        $100,886,419        $95,344,572
 TOTAL EXPENSES ......................       $33,245,580          $33,784,205        $ 34,753,431        $35,525,900
 NET OPERATING INCOME (NOI) ..........       $62,044,140          $59,931,759        $ 66,132,988        $59,818,672
 CASH FLOW (CF) ......................       $58,464,169          $59,931,759        $ 66,132,988        $59,818,672
 DSCR ON NOI(1) ......................             2.34x                2.27x               2.50x              2.26x
 DSCR ON CF(1) .......................             2.21x(2)             2.27x               2.50x              2.26x
----------------------------------------------------------------------------------------------------------------------

(1)   Based on aggregate principal balance of $417,000,000 (the original whole loan excluding the subordinate portion of note A-1).

(2)   The loan is interest only for its entire term. If debt service had been calculated on such interest only payments, the resulting underwritten
      DSCR would have been approximately 2.84x.

----------------------------------------------------------------------------------------------------------------------
                                              TENANT INFORMATION
----------------------------------------------------------------------------------------------------------------------
                          RATINGS     TENANT      % OF                  POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS+             S&P/FITCH   TOTAL SF   TOTAL SF   RENT PSF       RENT           RENT      EXPIRATION
------------            ----------- ---------- ---------- ---------- -------------- ------------- ------------

 Bank of America, N.A.    AA-/AA-    662,524       37.2%   $41.59     $27,555,388        34.0%     9/30/2015++
 Goldman, Sachs & Co. .    A+/AA-     90,504        5.1    $60.83       5,505,581         6.8      8/31/2010
 Morgan Stanley & Co. .    A+/AA-     85,347        4.8    $65.88       5,622,943         6.9     10/31/2011
                                     -------       ----               -----------        ----
 TOTALS ...............              838,375       47.1%              $38,683,911        47.7%
----------------------------------------------------------------------------------------------------------------------

+     Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

++    Excluding one lease for 3,000 square feet representing 0.5% of the total
      Bank of America leased space.

-------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------
                          # OF LEASES                 % TOTAL   CUMULATIVE   CUMULATIVE    BASE RENT
YEAR OF EXPIRATION+++    EXPIRING++++   EXPIRING SF      SF      TOTAL SF    % TOTAL SF     EXPIRING
---------------------   -------------- ------------- --------- ------------ ------------ -------------

 2004 .................        16           14,689      0.8%       14,689         0.8%    $   586,656
 2005 .................        19           68,810      3.9        83,499         4.7%    $ 3,590,832
 2006 .................        25          201,448     11.3*      284,947        16.0%    $11,717,624
 2007 .................         6           87,061      4.9       372,008        20.9%    $ 4,028,880
 2008 .................         7           52,236      2.9       424,244        23.8%    $ 2,631,923
 2009 .................        19          116,600      6.5       540,844        30.3%    $ 3,843,736
 2010 .................        12          137,126      7.7       677,970        38.0%    $ 8,943,889
 2011 .................         7          121,002      6.8       798,972        44.8%    $ 9,635,731
 2013 .................         4           64,516      3.6       863,488        48.4%    $ 3,132,905
 2014 .................         1           24,817      1.4       888,305        49.8%    $   992,680
 2015 .................        24          736,283     41.3     1,624,588        91.1%    $30,505,894
 2016 .................         4           48,281      2.7     1,672,869        93.8%    $ 1,420,949
 Vacant ...............                    111,178      6.2     1,784,047       100.0%
                              ---        ---------     -----
 TOTAL ................       144        1,784,047     100.0%
-------------------------------------------------------------------------------------------------------

+++   Information obtained from Underwritten Rent Roll.

++++  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

*     Shearman and Sterling is currently on the Rent Roll for 46,275 square feet of this space. Sidley Austin Brown & Wood has signed a lease for such square footage after Shearman and Sterling vacates.

                                     S-104

BANK OF AMERICA CENTER

                         SUMMARY OF SIGNIFICANT TENANTS

o    The Bank of America Center Mortgaged Property is 93.7% occupied by a total of 35 office tenants at an average lease rate of $48 per square foot and 11 retail tenants at an average lease rate of $47 per square foot. The four largest tenants, representing 51.4% of total net rentable area, are:

     o    Bank of America Corporation (Rated "A+" by S&P and "AA-" by Fitch), a
          diversified global financial services company, occupies 662,524 square feet (37.2%) under various leases generally expiring in September
          2015. Incorporated in 1968 and headquartered in Charlotte, North
          Carolina, Bank of America Corporation operates through its banking and non-banking subsidiaries as a provider of financial services and products throughout the United States and in selected international markets. Bank of America Corporation manages its operations through four business segments: Consumer and Commercial Banking, Asset
          Management, Global Corporate and Investment Banking and Equity
          Investments. On October 27, 2003, Bank of America Corporation and
          FleetBoston Financial Corporation, a diversified financial services company, signed an agreement and plan of merger. The merger closed in
          April 2004. For the year ended December 31, 2003, Bank of America
          Corporation reported revenues of $49.0 billion and net income of $10.8 billion. As of June 30, 2004, the company reported total assets of
          $1.0 trillion and stockholders' equity of $95.8 billion. The subject spaces have various uses, including general office and a bank branch.

     o    The Goldman Sachs Group, Inc. (Rated "A+" by S&P and "AA-" by Fitch),
          a global investment banking, securities and investment management firm, leases 90,504 square feet (5.0%) under various leases expiring in August 2010. Founded in 1869 and headquartered in New York, New
          York, The Goldman Sachs Group, Inc. provides a range of services worldwide to a diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As of November 28, 2003, it operated offices in over 20 countries. The company's activities are divided into three segments: Investment
          Banking; Trading and Principal Investments; and Asset Management and
          Securities Services. For the fiscal year ended November 28, 2003, The
          Goldman Sachs Group, Inc. reported revenues of $23.6 billion and net income of $3.0 billion. As of May 28, 2004, the company reported total assets of $467.9 billion and stockholders' equity of $23.2 billion.
          The subject location serves as general office space for the company.

     o    Morgan Stanley (Rated "A+" by S&P and "AA-" by Fitch), a global financial services firm, occupies 85,347 square feet (4.8%) under various leases expiring in October 2011. Established in 1935 and headquartered in New York, New York, Morgan Stanley operates in four business segments: Institutional Securities, Individual Investor
          Group, Investment Management and Credit Services. For the fiscal year ended November 30, 2003, Morgan Stanley reported revenues of $34.9 billion and net income of $3.8 billion. As of May 31, 2004, the company reported total assets of $729.5 billion and stockholders'
          equity of $27.0 billion. The subject location serves as general office space for the company.

     o    Ernst & Young, one of the "Big Four" global accounting firms, occupies
          77,678 square feet (4.4%) under various leases expiring in December
          2006. Established in 1989 (with predecessor firms founded in 1903 and
          1906) and headquartered in New York, New York, Ernst & Young provides a range of services, including accounting and auditing, tax reporting and operations, tax advisory, business risk services, technology and security risk services, transaction advisory and human capital services. Globally, Ernst & Young focuses on seven major industry groups: financial services; technology, communications and entertainment; energy, chemicals and utilities; industrial products;
          retailing and consumer products; health sciences; and real estate, hospitality and construction. Ernst & Young reported over $13 billion in revenues in fiscal year 2003 and employs 103,000 people in over 140 countries around the world. The subject location serves as general office space for the firm.

                                     S-105

BANK OF AMERICA CENTER

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Bank of America Center Mortgage Loan is secured by a first mortgage on a 1,780,748 square foot Class A central business district office complex located in San Francisco, California.

o    The $150,000,000 senior portion (shadow rated "AAA" and "AA" by S&P and
     Fitch, respectively) of the subject $253,000,000 A-1 note is pari passu with a $130,000,000 A-2 note and a $137,000,000 A-3 note. The other senior notes, the A-2 note in the amount of $130,000,000 and the A-3 note in the amount of $137,000,000 have the same interest rate, maturity date and amortization term as the subject loan and are held outside of the Trust.
     The remaining $103,000,000 of the A-1 note balance (the junior portion) is subordinate to such senior portion of the A-1 note and the entire A-2 note and A-3 note. There is also $230,000,000 of mezzanine debt held outside of the Trust which is subject to an intercreditor agreement between the mortgagee and the five mezzanine lenders as described below.

THE BORROWER:

o    The borrower, 555 California Owners LLC (the "Bank of America Center
     Borrower"), is a single-purpose, bankruptcy-remote entity with two independent directors, for which the Bank of America Center Borrower's legal counsel has delivered a non-consolidation opinion at loan closing.
     The Bank of America Center Borrower is owned 100% in succession by five mezzanine ownership entities (555 California Mezz-1 LLC, 555 California
     Mezz-2 LLC, 555 California Mezz-3 LLC, 555 California Mezz-4 LLC, and 555
     California Mezz-5 LLC, respectively), each a Delaware limited liability company. 555 California Street LLC is owned: 2% by two entities,
     Shorenstein Capital 555 LLC and Shorenstein 555 California LLC, controlled and owned by Shorenstein Company LLC; and 98% owned by two entities, Giants
     Equities LLC and Warrior Equities LLC, controlled by Mark Karasick, a borrower principal, and wholly owned by Mark Karasick, IPC (US), Inc.
     ("IPC"), and certain other investors. (It is anticipated that such 98%
     owners or their affiliates will eventually acquire the other 2% from the
     Shorenstein owners) David Yisrael is also a borrower principal.

o    Mark Karasick has been a New York City-based real estate syndicator for the past 15 years. Initially, he was a developer in New York State's Orange and
     Dutchess Counties. During the past eight years, Mr. Karasick has principaled numerous real estate transactions as both a syndicator and a managing member of various limited liability companies. Mr. Karasick has typically acquired properties or mortgages with a current yield and considerable upside, located primarily in New York and New Jersey. In addition, Mr. Karasick has real estate holdings outside the New York/New
     Jersey/Connecticut tri-state area such as the 430,000 square foot IBM office building in Hato Rey, Puerto Rico. Acquisitions during the past five years include properties totaling more than eight million square feet.

o    IPC is a subsidiary of the Toronto, Canada-based IPC US REIT. IPC US REIT beneficially owns an 89.0% economic interest in IPC (US), Inc. IPC has ownership interests in, and manages, 32 buildings in the United States (26 office and six retail) containing a total of 7.6 million square feet of rentable space.

o    As a San Francisco-based private owner and operator of Class A office buildings in the United States with a portfolio of more than 17 million square feet, Shorenstein Company LLC, through its affiliates, has owned and managed the Bank of America Center Mortgaged Property for over 15 years.

THE PROPERTY:

o    The collateral for the Bank of America Center Mortgage Loan consists of the fee simple interest in a 1,780,748 square foot Class A central business district office complex. The collateral is comprised of three buildings:
     (1) 555 California Street, a 1,488,619 square foot, 52-story Class A office building with retail constructed in 1969; (2) 315 Montgomery Street, a
     228,160 square foot, 16-story Class B office building with street level retail constructed in 1921; and (3) 345 Montgomery Street, a 63,969 square foot, three-story Bank of America branch constructed in 1971. The complex has on-site parking for 450 cars in a three level subterranean garage. The collateral is situated on approximately 2.80 acres in the North of Market
     Area Financial District in downtown San Francisco, California.

o    The soil and groundwater of the Bank of America Center Mortgaged Property has been contaminated due to petroleum leaks from underground storage formerly located on the Bank of America Center Mortgaged Property that belonged to the City and County of San Francisco ("San Francisco"). The
     prior owner of the Bank of America Center Mortgaged Property, 555
     California Street LLC, initiated an action against San Francisco in relation to such contamination which resulted in a Settlement Agreement and
     Mutual Release dated December 10, 2003 by and

                                     S-106

BANK OF AMERICA CENTER

     between San Francisco and 555 California Street LLC (the "Settlement
     Agreement"). Pursuant to the terms of the Settlement Agreement, San
     Francisco is required to provide remediation and monitoring results (which the related borrower is required to provide to the mortgagee) until such time as there are four consecutive quarters of acceptable remediation and monitoring results. The related borrower is required to enforce San
     Francisco's obligations to monitor and remediate the contamination pursuant to the terms of the Settlement Agreement. The related borrower is required to use commercially reasonable efforts to deliver to mortgagee a letter from the City and County of San Francisco Department of Health--Local
     Oversight Program which will indicate that monitoring and remediation is no longer required under the Settlement Agreement.

INSURANCE:

o    The Bank of America Center Borrower, at its sole cost and expense, is required to keep the Bank of America Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of the Bank of
     America Center Mortgaged Property (exclusive of costs of excavations, foundations, underground utilities and footings); (2) such that the insurer would not deem the Bank of America Center Borrower a coinsurer under such policies; (3) providing that no deductible will exceed $100,000; (4)
     insuring against at least those hazards that are commonly insured against under a "special causes of loss" form of policy; and (5) if any of the improvements or the use of the Bank of America Center Mortgaged Property
     will at any time constitute legal nonconforming structures or uses, providing coverage for contingent liability from Operation of Building
     Laws, Demolition Costs and Increased Cost of Construction Endorsements and
     containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. The
     Bank of America Center Borrower, at its sole cost and expense, will also be required to obtain and maintain such other policies of insurance as called for under the Bank of America Center Whole Loan documents, which include
     (but are not limited to): flood insurance (if located in an area having special flood hazard); earthquake insurance in an amount equal to 20% of the sum of (i) one hundred percent (100%) "full replacement cost" plus (ii)
     loss of rents or business income for three (3) years from the insured event; commercial general liability insurance against claims for personal injury, bodily injury, death or property damage; loss of rents insurance or business income insurance for a period of 24 months, and containing a
     12-month extended period of indemnity endorsement (as required by the Bank of America Center Whole Loan documents); statutory worker's compensation insurance and employer's liability insurance; comprehensive boiler and machinery insurance (if applicable); and excess liability insurance. All policies of insurance (the "Bank of America Center Insurance Policies")
     described above are required to be issued by an insurer having a claims paying ability/financial strength rating of "A" (or its equivalent) or better by at least two rating agencies (one of which must be S&P or such other Rating Agency approved by mortgagee) or a syndicate of insurers subject to the requirements of Bank of America Center Whole Loan documents.
     Each of the Bank of America Center Insurance Policies must contain clauses or endorsements to the effect that such policy does not contain an exclusion for acts of terrorism or similar acts of sabotage.

CASUALTY AND CONDEMNATION:

o    The Bank of America Center Whole Loan documents generally require that, if the Bank of America Center Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, or in the event of a taking by any governmental authority through eminent domain or otherwise, the Bank of America Center Borrower must promptly proceed with the repair or restoration of the Bank of America Center Mortgaged Property as nearly as possible to the condition of the Bank of America Center Mortgaged Property was in immediately prior to such fire or other casualty ("Bank of America
     Center Restoration"). All plans and specifications required in connection with the Bank of America Center Restoration will be subject to prior review and reasonable approval by the mortgagee in all respects and to the prior review and approval in all respects by an independent consulting engineer selected by the mortgagee. Under certain circumstances, however, such as a default under the Bank of America Center Whole Loan, insurance proceeds are eligible to be applied by the mortgagee to the repayment of the Bank of
     America Center Whole Loan. The mortgagee is required to disburse insurance proceeds to the Bank of America Center Borrower for the Bank of America
     Center Restoration, provided that such proceeds are less than $7,500,000 and the cost of the Bank of America Center Restoration is less than
     $7,500,000 and various conditions set forth in the Bank of America Center
     Whole Loan documents are satisfied. Notwithstanding the foregoing and anything to the contrary in the Bank of America Center Whole Loan

                                     S-107

BANK OF AMERICA CENTER

     documents, in the event of a casualty that is not a 50% Damage Event (as defined below), the mortgagee is required to make all insurance proceeds available to the Bank of America Center Borrower for the Bank of America
     Center Restoration even if the conditions set forth in the immediately succeeding paragraph are not met. A "50% Damage Event" means a casualty or condemnation where the damage from such casualty or condemnation is equal to or greater than 50% of the replacement cost of such buildings or improvements as determined in accordance with the BC Mezzanine
     Intercreditor Agreement (as defined below).

TRANSFER OF PROPERTY AND INTEREST IN THE BANK OF AMERICA CENTER BORROWER:

o    The Bank of America Center Whole Loan documents generally provide that no direct or indirect transfer of greater than a 49% interest in the Bank of
     America Center Mortgaged Property or any part thereof or any legal beneficial interest therein nor a sale or pledge of an interest in any
     "Restricted Party" (as defined in the Bank of America Center Whole Loan documents) (other than pursuant to leases of space in the Bank of America
     Center Mortgaged Property to tenants in accordance with the Bank of America
     Center Whole Loan documents) without the prior written consent of the mortgagee (which may not be unreasonably withheld) unless the Bank of
     America Center Borrower and/or its transferee satisfy certain conditions that are set forth in the Bank of America Center Whole Loan documents, which generally include (but are not limited to) that no event of default has occurred and is continuing; payment of a processing, assumption and/or transfer fee; the satisfaction by the transferee of certain single purpose entity requirements; delivery of certain opinions and Rating Agency approval.

PROPERTY MANAGEMENT:

o    Shorenstein Realty Services, L.P., an affiliate of the Bank of America
     Center Borrower, manages the Bank of America Center Mortgaged Property.
     Headquartered in San Francisco, California, and in business for over 80 years, Shorenstein Realty Services is the wholly owned property services affiliate of Shorenstein Company LLC (www.shorenstein.com), a premier private owner and operator of Class A office buildings in the United States with a portfolio of more than 17 million square feet. Founded in the 1920's as a brokerage and management company, Shorenstein Company is engaged in all aspects of office building investment, development, financing, leasing, construction, and management. Since the early 1960's, the company has been an active investor in high quality office projects. Since 1992, Shorenstein has sponsored a series of closed-end investment funds that have invested in
     Class A office projects located throughout the United States. Shorenstein
     Realty Services provides leasing, management and construction services to all of Shorenstein Company's properties.

EXISTING MEZZANINE DEBT:

o    On September 2, 2004 : (A) Bank of America, N.A. made a mezzanine loan in the original principal amounts of $34,000,000 to 555 California Mezz-1 LLC;
     (B) Bank of America, N.A. made a mezzanine loan in the original principal amounts of $34,000,000 to 555 California Mezz-2 LLC; (C) Teddy Mezz Private
     Limited made a mezzanine loan in the original principal amounts of
     $90,000,000 to 555 California Mezz-3 LLC; (D) BREF ONE, LLC-Series B made a mezzanine loan in the original principal amounts of $45,000,000 to 555
     California Mezz-4 LLC; and (E) BPO 555 California Mezz Ltd made a mezzanine loan in the original principal amounts of $27,000,000 to 555 California
     Mezz-5 LLC; each of the mezzanine lenders is a "BC Mezzanine Lender", each of the mezzanine loans is a "BC Mezzanine Loan" and each of the mezzanine borrowers is a "BC Mezzanine Borrower" and the mezzanine lenders are collectively the "BC Mezzanine Lenders", the mezzanine loans are collectively the "BC Mezzanine Loans" and the mezzanine borrowers are collectively the "BC Mezzanine Borrowers". The Bank of America Center
     Borrower is owned 100% by the BC Mezzanine Borrowers. Each BC Mezzanine
     Loan is secured by (among other things) a first priority security interest in 100% percent membership interest in the related BC Mezzanine Borrower.
     The relationship between the BC Mezzanine Lenders and the mortgagee is set forth in that certain mezzanine intercreditor agreement dated as of
     September 2, 2004 by and between the mortgagee and the BC Mezzanine Lenders
     (the "BC Mezzanine Intercreditor Agreement").

o    In the BC Mezzanine Intercreditor Agreement, the mortgagee and each of the
     BC Mezzanine Lenders have set forth their respective relationship which, among other things, states the following: (1) no BC Mezzanine Lender may transfer more than 49% of its beneficial interest in the related BC
     Mezzanine Loan (when aggregated with all prior transfers) unless (i) a
     Rating Agency confirmation has been given, (ii) the transferee is a qualified transferee pursuant to the terms of the BC Mezzanine
     Intercreditor Agreement and (iii) certain events have occurred triggering the purchase option pursuant to the terms of the BC Mezzanine Intercreditor
     Agreement; (2) the BC

                                     S-108

BANK OF AMERICA CENTER

     Mezzanine Lender may not exercise any rights it may have under the BC
     Mezzanine Loan documents with respect to foreclosure or other realization upon the collateral securing the BC Mezzanine Loan unless (among other things) the transferee is a qualified transferee pursuant to the terms of the BC Mezzanine Intercreditor Agreement; (3) the mortgagee may transfer all or any of the Bank of America Center Whole Loan or any interest in such
     Bank of America Center Whole Loan and such Bank of America Center Whole
     Loan will be and remain senior in respect to the BC Mezzanine Loans; (4)
     the BC Mortgaged Property will be managed by a qualified manager pursuant to the terms of the BC Mezzanine Intercreditor Agreement; (5) the BC
     Mezzanine Lenders will promptly notify the mortgagee of any intended action with respect to the BC Mezzanine Loan which would require Rating Agency confirmation; (6) each of the BC Mezzanine Lenders and the mortgagee will have the right to modify the BC Mezzanine Loan and the Bank of America
     Center Whole Loan, respectively, without the other's consent provided there is no change in, among other things, interest rate, principal amount, maturity, the voluntary prepayment period, cross default provisions and default provisions; provided that the mortgagee may make any such modifications without consent of the BC Mezzanine Lenders, except for changes in the principal amount of the loan and extensions in the voluntary prepayment period, in the event of a default or work-out of the Bank of
     America Center Whole Loan; (7) the BC Mezzanine Lenders subordinated and made junior the BC Mezzanine Loans to the Bank of America Center Whole Loan
     and the Bank of America Center Whole Loan documents; (8) the BC Mezzanine
     Lenders subordinated their rights to receive payments to the Bank of
     America Center Whole Loan; (9) the mortgagee provides the BC Mezzanine
     Lenders with various rights to cure monetary and non-monetary defaults by the Bank of America Center Borrower; and (10) the mortgagee will give the
     BC Mezzanine Lender a right to purchase the Bank of America Center Whole
     Loan at a price generally equal to the outstanding principal balance of the
     Bank of America Center Whole Loan as of the date of purchase together with all accrued interest (including late charges, default interest and post petition interest), any protective advances and monthly payment advances
     (in each case with any interest charged thereon) made by the mortgagee, and all costs and expenses (including reasonable legal fees and expenses incurred by the mortgagee actually incurred by the mortgagee in enforcing the terms of the Bank of America Center Whole Loan documents, but excluding any liquidated damage amount, any exit fees, any late payment fee payable on the entire amount of the Bank of America Center Whole Loan due to a maturity default, any late charges or default interest accruing as against the Bank of America Center Borrower in respect of any default on account of which any BC Mezzanine Lender has effected a cure pursuant to the BC
     Mezzanine Intercreditor Agreement, any prepayment premiums, yield maintenance amounts) and any "liquidation fee" or "workout fee" or similar fee payable to any servicer or special servicer of the Bank of America
     Center Whole Loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

SUBORDINATE COMPONENT

o    As will be set forth in more detail in this prospectus supplement, the holder of a designated class of certificates that is entitled to payments solely from the BC Pari Passu Note A-1 Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the
     Directing Certificateholder solely with respect to the BC Pari Passu Note
     A-1 Mortgage Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the BC Pari Passu Note A-1 Mortgage Loan. In addition, such holder may (but is not obligated to) purchase the Bank of America Center
     Whole Loan at a price generally equal to the outstanding principal balance, accrued and unpaid interest, all related unreimbursed servicing advances
     (with interest, if any) including any servicing compensation, certain unreimbursed costs and expenses and additional trust fund expenses on such balances and any liquidation fees payable in connection with such purchase.
     Moreover, such holder may (but is not obligated to) purchase the BC Pari
     Passu Note A-1 Mortgage Loan, if the BC Pari Passu Note A-1 Mortgage Loan
     is then considered a "Defaulted Mortgage Loan" as more particularly described in this prospectus supplement, at a price generally equal to its
     (a) fair value as determined by the Special Servicer (or the Master
     Servicer or Trustee if the Special Servicer and the option holder are the same person or affiliated) or (b) unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances
     (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the Special Servicer has not determined its fair value.

                                     S-109

SIMON -- WEST RIDGE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:      $68,710,962

 FIRST PAYMENT DATE:              August 1, 2004

 TERM/AMORTIZATION:               120/360 months

 INTEREST ONLY PERIOD:            60 months

 MATURITY DATE:                   July 1, 2014

 EXPECTED MATURITY BALANCE:       $64,274,751

 BORROWING ENTITY:                West Ridge Mall, LLC

 INTEREST CALCULATION:            Actual/360

 CALL PROTECTION:                 Lockout/defeasance: 113 payments
                                  Open: 7 payments

 ONGOING MONTHLY RESERVES:

    REPLACEMENT RESERVE(1):       Springing

    TAX/INSURANCE RESERVE(1):     Springing

 LOCKBOX:                         Hard

--------------------------------------------------------------------------------

(1)   Replacement and Tax/Insurance reserves spring upon the occurrence of an
      NOI trigger event (NOI for trailing four quarters falls below
      $5,374,000).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:            $68,710,962

 CUT-OFF DATE LTV:                80.0%

 MATURITY DATE LTV:               74.8%

 UNDERWRITTEN DSCR*:              1.25x

 MORTGAGE RATE:                   5.890%

--------------------------------------------------------------------------------

 *  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                   Retail

 PROPERTY SUB-TYPE:               Anchored

 LOCATION:                        Topeka, KS

 YEAR BUILT/RENOVATED:            1988/NA

 NET RENTABLE SQUARE FEET:        413,755

 CUT-OFF BALANCE PER SF:          $166

 OCCUPANCY AS OF 9/13/04:         58.1%

 OWNERSHIP INTEREST:              Fee

 PROPERTY MANAGEMENT:             Simon Management Associates, LLC

 U/W NET CASH FLOW:               $6,107,284

 APPRAISED VALUE:                 $85,900,000

--------------------------------------------------------------------------------

                                     S-110

SIMON -- WEST RIDGE MALL

----------------------------------------------------------------------------------------
                                 FINANCIAL INFORMATION
----------------------------------------------------------------------------------------
                                                          ANNUALIZED
                                                          MOST RECENT       FULL YEAR
                                        UNDERWRITTEN      (6/30/04)*       (12/31/03)
                                      ---------------- ---------------- ----------------

 EFFECTIVE GROSS INCOME .............   $11,650,127      $10,666,118      $11,622,463
 TOTAL EXPENSES .....................   $ 5,289,528      $ 4,872,606      $ 4,913,004
 NET OPERATING INCOME (NOI) .........   $ 6,360,599      $ 5,793,512      $ 6,709,459
 CASH FLOW (CF) .....................   $ 6,107,284      $ 5,793,512      $ 6,709,459
 DSCR ON NOI ........................         1.30x            1.19x            1.37x
 DSCR ON CF .........................         1.25x            1.19x            1.37x
----------------------------------------------------------------------------------------

*     Please note that annualized data may not reflect seasonal variations in retail sales.

-------------------------------------------------------------------------------------------------------------------------
                                              TENANT INFORMATION
-------------------------------------------------------------------------------------------------------------------------
                                       RATINGS     TENANT    % TOTAL                POTENTIAL    % POTENTIAL     LEASE
                                      S&P/FITCH   TOTAL SF      SF     RENT PSF       RENT           RENT      EXPIRATION
TOP TENANTS+                         ----------- ---------- --------- ---------- -------------- ------------- -----------

 Hollywood Cinema ..................  Not Rated    23,115       5.6%    $12.97      $299,715         4.4%      1/31/2009
 Old Navy Clothing Co.(1) ..........   BB+/BB+     22,446       5.4                   (1)            (1)       1/31/2005
 The Gap/Gap Kids(2) ...............   BB+/BB+      9,182       2.2                   (2)            (2)       1/31/2007
                                                   ------      ----              ------------       -----
 TOTALS ............................               54,743      13.2%                $299,715        4.4%
-------------------------------------------------------------------------------------------------------------------------

(1)  In lieu of base rent, tenant pays 6% of gross annual sales up to $8.0 million and 4% of gross annual sales in excess of $8.0 million. Such payments are to be made monthly and, if at the end of any lease year, tenant's payments for such year are less than $11.00 per square foot, tenant shall make a payment equal to the amount by which its payments were less than $11.00 per square foot.

(2)  In lieu of base rent, tenant pays 7.5% of gross annual sales up to
     $4,131,900 and 4% of gross annual sales in excess of $4,131,900. Such payments are to be made monthly and, if at the end of any lease year, tenant's payments for such year are less than $15.00 per square foot, tenant shall make a payment equal to the amount by which its payments were less than $15.00 per square foot.
-------------------------------------------------------------------------------------------------------------------------

+    Information obtained from Underwritten Rent Roll except for Ratings
     (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

-----------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                             NUMBER OF        EXPIRING     % TOTAL     CUMULATIVE     CUMULATIVE      BASE RENT
YEAR OF EXPIRATION++     LEASES EXPIRING        SF           SF        TOTAL SF      % TOTAL SF       EXPIRING
--------------------    -----------------   ----------   ---------   ------------   ------------   -------------

 2005 ................           14            50,727        12.3%        50,727          12.3%      $  583,468
 2006 ................            8            13,492         3.3         64,219          15.5%      $  363,216
 2007 ................            8            18,680         4.5         82,899          20.0%      $  297,766
 2008 ................           10            19,697         4.8        102,596          24.8%      $  514,121
 2009 ................           13            46,104        11.1        148,700          35.9%      $1,006,039
 2010 ................           11            25,799         6.2        174,499          42.2%      $  680,799
 2011 ................            6            23,913         5.8        198,412          48.0%      $  447,658
 2012 ................            7            16,283         3.9        214,695          51.9%      $  411,511
 2013 ................            4             8,709         2.1        223,404          54.0%      $  242,577
 2014 ................            4            13,816         3.3        237,220          57.3%      $  345,483
 2015 ................            4            11,401         2.8        248,621          60.1%      $  275,142
 Vacant ..............                        165,137        39.9        413,758         100.0%
                                 --           -------       -----
 TOTAL ...............           89           413,758       100.0%
-----------------------------------------------------------------------------------------------------------------

++    Information obtained from Underwritten Rent Roll.

                                     S-111

SIMON -- WEST RIDGE MALL

                         SUMMARY OF SIGNIFICANT TENANTS

o The Simon-West Ridge Mall is 93.3% occupied, excluding a vacant anchor that is 112,700 square feet. The Simon-West Ridge Mall Mortgaged Property does not include the entire mall but consists of in-line space and the vacant anchor space. The in-line collateral constituting the Simon-West Ridge Mall
  Mortgaged Property for the Simon-West Ridge Mall Mortgage Loan is 79.9%
  occupied. Including the vacant anchor space, the Simon-West Ridge Mall
  Mortgaged Property is 58.1% occupied. The mall is occupied by a mix of national, regional and local tenants, including approximately 90 in-line and freestanding tenants. The Mortgaged Property is also shadow-anchored by The
  Jones Store (wholly owned by May Department Stores), J.C. Penney, Dillard's and Sears, which aggregate 604,111 square feet, are tenant-owned and not part of the collateral. The five largest tenants, representing 16.9% of total net rentable area, are:

 o Wallace Theater Corporation/Hollywood Cinema (dba West Ridge Mall 6
   Theatres), a movie theater operator, occupies 23,115 square feet (5.6%) on a 12-year lease expiring in January 2009. Headquartered in Portland,
   Oregon, Wallace Theater Corporation operates approximately 450 screens in
   54 locations across 12 states and four Pacific Rim countries. Wallace
   Theaters is privately held by GTCR Golder Rauner, LLC ("GTCR"), a
   Chicago-based private equity investment firm founded in 1980. GTCR currently manages approximately $6.0 billion in equity and mezzanine capital invested in a range of companies and industries.

 o Old Navy, a North American specialty retailer, occupies 22,446 square feet (5.4%) on a five-year lease expiring in January 2005 with two, five-year renewal options. Launched in 1994, Old Navy is a division of Gap,
   Inc. (NYSE: "GPS") (Rated "BB+" by S&P and "BB+" by Fitch). Annual sales for Gap Inc.'s fiscal year ended January 31, 2004 totaled $15.9 billion;
   net income was $1.0 billion. Old Navy offers selections of value-priced apparel, shoes and accessories for adults, children and infants, as well as other items, including personal care products. As of May 1, 2004, Gap Inc.
   operated 843 Old Navy stores in the United States and Canada. Annual net sales for Old Navy's fiscal year ended January 31, 2004 totaled $6.5 billion.

 o Gap/Gap Kids, an international specialty retailer, occupies 9,182 square feet (2.2%) on a six-year lease expiring in January 2007 with two, renewal options of three years and five years, respectively. Founded in 1969,
   Gap/Gap Kids is a division of Gap, Inc. (NYSE: "GPS") (Rated "BB+" by S&P and "BB+" by Fitch). Annual sales for Gap Inc.'s fiscal year ended January
   31, 2004 totaled $15.9 billion; net income was $1.0 billion. Products range from wardrobe basics such as denim, khakis and T-shirts to fashion apparel, accessories and personal care products for men and women, ages teen through adult. Gap entered the children's apparel market with the introduction of
   GapKids in 1986 and babyGap in 1989. These stores offer casual apparel and accessories in the tradition of Gap style and quality for children, ages newborn through pre-teen. As of May 1, 2004, Gap Inc. operated 1,735 Gap stores in the United States, Canada, U.K., France, Japan, and Germany.
   Annual net sales for Gap's fiscal year ended January 31, 2004 totaled $7.3 billion.

 o Eddie Bauer, Inc., an international specialty retailer, occupies 7,741 square feet (1.9%) on a five-year lease expiring in January 2008 with no remaining renewal options. Founded in 1920, Eddie Bauer is a division of
   Spiegel, Inc. (OTC: "SPGLQ"), an international specialty retailer marketing fashionable apparel and home furnishings. The Spiegel Group's businesses include Eddie Bauer and Spiegel Catalog. On March 17, 2003, Spiegel, Inc.
   and 19 of its subsidiaries (including Eddie Bauer, Inc.) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New
   York. Spiegel and these subsidiaries are currently operating their business and managing properties and assets as debtors-in-possession under the
   Bankruptcy Code. On September 28, 2004, the bankruptcy court extended the period in which Spiegel has the exclusive right to file a plan of reorganization until January 5, 2005. At the end of December 2003, Spiegel operated 469 stores. Its net sales for the 53-week period ended January 3,
   2004 were $1.8 billion.

 o "FYE", a national mall-based specialty retailer of entertainment software, music, movies and games, occupies 7,296 square feet (1.8%) on a
   10-year lease expiring in January 2011 with no renewal options. Launched in
   2001, FYE is a brand of Trans World Entertainment Corporation (NASDAQ:
   "TWMC") (Not Rated), is a specialty music and video retailers in the United
   States. Founded in 1972 and headquartered in Albany, NY, Trans World currently operates nearly 900 stores in 47 states, the District of
   Columbia, Puerto Rico and the U.S. Virgin Islands, and operates a retail
   Web site at www.fye.com. Annual sales for Trans World's fiscal year ended
   January 31, 2004 totaled $1.3 billion; net income was $23.1 million. FYE is comprised of a Web site at www.fye.com and more than 650 mall-based stores.

                                     S-112

SIMON -- WEST RIDGE MALL

                             ADDITIONAL INFORMATION

THE LOAN:

 o The Simon -- West Ridge Mall Mortgage Loan is secured by a first mortgage on a 413,755 square foot portion of West Ridge Mall, a 1,014,267 square foot regional mall located in Topeka, Kansas.

THE BORROWER:

 o The borrower, West Ridge Mall, LLC (the "Simon -- West Ridge Mall
   Borrower"), is a single-purpose, bankruptcy-remote entity with at least two independent managers for which Simon-West Ridge Mall Borrower's legal counsel has delivered a non-consolidation opinion at loan closing. The
   Simon-West Ridge Mall Borrower is 100% owned by its sole member, Simon
   Capital Limited Partnership, a Delaware limited partnership. There is no borrower principal.

 o The Simon -- West Ridge Mall Borrower is sponsored by Simon Property
   Group, Inc. (NYSE: "SPG") (Rated "BBB+" by S&P), an Indianapolis-based real estate investment trust (a "REIT") primarily engaged in the ownership, operation, leasing, management, acquisition, expansion and development of primarily regional malls and community shopping centers. SPG is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $29 billion as of August 31, 2004.
   As of March 31, 2004, the company owned or held an interest in 247 properties in North America containing an aggregate of 188 million square feet of gross leasable area, which consisted of 175 regional malls, 68 community shopping centers and four office and mixed-use properties in 37 states and Canada. SPG also owns interests in three parcels of land held for future development and has ownership interests in 48 shopping centers in Europe. For the year ended December 31, 2003, SPG had total revenues of
   $2.3 billion and net income of $313.6 million. As of March 31, 2004, SPG reported liquidity of $489.8 million, total assets of $15.7 billion and shareholders' equity of $3.3 billion.

THE PROPERTY:

 o The collateral for the Simon-West Ridge Mall Mortgage Loan consists of the fee simple interest in a 413,755 square foot portion of a regional mall totaling 1,014,267 gross leasable square feet. The Simon -- West Ridge Mall
   Mortgaged Property was completed in 1988 and is situated on 32.4 acres at
   Wanamaker and 21st Street in Topeka, Kansas.

 o The Simon -- West Ridge Mall Borrower, at its sole cost and expense, is required to keep the Simon -- West Ridge Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Simon -- West Ridge Mall
   Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for acts of terrorism.

RELEASE OR SUBSTITUTION OF PROPERTY:

 o The Simon -- West Ridge Mall Borrower is permitted to substitute the
   Simon -- West Ridge Mall Mortgaged Property for other retail property provided certain conditions are satisfied, including that the substitute property has an appraised value of 110% of the released property, net operating income will be 115% of the net operating income of the released property, and delivery of a rating agency confirmation. The Simon -- West
   Ridge Mall Borrower is also permitted to release non-income generating portions of the Simon -- West Ridge Mall Mortgaged Property without the mortgagee's consent to governmental agencies and third parties or grant easements to such non-income producing property.

                                     S-113

SIMON -- WEST RIDGE MALL

                             ADDITIONAL INFORMATION

PROPERTY MANAGEMENT:

 o Simon Management Associates, LLC ("SMA"), an affiliate of the Simon-West
   Ridge Mall Borrower, manages the Simon-West Ridge Mall Mortgaged Property.
   Headquartered in Indianapolis, Indiana and in business for approximately 44 years, SMA is a wholly owned subsidiary of Simon Property Group, L.P., a majority-owned partnership subsidiary of SPG that owns all but one of SPG's real estate properties. SMA provides day-to-day property management functions including leasing, management and development services to most of the SPG properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

 o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

 o Not allowed.

                                     S-114

DALLAS MARKET CENTER

--------------------------------------------------------------------------------
                             WHOLE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $143,000,000

 FIRST PAYMENT DATE:               October 1, 2004

 TERM/AMORTIZATION:                120/330 months

 MATURITY DATE:                    September 1, 2014

 EXPECTED MATURITY BALANCE:        $116,976,716

 BORROWING ENTITY:                 WTC-Trade Mart, L.P.

 INTEREST CALCULATION:             Actual/360

 CALL PROTECTION:                  Lockout/defeasance: 114 payments
                                   Open: 6 payments

 UP-FRONT RESERVES:

    IMMEDIATE REPAIR RESERVE:      $1,733,750

 ONGOING MONTHLY RESERVES:

    REPLACEMENT RESERVES(1):       Springing

    TAX/INSURANCE RESERVES(1):     Springing

    TI/LC(1):                      Springing

    EXCESS CASH RESERVES(1):       Springing

    OPERATING EXPENSES(1):         Springing

    EXTRAORDINARY EXPENSES(1):     Springing

    GROUND LEASE RESERVES(1):      Springing

 LOCKBOX:                          Hard

--------------------------------------------------------------------------------

(1)   Reserves spring if DSCR falls below 1.15x for the trailing 12-month period or in an event of default or if the Dallas Market Center Borrower does not provide the mortgagee with evidence of timely payment of tax and insurance.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 WHOLE LOAN BALANCE:                    $142,830,263

 WHOLE LOAN BALANCE
  (EXCLUDING SUBORDINATE
  COMPONENTS):                          $115,830,263

 NOTE A-1 BALANCE:                      $92,903,426

 SENIOR COMPONENT BALANCE:              $65,903,426

 AGGREGATE SUBORDINATE
  COMPONENT BALANCE*:                   $27,000,000

 SENIOR COMPONENT SHADOW RATING:        AAA/AAA

                                           WHOLE LOAN           WHOLE LOAN
                                            (EXCLUDING         (INCLUDING
                                        SUBORDINATE)(1)        SUBORDINATE)
                                        ----------------       ------------
 CUT-OFF DATE LTV:                            51.0%                62.9%
 MATURITY DATE LTV:                           41.8%                51.5%
 UNDERWRITTEN DSCR**:                         2.37x                1.94x
 MORTGAGE RATE+:                              6.097%               6.037%

--------------------------------------------------------------------------------

 *  Subordinate components are subordinate to A-2 note (which is not part of the Trust Fund) as well as senior component.

 ** DSCR figures based on net cash flow unless otherwise noted.

 +  The interest rate was rounded to three decimals.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                      Other

 PROPERTY SUB-TYPE:                  Merchandise Mart

 LOCATION:                           Dallas, TX

 YEAR BUILT/RENOVATED:

    DALLAS MARKET HALL:              1960/1963

    WORLD TRADE CENTER:              1974/1979

    DALLAS TRADE MART:               1959/1976

 NET RENTABLE SQUARE FEET:           3,179,069

 CUT-OFF BALANCE PER SF:             $36(1)

 OCCUPANCY AS OF 6/30/04:            94.3%

 OWNERSHIP INTEREST:                 Leasehold

 PROPERTY MANAGEMENT:                Market Center Management Company, Ltd.

 U/W NET CASH FLOW:                  $ 20,717,959

 APPRAISED VALUE:                    $227,000,000

--------------------------------------------------------------------------------

(1)   Based on aggregate principal balance of $115,830,263 (the Cut-off Date whole loan balance excluding the subordinate portion of note A-1).

                                     S-115

DALLAS MARKET CENTER

-----------------------------------------------------------------------------------------------
                                   FINANCIAL INFORMATION
-----------------------------------------------------------------------------------------------
                                                                FULL YEAR          FULL YEAR
                                           UNDERWRITTEN        (12/31/03)         (12/31/02)
                                         ----------------   ----------------   ----------------

 EFFECTIVE GROSS INCOME ..............      $61,629,707        $4,625,000        $65,219,000
 TOTAL EXPENSES ......................      $39,428,908        $4,726,000        $43,473,000
 NET OPERATING INCOME (NOI) ..........      $22,200,799        $9,899,000        $21,746,000
 CASH FLOW (CF) ......................      $20,717,959        $9,899,000        $21,746,000
 DSCR ON NOI(1) ......................             2.54x             2.27x              2.48x
 DSCR ON CF(1) .......................             2.37x             2.27x              2.48x
-----------------------------------------------------------------------------------------------

(1) Based on DM Senior Component Balance.

--------------------------------------------------------------------------------------------------------------------
                                               TENANT INFORMATION
--------------------------------------------------------------------------------------------------------------------
                              RATINGS     TENANT       % TOTAL                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS+                 S&P/FITCH   TOTAL SF   PERMANENT SF   RENT PSF       RENT          RENT      EXPIRATION
--------------------------- ----------- ---------- -------------- ---------- ------------- ------------- -----------

 Onecoast Network .........  Not Rated    44,563         1.4%       $20.53    $  914,828         1.8%    4/30/2008
 Larry Kenneth Payne, Inc.   Not Rated    32,103         1.0        $ 8.27       265,456         0.5     5/31/2007
 The L.D. Kichler Company .  Not Rated    23,948         0.8        $15.19       363,746         0.7     8/31/2008
                                         -------         ---                  ----------         ---
 TOTALS ...................              100,614         3.2%                 $1,544,030         3.0%
--------------------------------------------------------------------------------------------------------------------

+     Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

-------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------
                           NUMBER OF         EXPIRING     % TOTAL     CUMULATIVE    CUMULATIVE    BASE RENT
YEAR OF EXPIRATION++    LEASES EXPIRING         SF           SF        TOTAL SF     % TOTAL SF     EXPIRING
---------------------- ----------------- --------------- --------- --------------- ------------ -------------

 MTM .................           33             84,894       3.3%         84,894         3.3%    $ 1,019,733
 2004 ................           95            118,224       4.6         203,118         8.0%    $ 2,665,800
 2005 ................          255            328,634      12.9         531,752        20.8%    $ 6,706,187
 2006 ................          212            398,954      15.6         930,706        36.5%    $ 8,582,594
 2007 ................          470            608,898      23.9       1,539,604        60.3%    $11,712,674
 2008 ................          139            419,825      16.4       1,959,429        76.8%    $ 8,424,251
 2009 ................          107            303,578      11.9       2,263,007        88.7%    $ 6,070,423
 2010 ................            7             42,214       1.7       2,305,221        90.3%    $   842,115
 2011 ................            4             11,213       0.4       2,316,434        90.8%    $   173,902
 2012 ................            1              1,059       0.0       2,317,493        90.8%    $    20,900
 2013 ................            2              1,820       0.1       2,319,313        90.9%    $    38,658
 2014 ................            3              4,006       0.2       2,323,319        91.0%    $    83,628
 Vacant ..............                         229,087       9.0       2,552,406*      100.0%
                              -----          ---------     -----
 TOTAL ...............        1,328          2,552,406*    100.0%
-------------------------------------------------------------------------------------------------------------

++    Information obtained from Underwritten Rent Roll or, if leases were expired, from information obtained from the borrower.

*     Includes the permanent space only, which represents 2,552,406 square feet of the 3,179,069 total net square feet of space.

                                     S-116

DALLAS MARKET CENTER

                         SUMMARY OF SIGNIFICANT TENANTS

o The Dallas Market Center Mortgaged Property is 94.3% leased by approximately
  1,400 tenants at an average lease rate of approximately $20 per square foot.
  The three largest tenants, representing 3.2% of total net rentable area, are:

  o OneCoast Network (Not Rated), a group of multi-line sales representatives for the gift, home furnishings and collegiate markets, occupies 44,563 square feet (1.7% of underwritten NRA) on various five- and seven-year leases expiring in April 2008. Headquartered in Atlanta, Georgia and owned by a group of private investors, One Coast is a team of 13 agencies that partners with more than 60,000 retailers to grow sales by recommending product lines and providing business guidance. OneCoast has regional agency coverage in most major markets including the Northeast, Southeast, Texas,
    Midwest, Rocky Mountains, Southwest and Pacific Northwest. In addition,
    OneCoast has wholesale showrooms in several merchandise marts including
    Atlanta, Dallas (the subject), New York and Chicago.

  o Larry Kenneth Payne, Inc. (Not Rated), a furniture distributor, leases
    32,103 square feet (1.3% of underwritten NRA) on a five-year lease expiring in May 2007. The subject location serves as a wholesale showroom.

  o The L.D. Kichler Company (Not Rated), a decorative lighting fixture company, occupies 23,948 square feet (0.9% of underwritten NRA) on a five-year lease expiring in August 2008. Founded in 1938 and headquartered in Cleveland,
    Ohio, The L.D. Kichler Company remains a privately held, family owned and run business with manufacturing facilities in Wallingford, Connecticut and multiple distribution warehouses around the country. The subject location serves as a wholesale showroom.

                             ADDITIONAL INFORMATION

THE LOAN:

  o The Dallas Market Center Mortgage Loan is secured by a first leasehold mortgage on a 3,179,069 net square foot portion of the Dallas Market Center, a merchandise mart complex with more than 6 million gross rentable square feet, that is located in the Stemmons Freeway Corridor in Dallas, Texas.

  o The subject $93,000,000 A-1 note is pari passu with a $50,000,000 A-2 note.
    The A-2 note has the same interest rate, maturity date and amortization term as the subject loan and is held outside of the Trust. The A-1 note consists of a $66,000,000 senior portion (shadow rated "AAA" by both S&P and Fitch)
    and a $27,000,000 junior portion that is subordinate to such senior portion of the A-1 note and the entire A-2 note.

THE BORROWER:

  o The borrower, WTC-Trade Mart, L.P. (the "Dallas Market Center Borrower"), is
    a single-purpose, bankruptcy-remote entity with two independent directors, for which Dallas Market Center Borrower's legal counsel has delivered a non-consolidation opinion at loan closing. The Dallas Market Center Borrower is owned: 0.1% by its general partner, WTC-Trade Mart, GP, L.L.C., a
    Delaware limited liability company and single purpose entity, and 99.9% by its limited partner, Dallas Market Center Company, Ltd., a Texas limited partnership. The Dallas Market Center Borrower and its partners are affiliates of Crow Family Partnership, L.P., and are ultimately owned by the
    Trammell Crow family through Crow Holdings, a group of international, diversified investment companies that owns and directs the investments of the Trammell Crow family and its investment partners.

  o Crow Holdings invests in industrial, office, retail, mart properties, land, hotel and residential real estate businesses in the United States, Europe and South America. Although real estate is its foundation, Crow Holdings has grown increasingly active in a variety of diversified investment activities with an investment portfolio that includes stakes in privately held operating businesses and financial assets. Crow Holdings is both an active investor in these investments and, in some cases, a passive investor through third-party managers and private investment partnerships.

                                     S-117

DALLAS MARKET CENTER

                             ADDITIONAL INFORMATION

THE PROPERTY:

 o The collateral for the Dallas Market Center Mortgage Loan consists of the leasehold interest in a 3,179,069 net square foot portion of the Dallas
   Market Center, a merchandise mart complex totaling more than 6 million gross rentable square feet. The collateral is comprised of three buildings:
   (1) the five-story Dallas Trade Mart ("DTM"), completed in 1959 and expanded in 1976, and the 15-story World Trade Center ("WTC"), completed in
   1974 and expanded in 1979, that contain 2,979,980 net square feet and (2)
   the one-story Market Hall completed in 1960 and expanded in 1963 that contains 199,089 net square feet. Market Hall functions as a temporary exhibit hall with no permanent occupancy. The WTC also has limited temporary exhibit space and a small amount of management office space
   (which is occupied by the Dallas Market Center Borrower and Market Center
   Management Company, Ltd., the Property Management Company). A four-level parking garage completed in 1974 provides 981 spaces with on-site surface parking providing an additional 977 spaces. The collateral is situated on approximately 53.3 acres.

 o The Dallas Market Center Borrower, at its sole cost and expense, is required to keep the Dallas Market Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Dallas Market Center Borrower is required to maintain insurance against certified acts of terrorism.

 o On or before March 31, 2005, the Dallas Market Center Borrower is permitted to transfer up to 80% of the indirect ownership interests in the Dallas
   Market Center Borrower. In connection with such transfer, the Dallas Market
   Center Borrower will enter into a master lease arrangement. The master lessee will be an affiliate of the Dallas Market Center Borrower and is required to enter into a subordination agreement in the form attached to the Dallas Market Center Mortgage Loan documents. The master lease is subject to the mortgagee's review and approval. In connection with such transfer, the Dallas Market Center Borrower is required to provide, among other things, an update non-consolidation opinion.

 o The Dallas Market Center Borrower is permitted to release a portion of the property described in the Dallas Market Center Mortgage Loan documents (the
   "Market Hall Parcel") upon satisfaction of certain conditions including, but not limited to, (i) payment to the mortgagee of an amount equal to
   $14,691,780.82 which shall be used to partially defease the Dallas Market
   Center Mortgage Loan, (ii) delivery of a REMIC opinion and (iii)
   confirmation from the rating agencies that such release shall not result in a downgrade of the securities.

 o The Dallas Market Center Borrower is permitted to release a portion of the property described in the Dallas Market Center Mortgage Loan documents (the
   "Garage Parcel") upon satisfaction of certain conditions including, but not limited to, (i) delivery of a REMIC opinion and (ii) confirmation from the rating agencies that such release shall not result in a downgrade of the securities.

GROUND LEASE:

 o The property is subject to seven ground leases, two of which are with
   Market Center Land, L.P., an affiliate of the borrower, and the remainder with Industrial Properties Corporation. These ground leases have varying terms and expirations between 2055 and 2066. While the fee simple interests are not subordinate to the lien, subject to the terms and conditions of the mortgage financing, leases provide that the Dallas Market Center Borrower would not be disturbed in its possession of its leasehold estate.

PROPERTY MANAGEMENT:

 o Market Center Management Company, Ltd., an affiliate of the Dallas Market
   Center Borrower, manages the subject property. Headquartered in Dallas,
   Texas, and in business for eight years, Market Center Management Company,
   Ltd., was created in 1996 solely to operate the Dallas Market Center. The five buildings contain 2,200 permanent showrooms and 460,000 square feet of temporary show space. The complex includes the subject buildings as well as the separate North Campus buildings, which are not part of the collateral.
   The Market Center Management Company, Ltd. has approximately 247 employees with an operating budget in excess of $16 million per year. If the master lease arrangement is put into place, then the management of the Dallas
   Market Center Mortgaged Property may change.

                                     S-118

DALLAS MARKET CENTER

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

 o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

 o Not allowed.

SUBORDINATE COMPONENTS

 o As will be set forth in more detail in this prospectus supplement, the holder of designated classes of certificates that are entitled to payments solely from the DM Pari Passu Note A-1 Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the
   Directing Certificateholder solely with respect to the DM Pari Passu Note
   A-1 Mortgage Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the DM Pari Passu Note A-1 Mortgage Loan. In addition, such holder may (but is not obliged to) purchase the Dallas Market Center Whole
   Loan at a price generally equal to the outstanding principal balance, accrued and unpaid interest, all related unreimbursed servicing advances
   (with interest if any) including any servicing compensation, certain unreimbursed costs and expenses and additional trust fund expenses on such balances and any liquidation fees payable in connection with such purchase.
   Moreover, such holder may (but is not obligated to) purchase the DM Pari
   Passu Note A-1 Mortgage Loan, if the DM Pari Passu Note A-1 Mortgage Loan
   is then considered a "Defaulted Mortgage Loan" as more particularly described in this prospectus supplement, at a price generally equal to its
   (a) fair value as determined by the Special Servicer (or the Master
   Servicer or Trustee if the Special Servicer and the option holder are the same person or affiliated) or (b) unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances
   (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the Special Servicer has not determined its fair value.

                                     S-119

8027 LEESBURG PIKE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:   $44,000,000

 FIRST PAYMENT DATE:           February 1, 2004

 TERM/AMORTIZATION:            120/360 months

 MATURITY DATE:                January 1, 2014

 EXPECTED MATURITY BALANCE:    $37,321,970

 BORROWING ENTITY:             Rocks Tysons Two LLC

 INTEREST CALCULATION:         Actual/360

 CALL PROTECTION:              Lockout/defeasance: 117 payments
                               Open: 3 payments
 UP-FRONT RESERVES:

   TAX RESERVE:                Yes

   OTHER RESERVE:             $2,103,863(1)

 ONGOING MONTHLY RESERVES:

    TAX RESERVE:               Yes

    REPLACEMENT RESERVE:       $843

 LOCKBOX:                      Hard
--------------------------------------------------------------------------------

(1)   Construction Holdback ($2,026,771); Free Rent Reserve ($77,092)

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:         $43,622,666

 CUT-OFF DATE LTV:             73.2%

 MATURITY DATE LTV:            62.6%

 UNDERWRITTEN DSCR*:           1.26 x

 MORTGAGE RATE:                5.940%

--------------------------------------------------------------------------------
*    DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                Retail

 PROPERTY SUB-TYPE:            Anchored Retail/Office

 LOCATION:                     Vienna, VA

 YEAR BUILT/RENOVATED:         2002/NA

 NET RENTABLE SQUARE FEET:     199,170

 CUT-OFF BALANCE PER SF:       $219

 OCCUPANCY AS OF 8/5/04:       85.8%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Allen & Rocks, Inc.

 U/W NET CASH FLOW:            $3,965,322

 APPRAISED VALUE:              $59,610,000
--------------------------------------------------------------------------------

                                     S-120

8027 LEESBURG PIKE

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                          UNDERWRITTEN
                                         --------------

 EFFECTIVE GROSS INCOME ..............     $5,800,032
 TOTAL EXPENSES ......................     $1,574,271
 NET OPERATING INCOME (NOI) ..........     $4,225,761
 CASH FLOW (CF) ......................     $3,965,322
 DSCR ON NOI .........................          1.34x
 DSCR ON CF ..........................          1.26x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION
-------------------------------------------------------------------------------------------------------------------------------
                                RATINGS       TENANT      % TOTAL                   POTENTIAL      % POTENTIAL        LEASE
                               S&P/FITCH     TOTAL SF        SF       RENT PSF         RENT            RENT         EXPIRATION
TOP TENANTS+                  -----------   ----------   ---------   ----------   -------------   -------------   -------------

 Best Buy .................    BBB--/BBB      43,787        22.0%    $ 31.50       $1,379,291          25.1%        8/31/2018
 Sytex ....................    Not Rated      31,757        15.9     $ 27.16          862,520          15.7         7/31/2013
 Borders ..................    Not Rated      29,892        15.0     $ 23.00          687,516          12.5         1/31/2024
 Anvicom ..................    Not Rated      18,318         9.2     $ 23.17          424,428           7.7         7/31/2013
 Cherry, Bekaert & Holland,
  L.L.P. ..................    Not Rated      14,885         7.5     $ 23.17          344,885           6.3        11/30/2013
                                             -------        ----                   ----------          ----
 TOTALS ...................                  138,639        69.6%                  $3,698,640          67.3%
-------------------------------------------------------------------------------------------------------------------------------

+     Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

-----------------------------------------------------------------------------------------------------
                                        LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------
                           NUMBER OF      EXPIRING   % TOTAL   CUMULATIVE   CUMULATIVE    BASE RENT
YEAR OF EXPIRATION++    LEASES EXPIRING      SF         SF      TOTAL SF    % TOTAL SF     EXPIRING
--------------------   ----------------- ---------- --------- ------------ ------------ -------------

 2008 ................          4          14,955       7.5%      14,955         7.5%    $  365,317
 2009 ................          2           5,248       2.6       20,203        10.2%    $  173,342
 2011 ................          1           4,037       2.0       24,240        12.2%    $  111,018
 2013 ................          7          76,222      38.5      100,462        50.7%    $2,141,208
 2014 ................          2          12,000       6.1      112,462        56.7%    $  325,920
 2018 ................          1          43,787      22.1      156,249        78.8%    $1,379,291
 2024 ................          1          29,892      15.1      186,141        93.9%    $  687,516
 Vacant ..............                     12,094       6.1      198,235       100.0%
                               --         -------     -----
 TOTAL ...............         18         198,235     100.0%
-----------------------------------------------------------------------------------------------------

++    Information obtained from Underwritten Rent Roll.

                                     S-121

8027 LEESBURG PIKE

                         SUMMARY OF SIGNIFICANT TENANTS

o The subject property is 94.8% leased and 85.8% occupied by a total of six retail tenants at an average lease rate of $30.70 per square foot (triple net lease) and 10 office tenants at an average lease rate of $24.40 per square foot (modified gross). Two of the office tenants, Sytex (expansion into 12,000 square feet) and Ken Ray Partners (4,037 square feet), are completing improvements to their space and will occupy October 1, 2004, resulting in a
  94.8% physical occupancy. In addition, the Landlord is completing negotiations with the law offices of Fite & O'Brien for 3,989 square feet that are currently underwritten as vacant.

  o Best Buy Co., Inc. (NYSE:"BBY") (Rated "BBB-" by S&P and "BBB" by Fitch), a
    specialty retailer of consumer electronics, personal computers, entertainment software and appliances, occupies 43,787 square feet (22.0%)
    on a 15-year lease expiring in August 2018 with three, five-year renewal options. Incorporated in Minnesota in 1966 as Sound of Music, Inc., it
    changed its name to Best Buy Co., Inc. in 1983. The company's subsidiaries reach consumers through approximately 750 retail stores in the United States and Canada. For the fiscal year ended February 28, 2004, Best Buy reported revenues of $24.5 billion and net income of $705 million. As of February 28,
    2004, the company reported total assets of $8.7 billion and stockholders'
    equity of $3.4 billion. The subject space is used as a retail store.

  o Borders Group, Inc. (dba Borders), a national operator of book, music and movie superstores, including mall-based bookstores, leases 29,892 square feet (15.0%) on a 20-year lease expiring in January 2024 with six, five-year renewal options. Founded in 1971 and headquartered in Ann Arbor, Michigan,
    Borders Group, Inc. operated, as of January 25, 2004, 482 superstores under the Borders name, including 24 in the United Kingdom, nine in Australia, two in Puerto Rico and one each in Singapore and New Zealand. The company also operated 716 mall-based and other bookstores, primarily under the
    Waldenbooks name in the United States and 36 bookstores under the Books etc.
    name in the United Kingdom. For the fiscal year ended January 25, 2004,
    Borders reported revenues of $3.7 billion and net income of $120 million. As of January 25, 2004, the company reported total assets of $2.5 billion and stockholders' equity of $1.2 billion. The subject space is used as a retail store.

  o Sytex, Inc., a business management, logistics and systems engineering firm, occupies 31,757 square feet (15.9%) under two leases: (1) a 10-year lease of
    19,757 square feet expiring in July 2013 with two, five-year renewal options and (2) a recently signed 10-year lease of 12,000 square feet expiring in
    June 2014 with two, five-year renewal options. Headquartered in Doylestown,
    Pennsylvania, Sytex, Inc. is a wholly owned subsidiary of The Sytex Group,
    Inc. ("TSGI"), a privately held corporation that is the combination of three companies, Sytex, Inc., Information Network Systems "INS" and MacAulay
    Brown, Inc "MacB". All units of the Sytex Group provide federal, state and other governmental clients with technical services. Sytex, Inc.,'s 2003 revenues were approximately $275 million. The subject location serves as general office space for the company.

  o AnviCom, Inc., a provider of solutions in communications networking,
    eBusiness, software development and systems integration, occupies 18,318 square feet (9.2%) on a 10-year lease expiring in July 2013 with two, three-year renewal options. Founded in 1991 and headquartered in Vienna,
    Virginia (at the subject complex), AnviCom, Inc. is a privately held corporation for which recent financial information is not available.

  o Cherry, Bekaert & Holland, L.L.P. ("CB&H"), a regional accounting firm, occupies 14,885 square feet (7.5%) on a 10-year lease expiring in November
    2013 with two, five-year renewal options. Founded over 50 years ago and headquartered in Richmond, Virginia, CB&H is one of the largest regional CPA firms headquartered in the Southeast with a network of offices that stretches across seven states in the southeast and nationally and internationally through its alliance with Baker Tilly International Limited, an association of independent accounting and consulting firms. As a private firm, recent financial information is not available. The subject location serves as general office space for the firm.

                                     S-122

8027 LEESBURG PIKE

                             ADDITIONAL INFORMATION

THE LOAN:

  o The 8027 Leesburg Pike Mortgage Loan is secured by a first mortgage on a
    199,170 net rentable square foot Class A mixed-use complex located in
    Vienna, Virginia.

THE BORROWER:

  o The borrower, Rocks Tysons Two LLC (the "8027 Leesburg Pike Borrower"), is a
    single-purpose, bankruptcy-remote entity with a special purpose managing member which has one independent director, for which 8027 Leesburg Pike
    Borrower's legal counsel has delivered a non-consolidation opinion at loan closing. The 8027 Leesburg Pike Borrower is owned: 1.00% by its managing member, RT Manager Two Corp., a Virginia corporation and single purpose entity; 25.75% by Samuel A. Rocks, an individual; 25.75% by NPHR Trust (S.
    Randall Cohen, Trustee); 10.00% by Suzanne R. Gray Trust (Nicholas P.H.
    Rocks, S. Randall Cohen, Trustees); 10.00% by Robin A. Carlough Trust
    (Nicholas P.H. Rocks, S. Randall Cohen, Trustees); and 27.50% by The Chief's
    Grandchildren Holdings, LLC, a Virginia limited liability Company. The borrower principal is The RDR Family LLC, a Virginia limited liability company. The 8027 Leesburg Pike Borrower, its members, and the borrower principal are affiliates of, or associated with, The Rocks Group and the
    Rocks family.

  o Ralph D. Rocks, the founder of the Rocks Group, has built thousands of single-family homes, over a dozen apartment communities and numerous large commercial projects in Maryland and Virginia. Today, The Rocks Group owns and manages approximately 2,700 residential units in eleven apartment complexes, approximately 650,000 square feet of commercial, office and retail space, plus two hotels and a golf course community.

THE PROPERTY:

  o The collateral for the 8027 Leesburg Pike Mortgage Loan consists of the fee simple interest in a 199,170 net rentable square foot Class A mixed-use complex. The collateral is comprised of an 86,327 square foot, three-story retail building attached via a catwalk to a 112,843 square foot, six-story office building and a separate six-story parking garage, all with two levels of underground parking, situated on 3.8 acres. The site was purchased in
    October 2001 by an affiliate of the 8027 Leesburg Pike Borrower who then demolished the original office building and redeveloped the parcel in
    2002-2003 to the current uses.

  o The 8027 Leesburg Pike Borrower, at its sole cost and expense, is required to keep the 8027 Leesburg Pike Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The 8027 Leesburg Pike Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for terrorist acts.

PROPERTY MANAGEMENT:

  o Allen & Rocks, Inc., an affiliate of the 8027 Leesburg Pike Borrower, manages the subject property. Headquartered in Vienna, Virginia, and in business for 56 years, Allen & Rocks, Inc. currently manages approximately
    2,700 residential units in Montgomery, Prince George's, and Baltimore
    Counties and Baltimore City, Maryland, as well as Fairfax County and
    Richmond, Virginia. In addition, the company manages approximately 300,000 square feet of commercial office space in five buildings and 350,000 square feet of retail space in five buildings.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

  o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

  o Not allowed.

                                     S-123

SANTA ROSA MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:    $42,500,000

 FIRST PAYMENT DATE:            September 1, 2004

 TERM/AMORTIZATION:             84/360 months

 MATURITY DATE:                 August 1, 2011

 EXPECTED MATURITY BALANCE:     $38,014,400

 BORROWING ENTITY:              SRM-SPE, LLC

 INTEREST CALCULATION:          Actual/360

 CALL PROTECTION:               Lockout/defeasance: 83 payments
                                Open: 1 payment

 UP-FRONT RESERVES:

    TAX/INSURANCE RESERVE:      Yes

    REPLACEMENT RESERVE:        $8,382

    TI/LC:                      $141,432

    TENANT RESERVE(1):          $152,760

 ONGOING MONTHLY RESERVES:

    TAX/INSURANCE RESERVE:      Yes

    REPLACEMENT RESERVE:        $8,382

    TI/LC:                      $31,432

 LOCKBOX:                       Hard
--------------------------------------------------------------------------------

(1)   Gadzooks ($77,880) and KB Toys ($74,880) reserves.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:          $42,411,692

 CUT-OFF DATE LTV:              70.1%

 MATURITY DATE LTV:             62.8%

 UNDERWRITTEN DSCR*:            1.52x

 MORTGAGE RATE:                 5.416%
--------------------------------------------------------------------------------

*    DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                 Retail

 PROPERTY SUB-TYPE:             Anchored

 LOCATION:                      Mary Esther, FL

 YEAR BUILT/RENOVATED:          1976/2000

 NET RENTABLE SQUARE FEET:      502,915

 CUT-OFF BALANCE PER SF:        $84

 OCCUPANCY AS OF 6/30/04:       90.1%

OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:           Jones Lang LaSalle Americas, Inc.

 U/W NET CASH FLOW:             $4,355,851

 APPRAISED VALUE:               $60,500,000
--------------------------------------------------------------------------------

                                     S-124

SANTA ROSA MALL

------------------------------------------------------------------------------------------
                               FINANCIAL INFORMATION
------------------------------------------------------------------------------------------
                                                       TRAILING 12 MONTHS     FULL YEAR
                                        UNDERWRITTEN        (4/30/04)         (12/31/03)
                                       -------------- -------------------- ---------------

 EFFECTIVE GROSS INCOME ..............   $8,426,167        $8,299,562         $8,114,874
 TOTAL EXPENSES ......................   $3,568,760        $3,438,243         $3,213,011
 NET OPERATING INCOME (NOI) ..........   $4,857,408        $4,861,319         $4,901,862
 CASH FLOW (CF) ......................   $4,355,851        $4,842,633         $4,901,862
 DSCR ON NOI .........................        1.69x             1.69x              1.71x
 DSCR ON CF ..........................        1.52x             1.69x              1.71x
------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION
-------------------------------------------------------------------------------------------------------------------------------
                                  RATINGS       TENANT      % TOTAL                  POTENTIAL     % POTENTIAL        LEASE
TOP TENANTS+                     S&P/FITCH     TOTAL SF        SF       RENT PSF        RENT           RENT         EXPIRATION
-----------------------------   -----------   ----------   ---------   ----------   -----------   -------------   -------------

 Sears ......................     BBB/BBB      124,918        24.8%      $ 0.80       $100,000          1.6%        2/25/2006
 J.C. Penney ................     BB+/BB+       87,650        17.4       $ 2.21        193,420          3.2         2/28/2006
 Santa Rosa Cinema ..........      BB-/NR       31,381         6.2       $12.50        392,263          6.4        12/31/2014
                                               -------        ----                    --------         ----
 TOTALS .....................                  243,949        48.5%                   $685,682         11.2%
-------------------------------------------------------------------------------------------------------------------------------

+     Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

-----------------------------------------------------------------------------------------------------
                                  LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------
                           NUMBER OF      EXPIRING   % TOTAL   CUMULATIVE   CUMULATIVE    BASE RENT
YEAR OF EXPIRATION++    LEASES EXPIRING      SF         SF      TOTAL SF    % TOTAL SF     EXPIRING
---------------------- ----------------- ---------- --------- ------------ ------------ -------------

 MTM .................          2           1,320       0.3%       1,320         0.3%    $   70,000
 2004 ................          8          12,450       2.5       13,770         2.7%    $  329,758
 2005 ................          9          39,074       7.8       52,844        10.5%    $  613,357
 2006 ................         15         255,790      50.9      308,634        61.4%    $1,033,413
 2007 ................         11          24,830       4.9      333,464        66.3%    $  528,353
 2008 ................          4           9,063       1.8      342,527        68.1%    $  225,298
 2009 ................          8          25,009       5.0      367,536        73.1%    $  425,658
 2010 ................          2           3,091       0.6      370,627        73.7%    $   82,620
 2011 ................          5          14,222       2.8      384,849        76.5%    $  326,660
 2012 ................          6          14,414       2.9      399,263        79.4%    $  368,104
 2013 ................          4          12,418       2.5      411,681        81.9%    $  285,516
 2014 ................          6          41,638       8.3      453,319        90.1%    $  620,462
 Vacant ..............                     49,596       9.9      502,915       100.0%
                               --         -------     -----
 TOTAL ...............         80         502,915     100.0%
-----------------------------------------------------------------------------------------------------

++    Information obtained from Underwritten Rent Roll.

                                     S-125

SANTA ROSA MALL

                         SUMMARY OF SIGNIFICANT TENANTS

The Santa Rosa Mall Mortgaged Property is a regional mall 90.1% leased (on total gross leasable area) by a mix of national, regional, and local tenants.
The total property is comprised of 703,315 square feet of which 502,915 square feet is part of the Santa Rosa Mall Mortgaged Property collateral. Tenancy at the property includes approximately 82 total tenants and is anchored by Sears
(124,918 square feet), Dillard's (117,900 square feet), J.C. Penney (87,650 square feet) and McRae's (82,500 square feet). The Dillard's and McRae's stores are owned by their respective companies and are not part of the collateral.
J.C. Penney and Sears have been at the property since it was first constructed in the mid-1970s and both stores have recently executed lease extensions through 2006. Dillard's has been at the property since February 1977 and
McRae's was added in March 1986. Approximately 22 in-line tenants, or 75,000 square feet, have been at the property since 1995. In-line "same-store" mall shop sales for tenants under 10,000 square feet increased by approximately 8%
between 2002 and 2003 and sales for 2003 were approximately $320 per square foot, reflecting an average occupancy cost of 10.9%. Additionally, approximately 30% of the owned gross leasable area at the property is occupied by investment grade rated tenants.

The three largest tenants at the Santa Rosa Mall Mortgaged Property collateral, representing 48.5% of total net rentable area are:

o Sears, Roebuck & Co. ("Sears") (Rated "BBB" by S&P and "BBB" by Fitch), a
  multi-line retailer that offers a wide array of merchandise and related services, occupies 124,918 square feet (24.8%) on a lease expiring in February
  2006 with two remaining 5-year extension options at the current rent.
  Established in 1886 and headquartered in Hoffman Estates, Illinois (a suburb of Chicago), the company is organized into four principal business segments:
  Retail and Related Services, Credit and Financial Products, Corporate and
  Other and Sears Canada. During 2002, the company acquired Lands' End, Inc., a direct merchant of traditionally-styled casual clothing for men, women and children, accessories, footwear, home products and soft luggage. In 2003,
  Sears employed approximately 249,000 people in the United States, Puerto Rico and Canada. For the fiscal year ended January 3, 2004, Sears' reported revenues of approximately $41.1 billion and net income of approximately $3.4 billion. As of January 3, 2004, the company reported total assets of approximately $27.7 billion and shareholders' equity of approximately $6.4 billion. Sears' 2003 sales at the Santa Rosa Mall Mortgaged Property were reported at approximately $238 per square foot (1.3% occupancy cost)
  representing an increase of approximately 7.7% over 2002 sales.

o J.C. Penney Company, Inc ("J.C. Penney") (Rated "BB+" by S&P and "BB+" by
  Fitch), occupies 87,650 square feet (17.4%) on a lease expiring in February
  2006 with three remaining 5-year extension options at the current rent. J.C.
  Penney is currently structured as a holding company, with holdings including
  J.C. Penney retail stores and the J.C. Penney catalogue division. J.C. Penney operated a total of 3,789 retail stores and employed 228,000 persons as of
  January 2003. J.C. Penney was founded in 1902 and operates 1,050 J.C. Penney department stores in 49 states, Puerto Rico and Mexico. J.C. Penney provides merchandise and services to consumers through department stores, catalog departments and the Internet. Net Retail Sales for fiscal 2003 were $17.8 billion, an increase of approximately 0.9% over fiscal 2002 retail sales. Net income from continuing operations for J.C. Penney during 2003 totaled $364 million, which is a 100% increase when compared to $182 million in 2001. As of
  January 31, 2004, J.C. Penney reported total assets of approximately $18.3 billion and shareholders' equity of approximately $5.4 billion. J.C. Penney's
  2003 sales at the Santa Rosa Mall Mortgaged Property were reported at approximately $118 per square foot (2.6% occupancy cost) representing an increase of approximately 7.2% over 2002 sales.

o Santa Rosa Cinema (wholly owned subsidiary of Regal Entertainment Group
  ("Regal") -- Rated "BB--" by S&P), a movie chain operator, occupies 31,381 square feet (6.2%) on a 20-year lease expiring December 2014. Regal was incorporated in 2001 and is engaged in theatre exhibition operations in the
  United States. As of January 1, 2004, Regal operated a theatre circuit consisting of 6,119 screens in 562 theatres in 39 states. Regal primarily operates multi-screen theatres and has an average of 11 screens per location.
  Regal develops, acquires and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban areas of metropolitan markets throughout the United States. Santa Rosa Cinema contains 10 screens with 2003 reported sales of approximately $298,589 per screen with an occupancy cost of approximately 16.2%.

                                     S-126

SANTA ROSA MALL

                             ADDITIONAL INFORMATION

THE LOAN:

o The Santa Rosa Mall Mortgage Loan is secured by a first mortgage on a 502,915 square foot portion of a larger 703,315 square foot regional mall located in
  Mary Esther, Florida.

THE BORROWER:

o The borrower, SRM-SPE, LLC, is a single-purpose, bankruptcy-remote entity with one independent director for which borrowers' legal counsel delivered a non-consolidation opinion at loan closing. The borrower principals are Daniel
  Friedman, David Schonberger and Anne Zahner which comprise the managing member, Radiant-SRM, LLC, which is wholly owned by Radiant Partners. Radiant
  Partners, formed in March 2000, invests in real estate and real estate-related assets at all stages of development and redevelopment. Radiant Partner's principals represent a combined 60 years of real estate investment, management and development experience. Prior to the formation of Radiant Partners, the principals were the senior management team at First Union Real Estate Equity and Mortgage Investments, a public REIT, from November 1998 through March
  2001. As of September 30, 2003 Radiant Partners' portfolio consisted of six properties with a market value of approximately $85 million.

THE PROPERTY:

o The collateral for the Santa Rosa Mall Mortgage Loan consists of a 502,915 square foot portion of a larger 703,315 square foot regional mall located in
  Mary Esther, Florida. The Santa Rosa Mall Mortgaged Property was constructed in 1976 and remodeled in 2000 at a reported cost of approximately $8 million.
  The property is situated on 55.9 acres along the west side of Mary Esther
  Boulevard, a five-lane paved north-south thoroughfare connecting U.S. Highway
  98 with Beal Parkway.

PROPERTY UPDATE:

o Recently, Hurricane Ivan moved through the Florida panhandle. The Santa Rosa
  Mall property manager reported that the property suffered only minor damage as a result of the hurricane. The damage included downed trees, damage to signage and HVAC roof vents.

PROPERTY MANAGEMENT:

o Jones Lang LaSalle Americas, Inc. ("Jones Lang LaSalle"), manages the property. Jones Lang LaSalle (NYSE: "JLL") is a publicly traded company which provides integrated real estate and investment management services from offices in more than 100 markets on five continents. Jones Lang LaSalle's services include space acquisition and disposition, facilities and property management, project and development management services, leasing, buying and selling properties, consulting and capital markets expertise. During 2002, the management division provided on-site property management services for office, retail, mixed-use and industrial properties totaling approximately 530 million square feet. Jones Lang LaSalle currently employs approximately 17,300 employees.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Mezzanine financing is allowed subject to an Intercreditor Agreement acceptable to the mortgagee and certain conditions including a maximum overall loan to value ratio of 71% inclusive of both the mezzanine loan and the then-outstanding principal balance of the Santa Rosa Mall Mortgage Loan adjusted for amortization.

                                     S-127

SUN COMMUNITIES -- BUTTONWOOD BAY (CROSS-COLLATERALIZED WITH SUN COMMUNITIES --
MEADOWS, SUN

COMMUNITIES -- PINE RIDGE AND SUN COMMUNITIES -- MAPLEWOOD)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $21,984,005

 FIRST PAYMENT DATE:             August 1, 2004

 TERM/AMORTIZATION:              144/360 months

 INTEREST ONLY PERIOD:           30 months

 MATURITY DATE:                  July 1, 2016

 EXPECTED MATURITY BALANCE:      $18,534,987

 BORROWING ENTITY:               Sun Communities Acquisitions, LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 138 payments
                                 Open: 6 payments

 ONGOING MONTHLY RESERVES:

  REPLACEMENT RESERVE(1):        Springing

  TAX/INSURANCE RESERVE(1):      Springing

 LOCKBOX:                        Springing
--------------------------------------------------------------------------------

(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:           $21,984,005

 CUT-OFF DATE LTV:               79.1%

 MATURITY DATE LTV:              66.7%

 UNDERWRITTEN DSCR*:             1.20x

 MORTGAGE RATE:                  5.320%

--------------------------------------------------------------------------------
*    DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                  Manufactured Housing

 PROPERTY SUB-TYPE:              Manufactured Housing

 LOCATION:                       Sebring, FL

 YEAR BUILT/RENOVATED:           1984/NA

 PADS:                           962

 CUT-OFF BALANCE PER PAD:        $22,852

 OCCUPANCY AS OF 5/31/04:        100.0%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Borrower/Owner Managed

 U/W NET CASH FLOW:              $1,761,860

 APPRAISED VALUE:                $27,800,000
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                 FINANCIAL INFORMATION
-------------------------------------------------------------------------------------------
                                                             ANNUALIZED
                                                            MOST RECENT        FULL YEAR
                                          UNDERWRITTEN       (5/31/04)         (12/31/03)
                                        ---------------   ---------------   ---------------

 EFFECTIVE GROSS INCOME .............      $2,900,135        $3,282,032        $2,794,226
 TOTAL EXPENSES .....................      $1,091,125        $1,146,933        $  911,308
 NET OPERATING INCOME (NOI) .........      $1,809,010        $2,135,099        $1,882,918
 CASH FLOW (CF) .....................      $1,761,860        $2,135,099        $1,882,918
 DSCR ON NOI ........................           1.23x             1.45x             1.28x
 DSCR ON CF .........................           1.20x             1.45x             1.28x
-------------------------------------------------------------------------------------------

                                     S-128

SUN COMMUNITIES -- BUTTONWOOD BAY, MEADOWS, PINE RIDGE, MAPLEWOOD, PORTFOLIO
12, CATALINA AND PORTFOLIO 2

                             ADDITIONAL INFORMATION

THE LOANS:

o The "Sun Communities Portfolio Loans" consist of the following Mortgage Loans which are secured by manufactured housing community properties (each a "Sun
  Communities Portfolio Property") owned by affiliates of Sun Communities
  Operating Limited Partnership ("SCOLP"): "Sun Communities -- Buttonwood Bay",
  "Sun Communities -- Maplewood", "Sun Communities -- Meadows", "Sun Communities
  -- Pine Ridge", "Sun Communities Portfolio 2", "Sun Communities Portfolio 12"
  and "Sun Communities -- Catalina". The Sun Communities -- Buttonwood Bay Loan
  is secured by a first mortgage on a 962-pad manufactured housing community located in Sebring, Florida and has a Cut-off Date Balance of $21,984,005. The
  Sun Communities -- Maplewood Loan is secured by a first mortgage on a 207-pad manufactured housing community located in Lawrence, Indiana and has a Cut-off
  Date Balance of $4,640,000. The Sun Communities -- Meadows Loan is secured by a first mortgage on a 330-pad manufactured housing community located in
  Nappanee, Indiana and has a Cut-off Date Balance of $7,360,000. The Sun
  Communities -- Pine Ridge Loan is secured by a first mortgage on a 245-pad manufactured housing community located in Prince George, Virginia and has a
  Cut-off Date Balance of $6,000,000. The Sun Communities Portfolio 2 Loan is
  secured by a first mortgage on manufactured housing community properties located in Burton, Michigan, Lancaster, Pennsylvania, Richmond, Michigan and
  Fort Myers, Florida consisting of 1,305 pads and has a Cut-off Date Balance of
  $34,910,525. The Sun Communities Portfolio 12 Loan is secured by a first mortgage on manufactured housing community properties located in Grand Rapids,
  Michigan, Webberville, Michigan and Tampa, Florida consisting of 852 pads and has a Cut-off Date Balance of $25,563,188. The Sun Communities -- Catalina
  Loan is secured by a first mortgage on a 462-pad manufactured housing community located in Middletown, Ohio and has a Cut-off Date Balance of
  $9,593,686.

o Sun Communities -- Buttonwood Bay, Sun Communities -- Maplewood, Sun
  Communities -- Meadows and Sun Communities -- Pine Ridge are
  cross-collateralized and cross-defaulted. Sun Communities Portfolio 12 and Sun
  Communities -- Catalina are cross-collateralized and cross-defaulted. Sun
  Communities Portfolio 2 is not cross-collateralized or cross-defaulted with any other Sun Communities Portfolio Loan.

THE BORROWERS:

o Each of the loans in the Sun Communities Portfolio feature separate borrowers
  (collectively, the "Sun Communities Portfolio Borrowers"). Each Sun
  Communities Portfolio Borrower is a Michigan limited liability company or a limited partnership that is a single-purpose, bankruptcy-remote entity and features two independent directors. In addition, each Sun Communities
  Portfolio Borrower's legal counsel delivered a non-consolidation opinion at the closing of the related Sun Communities Portfolio Loan.

o Sun Communities, Inc., (NYSE: "SUI") a Maryland corporation ("Sun"), is a fully integrated, self-administered and self-managed REIT, which owns, operates and develops manufactured housing communities concentrated in the midwestern and southeastern United States. Sun, together with affiliates and predecessors, has been in the business since 1975. Structured as an umbrella partnership REIT, or UPREIT, Sun is the sole general partner and holder of approximately 75% of the partnership interests in SCOLP, the Borrower
  Principal and the entity through which Sun conducts substantially all of their operations, and which owns, either directly or indirectly through subsidiaries, all of the assets.

o As of December 31, 2003, the REIT owned and operated a portfolio of 127 properties located in 17 states, consisting of 115 manufactured housing communities, five recreational vehicle communities and seven properties containing both manufactured housing and recreational vehicle sites. As of
  December 31, 2003, the Sun Communities Portfolio Properties contained an aggregate of 43,875 developed sites comprised of 38,797 developed manufactured housing sites and 5,078 recreational vehicle sites, plus an additional 6,756 manufactured housing sites suitable for development.

THE PROPERTIES:

o The collateral for each Sun Communities Portfolio Loan generally consists of the fee simple interest in the related Sun Communities Portfolio Property.
  Each Sun Communities Portfolio Property features certain amenities, which generally include clubhouses, swimming pools, basketball courts, volleyball courts, children's playgrounds and

                                     S-129

SUN COMMUNITIES -- BUTTONWOOD BAY, MEADOWS, PINE RIDGE, MAPLEWOOD, PORTFOLIO
12, CATALINA AND PORTFOLIO 2

                             ADDITIONAL INFORMATION

  shuffleboard courts. Certain of the Sun Communities Portfolio Loan's mortgaged properties feature access to public water and/or sewer service while the remainder have private wells and/or septic systems as applicable.

o Each Sun Communities Portfolio Borrower is generally required at its sole cost and expense to keep the related Sun Communities Portfolio Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o Each Sun Communities Portfolio Property is self-managed by its related Sun
  Communities Portfolio Borrower. SCOLP, through its subsidiaries, currently manages 43,875 developed sites comprised of 38,797 developed manufactured housing sites and 5,078 recreational vehicle sites, plus an additional 6,756 manufactured housing sites suitable for development.

  Each Sun Communities Portfolio Borrower neither receives nor pays any management fee or other compensation in connection with the management of the
  Sun Communities Portfolio Properties and none are subject to a formal management agreement. In the event any Sun Communities Portfolio Borrower elects to have the properties managed by a property manager, whether or not affiliated with the Sun Communities Portfolio Borrower, such property manager
  (if not affiliated with the Sun Communities Portfolio Borrower) shall be a qualified manager approved by the mortgagee, and the Sun Communities Portfolio
  Borrower shall enter into an acceptable management agreement and subordination thereof that conforms to the mortgagee's standards.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not allowed.

                                     S-130

SUN COMMUNITIES -- MEADOWS (CROSS-COLLATERALIZED WITH SUN COMMUNITIES --
BUTTONWOOD BAY, SUN

COMMUNITIES -- PINE RIDGE AND SUN COMMUNITIES -- MAPLEWOOD)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $7,360,000

 FIRST PAYMENT DATE:             August 1, 2004

 TERM/AMORTIZATION:              144/360 months

 INTEREST ONLY PERIOD:           30 months

 MATURITY DATE:                  July 1, 2016

 EXPECTED MATURITY BALANCE:      $6,205,308

 BORROWING ENTITY:               Sun Pool 1 LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 138 payments
                                 Open: 6 payments

 ONGOING MONTHLY RESERVES:

  REPLACEMENT RESERVE(1):        Springing

  TAX/INSURANCE RESERVE(1):      Springing

 LOCKBOX:                        Springing
--------------------------------------------------------------------------------

(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:           $7,360,000

 CUT-OFF DATE LTV:               80.0%

 MATURITY DATE LTV:              67.4%

 UNDERWRITTEN DSCR*:             1.39x

 MORTGAGE RATE:                  5.320%

--------------------------------------------------------------------------------

*   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                  Manufactured Housing

 PROPERTY SUB-TYPE:              Manufactured Housing

 LOCATION:                       Nappanee, IN

 YEAR BUILT/RENOVATED:           1967/1989

 PADS:                           330

 CUT-OFF BALANCE PER PAD:        $22,303

 OCCUPANCY AS OF 5/31/04:        81.4%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Borrower/Owner Managed

 U/W NET CASH FLOW:              $682,192

 APPRAISED VALUE:                $9,200,000

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
----------------------------------------------------------------------------------
                                                       ANNUALIZED
                                                      MOST RECENT     FULL YEAR
                                       UNDERWRITTEN    (5/31/04)      (12/31/03)
                                      -------------- ------------- ---------------

 EFFECTIVE GROSS INCOME .............   $1,054,783      $997,669      $1,017,407
 TOTAL EXPENSES .....................   $  355,891      $280,401      $  286,525
 NET OPERATING INCOME (NOI) .........   $  698,892      $717,269      $  730,882
 CASH FLOW (CF) .....................   $  682,192      $717,269      $  730,882
 DSCR ON NOI ........................        1.42x         1.46x           1.49x
 DSCR ON CF .........................        1.39x         1.46x           1.49x

----------------------------------------------------------------------------------

                                     S-131

SUN COMMUNITIES -- PINE RIDGE (CROSS-COLLATERALIZED WITH SUN COMMUNITIES --
BUTTONWOOD BAY, SUN

COMMUNITIES -- MEADOWS AND SUN COMMUNITIES -- MAPLEWOOD)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $6,000,000

 FIRST PAYMENT DATE:             August 1, 2004

 TERM/AMORTIZATION:              144/360 months

 INTEREST ONLY PERIOD:           30 months

 MATURITY DATE:                  July 1, 2016

 EXPECTED MATURITY BALANCE:      $5,058,674

 BORROWING ENTITY:               Sun Pool 1 LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 138 payments
                                 Open: 6 payments

 ONGOING MONTHLY RESERVES:

  REPLACEMENT RESERVE(1):        Springing

  TAX/INSURANCE RESERVE(1):      Springing

 LOCKBOX:                        Springing

--------------------------------------------------------------------------------

(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:           $6,000,000

 CUT-OFF DATE LTV:               80.0%

 MATURITY DATE LTV:              67.4%

 UNDERWRITTEN DSCR*:             1.49x

 MORTGAGE RATE:                  5.320%

--------------------------------------------------------------------------------

*   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                  Manufactured Housing

 PROPERTY SUB-TYPE:              Manufactured Housing

 LOCATION:                       Prince George, VA

 YEAR BUILT/RENOVATED:           1965/NA

 PADS:                           245

 CUT-OFF BALANCE PER PAD:        $24,490

 OCCUPANCY AS OF 5/31/04:        93.5%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Borrower/Owner Managed

 U/W NET CASH FLOW:              $597,587

 APPRAISED VALUE:                $7,500,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                 FINANCIAL INFORMATION
--------------------------------------------------------------------------------------
                                                           ANNUALIZED
                                                          MOST RECENT      FULL YEAR
                                         UNDERWRITTEN      (5/31/04)       (12/31/03)
                                        --------------   -------------   -------------

 EFFECTIVE GROSS INCOME .............      $933,029         $909,493        $908,318
 TOTAL EXPENSES .....................      $323,192         $266,965        $340,839
 NET OPERATING INCOME (NOI) .........      $609,837         $642,529        $567,479
 CASH FLOW (CF) .....................      $597,587         $642,529        $567,479
 DSCR ON NOI ........................         1.52x            1.60x           1.42x
 DSCR ON CF .........................         1.49x            1.60x           1.42x
--------------------------------------------------------------------------------------

                                     S-132

SUN COMMUNITIES -- MAPLEWOOD (CROSS-COLLATERALIZED WITH SUN COMMUNITIES --
BUTTONWOOD BAY, SUN

COMMUNITIES -- MEADOWS AND SUN COMMUNITIES -- PINE RIDGE)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $4,640,000

 FIRST PAYMENT DATE:             August 1, 2004

 TERM/AMORTIZATION:              144/360 months

 INTEREST ONLY PERIOD:           30 months

 MATURITY DATE:                  July 1, 2016

 EXPECTED MATURITY BALANCE:      $3,912,042

 BORROWING ENTITY:               Sun Pool 1 LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 138 payments
                                 Open: 6 payments

 ONGOING MONTHLY RESERVES:

  REPLACEMENT RESERVE(1):        Springing

  TAX/INSURANCE RESERVE(1):      Springing

 LOCKBOX:                        Springing

--------------------------------------------------------------------------------

(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:           $4,640,000

 CUT-OFF DATE LTV:               80.0%

 MATURITY DATE LTV:              67.4%

 UNDERWRITTEN DSCR*:             1.30x

 MORTGAGE RATE:                  5.320%

--------------------------------------------------------------------------------

*   DSCR figures based on net csh flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:             Manufactured Housing

 PROPERTY SUB-TYPE:         Manufactured Housing

 LOCATION:                  Lawrence, IN

 YEAR BUILT/RENOVATED:      1967/NA

 PADS:                      207

 CUT-OFF BALANCE PER PAD:   $22,415

 OCCUPANCY AS OF 5/31/04:         87.9%

 OWNERSHIP INTEREST:        Fee

 PROPERTY MANAGEMENT:       Borrower/Owner Managed

 U/W NET CASH FLOW:         $403,713

 APPRAISED VALUE:           $5,800,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                FINANCIAL INFORMATION
--------------------------------------------------------------------------------------
                                                           ANNUALIZED
                                                          MOST RECENT      FULL YEAR
                                         UNDERWRITTEN      (5/31/04)       (12/31/03)
                                        --------------   -------------   -------------

 EFFECTIVE GROSS INCOME .............      $712,353         $682,864        $712,233
 TOTAL EXPENSES .....................      $298,290         $278,909        $236,577
 NET OPERATING INCOME (NOI) .........      $414,063         $403,955        $475,656
 CASH FLOW (CF) .....................      $403,713         $403,955        $475,656
 DSCR ON NOI ........................         1.34x            1.30x           1.53x
 DSCR ON CF .........................         1.30x            1.30x           1.53x
--------------------------------------------------------------------------------------

                                     S-133

SUN COMMUNITIES -- PORTFOLIO 12 (CROSS-COLLATERIZED WITH SUN COMMUNITIES --
CATALINA)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $25,563,188

 FIRST PAYMENT DATE:             August 1, 2004

 TERM/AMORTIZATION:              144/360 months

 INTEREST ONLY PERIOD:           30 months

 MATURITY DATE:                  July 1, 2016

 EXPECTED MATURITY BALANCE:      $21,552,641

 BORROWING ENTITY:               Aspen-Brentwood Project, LLC,
                                 Aspen-Grand Project, LLC,
                                 Sun Pool 12 LLC
                                 and Sun Meadowbrook FL LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 138 payments
                                 Open: 6 payments

 ONGOING MONTHLY RESERVES:

  REPLACEMENT RESERVE(1):        Springing

  TAX/INSURANCE RESERVE(1):      Springing

 LOCKBOX:                        Springing

--------------------------------------------------------------------------------

(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:           $25,563,188

 CUT-OFF DATE LTV:               78.8%

 MATURITY DATE LTV:              66.5%

 UNDERWRITTEN DSCR*:             1.32x

 MORTGAGE RATE:                  5.320%

--------------------------------------------------------------------------------

*    DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                  Manufactured Housing

 PROPERTY SUB-TYPE:              Manufactured Housing

 LOCATION:                       Florida and Michigan

 YEAR BUILT/RENOVATED:           Meadowbrook Village          1985/NA
                                 Grand Village                1962/1988
                                 Brentwood Village            1972/NA
                                 Hamlin                       1968/2003

 PADS:                           852

 CUT-OFF BALANCE PER PAD:        $30,004

 OCCUPANCY AS OF 5/31/04:        Meadowbrook Village          99.6%
                                 Grand Village                88.3%
                                 Brentwood Village            95.9%
                                 Hamlin                       91.8%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Borrower/Owner Managed

 U/W NET CASH FLOW:              $2,254,561

 APPRAISED VALUE:                $32,425,000

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                               FINANCIAL INFORMATION
------------------------------------------------------------------------------------
                                                        ANNUALIZED
                                                       MOST RECENT      FULL YEAR
                                       UNDERWRITTEN     (5/31/04)       (12/31/03)
                                      -------------- --------------- ---------------

 EFFECTIVE GROSS INCOME .............   $3,661,436      $3,627,066      $3,556,448
 TOTAL EXPENSES .....................   $1,364,275      $1,117,098      $1,034,692
 NET OPERATING INCOME (NOI) .........   $2,297,161      $2,509,968      $2,521,756
 CASH FLOW (CF) .....................   $2,254,561      $2,509,968      $2,521,756
 DSCR ON NOI ........................        1.35x           1.47x           1.48x
 DSCR ON CF .........................        1.32x           1.47x           1.48x
------------------------------------------------------------------------------------

                                     S-134

SUN COMMUNITIES -- CATALINA (CROSS COLLATERALIZED WITH SUN COMMUNITIES --
PORTFOLIO 12)

--------------------------------------------------------------------------------
                             WHOLE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $9,593,686

 FIRST PAYMENT DATE:             August 1, 2004

 TERM/AMORTIZATION:              144/360 months

 INTEREST ONLY PERIOD:           30 months

 MATURITY DATE:                  July 1, 2016

 EXPECTED MATURITY BALANCE:      $8,088,556

 BORROWING ENTITY:               Sun Pool 12 LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 138 payments
                                 Open: 6 payments

 ONGOING MONTHLY RESERVES:

  REPLACEMENT RESERVE(1):        Springing

  TAX/INSURANCE RESERVE(1):      Springing

 LOCKBOX:                        Springing

--------------------------------------------------------------------------------

(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:           $9,593,686

 CUT-OFF DATE LTV:               78.0%

 MATURITY DATE LTV:              65.8%

 UNDERWRITTEN DSCR*:             1.20x

 MORTGAGE RATE:                  5.320%

--------------------------------------------------------------------------------

*   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                  Manufactured Housing

 PROPERTY SUB-TYPE:              Manufactured Housing

 LOCATION:                       Middletown, OH

 YEAR BUILT/RENOVATED:           1967/NA

 PADS:                           462

 CUT-OFF BALANCE PER PAD:        $20,766

 OCCUPANCY AS OF 5/31/04:        76.0%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Borrower/Owner Managed

 U/W NET CASH FLOW:              $768,865

 APPRAISED VALUE:                $12,300,000

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                               FINANCIAL INFORMATION
------------------------------------------------------------------------------------
                                                        ANNUALIZED
                                                       MOST RECENT      FULL YEAR
                                       UNDERWRITTEN     (5/31/04)       (12/31/03)
                                      -------------- --------------- ---------------

 EFFECTIVE GROSS INCOME .............   $1,257,911      $1,273,788      $1,323,556
 TOTAL EXPENSES .....................   $  465,946      $  261,786      $  305,899
 NET OPERATING INCOME (NOI) .........   $  791,965      $1,012,001      $1,017,657
 CASH FLOW (CF) .....................   $  768,865      $1,012,001      $1,017,657
 DSCR ON NOI ........................        1.24x           1.58x           1.59x
 DSCR ON CF .........................        1.20x           1.58x           1.59x
------------------------------------------------------------------------------------

                                     S-135

SUN COMMUNITIES -- PORTFOLIO 2

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $34,910,525

 FIRST PAYMENT DATE:             August 1, 2004

 TERM/AMORTIZATION:              84/360 months

 INTEREST ONLY PERIOD:           24 months

 MATURITY DATE:                  July 1, 2011

 EXPECTED MATURITY BALANCE:      $32,217,030

 BORROWING ENTITY:               Sun/York L.L.C., Sun Groves LLC,
                                 Sun Pheasant Ridge Limited Partnership
                                 and Sun Richmond LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 78 payments
                                 Open: 6 payments

 ONGOING MONTHLY RESERVES:

  REPLACEMENT RESERVE(1):        Springing

  TAX/INSURANCE RESERVE(1):      Springing

 LOCKBOX:                        Springing

--------------------------------------------------------------------------------

(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:           $34,910,525

 CUT-OFF DATE LTV:               77.4%

 MATURITY DATE LTV:              71.4%

 UNDERWRITTEN DSCR*:             1.28x

 MORTGAGE RATE:                  4.931%

--------------------------------------------------------------------------------

*   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                  Manufactured Housing

 PROPERTY SUB-TYPE:              Manufactured Housing

 LOCATION:                       Florida, Michigan and Pennsylvania

 YEAR BUILT/RENOVATED:           Pheasant Ridge         1987/NA
                                 Creekwood  Meadows     1996/1999
                                 Groves                 1974/1999
                                 Richmond Place         1971/NA

 PADS:                           1,305

 CUT-OFF BALANCE PER PAD:        $26,751

 OCCUPANCY AS OF
    5/31/04:                     Pheasant Ridge          100.0%
                                 Creekwood Meadows       80.1%
                                 Groves                  99.2%
                                 Richmond Place          98.3%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Borrower/Owner Managed

 U/W NET CASH FLOW:              $2,854,680

 APPRAISED VALUE:                $45,100,000

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                FINANCIAL INFORMATION
-------------------------------------------------------------------------------------
                                                         ANNUALIZED
                                                        MOST RECENT      FULL YEAR
                                        UNDERWRITTEN     (5/31/04)       (12/31/03)
                                      --------------- --------------- ---------------

 EFFECTIVE GROSS INCOME .............    $5,299,594      $6,014,637      $5,234,338
 TOTAL EXPENSES .....................    $2,379,664      $2,363,262      $2,233,363
 NET OPERATING INCOME (NOI) .........    $2,919,930      $3,651,375      $3,000,975
 CASH FLOW (CF) .....................    $2,854,680      $3,651,375      $3,000,975
 DSCR ON NOI ........................          1.31x           1.64x           1.35x
 DSCR ON CF .........................          1.28x           1.64x           1.35x
-------------------------------------------------------------------------------------

                                     S-136

NORTHPOINTE PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $30,850,000

 FIRST PAYMENT DATE:             August 1, 2004

 TERM/AMORTIZATION:              60/0 months

 INTEREST ONLY PERIOD:           60 months

 MATURITY DATE:                  July 1, 2009

 EXPECTED MATURITY BALANCE:      $30,850,000

 BORROWING ENTITY:               Inland Western Spokane Northpointe, L.L.C.

 INTEREST CALCULATION:           30/360

 CALL PROTECTION:                Lockout: 35 payments
                                 GRTR 1% PPMT or Yield Maintenance: 23 payments
                                 Open: 2 payments

 ONGOING RESERVES:

  TAX/INSURANCE RESERVE(1):      Springing

  REPLACEMENT RESERVE(2):        Springing

 LOCKBOX:                        Springing
--------------------------------------------------------------------------------

(1)   Taxes/Insurance reserves spring if the borrower fails to provide evidence of payment.

(2)   Replacement reserves spring if the borrower fails to maintain property.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:           $30,850,000

 SHADOW RATING (S&P/FITCH):      BBB-/BBB-

 CUT-OFF DATE LTV:               54.6%

 MATURITY DATE LTV:              54.6%

 UNDERWRITTEN DSCR*:             2.97x

 MORTGAGE RATE:                  4.285%
--------------------------------------------------------------------------------

*   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:                  Retail

 PROPERTY SUB-TYPE:              Anchored

 LOCATION:                       Spokane, WA

 YEAR BUILT/RENOVATED:           1990/2002

 NET RENTABLE SQUARE FEET:       360,830

 CUT-OFF BALANCE PER SF:         $86

 OCCUPANCY AS OF 6/30/04:        98.8%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Inland Northwest Management Corp.

 U/W NET CASH FLOW:              $3,921,477

 APPRAISED VALUE:                $56,500,000
--------------------------------------------------------------------------------

                                     S-137

NORTHPOINTE PLAZA

-------------------------------------------------------------------------------------------
                                 FINANCIAL INFORMATION
-------------------------------------------------------------------------------------------
                                                             FULL YEAR         FULL YEAR
                                          UNDERWRITTEN       (12/31/03)        (12/31/02)
                                         --------------   ---------------   ---------------

 EFFECTIVE GROSS INCOME ..............     $5,614,930        $5,733,483        $5,317,485
 TOTAL EXPENSES ......................     $1,551,323        $1,598,658        $1,696,481
 NET OPERATING INCOME (NOI) ..........     $4,063,607        $4,134,825        $3,621,004
 CASH FLOW (CF) ......................     $3,921,477        $4,134,825        $3,281,004
 DSCR ON NOI .........................          3.07x             3.13x             2.74x
 DSCR ON CF ..........................          2.97x             3.13x             2.48x
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION
-------------------------------------------------------------------------------------------------------------------------
                            RATINGS       TENANT      % TOTAL                   POTENTIAL      % POTENTIAL       LEASE
TOP TENANTS+               S&P/FITCH     TOTAL SF        SF       RENT PSF         RENT            RENT        EXPIRATION
---------------           -----------   ----------   ---------   ----------   -------------   -------------   -----------

 Safeway ..............     BBB/BBB       47,000        13.0%      $ 8.19      $  384,837           8.6%       11/1/2010
 Gart Sports ..........    Not Rated      45,658        12.7       $11.56         527,592          11.8        1/31/2013
 Best Buy .............     BBB-/BBB      45,000        12.5       $ 7.88         354,700           7.9        1/31/2017
                                         -------        ----                   ----------          ----
 TOTALS ...............                  137,658        38.2%                  $1,267,129          28.3%
-------------------------------------------------------------------------------------------------------------------------

+     Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

-----------------------------------------------------------------------------------------------------------------
                                        LEASE ROLLOVER SCHEDULE+
-----------------------------------------------------------------------------------------------------------------
                             NUMBER OF        EXPIRING     % TOTAL     CUMULATIVE     CUMULATIVE      BASE RENT
YEAR OF EXPIRATION++      LEASES EXPIRING        SF           SF        TOTAL SF      % TOTAL SF       EXPIRING
--------------------     -----------------   ----------   ---------   ------------   ------------   -------------

 MTM .................            1               517         0.1%           517           0.1%      $       --
 2004.................            1             7,500         2.1          8,017           2.2%      $  141,450
 2005.................            2             5,756         1.6         13,773           3.8%      $   87,209
 2006.................            7            43,532        12.1         57,305          15.9%      $  439,764
 2007.................            3            20,840         5.8         78,145          21.7%      $  269,480
 2008.................            1             1,250         0.3         79,395          22.0%      $   37,405
 2009.................            2             6,000         1.7         85,395          23.7%      $   97,500
 2010.................            1            47,000        13.0        132,395          36.7%      $  384,837
 2011 ................            2             7,389         2.0        139,784          38.7%      $  135,869
 2013.................            5           112,636        31.2        252,420          70.0%      $1,435,483
 2015.................            1            36,554        10.1        288,974          80.1%      $  448,518
 2017.................            1            45,000        12.5        333,974          92.6%      $  354,700
 2018.................            1            22,631         6.3        356,605          98.8%      $  178,785
 Vacant ..............                          4,225         1.2        360,830         100.0%
                                 --           -------       -----
 TOTAL ...............           28           360,830       100.0%
-----------------------------------------------------------------------------------------------------------------

+     Schedule above excludes Safeway Gas & Bar, Red Robin Restaurant, Taco
      Bell and Applebee's pad sites as no square footage is attributed to them.

++    Information obtained from Underwritten Rent Roll.

                                     S-138

NORTHPOINTE PLAZA

                         SUMMARY OF SIGNIFICANT TENANTS

The Northpointe Plaza Mortgaged Property is a grocery anchored retail center
98.8% leased (on total gross leasable area) by a mix of national, regional and local tenants. The Northpointe Plaza Mortgaged Property is anchored by Safeway,
Gart Sports, Best Buy, Linens 'n Things, Petsmart, Staples, TJ Maxx and Borders
Books. Outparcels include Pier One, Hollywood Video and Applebee's Neighborhood
Grill & Bar. A 101,900 square foot Target shadow anchor is located in the middle of the center and is not part of the collateral. Of the total gross leaseable area, approximately 42% of the gross leasable area is leased to investment grade rated tenants.

The three largest tenants of the Northpointe Plaza Mortgaged Property, representing 38.2% of total net rentable area are:

o Safeway Inc. ("Safeway") (Rated "BBB" by S&P and "BBB" by Fitch), a publicly traded grocery store, occupies 47,000 square feet (13.0%) on a 20-year lease expiring in November 2010 with seven 5-year renewal options. Safeway operates as a food and drug retailer in North America, with 1,817 stores as of January 3, 2004. Its United States retail operations are located principally in California, Oregon, Washington, Alaska, Colorado, Arizona,
  Texas, the Chicago metropolitan area and the Mid-Atlantic region. The
  Canadian retail operations are located principally in British Columbia,
  Alberta and Manitoba/Saskatchewan. In support of its retail operations,
  Safeway has distribution, manufacturing and food processing facilities.
  Safeway's average store size is approximately 45,000 square feet. A majority of its stores offer a selection of food and general merchandise and feature a variety of specialty departments, such as bakery, delicatessen, floral, pharmacy, Starbucks coffee shops and adjacent fuel centers. For the fiscal year ended January 3, 2004, Safeway reported total sales of approximately
  $36 million with total reported assets of approximately $15 billion and shareholders' equity of approximately $4 billion.

o Gart Sports Company ("Gart Sports"), occupies 45,658 square feet (12.7%) on a 15-year lease expiring in January 2013 with two 5-year extension options.
  On August 4, 2003, The Sports Authority, Inc. and Gart Sports sporting goods retailers completed a merger that created the nation's largest full-line sporting goods chain. The combined company, known as The Sports Authority,
  Inc., is headquartered in Englewood, Colorado and trades on the NYSE under the symbol "TSA". It operates approximately 385 stores in 45 states. The
  Sports Authority, Inc. employs approximately 17,000 people and posted revenues of approximately $1.8 billion in 2003.

  The Sports Authority, Inc. opened its first store in November 1987 in Fort
  Lauderdale, Florida. At the time of its merger with Gart Sports, The Sports
  Authority, Inc. had 205 stores in 33 states. Gart Sports was established in
  1928 in Denver, Colorado. In addition to its Gart Sports locations, the company operated stores under the Sportmart and Oshman's brand names. At the time of the merger with The Sports Authority, Inc. Gart Sports operated 182 stores in 25 states.

o Best Buy Co., Inc. ("Best Buy") (Rated "BBB-" by S&P and "BBB" by Fitch),
  occupies 45,000 square feet (12.5%) on a 16-year lease expiring in January
  2017 with three 5-year renewal options. Best Buy is a specialty retailer of consumer electronics, home office equipment, entertainment software and appliances. The company operates retail stores and commercial websites as part of continuing operations under the brand names Best Buy (BestBuy.com),
  Future Shop (FutureShop.ca), Magnolia Audio Video (magnoliaav.com) and Geek
  Squad (geeksquad.com). U.S. Best Buy stores offer a variety of consumer electronics, home office equipment, entertainment software and appliances, and operate approximately 600 stores in 48 states. Magnolia Audio Video is a retailer of audio and video products. The company had 22 stores in
  Washington, Oregon and California as of February 28, 2004. For the fiscal year ended February 28, 2004, Best Buy reported revenues of approximately
  $24.5 billion and net income of approximately $705 million with total reported assets of approximately $8.7 billion and shareholders' equity of approximately $3.4 billion.

                                     S-139

NORTHPOINTE PLAZA

                             ADDITIONAL INFORMATION

THE LOAN:

o The Northpointe Plaza Mortgage Loan is secured by a first mortgage on a
  360,830 square foot grocery anchored retail center located in Spokane,
  Washington.

THE BORROWER:

o The borrower, Inland Western Spokane Northpointe, L.L.C., a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with at least one independent manager for which the borrowers' legal counsel delivered a non-consolidation opinion at loan closing.

o The sponsor of the borrower is Inland Western Retail Real Estate Trust, Inc.
  (IWRRETI, or IWEST), a real estate investment trust (REIT) that was incorporated in Maryland in March of 2003 to acquire and manage retail centers, principally multi-tenant shopping centers. The portfolio consists predominantly of grocery and discount store anchored retail centers, including net lease retail centers. As of June 30, 2004, IWRRETI had shareholder's equity of over $740 million and owned a portfolio of 42 properties located in California, Colorado, Connecticut, Georgia, Illinois,
  Indiana, Maryland, Michigan, Nevada, New Mexico, North Carolina, Oklahoma,
  South Carolina, Texas, Utah and Washington, containing an aggregate of approximately 7,143,674 square feet of gross leasable area of which approximately 92% of gross leasable area was physically leased.

THE PROPERTY:

o The Northpointe Plaza Mortgaged Property consists of a 360,830 square foot grocery anchored power center in Spokane, Washington. The property is situated on Newport Highway (Highway 2) and East Hawthorne Road. Newport
  Highway is a major north/south artery for the area and East Hawthorne Road is the principal east-west artery in the northern Spokane urban area. The reported traffic volume that passes the Northpointe Plaza Mortgaged Property is estimated at between 18,000 and 25,000 vehicles per day. The property is situated on approximately 45.2 acres and includes 2,740 parking spaces.

PROPERTY MANAGEMENT:

o Inland Northwest Management Corp. manages the property. Inland Northwest
  Management Corp. was incorporated in January 2003 and is owned by individuals who are affiliates of the Inland Group. The Inland Group is the parent company of Inland Western Retail Real Estate Trust, Inc. The Inland
  Group, together with its subsidiaries and affiliates, is a real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. As of July 2003, the Inland
  Group employed more than 1,024 people, managed over $5 billion in assets and more than 60 million square feet of commercial property.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not allowed.

                                     S-140

GE -- KIMCO PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:     $30,715,000

 FIRST PAYMENT DATE:             May 1, 2004

 TERM/AMORTIZATION:              60/360 months

 INTEREST ONLY PERIOD:           24 months

 MATURITY DATE:                  April 1, 2009

 EXPECTED MATURITY BALANCE:      $29,327,918

 BORROWING ENTITY:               Colonie Plaza, LLC; Columbia KROP, LLC;
                                 FP Sub, LLC; NESBT Sub, LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout: 0 payments
                                 GRTR 1% PPMT or Yield Maintenance: 58 payments
                                 Open: 2 payments

 UP-FRONT RESERVES:

    TAX RESERVE:                 Yes

    TENANT RESERVE:(1)           $558,750

 ONGOING MONTHLY RESERVES:

    TAX RESERVE:                 Yes

    INSURANCE RESERVE:(2)        Springing

    REPLACEMENT RESERVE:(3)      Springing

    TI/LC RESERVE:(4)            Springing

    TENANT RESERVE:(5)           $8,750

 LOCKBOX:                        Springing

--------------------------------------------------------------------------------

(1)   Fullerton Kmart ($550,000) and Colonie Price Chopper ($8,750) tenant reserves.

(2)   Insurance reserves spring if borrower fails to provide evidence of payment.

(3)   Replacement reserves spring if borrower fails to maintain property.

(4)   TI/LC reserves spring if DSCR falls below 1.20x.

(5)   Colonie Price Chopper Reserve collected until December 1, 2007.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:           $30,715,000

 CUT-OFF DATE LTV:               79.8%

 MATURITY DATE LTV:              76.2%

 UNDERWRITTEN DSCR*:             1.72x

 MORTGAGE RATE:                  4.736%

--------------------------------------------------------------------------------

*   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 PROPERTY TYPE:              Retail

 PROPERTY SUB-TYPE:          Anchored

 LOCATION:

    COLUMBIA PLAZA           East Greenbush, NY

    FULLERTON PLAZA          Baltimore, MD

    NORTH EAST STATION       North East, MD

    COLONIE PLAZA            Colonie, NY

 YEAR BUILT/RENOVATED:

    COLUMBIA PLAZA           1988/NA

    FULLERTON PLAZA          1979/NA

    NORTH EAST STATION       1998/NA

    COLONIE PLAZA            1987/NA

 NET RENTABLE SQUARE FEET:   509,548

 CUT-OFF BALANCE PER SF:     $60

 OCCUPANCY AS OF 7/16/04:

    COLUMBIA PLAZA           87.7%

    FULLERTON PLAZA          97.4%

    NORTH EAST STATION       100.0%

    COLONIE PLAZA            96.5%

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        KRC Property Management I, Inc.

 U/W NET CASH FLOW:          $ 3,293,821

 APPRAISED VALUE:            $38,500,000

--------------------------------------------------------------------------------

                                     S-141

GE -- KIMCO PORTFOLIO

------------------------------------------------------------------------------------
                               FINANCIAL INFORMATION
------------------------------------------------------------------------------------
                                                        FULL YEAR       FULL YEAR
                                       UNDERWRITTEN     (12/31/03)      (12/31/02)
                                      -------------- --------------- ---------------

 EFFECTIVE GROSS INCOME .............   $5,341,304      $5,259,267      $5,002,086
 TOTAL EXPENSES .....................   $1,775,059      $1,743,609      $1,600,881
 NET OPERATING INCOME (NOI) .........   $3,566,245      $3,515,658      $3,401,205
 CASH FLOW (CF) .....................   $3,293,821      $3,515,658      $3,401,205
 DSCR ON NOI ........................        1.86x           1.83x           1.77x
 DSCR ON CF .........................        1.72x           1.83x           1.77x
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                               TENANT INFORMATION
------------------------------------------------------------------------------------------------------------------------------
                                           RATINGS      TOTAL       % OF                POTENTIAL   % POTENTIAL      LEASE
PROPERTY                 TOP TENANTS+     S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
--------------------- ------------------ ----------- ----------- ---------- ---------- ----------- ------------- -------------

 Columbia
  Plaza ............. Price Chopper       Not Rated     65,895       49.7%    $10.05    $662,245        49.2%      5/31/2018
                      Fashion Bug           BB-/NR      10,650        8.0     $ 7.50      79,875         5.9       1/31/2005
                      -----------                       ------       ----               --------        ----
                      Total                             76,545       57.7%              $742,120        55.2%
 Fullerton Plaza..... Kmart               Not Rated     95,932       62.8%    $ 4.12    $395,000        35.3%     11/30/2005
                      Salvo Auto Parts    Not Rated     12,000        7.9     $ 7.55      90,600         8.1       8/31/2009
                      ----------------                  ------       ----               --------        ----
                      Total                            107,932       70.6%              $485,600        43.4%
 North East
  Station ........... Food Lion             BB+/NR      38,372       45.9%    $ 7.91    $303,500        34.7%      3/10/2018
                      ---------                        -------       ----               --------        ----
                      Total                             38,372       45.9%              $303,500        34.7%
 Colonie Plaza ...... Price Chopper       Not Rated     60,000       42.7%    $ 5.75    $345,000        37.4%     11/30/2007
                      Big Lots             BBB-/NR      27,000       19.2     $ 2.75      74,250         8.1       1/31/2008
                      --------                         -------       ----               --------        ----
                      Total                             87,000       62.0%              $419,250        45.5%
------------------------------------------------------------------------------------------------------------------------------

+     Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

                                     S-142

GE -- KIMCO PORTFOLIO

-----------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
                                                 COLUMBIA PLAZA
-----------------------------------------------------------------------------------------------------------------
                            NUMBER OF        EXPIRING       % OF       CUMULATIVE      CUMMULATIVE      BASE RENT
YEAR OF EXPIRATION+      LEASES EXPIRING        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
-------------------     -----------------   ----------   ----------   ------------   ---------------   ----------

 MTM ................            2             4,480          3.4%         4,480            3.4%        $ 39,900
 2004 ...............            4             5,075          3.8          9,555            7.2%        $ 53,748
 2005 ...............            8            22,703         17.1         32,258           24.3%        $202,124
 2006 ...............            6            14,613         11.0         46,871           35.3%        $176,794
 2007 ...............            1             1,277          1.0         48,148           36.3%        $ 13,511
 2008 ...............            2             2,310          1.7         50,458           38.0%        $ 34,125
 2018 ...............            1            65,895         49.7        116,353           87.7%        $662,245
 Vacant .............                         16,295         12.3        132,648          100.0%
                                --           -------        -----
 TOTAL ..............           24           132,648        100.0%
-----------------------------------------------------------------------------------------------------------------

+   Information obtained from Underwritten Rent Roll.

------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
                                                FULLERTON PLAZA
------------------------------------------------------------------------------------------------------------------
                             NUMBER OF        EXPIRING       % OF       CUMULATIVE      CUMMULATIVE      BASE RENT
YEAR OF EXPIRATION++      LEASES EXPIRING        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
--------------------     -----------------   ----------   ----------   ------------   ---------------   ----------

 2004 ................            1             4,500          2.9%         4,500            2.9%        $ 59,625
 2005 ................            1            95,932         62.8        100,432           65.7%        $395,000
 2006 ................            3             8,090          5.3        108,522           71.0%        $ 94,578
 2007 ................            2            12,000          7.9        120,522           78.9%        $137,000
 2008 ................            1             4,000          2.6        124,522           81.5%        $ 44,000
 2009 ................            1            12,000          7.9        136,522           89.3%        $ 90,600
 2010 ................            1             2,500          1.6        139,022           91.0%        $ 42,500
 2011 ................            1             5,312          3.5        144,334           94.4%        $110,000
 2012 ................            2             4,500          2.9        148,834           97.4%        $ 85,099
 Vacant ..............                          4,000          2.6        152,834          100.0%
                                 --           -------        -----
 TOTAL ...............           13           152,834        100.0%
------------------------------------------------------------------------------------------------------------------

++    Information obtained from Underwritten Rent Roll.

                                     S-143

GE -- KIMCO PORTFOLIO

-----------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
                                               NORTH EAST STATION
-----------------------------------------------------------------------------------------------------------------
                            NUMBER OF        EXPIRING       % OF       CUMULATIVE      CUMMULATIVE      BASE RENT
YEAR OF EXPIRATION+      LEASES EXPIRING        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
-------------------     -----------------   ----------   ----------   ------------   ---------------   ----------

 MTM ................            1             4,400          5.3%        4,400             5.3%        $ 56,951
 2005 ...............            1             1,050          1.3         5,450             6.5%        $ 18,380
 2006 ...............            1             1,400          1.7         6,850             8.2%        $ 22,959
 2008 ...............            4            14,400         17.2        21,250            25.4%        $147,284
 2012 ...............            1             1,400          1.7        22,650            27.1%        $ 23,534
 2013 ...............            1             9,900         11.8        32,550            38.9%        $126,000
 2014 ...............            1             4,500          5.4        37,050            44.3%        $ 73,035
 2018 ...............            2            41,532         49.6        78,582            93.9%        $353,000
 2019 ...............            1             1,608          1.9        80,190            95.8%        $ 28,096
 2024 ...............            1             3,500          4.2        83,690           100.0%        $ 25,000
                                --            ------        -----
 TOTAL ..............           14            83,690        100.0%
-----------------------------------------------------------------------------------------------------------------

+   Information obtained from Underwritten Rent Roll.

------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
                                                 COLONIE PLAZA
------------------------------------------------------------------------------------------------------------------
                             NUMBER OF        EXPIRING       % OF       CUMULATIVE      CUMMULATIVE      BASE RENT
YEAR OF EXPIRATION++      LEASES EXPIRING        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
--------------------     -----------------   ----------   ----------   ------------   ---------------   ----------

 MTM .................            1             1,125          0.8%         1,125            0.8%        $ 10,449
 2004 ................            2             2,742          2.0          3,867            2.8%        $ 28,200
 2005 ................            3            10,015          7.1         13,882            9.9%        $ 66,240
 2007 ................            6            76,875         54.8         90,757           64.7%        $508,013
 2008 ................            5            34,219         24.4        124,976           89.0%        $154,741
 2010 ................            1             3,000          2.1        127,976           91.2%        $ 36,300
 2011 ................            1             4,500          3.2        132,476           94.4%        $ 39,375
 2012 ................            1             2,975          2.1        135,451           96.5%        $ 43,733
 Vacant ..............                          4,925          3.5        140,376          100.0%
                                 --           -------        -----
 TOTAL ...............           20           140,376        100.0%
------------------------------------------------------------------------------------------------------------------

++  Information obtained from Underwritten Rent Roll.

                                     S-144

GE -- KIMCO PORTFOLIO

                         SUMMARY OF SIGNIFICANT TENANTS

COLUMBIA PLAZA

     Price Chopper occupies 49.7% of a 132,648 square foot retail center on a lease expiring in May 2018 with four 5-year extensions. Price Chopper, a subsidiary of the Golub Corporation, was founded in 1932 by two brothers, Ben and Bill Golub. Golub Corporation today has approximately 2.1 billion in annual sales, employs approximately 20,000 people, operates 100-plus Price Chopper supermarkets in Connecticut, Massachusetts, New Hampshire, upstate New York, northeastern Pennsylvania and Vermont and is headquartered in Schenectady, N.Y.
The Golub family owns 45% of the firm and the employees own the remaining 55%.

     Fashion Bug (Rated "BB--" by S&P) occupies 8.0% of a 132,648 square foot retail center on a lease expiring in January 2005 with four 5-year extensions.
Charming Shoppes, Inc. ("Charming Shoppes") is a leading specialty apparel retailer primarily focused on plus-size women's apparel through three brands:
Lane Bryant, Fashion Bug and Catherines Plus Sizes. With over 25,000 employees,
2,200 stores in 48 states and $2.3 billion in annual sales, it is the third-largest women's specialty apparel retailer in the nation. Fashion Bug on its own has over 1,000 stores in 45 states and has sales of over $1 billion in fiscal 2004.

FULLERTON PLAZA

     Kmart occupies 62.8% of a 152,834 square foot anchored retail shopping center on a lease expiring in November 2005 with ten 5-year extensions. Kmart is a mass merchandising company with 1,504 Kmart and Kmart Super Center retail outlets in 49 states, Puerto Rico and the Virgin Islands and approximately $25 billion in annual sales, including 2,400 associates at Kmart's headquarters in
Troy, Michigan. On May 6, 2003, Kmart Corporation and 37 of its U.S.
subsidiaries and affiliates emerged from the Chapter 11 process after concluding a fast-track reorganization. Kmart reported a net income of $155 million, or $1.54 per diluted share financial results for the second quarter of fiscal 2004. Kmart had reported a net loss of $5 million or $(0.06) per diluted share for the same period in 2003.

NORTH EAST STATION

     Food Lion, LLC ("Food Lion") (Rated "BB+" by S&P) occupies 45.9% of an
83,690 square foot anchored retail shopping center on a lease expiring March
2018 with four 5-year extensions. Food Lion, LLC is a member of Delhaize
America, the U.S. division of Brussels-based Delhaize Group. Food Lion was incorporated in North Carolina in 1957 and maintains its corporate headquarters in Salisbury, North Carolina and Scarborough, Maine. Food Lion is a supermarket chain in the United States with 1,200 stores in 11 Southeastern and
Mid-Atlantic states. Food Lion stores sell more than 28,000 different products and offer nationally and regionally advertised brand name merchandise, as well as private label products manufactured and packaged for Food Lion. Food Lion currently employs 73,000 associates.

COLONIE PLAZA

     Price Chopper occupies 42.7% of a 140,376 square foot retail center on a lease expiring in November 2007 with four 5-year extensions.

     Big Lots (Rated "BBB--" by S&P) occupies 19.2% of a 140,376 square foot retail center on a lease expiring in January 2008 with two 5-year extension options. Big Lots is the nation's largest closeout retailer, with more than
1,400 Big Lots stores in 46 states. Big Lots offers merchandise at 20% to 40%
below traditional discount retailers. Founded in 1967, the company employs more than 45,000 associates across the U.S. Headquartered in Columbus, Ohio, Big
Lots is a Fortune 500 company with annual revenues exceeding $4 billion.

                                     S-145

GE -- KIMCO PORTFOLIO

                             ADDITIONAL INFORMATION

THE LOAN:

 o The GE-Kimco Portfolio Mortgage Loan is secured by a first mortgage on a cross collateralized portfolio of 4 retail centers containing a total of
   509,548 square feet located in New York (Columbia Plaza and Colonie Plaza)
   and Maryland (Fullerton Plaza and North East Station).

THE BORROWER:

 o The borrowers, Colonie Plaza, LLC; Columbia KROP, LLC; FP Sub, LLC; and
   NESBT Sub, LLC; are all single-purpose, bankruptcy-remote entities with independent directors for which borrowers' legal counsel delivered a non-consolidation opinion at loan closing. The ownership in each borrower consists of an investment partnership between an affiliate of Kimco Realty
   Corporation and an affiliate of General Electric Capital Corporation. The sponsors for the loan are Kimco Realty Corporation; General Electric
   Capital Corporation; and General Electric Company.

   Kimco Realty Corporation is one of the nation's largest publicly traded owner and operator of neighborhood and community shopping centers, with almost 700 properties in 40 states, comprising approximately 100 million square feet of leaseable space. Kimco Realty Corporation (NYSE: "KIM") is rated "A-" by S&P. GE Capital Real Estate invests in and finances commercial and multi-family residential properties and provides asset management and loan servicing. It has a global portfolio valued at more than $21 billion through its structured-finance, equity and capital-markets products, and employ over 800 people in offices around the world. GE
   Capital Real Estate is a division of GE Capital (which is rated "AAA" by
   S&P and "AAA" by Fitch). The partnership entity, Kimco Retail Opportunity
   Portfolio, L.L.C., currently holds 22 retail properties totaling more than
   3.5 million square feet and has a net worth of approximately $105,004,000 and a liquidity of $4,735,000.

   The GE-Kimco Portfolio Mortgage Loan borrower is related to the borrower for another Mortgage Loan in the Trust Fund. See "Risk Factors--Risks
   Related to the Mortgage Loans".

THE PROPERTIES:

 o The security for the GE-Kimco Portfolio Mortgage Loan consists of four anchored shopping centers located in New York and Maryland. The properties are further described below:

   Columbia Plaza is a 132,648 square foot grocery-anchored center in East
   Greenbush, New York. The property is located on the west side of Columbia
   Turnpike, approximately 1/2 mile north of the Route 4 intersection and approximately 6 miles southeast of the City of Albany. The property was constructed in 1988 and is currently 87.7% occupied by 24 tenants. The center is anchored by a 65,895 square foot Price Chopper grocery store in addition to a 10,650 square foot Fashion Bug store. The Price Chopper 2003 sales at the Columbia Plaza center are reported at approximately $568 per square foot with an occupancy cost of 2.5%.

                                     S-146

GE -- KIMCO PORTFOLIO

   Fullerton Plaza is a 152,834 square foot single-story anchored shopping center located in Baltimore, Maryland. The property is located on Route 1, just north of the Baltimore Beltway approximately 6 miles from the
   Baltimore central business district. The property is anchored by a 95,932 square foot "Big K" Kmart. Other significant tenants at the property include a Salvo Auto Parts store and a Fashion Bug store. The property was constructed in 1979 and is currently 97.4% occupied by 13 tenants. Kmart
   2003 sales at the property were reported at approximately $161 per square foot with an occupancy cost of 3.8%.

   North East Station is a 83,690 square foot single-story shopping center located in North East, Maryland on the Pulaski Highway just off 1-95. The center is anchored by a 38,372 square foot Food Lion grocery store. Other large tenants at the property include a 9,900 square foot Happy Harry's
   Discount Drug Store and an 8,400 square foot Dollar Tree store. The property was constructed in 1998 and is currently 100% occupied by 14 tenants. The Food Lion 2003 sales at the property were reported at approximately $535 per square foot with an occupancy of 1.8%.

   Colonie Plaza is a 140,376 square foot neighborhood center located at the intersection of SR 155 and Central Avenue, just north of the intersection of 1-90 and 1-87, approximately 12 miles northwest of the City of Albany.
   The center is anchored by a 60,000 square foot Price Chopper, a 27,000 square foot Big Lots and a 10,800 square foot Eckerd. The property was constructed in 1987 and is currently 96.5% occupied by 20 Tenants.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not allowed.

RELEASE OR SUBSTITUTION OF PROPERTY:

o  Release of an individual Mortgaged Property shall be subject to conditions stated in the GE-Kimco Portfolio Mortgage Loan documents including, but not limited to: (i) a payment to the mortgagee of 100% of the allocated loan amount for the Mortgaged Property to be released plus either a 15% or 20%
   release premium (the "Release Premium"), depending on the then DSCR level, of the original loan amount and the applicable prepayment premiums, (ii)
   the DSCR of the remaining properties being equal to or greater than 1.10x based on a 9.30% constant, and (iii) the LTV of the remaining properties being less than the lesser of 80% or the LTV of the properties prior to the release. In addition, the borrowers have the right to uncross an individual
   Mortgaged Property, transfer it, and have the tranferee assume the severed loan, pursuant to the terms and conditions set forth in the loan documents.

                                     S-147

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the
Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily
Mortgaged Properties, other than Manufactured Housing Communities.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans were originated during the 14 months prior to the Cut-off Date.

     Tenant Matters. Seventy-eight of the retail, office, industrial, other and warehouse Mortgaged Properties, which represent security for 73.0% of the
Initial Pool Balance (86.5% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top four concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 1.4%,
1.2%, 1.1% and 1.1% of the Initial Pool Balance (1.7%, 1.4%, 1.3% and 1.3% of
the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial
Mortgaged Property (other than a single tenant) that rents at least 20% of the
Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Fifteen Mortgaged Properties
(thirteen of the Mortgaged Properties relating to Mortgage Loans in Loan Group
1 and two Mortgaged Properties relating to Mortgage Loans in Loan Group 2), which represent 11.6% of the Initial Pool Balance (11.4% of the Group 1 Balance
and 12.7% of the Group 2 Balance), are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than one Mortgage Loan representing 1.1% of the Initial Pool Balance
(1.3% of the Group 1 Balance), which permits additional unsecured debt.
Further, three Mortgage Loans, representing 0.9% of the Initial Pool Balance
(1.1% of the Group 1 Balance), permit additional secured debt. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. Thirteen Mortgage Loans, representing 9.7% of the Initial Pool
Balance (11.5% of the Group 1 Balance) permit the members of the related borrower to incur mezzanine debt under the circumstances set forth in the related loan agreement. Three Mortgage Loans, representing 14.4% of the Initial
Pool Balance (17.0% of the Group 1 Balance) have existing mezzanine debt. With respect to these Mortgage Loans, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which, among other things, the related mezzanine lender among other things (x) has

                                     S-148

agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating
Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the Certificates and (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and has the option to purchase the related Mortgage Loan if such
Mortgage Loan becomes defaulted or cure the default as set forth in such mezzanine intercreditor agreement.

     With respect to one of the Mortgage Loans, representing approximately 2.1%
of the Initial Pool Balance (2.5% of the Group 1 Balance), which is secured by multiple properties, each Borrowers' parent is a co-borrower with three other affiliated entities on $45,200,000 of mezzanine debt. The amount of mezzanine debt allocated to the Mortgaged Properties is approximately $10,725,149. The mezzanine debt, which is allocated among the Mortgaged Properties as well as six other properties that are not part of the collateral, is subject to an intercreditor agreement and is not secured by the Mortgaged Properties. The mezzanine lender may not exercise enforcement actions under the intercreditor agreement without confirmation from the rating agencies that such enforcement would not cause a downgrade of the ratings of the certificates.

     The BC Pari Passu Note A-1 Mortgage Loan is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loans in this split loan structure are not included in the Trust. The other mortgage loans'
principal balances as of the date of origination were $130,000,000 and
$137,000,000. Pursuant to the terms of the Bank of America Center Intercreditor
Agreement, these mortgage loans are pari passu in right of payment to the senior portion of the mortgage loan that is included in the Trust. See
"Description of the Mortgage Pool--Bank of America Center Whole Loan" in this prospectus supplement.

     The DM Pari Passu Note A-1 Mortgage Loan is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure is not included in the Trust. The other mortgage loan's principal balance as of the date of origination was $50,000,000. Pursuant to the terms of the Dallas Market Center Intercreditor Agreement, this mortgage loan is pari passu in right of payment to the senior portion of the mortgage loan that is included in the Trust. See "Description of the Mortgage
Pool--Dallas Market Center Whole Loan" in this prospectus supplement.

     One Mortgage Loan representing 0.7% of the Initial Pool Balance (4.4% of the Group 2 Balance), is one of two mortgage loans that is part of a split loan structure that are secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure is not included in the Trust. The other mortgage loan's principal balance as of the date of origination was $650,000. Such mortgage loan is subordinate in right of payment to the Mortgage Loan that is included in the Trust. See "Description of the Mortgage Pool--The Roxborough Portfolio Whole Loan".

     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Sellers, the Depositor or
any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage
Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property

                                     S-149

securing a Mortgage Loan in connection with the origination of such Mortgage
Loan. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an "Environmental
Report". With respect to an Environmental Report, if any, (i) no such
Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii)
if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) the related borrower was required to provide additional security and/or to obtain an operations and maintenance plan, (B)
the related borrower provided a "no further action" letter or other evidence acceptable to the related Mortgage Loan Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (C) such conditions or circumstances were investigated further and based upon such additional investigation, and independent environmental consultant recommended no further investigation or remediation, (D) the expenditure of funds reasonably estimated to be necessary to effect such remediation is the lesser of (a) 10% of the outstanding principal balance of the related Mortgage Loan and (b) two million dollars, (E)
there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (F) the related borrower or another responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (G) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (H) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See "Risk Factors--Adverse
Environmental Conditions May Reduce Cashflow from a Mortgaged Property" for more information regarding the environmental condition of certain Mortgaged
Properties.

     The Mortgage Loan Sellers will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged
Properties where the environmental consultant conducting the

                                     S-150

assessment also identified the condition of the ACM as good and non-friable
(i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.
In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the
Mortgaged Property is located; however, at several Multifamily Mortgaged
Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged
Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition.
In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the
Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the
Underwriters, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the REMIC Administrator or any of their respective affiliates.
There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a
Phase I assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged
Property. However, there can be no assurance that the requirements of the
Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any
Mortgaged Property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting
Delinquency, Foreclosure and Loss of the Mortgage Loans--Adverse Environmental
Conditions May Subject a Mortgage Loan to Additional Risk" and "Certain Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged
Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of
$2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property.

                                     S-151

With respect to certain of the Mortgage Loans, the resulting reports indicated
a variety of deferred maintenance items and recommended capital improvements.
The estimated cost of the necessary repairs or replacements at a Mortgaged
Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged
Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties.
Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of
Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, either Mortgage Loan Seller, the Underwriters, the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC
Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. Each Mortgage Loan Seller has
generally examined whether the use and operation of the related Mortgaged
Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Each Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.
Certain violations may exist; however, neither Mortgage Loan Seller has notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or
(ii) the principal use of the Mortgaged Property as of the date of the related
Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related
Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related Mortgage
Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that:

       (1) the extent of the nonconformity is not material;

       (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

       (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

                                     S-152

       (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although each Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged
Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged
Property securing any Mortgage Loan was, at the time of the origination of such
Mortgage Loan, in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged
Property for not less than 12 months, except that business interruption insurance may not be required in cases where the tenant is required to continue paying rent in the event of a casualty.

     In general, the Mortgage Loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance.
Thirty-one of the Mortgaged Properties (29 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1 and 2 of the Mortgaged Properties relating to
Mortgage Loans in Loan Group 2) securing 31.1% of the Initial Pool Balance
34.5% of the Group 1 Balance and 12.9% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, Alaska, Oregon, California, Utah, Hawaii and
Nevada. No Mortgaged Property has a "probable maximum loss" ("PML") in excess of 20%. Notwithstanding the previous sentence, one Mortgage Loan, representing
11.6% of the initial pool balance and 13.7% of the Group 1 Balance, has an aggregate PML of 19.5%, although the individual PML for each of the three buildings that comprise the Mortgaged Property is 19%, 13% and 43%, respectively.

                                     S-153

THE MORTGAGE LOAN SELLERS

     Bank of America is a national banking association. The principal office of
Bank of America is in Charlotte, North Carolina. Bank of America is a
wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein concerning Bank of America has been provided by Bank of America. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital
Corporation, and is a New York corporation and an affiliate of Bear, Stearns &
Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179.

     The information set forth herein concerning BSCMI has been provided by
BSCMI. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, each
Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the
Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans (including the BC Subordinate Component and the DM
Subordinate Components), without recourse, to or at the direction of the
Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each of the Mortgage Loan Sellers will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans:

       (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

       (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such
   Mortgage) (or a certified copy of such assignment as sent for recording);

       (5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

       (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage
   Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

       (7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

                                     S-154

       (8) in those cases where applicable, an original or a copy of the related ground lease;

       (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

       (10) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage
   Note have been modified or the Mortgage Loan has been assumed;

       (11) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

       (12) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, shall take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee shall take all actions necessary to confirm that the Trustee on behalf of is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The Trustee is required to review the documents delivered thereto by each
Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a
Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders with respect to the affected loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2)
repurchase (or cause the repurchase of) the affected Mortgage Loan at a price
(the "Purchase Price") generally equal to the unpaid principal balance of such
Mortgage Loan (including any Subordinate Components thereof), plus any accrued but unpaid interest thereon (other than Excess Interest) at the related
Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special
Servicing Fees, Trustee Fees and Servicing Advances (as defined herein), any interest on any Advances and any related Additional Trust Fund Expenses
(including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any
Liquidation Fees if purchased outside of the time frame set forth in the
Pooling and Servicing Agreement or (3) other than with respect to the BC Pari
Passu Note A-1 Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan,
substitute a Qualified Substitute Mortgage Loan (as defined below) for such
Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution (the "Substitution
Shortfall Amount"). If such defect or breach is capable of being cured but not within the 90 day period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within such 90 day period, then the related Mortgage Loan Seller shall have, with respect to such Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code of 1986, as amended (the "Code") or not to meet certain
Code-specified criteria with respect to customary

                                     S-155

prepayment penalties or permissible defeasance). A "Qualified Substitute
Mortgage Loan" in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, is any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective
Mortgage Loan; (iv) is accruing interest on the same basis as the defective
Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve
30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan;
(vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the
Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole)
in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a
Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I
Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgage Property is in good condition with no material damage or deferred maintenance; and (x)
constitutes a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a defective Mortgage Loan unless (x)
such prospective replacement mortgage loan shall be acceptable to the Directing
Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y)
each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a
Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged
Properties (which provides that a property may be uncrossed from the other
Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related
Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged
Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related
Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller which sold the loan to the Depositor will be required to repurchase or substitute for any related
Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged
Properties as to which a breach had occurred without regard to this paragraph:
(i) the debt service coverage ratio for any remaining Cross-Collateralized
Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is the lesser of (a) the debt service coverage ratio immediately prior to the repurchase and (b) the debt

                                     S-156

service coverage ratio on the Closing Date, subject to a floor of 1.25x and
(ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage
Loans or Mortgaged Properties is the greater of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the
Closing Date, subject to a cap of 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, such Mortgage Loan
Seller may elect either to repurchase or substitute for only the affected
Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate
Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged
Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale
Agreement to uncross the repurchased Cross-Collateralized Mortgage Loan or affected property provided the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of any of REMIC I, REMIC II or the Component
Mortgage Loan REMIC as a REMIC under the Code.

     The respective repurchase, substitution or cure obligations of each
Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the related Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage
Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the related Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the related Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each
Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See "The Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from each
Mortgage Loan Seller pursuant to separate mortgage loan purchase and sale agreements (each a "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Delivery Date. Pursuant to each Mortgage Loan Purchase and Sale
Agreement, each Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in each Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

       (1) the information set forth in the schedule of Mortgage Loans (the
   "Mortgage Loan Schedule") attached to the Pooling and Servicing Agreement
   (which will contain a limited portion of the information set forth in Annex
   A) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

       (2) based on the related lender's title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment) each Mortgage related to and delivered in connection

                                     S-157

   with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in (3) below, enforceable first lien on the related Mortgaged
   Property, prior to all other liens and encumbrances, except for: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up"
   commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related
   Mortgaged Property to generate income sufficient to service such Mortgage
   Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related
   Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases)
   pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a
   Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
   Mortgage Loan contained in the same cross-collateralized group (the foregoing items (a) through (f) being herein referred to as the "Permitted
   Encumbrances");

       (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower or any guarantor of non-recourse exceptions and/or environmental liability with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (a) and (b)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by such loan documents;

       (4) no Mortgage Loan was, since origination, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

       (5) to the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim or right of offset, abatement, diminution or rescission available to the related borrower with respect to any Mortgage Loan or
   Mortgage Note or other agreements executed in connection therewith;

       (6) to the Mortgage Loan Sellers' knowledge, there exists no material default, breach, violation or event of acceleration under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and related Mortgaged
   Property;

       (7) in the case of each Mortgage Loan, the related Mortgaged Property is
   (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and, (b) free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage Loan

                                     S-158

   (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

       (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

       (9) in connection with or subsequent to the origination of the related
   Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an
   Environmental Report or Borrower questionnaire;

       (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment in the original principal amount of such Mortgage
   Loan after all advances of principal, insuring that the related Mortgage is a valid fast priority lien on such Mortgaged Property subject only to the exceptions stated therein;

       (11) the proceeds of each Mortgage Loan have been fully disbursed
   (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

       (12) the terms of each Mortgage has not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

       (13) there are no delinquent property taxes, assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage
   Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge;

       (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

       (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under "--Certain Terms and Conditions of the Mortgage
   Loans--Hyperamortization" above; and

       (16) the appraisal obtained in connection with the origination of each
   Mortgage Loan based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform
   Recovery and Enforcement Act of 1989 (as amended).

     In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage
Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it.
Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of its Mortgage Loans, such Mortgage
Loan Seller had good and marketable title to, and was the sole owner of, its related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If a Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and

                                     S-159

adversely affects the interests of the Certificateholders with respect to the affected loan, then the related Mortgage Loan Seller will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a
Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as
described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and the related
Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, the related Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute
Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any
Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for document defects as described under "--Assignment of the Mortgage
Loans; Repurchase and Substitutions" above shall also be permitted.

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if a Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole
Warranting Party (as defined in the accompanying prospectus) in respect of the
Mortgage Loans transferred by it. See "The Pooling and Servicing
Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, a
Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage
Loan or substitute a Qualified Substitute Mortgage Loan and pay any
Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the
Mortgaged Properties is based upon the Mortgage Pool as constituted on the
Cut-off Date, as adjusted for the scheduled principal payments due on the
Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the
Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid.
The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off
Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K.

                                     S-160

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective
Mortgage Loans (including the BC Subordinate Component, the DM Subordinate
Components and the Roxborough B Note) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders
(and, in the case of the Bank of America Center Whole Loan, the Bank of America
Center Pari Passu Noteholders, and in the case of the Dallas Market Center
Whole Loan, the Dallas Market Center Pari Passu Noteholder, and in the case of the Roxborough Portfolio Whole Loan, the Roxborough B Noteholder), in
accordance with any and all applicable laws, the terms of the Pooling and
Servicing Agreement, and the respective Mortgage Loans (and, in the case of the
Bank of America Center Whole Loan, the Bank of America Center Pari Passu Note
A-2 and the Bank of America Center Pari Passu Note A-3, the Bank of America
Center Intercreditor Agreement, and in the case of the Dallas Market Center
Whole Loan and the Dallas Market Center Pari Passu Note A-2, the Dallas Market
Center Intercreditor Agreement, and in the case of the Roxborough Portfolio
Whole Loan and the Roxborough B Note, the Roxborough Intercreditor Agreement)
and, to the extent consistent with the foregoing, the following standard (the
"Servicing Standard"): (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special
Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of
Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders (and, in the case of the Bank of America Center Whole
Loan, the Bank of America Center Pari Passu Noteholders, and in the case of the
Dallas Market Center Whole Loan, the Dallas Market Center Pari Passu
Noteholder, and in the case of the Roxborough Portfolio Whole Loan, the
Roxborough B Noteholder), as a collective whole, on a net present value basis;
and (c) without regard to: (i) any known relationship that the Master Servicer
(or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate
(or any security backed by the Bank of America Center Pari Passu Note A-2, the
Bank of America Center Pari Passu Note A-3 or the Dallas Market Center Pari
Passu Note A-2) by the Master Servicer (or any affiliate thereof) or the
Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the
Special Servicer to direct the Master Servicer to make Servicing Advances; (v)
the right of the Master Servicer (or any affiliate thereof) or the Special
Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof)
or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master
Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans, (including the Bank of America Center
Whole Loan, the Dallas Market Center Whole Loan and the Roxborough Portfolio
Whole Loan) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event (as defined herein) has occurred and all
Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (including the Bank of
America Center Whole Loan, the Dallas Market Center Whole Loan and the
Roxborough Portfolio Whole Loan) (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially

                                     S-161

Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the
Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property").
A "Servicing Transfer Event" with respect to any Mortgage Loan, the Bank of
America Center Whole Loan, the Dallas Market Center Whole Loan or the
Roxborough Portfolio Whole Loan consists of any of the following events:

       (a) the related mortgagor has failed to make when due any Monthly
   Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (i)
   except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Mortgagor has delivered to the Master
   Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or

       (b) the Master Servicer has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment)
   or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii)
   such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

       (c) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged
   Property as security for the loan, which default has continued unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or

       (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related mortgagor and such decree or order shall have remained in force undismissed, undischarged or unstayed; or

       (e) the related mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or

       (f) the related mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

       (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
   Property.

     A Mortgage Loan, the Bank of America Center Whole Loan, the Dallas Market
Center Whole Loan or a Roxborough Portfolio Whole Loan will cease to be a
Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan"
as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the loan to be characterized as a
Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer
Event then exists):

       (a) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely
   Monthly Payments under the terms of

                                     S-162

   such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the
   Master Servicer or the Special Servicer pursuant to the Pooling and
   Servicing Agreement);

       (b) in the case of the circumstances described in clauses (b), (d), (e)
   and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

       (c) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special
   Servicer; and

       (d) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

     The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and
further to render incidental services with respect to any Specially Serviced
Mortgage Loans and REO Properties as are specifically provided for in the
Pooling and Servicing Agreement. The Master Servicer and the Special Servicer
shall not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the
Special Servicer. Each Asset Status Report will be delivered to the Directing
Certificateholder (as defined below), the Master Servicer, the Trustee and the
Rating Agencies. If the BC Pari Passu Note A-1 Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset
Status Report to the Directing Certificateholder and the BC Controlling Holder
(as defined below). If the DM Pari Passu Note A-1 Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset
Status Report to the Directing Certificateholder and the DM Controlling Holder
(as defined below). The Directing Certificateholder, the BC Controlling Holder
or the DM Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, take any action set forth in such Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the
Directing Certificateholder, the BC Controlling Holder or the DM Controlling
Holder, as applicable and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and, if the Bank of America Center Whole Loan is involved, the Bank of America Center
Pari Passu Noteholders, and, if the Dallas Market Center Whole Loan is
involved, the Dallas Market Center Pari Passu Noteholder, as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the
Directing Certificateholder, the BC Controlling Holder or the DM Controlling
Holder, as applicable, does not disapprove an applicable Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder, the BC
Controlling Holder or the DM Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset
Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status
Report until the Directing Certificateholder, the BC Controlling Holder or the
DM Controlling Holder, as applicable, fails to disapprove such revised Asset
Status Report as described above or until the earliest to occur of (i) the
Special Servicer, in accordance with the Servicing Standard,

                                     S-163

makes a determination that such objection is not in the best interests of the
Certificateholders and, if the Bank of America Center Whole Loan is involved, the Bank of America Center Pari Passu Noteholders, and, if the Dallas Market
Center Whole Loan is involved, the Dallas Market Center Pari Passu Noteholder, and if the Roxborough Portfolio Whole Loan is involved, the Roxborough B
Noteholder, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the Certificateholders and, if the Bank of America Center Whole Loan is
involved, the Bank of America Center Pari Passu Noteholders, and, if the Dallas
Market Center Whole Loan is involved, the Dallas Market Center Pari Passu
Noteholder, and if the Roxborough Portfolio Whole Loan is involved, the
Roxborough B Noteholder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder, the BC Controlling Holder or
the DM Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report.
Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status
Report. In addition as more fully set forth in the Pooling and Servicing
Agreement, any action which is required to be taken (or not to be taken) by the
Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

     The "Directing Certificateholder" is the Controlling Class
Certificateholder (or a representative selected by such Controlling Class
Certificateholder to act on its behalf) selected by the majority
Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a
Directing Certificateholder is no longer designated, the Controlling Class
Certificateholder that owns the largest aggregate Certificate Balance of the
Controlling Class will be the Directing Certificateholder. As of the Closing
Date the Directing Certificateholder is First Chicago Capital Corp.

     A "Controlling Class Certificateholder" is each Holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25%
of its initial Certificate Balance (or, if no Class of Sequential Pay
Certificates has a Certificate Balance at least equal to 25% of its initial
Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the
Class P Certificates.

     The "BC Controlling Class" will be, as of any date of determination, the
Class BC Certificates.

     The "BC Controlling Holder" will be, with respect to any date of determination, (a) prior to the occurrence of a BC Control Appraisal Period, holders of a majority percentage interest in the BC Controlling Class (the "BC
Controlling Class Holder"), and (b) during the occurrence and the continuance of a BC Control Appraisal Period, the Bank of America Center Pari Passu
Noteholders; provided, however, that neither the borrower nor any affiliate of the borrower will ever be the BC Controlling Holder. Pursuant to the Pooling and Servicing Agreement, the BC Controlling Class Holder will be permitted to exercise the rights of the BC Controlling Holder prior to the occurrence of a
BC Control Appraisal Period. Pursuant to the Bank of America Center
Intercreditor Agreement, the Bank of America Center Pari Passu Noteholders
(which includes the Trust Fund as the holder of the Bank of America Center Pari
Passu Note A-1) will be required to vote on any matter requiring the direction and/or consent of the BC Controlling Holder, except that under the Bank of
America

                                     S-164

Center Intercreditor Agreement, other than during a BC Control Appraisal
Period, only the vote of the Trust Fund, as the holder of Bank of America
Center Pari Passu Note A-1, will be required. During such times as the Trustee, on behalf of the Trust Fund, is required to vote on any matter requiring the direction and/or consent of the BC Controlling Holder, the BC Controlling
Holder will direct the Trustee's vote as set forth in the Pooling and Servicing
Agreement. During such times as the vote of all three Bank of America Center
Pari Passu Noteholders is required, the voting rights given to each Bank of
America Center Pari Passu Noteholder will be weighted based on the related Bank of America Center Pari Passu Note's portion of the outstanding principal balance of the Bank of America Center Whole Loan. As set forth in the Bank of
America Center Intercreditor Agreement, any matter requiring the vote of the
Bank of America Center Pari Passu Noteholders as the BC Controlling Holder will generally require the holders of 50% or more of such voting rights to agree whether or not to make any such decision. If the holders of 50% or more of the voting rights do not agree, the Bank of America Center Pari Passu Noteholder with the largest outstanding principal balance will make any such decision.

     A "BC Control Appraisal Period" will exist if the outstanding aggregate principal balance of the BC Pari Passu Note A-1 Junior Portion of the BC Pari
Passu Note A-1 Mortgage Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     The "DM Controlling Class" will be, as of any date of determination, the outstanding Class of Class DM Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class DM Certificates has a
Certificate Balance at least equal to 25% of its initial Certificate Balance, then the DM Controlling Class will be the outstanding Class of Class DM
Certificates with the then largest outstanding Class principal balance). The DM
Controlling Class as of the Delivery Date will be the Class DM-G Certificates.

     The "DM Controlling Holder" will be, with respect to any date of determination, (a) prior to the occurrence of a DM Control Appraisal Period, holders of a majority percentage interest in the DM Controlling Class (the "DM
Controlling Class Holder"), and (b) during the occurrence and the continuance of a DM Control Appraisal Period, the Dallas Market Center Pari Passu
Noteholders; provided, however, that neither the borrower nor any affiliate of the borrower will ever be the DM Controlling Holder. Pursuant to the Pooling and Servicing Agreement, the DM Controlling Class Holder will be permitted to exercise the rights of the DM Controlling Holder prior to the occurrence of a
DM Control Appraisal Period. Pursuant to the Dallas Market Center Intercreditor
Agreement, the Dallas Market Center Pari Passu Noteholders (which includes the
Trust Fund as the holder of the Dallas Market Center Pari Passu Note A-1) will be required to vote on any matter requiring the direction and/or consent of the
DM Controlling Holder, except that under the Dallas Market Center Intercreditor
Agreement, other than during a DM Control Appraisal Period, only the vote of the Trust Fund, as the holder of Dallas Market Center Pari Passu Note A-1, will be required. During such times as the Trustee, on behalf of the Trust Fund, is required to vote on any matter requiring the direction and/or consent of the DM
Controlling Holder, the DM Controlling Holder will direct the Trustee's vote as set forth in the Pooling and Servicing Agreement. During such times as the vote of both Dallas Market Center Pari Passu Noteholders is required, the voting rights given to each Dallas Market Center Pari Passu Noteholder will be weighted based on the related Dallas Market Center Pari Passu Note's portion of the outstanding principal balance of the Dallas Market Center Whole Loan. As set forth in the Dallas Market Center Intercreditor Agreement, any matter requiring the vote of the Dallas Market Center Pari Passu Noteholders as the DM
Controlling Holder will generally require the holders of 50% or more of such voting rights to agree whether or not to make any such decision. If the holders of 50% or more of the voting rights do not agree, the Dallas Market Center Pari
Passu Noteholder with the largest outstanding principal balance will make any such decision.

     A "DM Control Appraisal Period" will exist if the outstanding aggregate principal balance of all of the DM Pari Passu Note A-1 Junior Portion of the DM
Pari Passu Note A-1 Mortgage Loan (net

                                     S-165

of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     The term "Controlling Holder" refers to the BC Controlling Class Holder or the DM Controlling Class Holder, as applicable.

     Subject to the limitations below, the Directing Certificateholder and, with respect to (a) the BC Pari Passu Note A-1 Mortgage Loan, the BC
Controlling Holder, and (b) the DM Pari Passu Note A-1 Mortgage Loan, the DM
Controlling Holder, is entitled to advise the Special Servicer and Master
Servicer with respect to the following actions (the "Special Actions"). Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the following actions without complying with the Approval
Provisions (as defined below) (provided that if such response has not been received within such time period by the Special Servicer or the Master
Servicer, as applicable, then the required party's approval will be deemed to have been given):

       (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

       (ii) any modification or waiver of a term of a mortgage loan;

       (iii) any proposed sale of a defaulted Mortgage Loan or REO Property
   (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination" or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans;
   Purchase Option" in this prospectus supplement);

       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

       (v) any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

       (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause
   (subject to certain exceptions set forth in the Pooling and Servicing
   Agreement);

       (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan (subject to certain exceptions set forth in the Pooling and
   Servicing Agreement);

       (viii) any acceptance of any discounted payoffs;

       (ix) any release of earnout reserve funds that are not automatic based on the satisfaction of any requirements set forth in the related underlying
   Mortgage Loan documentation; and

       (x) the release of any letters of credit that are not automatic based on the satisfaction of any requirements set forth in the related underlying
   Mortgage Loan documentation.

     The "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a mortgage loan as described below:

       (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master
   Servicer will be required to obtain the approval or consent of the Special
   Servicer in connection with a Special Action;

       (ii) with respect to (A) any Non-Partitioned Mortgage Loan that is a
   Non-Specially Serviced Mortgage Loan or Post CAP Loan that involves an extension of the maturity date of such mortgage loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP
   Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder;

       (iii) with respect to any Non-Partitioned Mortgage Loan or Post CAP Loan
   that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing
   Certificateholder in connection with a Special Action;

                                     S-166

       (iv) with respect to the BC Pari Passu Note A-1 Mortgage Loan during any time period that a BC Control Appraisal Period does not exist, the Master
     Servicer, if the BC Pari Passu Note A-1 Mortgage Loan is a then
     Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the BC
     Controlling Holder, in connection with a Special Action;

       (v) with respect to the DM Pari Passu Note A-1 Mortgage Loan during any time period that a DM Control Appraisal Period does not exist, the Master
    Servicer, if the DM Pari Passu Note A-1 Mortgage Loan is a then
    Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the DM
    Controlling Holder, in connection with a Special Action;

       (vi) with respect to the BC Pari Passu Note A-1 Mortgage Loan during any time period that a BC Control Appraisal Period does not exist, the Special
     Servicer, if the BC Pari Passu Note A-1 Mortgage Loan is a then Specially
     Serviced Mortgage Loan, will be required to seek the approval and consent of the BC Controlling Holder in connection with a Special Action; and

       (vii) with respect to the DM Pari Passu Note A-1 Mortgage Loan during any time period that a DM Control Appraisal Period does not exist, the
      Special Servicer, if the DM Pari Passu Note A-1 Mortgage Loan is a then
      Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the DM Controlling Holder in connection with a Special
      Action.

With respect to any extension or Special Action described in clause (ii) above, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame may be extended if the
Special Servicer is required to seek the consent of the Directing
Certificateholder, the BC Controlling Holder, the DM Controlling Holder and any
mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing
Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request. With respect to any Special
Action described in clause (iii) above, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing
Certificateholder does not respond in such time frame. With respect to any
Special Action described in clauses (iv) through (vii) above, the Directing
Certificateholder, the BC Controlling Holder and the DM Controlling Holder, as
applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

     The Directing Certificateholder, the BC Controlling Holder, the DM
Controlling Holder, the Bank of America Center Pari Passu Noteholders or the
Dallas Market Center Pari Passu Noteholder, as applicable, may direct the
Special Servicer to take, or to refrain from taking, certain actions as the
Directing Certificateholder, the BC Controlling Holder, the DM Controlling
Holder, the Bank of America Center Pari Passu Noteholders or the Dallas Market
Center Pari Passu Noteholder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special

                                     S-167

Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.

     None of the Directing Certificateholder, the BC Controlling Holder or the
DM Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the
Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, none of the
Directing Certificateholder, the BC Controlling Holder or the DM Controlling
Holder will be protected against any liability to the Controlling Class
Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the
Directing Certificateholder, the BC Controlling Holder or the DM Controlling
Holder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates, (ii) that the Directing
Certificateholder, the BC Controlling Holder or the DM Controlling Holder may
act solely in the interests of the holders of the Controlling Class, the BC
Controlling Class or the DM Controlling Class, as applicable, (iii) that the
Directing Certificateholder, the BC Controlling Holder or the DM Controlling
Holder does not have any duties to the holders of any class of Certificates other than the Controlling Class, the BC Controlling Class or the DM
Controlling Class, as applicable, (iv) that the Directing Certificateholder, the BC Controlling Holder or the DM Controlling Holder may take actions that favor the interests of the holders of the Controlling Class, the BC Controlling
Class or the DM Controlling Class, as applicable, over the interests of the holders of one or more other classes of Certificates, (v) that none of the
Directing Certificateholder, the BC Controlling Holder or the DM Controlling
Holder will have any liability whatsoever by reason of its having acted solely in the interests of the BC Controlling Class or the DM Controlling Class, as
applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder, the BC Controlling Holder or the DM
Controlling Holder or any director, officer, employee, agent or principal of the Directing Certificateholder, the BC Controlling Holder or the DM
Controlling Holder for having so acted.

     At any time that there is no Directing Certificateholder, BC Controlling
Holder, DM Controlling Holder, the Bank of America Center Pari Passu
Noteholders, the Dallas Market Center Pari Passu Noteholder or Operating
Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s)
will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage
Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer
Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the
Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling and
Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A.
will be the Master Servicer through its Capital Markets Servicing Group
("BOA-CMSG"), a division of Bank of

                                     S-168

America, N.A. BOA-CMSG's principal offices are located at NC1-026-06-01, 900
West Trade Street, Suite 650, Charlotte, North Carolina 28255. BOA-CMSG was
formed in 1994 as a result of the Security Pacific National Bank and Bank of
America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA's trust group.
As a result of the merger between Bank of America NT&SA and NationsBank, N.A.,
BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of
America N.A.'s conduit platform. As of July 31, 2004, BOA-CMSG acted as a full, master or primary servicer on approximately 3,567 loans which total approximately $26.964 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or
other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be the Special Servicer under the Pooling and Servicing Agreement. Midland, a wholly owned subsidiary of PNC
Bank, National Association, was incorporated under the laws of the State of
Delaware in 1998. Its principle servicing offices are located at 10851 Mastin
Street Building 82, Suite 700, Overland Park, Kansas 66210. As of June 30,
2004, Midland was servicing approximately 13,930 commercial and multifamily loans with an aggregate principal balance of approximately $89.6 billion. The collateral for such loans is located in all 50 states, the District of
Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 9,441 of the loans, with an aggregate principal balance of approximately $66.0 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2004,
Midland was the named special servicer in approximately 81 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $46.1 billion. With respect to such transactions as of such date, Midland was administering approximately 143 assets with an outstanding principal balance of approximately $973.5 million. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master
Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master
Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a
"Sub-Servicing Agreement") must provide that, if for any reason the Master
Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special
Servicer will assume such party's rights and obligations under such
Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling and Servicing Agreement. The Master Servicer and Special
Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer
retained thereby will be reimbursed by the Master

                                     S-169

Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special
Servicer would be reimbursed under the Pooling and Servicing Agreement. See
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, each of the BC Pari Passu Note A-1 Mortgage Loan, i.e., the BC Senior
Component and the BC Subordinate Component, and the DM Pari Passu Note A-1
Mortgage Loan, i.e., the DM Senior Component and the DM Subordinate Components,
will be serviced and administered under the Pooling and Servicing Agreement as if it were one Mortgage Loan. Accordingly, the Master Servicer or the Special
Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below. The Master Servicer will be entitled to receive a Master Servicing Fee on the BC Subordinate Component and
the DM Subordinate Components.

     The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, the Bank of
America Center Whole Loan or the Dallas Market Center Whole Loan (including
Specially Serviced Mortgage Loans, the Bank of America Center Whole Loan, the
Dallas Market Center Whole Loan and Mortgage Loans as to which the related
Mortgaged Property has become an REO Property), for each calendar month commencing with October 2004 or any applicable portion thereof, will accrue at the applicable Master Servicing Fee Rate and will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan, the Bank of America Center
Whole Loan or the Dallas Market Center Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan, the Bank of America Center Whole Loan, the Dallas Market Center Whole Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from approximately 0.0300% to 0.1100% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.0709% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below)
collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the
Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due
Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest)
accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess".
Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest)
on such prepayment will constitute a "Prepayment Interest Shortfall".
Prepayment Interest Excesses (to the extent not offset by Prepayment Interest
Shortfalls) collected on the Mortgage Loans will be retained by the Master
Servicer as additional servicing compensation. The Master Servicer will

                                     S-170

deliver to the Trustee for deposit in the Distribution Account on each Master
Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of
(i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the
Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the
Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related
Collection Period that is, in the case of each and every Mortgage Loan and REO
Loan for which such Master Servicing Fees are being paid in such Collection
Period, calculated at 0.02% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended
Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection
Period, but for any reason was not included as part of the Master Servicer
Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master
Servicer. A "Balloon Payment Interest Shortfall" is, with respect to any
Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its
Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity
Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default
Interest). In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee. The "Special Servicing Fee" for any
particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the
Bank of America Center Pari Passu Note A-2, the Bank of America Center Pari
Passu Note A-3, the Dallas Market Center Pari Passu Note A-2 and the Roxborough
B Note) and each Mortgage Loan, the Bank of America Center Whole Loan, the
Dallas Market Center Whole Loan and the Roxborough Whole Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25%
(25 basis points) per annum (the "Special Servicing Fee Rate"), on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced
Mortgage Loan or REO Loan, as the case may be and without giving effect to any
Excess Interest that may accrue on the ARD Loans on or after its Anticipated
Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time and, if applicable, from the Bank of
America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note
A-3, the Dallas Market Center Pari Passu Note A-2 and the Roxborough B Note, in
accordance with the related Intercreditor Agreement. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each
Corrected Mortgage Loan (including, if applicable, the Bank of America Center
Pari Passu Note A-2, the Bank of America Center Pari Passu Note A-3, the Dallas
Market Center Pari Passu Note A-2 and the Roxborough B Note), the Workout Fee
will be payable out of, and will be calculated by application of a "Workout Fee
Rate" of (i) 1.0% (100 basis points) with respect to Mortgage Loans which have a then outstanding Stated Principal Balance of less than twenty million dollars and (ii)

                                     S-171

0.75% (75 basis points) with respect to Mortgage Loans which have a then outstanding Stated Principal Balance equal to or greater than twenty million dollars to each collection of interest (other than Default Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon
Payments, Liquidation Proceeds (other than in connection with Liquidation
Proceeds paid by the Master Servicer, the Special Servicer, a Class BC
Certificateholder, a Class DM Certificateholder or the holder or holders of
Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected
Mortgage Loan will cease to be payable if such loan again becomes a Specially
Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO
Property; provided that a new Workout Fee will become payable if and when such
Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as
Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage
Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced
Mortgage Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such
Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially
Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.
As to each such Specially Serviced Mortgage Loan and REO Property, the
Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% (100 basis points) with respect to
Mortgage Loans which have a then outstanding Stated Principal Balance of less than twenty million dollars and (ii) 0.75% (75 basis points) with respect to
Mortgage Loans which have a then outstanding Stated Principal Balance equal to or greater than twenty million dollars to, the related payment or proceeds
(other than any portion thereof that represents accrued but unpaid Excess
Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of,
Liquidation Proceeds received in connection with (i) the repurchase of any
Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling and
Servicing Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer, any holder or holders of
Certificates evidencing a majority interest in the Controlling Class, the BC
Controlling Class Holder, the DM Controlling Class Holder, the Roxborough B
Noteholder or any mezzanine lender which purchase occurs not later than 90 days following the Special Servicer's determination of fair value, as discussed below in "--Defaulted Mortgage Loans; Purchase Option", or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the
Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the
Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer
will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing

                                     S-172

compensation, the Master Servicer and the Special Servicer, as set forth in the
Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). As additional servicing compensation, the Master Servicer will be entitled to retain all substitution fees related to two mortgage loans in Loan Group 1 with an aggregate principal balance of $92,308,524 representing approximately 8.4% of the aggregate principal balance of the Mortgage Loans in Loan Group 1; provided, however, that the Special Servicer may be entitled to a percentage of such substitution fees. In addition, the Master Servicer as to Non-Specially Serviced Mortgage
Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain as additional servicing compensation "Default
Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as "Default Charges") only after such Default Charges has been applied: (1) to pay the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool,
(2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, from a source of funds other than Default Charges collected on the
Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4)
to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund
Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clause (1) through (4) will be allocated as Additional Servicing Compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement.
The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.
In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a
Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which
Advances, Advance Interest or Additional Trust Fund Expenses (including any
Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance
Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing
Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the Bank of America Center Pari Passu Note
A-2, the Bank of America Center Note A-3 and/or the Dallas Market Center Pari
Passu Note A-2 may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the
Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special
Servicer in connection with the servicing of a Mortgage Loan the Bank of
America Center Whole Loan or the Dallas Market Center Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances"
(Servicing Advances

                                     S-173

and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, the
Bank of America Center Whole Loan or the Dallas Market Center Whole Loan or REO
Property ("Related Proceeds"). Notwithstanding the foregoing, the Master
Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate
Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a
Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five business days in order to avoid a material adverse consequence to the Trust Fund (any such
Advance, an "Emergency Advance")); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances).
The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special
Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a
Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the
Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the
Pooling and Servicing Agreement to make a Servicing Advance, but neither does so within 10 days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the
Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make such
Servicing Advance, then the Fiscal Agent will make such Servicing Advance.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent will be obligated to make Servicing Advances only to the extent that such
Servicing Advances are, in the reasonable judgment of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee and the Fiscal
Agent will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced
Mortgage Loan or an REO Property is involved, pay directly out of the
Certificate Account (or, if the Bank of America Center Whole Loan or the Dallas
Market Center Whole Loan is involved, out of the related Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master
Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an
REO Property is involved) has determined in accordance with the Servicing
Standard that making such payment is in the best interests of the
Certificateholders and, if the Bank of America Center Whole Loan is involved, the Bank of America Center Pari Passu Noteholders, and, if the Dallas Market
Center Whole Loan is involved, the Dallas Market Center Noteholder (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master
Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements--

                                     S-174

Certificate Account" and "--Servicing Compensation and Payment of Expenses" in
the accompanying prospectus and "Description of the Certificates--P&I Advances"
in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before March 20 of each year, beginning March 20, 2005 (or, as to any such year, such earlier date as is contemplated by the Pooling and
Servicing Agreement), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as
the case may be) and that is a member of the American Institute of Certified
Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special
Servicer, as the case may be, which includes an assertion that the Master
Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single
Association Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public
Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling and Servicing Agreement also requires that, on or before a specified date in each year, commencing in 2005, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special
Servicer, as the case may be, has fulfilled its material obligations under the
Pooling and Servicing Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to the Mortgage Loans, the Bank of America Center
Whole Loan or the Dallas Market Center Whole Loan which are not Specially
Serviced Mortgage Loans (each a "Non-Specially Serviced Mortgage Loan")) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, the BC Controlling Holder, the DM
Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

       (i) with limited exception (including as described below with respect to
   Excess Interest) the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan, the Bank of America Center Whole
   Loan or the Dallas Market Center Whole Loan or affect the security for such
   Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market
   Center Whole Loan unless the Master Servicer has

                                     S-175

   obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special
   Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the
   Special Servicer may reasonably request in order to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the
   Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the BC Controlling Holder, the
   DM Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be in order to make an informed decision (or, if the Special
   Servicer did not request any information, within ten business days from such notice), such consent shall be deemed to have been granted);

       (ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master
   Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan, the Bank of America Center
   Whole Loan or the Dallas Market Center Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market Center Whole Loan unless a material default on such
   Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market
   Center Whole Loan has occurred or, in the reasonable judgment of the
   Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to
   Certificateholders (collectively) and, if the Bank of America Center Whole
   Loan is involved, the Bank of America Center Pari Passu Noteholders, and if
   the Dallas Market Center Whole Loan is involved, the Dallas Market Center
   Pari Passu Noteholder, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

       (iii) the Special Servicer shall not extend (or in the case of a
   Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the earliest of (A) two years prior to the Rated
   Final Distribution Date or, with respect to the BC Pari Passu Note A-1
   Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan, the related date set forth in the Pooling and Servicing Agreement, and (B) if such
   Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market
   Center Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property,
   20 years prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

       (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would result in an adverse REMIC event with respect to the Component
   Mortgage Loan REMIC, REMIC I or REMIC II;

       (v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special
   Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan unless all related fees and expenses are paid by the related borrower;

       (vi) except for substitutions contemplated by the terms of the Mortgage
   Loans, the Bank of America Center Whole Loan or the Dallas Market Center
   Whole Loan, the Special Servicer shall

                                     S-176

   not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan, the Bank of
   America Center Whole Loan or the Dallas Market Center Whole Loan unless the
   Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

       (vii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool--Certain Terms and
   Conditions of the Mortgage Loans--
   Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery
   Date, the Special Servicer shall not release (or, in the case of a
   Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Mortgage Loan;
   except where a Mortgage Loan (or, in the case of a group of
   Cross-Collateralized Mortgage Loans, where such entire group of
   Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan, the Bank of America Center Whole
   Loan or the Dallas Market Center Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property
   (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan, the
   Bank of America Center Whole Loan or the Dallas Market Center Whole Loan
   and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market
Center Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of
Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan, the Bank of America Center Whole Loan or the Dallas
Market Center Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the
Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and
provided, further, that, notwithstanding clause (vii) above, neither the Master
Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage
Loan.

     With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess
Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess

                                     S-177

Interest is reasonably likely to produce a greater payment to
Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the
Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the
Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess
Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special
Servicer will have no right to waive the payment or Excess Interest.

     Any modification, extension, waiver or amendment of the payment terms of the Bank of America Center Whole Loan, the Dallas Market Center Whole Loan or
the Roxborough Portfolio Whole Loan, as applicable, will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust as holder of the Bank of America Center Mortgage Loan, the DM
Pari Passu Note A-1 Mortgage Loan or the Roxborough Mortgage Loan, as
applicable, nor the Bank of America Center Pari Passu Noteholders, the Dallas
Market Center Pari Passu Noteholder or the Roxborough B Noteholder, as
applicable, gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the pari passu position of the Bank of America Center Pari Passu Note
A-2, the Bank of America Center Pari Passu Note A-3 Loan or Dallas Market
Center Pari Passu Note A-2 Loan and/or the subordinate position of the
Roxborough B Note:

       (i) no waiver, reduction or deferral of any amounts due on the BC Note
    A-1 Senior Portion, DM Note A-1 Senior Portion or the Roxborough Mortgage
    Loan, as applicable, will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the
    Bank of America Center Pari Passu Note A-2, the Bank of America Center
    Pari Passu Note A-3 or Dallas Market Center Pari Passu Note A-2 or the
    Roxborough B Note, as applicable, and

       (ii) no reduction of the mortgage interest rate of the BC Note A-1
     Senior Portion, the DM Note A-1 Senior Portion or the Roxborough Mortgage
     Loan, as applicable, will be permitted to be effected prior to the reduction of the mortgage interest rate of the Bank of America Center Pari
     Passu Note A-2, the Bank of America Center Pari Passu Note A-3, the Dallas
     Market Center Pari Passu Note A-2 or the Roxborough B Note, as applicable, to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any
Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans, the Bank of
America Center Whole Loan or the Dallas Market Center Whole Loan, including waivers of minor covenant defaults, releases of non-material parcels of a
Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis;
provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing
Standard, or violate the terms, provisions or limitations of the Pooling and
Servicing Agreement or related Intercreditor Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the
Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its

                                     S-178

determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A
"Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or
(ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon
Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or
Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or
Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer
will each have an assignable option (such option will only be assignable after such option arises) (a "Purchase Option") to purchase the Defaulted Mortgage
Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the BC Controlling Holder, in the case of the BC Pari Passu Note A-1
Mortgage Loan, the DM Controlling Holder, in the case of the DM Pari Passu Note
A-1 Mortgage Loan, the Bank of America Center Purchase Option Holder, in the
case of the Bank of America Center Whole Loan, the Dallas Market Center
Purchase Option Holder, in the case of the Dallas Market Center Whole Loan and the Roxborough B Noteholder, in the case of the Roxborough Portfolio Whole
Loan, from the Trust Fund at a price (the "Option Price") generally equal to
(i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing
Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such
Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special
Servicer will, from time to time, but not less often than every ninety (90)
days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged
Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, or (iv) the exercise by the Bank of America Center Purchase
Option Holder (if the Defaulted Mortgage Loan is the BC Pari Passu Note A-1
Mortgage Loan) or the Dallas Market Center Purchase Option Holder (if the
Defaulted Mortgage Loan is the DM Pari Passu Note A-1 Mortgage Loan) to
purchase the related Whole Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the
Special Servicer, or any affiliate of any of them (in

                                     S-179

other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the
Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and
Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Directing Certificateholder, shall use its reasonable efforts to sell any REO
Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Directing Certificateholder, the
Master Servicer, the Trustee and the Fiscal Agent not less than five (5) days'
prior written notice of its intention to sell any such REO Property, and shall sell the REO Property to the highest offeror (which may be the Special
Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and
provided, further that if the Special Servicer intends to make an offer on any
REO Property, (i) the Special Servicer shall notify the Trustee of such intent,
(ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special
Servicer shall not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed
Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer,
the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special
Servicer, the Fiscal Agent or the Trustee to the Trust and the
Certificateholders for failure to perform its duties in accordance herewith.
None of the Special Servicer, the Master Servicer, the Depositor, the Fiscal
Agent or the Trustee shall have any liability to the Trust or any
Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

                                     S-180

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged
Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Component
Mortgage Loan REMIC or REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently
35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO
Proceeds available for distribution to holders of Certificates. See "Certain
Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2005, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than
REO Properties and Mortgaged Properties securing Specially Serviced Mortgage
Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the
Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related
Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related
Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market
Center Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer
will be entitled to receive reimbursement for such expense as a Servicing
Advance payable, first from Default Charges from the related Mortgage Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market Center Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer,
depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master

                                     S-181

Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the
Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies and each rating agency providing ratings to a securitization trust that includes the Bank of America Center Pari Passu Note A-2, the Bank of America Center Pari
Passu Note A-3 and/or the Dallas Market Center Pari Passu Note A-2, if
applicable. The designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each
Rating Agency stating that if the designated replacement were to serve as
Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) written confirmation from each rating agency providing ratings to a securitization trust that includes the Bank of America Center Pari Passu Note A-2, the Bank of
America Center Pari Passu Note A-3 and/or the Dallas Market Center Pari Passu
Note A-2, if applicable, stating that if the designated replacement were to serve as Special Servicer under the related pooling and servicing agreement, the then-current rating or ratings of one or more classes of the certificates in such securitization would not be qualified, downgraded or withdrawn as a result thereof; (iii) a written acceptance of all obligations of the Special
Servicer, executed by the designated replacement; (iv) an opinion of counsel to the effect that the designation of such replacement to serve as Special
Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing
Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms; and (v) an opinion of counsel to the effect that, with respect to each pooling and servicing agreement related to a securitization trust that includes the Bank of
America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note
A-3 and/or the Dallas Market Center Pari Passu Note A-2, if applicable, the designated replacement Special Servicer will be bound by the terms of each such pooling and servicing agreement and that each such Pooling and Servicing
Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

                                     S-182

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through
Certificates, Series 2004-4, on or about October 12, 2004 (the "Delivery Date")
pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2004, among the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the REMIC Administrator and the Fiscal Agent (the "Pooling and Servicing
Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the
"Trust"), the assets of which (such assets collectively, the "Trust Fund")
include: (i) the Mortgage Loans (including the BC Subordinate Component and the
DM Subordinate Components) and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any
REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Interest Reserve Account and the
Excess Interest Distribution Account (see "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 33 classes to be designated as: (i) the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6
Certificates and the Class A-1A Certificates (collectively, the "Class A
Certificates" and together with the Class XC Certificates and the Class XP
Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the
Class C Certificates, the Class D Certificates, the Class E Certificates, the
Class F Certificates, the Class G Certificates, the Class H Certificates, the
Class J Certificates, the Class K Certificates, the Class L Certificates, the
Class M Certificates, the Class N Certificates, the Class O Certificates and
the Class P Certificates (collectively with the Class A Certificates, the
"Sequential Pay Certificates"); (iii) the Class XC Certificates and the Class
XP Certificates (collectively, the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC II Certificates"); (iv) the
Class BC Certificates (collectively, the "Class BC Certificates"); (v) the
Class DM-A, Class DM-B, Class DM-C, Class DM-D, Class DM-E, Class DM-F and
Class DM-G Certificates (collectively, the "Class DM Certificates"); and (vi)
the Class R-I Certificates and the Class R-II Certificates, (the Class R-I and
Class R-II Certificates collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
A-1A, Class XP, Class B, Class C and Class D Certificates (collectively, the
"Offered Certificates") are offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class BC, Class DM and the REMIC
Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class A-6 and Class A-1A Certificates $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other
Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust
Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an

                                     S-183

Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the accompanying prospectus. Unless and until Definitive
Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its
Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of
Certificates will refer to payments, notices, reports and statements to DTC or
Cede & Co., as the registered holder thereof, for distribution to the related
Certificate Owners through its Participants in accordance with DTC procedures.
The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the
"Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective classes of
Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 10%):

                                                 APPROXIMATE
                             CERTIFICATE        PERCENTAGE OF     APPROXIMATE
                              BALANCE OR             POOL           CREDIT
        CLASS              NOTIONAL AMOUNT         BALANCE          SUPPORT
  -------------------   --------------------   ---------------   ------------
  A-1 ...............     $   33,000,000             2.546%          13.000%
  A-2 ...............     $   48,000,000             3.704%          13.000%
  A-3 ...............     $  240,000,000            18.518%          13.000%
  A-4 ...............     $  225,000,000            17.361%          13.000%
  A-5 ...............     $  107,000,000             8.256%          13.000%
  A-6 ...............     $  272,199,171            21.003%          13.000%
  A-1A ..............     $  202,345,000            15.613%          13.000%
  XP ................     $1,264,855,847(1)           N/A              N/A
  B .................     $   35,640,764             2.750%          10.250%
  C .................     $   11,340,243             0.875%           9.375%
  D .................     $   21,060,451             1.625%           7.750%
  E .................     $    9,720,209             0.750%           7.000%
  F .................     $   16,200,347             1.250%           5.750%
  G .................     $   11,340,243             0.875%           4.875%
  H .................     $   16,200,347             1.250%           3.625%
  J .................     $    6,480,139             0.500%           3.125%
  K .................     $    6,480,139             0.500%           2.625%
  L .................     $    6,480,139             0.500%           2.125%
  M .................     $    3,240,069             0.250%           1.875%
  N .................     $    3,240,069             0.250%           1.625%
  O .................     $    4,860,105             0.375%           1.250%
  P .................     $   16,200,348             1.250%           0.000%
  XC ................     $1,296,027,783(1)          N/A              N/A

------------
(1)   Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates,
Class BC Certificates or Class DM Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay

                                     S-184

Certificates, Class BC Certificates or Class DM Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution
Date, and will be further reduced by any Realized Losses and certain Additional
Trust Fund Expenses allocated to such Class on such Distribution Date. See
"--Distributions" and "--Subordination; Allocation of Losses and Certain
Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a Notional Amount (a "Notional Amount").

     The Notional Amount of the Class XC Certificates will equal the aggregate
Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $1,264,855,847 although it may be as much as 10% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     o  during the period following the initial issuance of the certificates through and including the Distribution Date in April 2005, the sum of
        (a) the lesser of $201,828,778 and the Certificate Balance of the Class
        A-1A Certificates outstanding from time to time, (b) the lesser of
        $29,884,877 and the Certificate Balance of the Class A-1 Certificates
        outstanding from time to time and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B,
        Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
        and Class L Certificates outstanding from time to time;

     o  during the period following the Distribution Date in April 2005 through and including the Distribution Date in October 2005, the sum of (a) the
        lesser of $201,232,376 and the Certificate Balance of the Class A-1A
        Certificates outstanding from time to time, (b) the lesser of
        $26,184,590 and the Certificate Balance of the Class A-1 Certificates
        outstanding from time to time and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B,
        Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
        and Class L Certificates outstanding from time to time;

     o  during the period following the Distribution Date in October 2005 through and including the Distribution Date in April 2006, the sum of
        (a) the lesser of $197,273,418 and the Certificate Balance of the Class
        A-1A Certificates outstanding from time to time, (b) the lesser of
        $3,242,474 and the Certificate Balance of the Class A-1 Certificates
        outstanding from time to time and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B,
        Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
        and Class L Certificates outstanding from time to time;

     o  during the period following the Distribution Date in April 2006 through and including the Distribution Date in October 2006, the sum of (a) the
        lesser of $192,816,309 and the Certificate Balance of the Class A-1A
        Certificates outstanding from time to time, (b) the lesser of
        $25,215,810 and the Certificate Balance of the Class A-2 Certificates
        outstanding from time to time and (c) the aggregate Certificate Balances of the Class A-3, Class A-4, Class A-5, Class A-6, Class B, Class C,
        Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class
        L Certificates outstanding from time to time;

     o  during the period following the Distribution Date in October 2006 through and including the Distribution Date in April 2007, the sum of
        (a) the lesser of $188,149,855 and the Certificate Balance of the Class
        A-1A Certificates outstanding from time to time, (b) the lesser of
        $239,479,115 and the Certificate Balance of the Class A-3 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class A-6, Class B, Class C, Class D, Class E,
        Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time and (d) the lesser of $2,439,228 and the Certificate
        Balance of the Class L Certificates outstanding from time to time;

                                     S-185

     o  during the period following the Distribution Date in April 2007 through and including the Distribution Date in October 2007, the sum of (a) the
        lesser of $183,410,997 and the Certificate Balance of the Class A-1A
        Certificates outstanding from time to time, (b) the lesser of
        $214,680,708 and the Certificate Balance of the Class A-3 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class A-6, Class B, Class C, Class D, Class E,
        Class F, Class G and Class H Certificates outstanding from time to time and (d) the lesser of $4,976,478 and the Certificate Balance of the
        Class J Certificates outstanding from time to time;

     o  during the period following the Distribution Date in October 2007 through and including the Distribution Date in April 2008, the sum of
        (a) the lesser of $178,764,846 and the Certificate Balance of the Class
        A-1A Certificates outstanding from time to time, (b) the lesser of
        $190,298,521 and the Certificate Balance of the Class A-3 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class A-6, Class B, Class C, Class D, Class E,
        Class F and Class G Certificates outstanding from time to time and (d)
        the lesser of $11,116,526 and the Certificate Balance of the Class H
        Certificates outstanding from time to time;

     o  during the period following the Distribution Date in April 2008 through and including the Distribution Date in October 2008, the sum of (a) the
        lesser of $174,300,044 and the Certificate Balance of the Class A-1A
        Certificates outstanding from time to time, (b) the lesser of
        $166,778,174 and the Certificate Balance of the Class A-3 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class A-6, Class B, Class C, Class D, Class E,
        Class F and Class G Certificates outstanding from time to time and (d)
        the lesser of $1,414,884 and the Certificate Balance of the Class H
        Certificates outstanding from time to time;

     o  during the period following the Distribution Date in October 2008 through and including the Distribution Date in April 2009, the sum of
        (a) the lesser of $169,895,905 and the Certificate Balance of the Class
        A-1A Certificates outstanding from time to time, (b) the lesser of
        $50,714,681 and the Certificate Balance of the Class A-3 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class A-6, Class B, Class C, Class D, Class E
        and Class F Certificates outstanding from time to time and (d) the lesser of $3,431,597 and the Certificate Balance of the Class G
        Certificates outstanding from time to time;

     o  during the period following the Distribution Date in April 2009 through and including the Distribution Date in October 2009, the sum of (a) the
        lesser of $109,255,266 and the Certificate Balance of the Class A-1A
        Certificates outstanding from time to time, (b) the lesser of
        $136,254,645 and the Certificate Balance of the Class A-4 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-5, Class A-6, Class B, Class C, Class D and Class E
        Certificates outstanding from time to time and (d) the lesser of
        $11,879,286 and the Certificate Balance of the Class F Certificates
        outstanding from time to time;

     o  during the period following the Distribution Date in October 2009 through and including the Distribution Date in April 2010, the sum of
        (a) the lesser of $106,648,466 and the Certificate Balance of the Class
        A-1A Certificates outstanding from time to time, (b) the lesser of
        $119,166,799 and the Certificate Balance of the Class A-4 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-5, Class A-6, Class B, Class C, Class D and Class E
        Certificates outstanding from time to time and (d) the lesser of
        $6,042,433 and the Certificate Balance of the Class F Certificates
        outstanding from time to time;

     o  during the period following the Distribution Date in April 2010 through and including the Distribution Date in October 2010, the sum of (a) the
        lesser of $104,156,221 and the Certificate Balance of the Class A-1A
        Certificates outstanding from time to time, (b) the lesser of
        $102,783,082 and the Certificate Balance of the Class A-4 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-5, Class A-6, Class B, Class C, Class

                                     S-186

        D and Class E Certificates outstanding from time to time, and (d) the lesser of $424,909 and the Certificate Balance of the Class F
        Certificates outstanding from time to time;

     o  during the period following the Distribution Date in October 2010 through and including the Distribution Date in April 2011, the sum of
        (a) the lesser of $101,695,745 and the Certificate Balance of the Class
        A-1A Certificates outstanding from time to time, (b) the lesser of
        $35,362,522 and the Certificate Balance of the Class A-4 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-5, Class A-6, Class B, Class C and Class D Certificates
        outstanding from time to time and (d) the lesser of $4,873,597 and the
        Certificate Balance of the Class E Certificates outstanding from time to time;

     o  during the period following the Distribution Date in April 2011 through and including the Distribution Date in October 2011, the sum of (a) the
        lesser of $99,342,325 and the Certificate Balance of the Class A-1A
        Certificates outstanding from time to time, (b) the lesser of
        $234,767,589 and the Certificate Balance of the Class A-6 Certificates
        outstanding from time to time, (c) the aggregate Certificate Balances of the Class B, Class C and Class D Certificates outstanding from time to time and (d) the lesser of $252,938 and the Certificate Balance of the
        Class E Certificates outstanding from time to time; and

     o  following the distribution date in October 2011, $0.

     The total initial Notional Amount of the Class XP Certificates will be approximately $1,264,855,847, although it may be as much as 10% larger or smaller.

     The REMIC Residual Certificates will not have a Certificate Balance or a
Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized
Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

     For purposes of calculating the allocation of collections on the BC Pari
Passu Note A-1 Mortgage Loan between the BC Senior Component, on the one hand, and the BC Subordinate Component on the other hand, the BC Senior Component will be deemed to have a principal balance (the "BC Senior Balance") and the BC
Subordinate Component will be deemed to have a principal balance (the "BC
Subordinate Balance") equal to the amounts described under "Description of the
Mortgage Pool--BC Pari Passu Note A-1 Mortgage Loan". The BC Senior Component
will accrue interest during each interest accrual period on the amount of the
BC Senior Balance thereof outstanding immediately prior to the related
Distribution Date at a per annum rate equal to approximately 4.867% as of the commencement of such interest accrual period. The BC Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class BC Certificates and the BC Pari Passu
Note A-1 Mortgage Loan," and the BC Subordinate Balance will be reduced on each
Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--
Distributions--Class BC Certificates and the BC Pari Passu Note A-1 Mortgage
Loan."

     For purposes of calculating the allocation of collections on the DM Pari
Passu Note A-1 Mortgage Loan between the DM Senior Component, on the one hand, and the DM Subordinate Components on the other hand, the DM Senior Component will be deemed to have a principal balance (the "DM Senior Balance") and each
DM Subordinate Component will be deemed to have a principal balance (each, a
"DM Subordinate Balance") equal to the amounts described under "Description of the Mortgage Pool--DM Pari Passu Note A-1 Mortgage Loan". The DM Senior
Component will accrue interest during each interest accrual period on the amount of the DM Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 6.097% as of the commencement of such interest accrual period. The DM Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class DM Certificates and the DM Pari Passu
Note A-1 Mortgage Loan," and the DM

                                     S-187

Subordinate Balances will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class DM
Certificates and the DM Pari Passu Note A-1 Mortgage Loan."

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C and Class D
Certificates on any Distribution Date will be the Pass-Through Rates indicated
on the cover page of this prospectus supplement.

     The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately 0.9189% per annum. The
Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the
October 2011 Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as "Class XP Strip Rates", at which interest accrues from time to time on the respective components of the Notional
Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the
Certificate Balance of any Class of Certificates is identified under
"--Certificate Balance and Notional Amounts" above as being part of the
Notional Amount of the Class XP Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October
2011 Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (a) with respect to the Class F
Certificates, 0.0350% (the "Class XP Fixed Strip Rate") and (b) with respect to each other applicable class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any of:

       (1) the lesser of (a) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (b) the Weighted
   Average Net Mortgage Rate for such interest accrual period, over

       (2) the Pass-Through Rate in effect during such interest accrual period for such class of Certificates.

     Following the October 2011 Distribution Date, the Class XP Certificates
will cease to accrue interest. In connection therewith, the Class XP
Certificates will have a 0% Pass-Through Rate for the November 2011
Distribution Date and for each Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately 0.0526% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as "Class XC Strip Rates", at which interest accrues from time to time on the respective components of the
Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain
Classes of REMIC II Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the
Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the

                                     S-188

related interest accrual period, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class XC
Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each
Distribution Date prior to November 2011 on any particular component of the
Notional Amount of the Class XC Certificates immediately prior to the related
Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

       (1) if such particular component consists of the entire Certificate
   Balance of any class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the
   Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
   (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) (x) with respect to the Class F Certificates, the sum of
   (i) the Class XP Fixed Strip Rate for the applicable Class XP component and
   (ii) the Pass-Through Rate in effect for such Distribution Date for the
   Class F Certificates and (y) for each other applicable class of
   Certificates, the greater of (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the
   Pass-Through Rate in effect during such interest accrual period for such
   Class of Certificates;

       (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
   such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip
   Rate will equal the excess, if any, of (a) the Weighted Average Net
   Mortgage Rate for such interest accrual period, over (b) (x) with respect to the Class F Certificates, the sum of (i) the Class XP Fixed Strip Rate
   for the applicable Class XP component and (ii) the Pass-Through Rate in effect for such Distribution Date for the Class F Certificates and (y) for
   each other applicable class of Certificates, the greater of (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

       (3) if such particular component consists of the entire Certificate
   Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional
   Amount of the Class XP Certificates immediately prior to the related
   Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

       (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
   such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates
   immediately prior to the related Distribution Date, then the applicable
   Class XC Strip Rate will equal the excess, if any, of (a) the Weighted
   Average Net Mortgage Rate for such interest accrual period, over (b) the
   Pass-Through Rate in effect during such interest accrual period for such
   Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the October 2011 Distribution Date, the
Certificate Balance of each Class of Certificates (other than the Class R-I,
Class R-II, Class BC, Class DM, Class XP and Class XC Certificates) will constitute one or more separate components of the Notional Amount of the Class
XC Certificates, and the applicable Class XC Strip Rate with respect to each such Component for each such interest period will equal the excess, if any, of
(a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the
Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

                                     S-189

     The Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4
and Class A-5 Certificates are fixed per annum rates equal to 3.4550%, 4.0410%,
4.1280%, 4.5020% and 4.5760%, respectively.

     The initial Pass-Through Rates for the Class A-6, Class A-1A, Class B,
Class C, Class D and Class E Certificates are per annum rates equal to 4.8770%,
4.6320%, 4.9850%, 5.0240%, 5.0730% and 5.1620%. For any subsequent date, the
Pass-Through Rates for the Class A-6, Class A-1A, Class B, Class C, Class D and
Class E Certificates will accrue interest at fixed per annum rates equal to
4.8770%, 4.6320%, 4.9850%, 5.0240%, 5.0730% and 5.1620%, respectively, subject to a cap at the Weighted Average Net Mortgage Rate.

     The initial Pass-Through Rate for the Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates is a per annum rate equal to 4.6370%.
For any subsequent date, the Pass-Through Rate for the Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates will accrue interest at a fixed per annum rate equal to 4.6370%, subject to a cap at the Weighted Average
Net Mortgage Rate.

     The approximate initial Pass-Through Rate for the Class F Certificates is a per annum rate equal to 5.4489%. For any subsequent date, the Pass-Through
Rate for the Class F Certificates is a per annum rate equal to the Weighted
Average Net Mortgage Rate less 0.065%.

     The approximate initial Pass-Through Rate for the Class G and Class H
Certificates is a per annum rate equal to 5.5139%. For any subsequent date, the
Pass-Through Rate for the Class G and Class H Certificates is a per annum rate equal to the Weighted Average Net Mortgage Rate.

     The Pass-Through Rates for the Class BC and Class DM Certificates will be set forth in the Pooling and Servicing Agreement.

     The Class P Certificates and only the Class P Certificates will be entitled to receive distributions in respect of Excess Interest.

     "Weighted Average Net Mortgage Rate" for any Distribution Date means the weighted average of the Net Mortgage Rates for all the Mortgage Loans
(excluding the interest rates and principal balances of the BC Subordinate
Component and the DM Subordinate Components) immediately following the preceding Distribution Date (weighted on the basis of their respective Stated
Principal Balances (as defined in this prospectus supplement) (excluding the principal balances of the BC Subordinate Component and the DM Subordinate
Components) immediately following the preceding Distribution Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan (or, in the case of the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu Note A-1
Mortgage Loan, the related senior component) is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate (which is, with respect to the BC Senior Component, approximately 4.805% per annum and, with respect to the DM Senior Component, approximately 6.060% per annum);
provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the
Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II
Certificates, then the Net Mortgage Rate of such Mortgage Loan or senior component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such
Mortgage Loans or senior components, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee
Rate) and (b) prior to the due date in March will be determined

                                     S-190

inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or
February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the
Mortgage Loans ranged from 4.079% per annum to 6.668% per annum, with a
Weighted Average Net Mortgage Rate of 5.350% per annum. See "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement. The "Administrative Fee Rate" is the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (as more particularly described in Annex A to this prospectus supplement).

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution
Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such
Distribution Date occurs. The first Collection Period applicable to the Offered
Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in November 2004. The "Determination Date" for each
Distribution Date will be the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in November 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede &
Co. will be the registered holder of the Offered Certificates. See
"--Registration and Denominations" above. The final distribution on any
Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or
Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a
Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the
"Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Class BC Certificates and the BC Pari Passu Note A-1 Mortgage Loan. The
Class BC Certificates will be entitled to distributions only from amounts collected on the BC Pari Passu Note A-1 Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on

                                     S-191

the BC Pari Passu Note A-1 Mortgage Loan (including on the BC Subordinate
Component thereof) received by the Master Servicer during any Collection Period
(net of any portion allocable to reimburse any outstanding P&I Advances and
Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees,
Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of the BC Pari Passu Note A-1
Mortgage Loan (including on the BC Subordinate Component thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

       (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all BC Component Distributable Interest in respect of the BC Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the BC Component Principal Entitlement for the BC
   Senior Component for such Distribution Date (the "BC Senior Component
   Principal Distribution Amount");

       (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the BC Senior Component for all Realized Losses and Additional
   Trust Fund Expenses, if any, previously allocated with respect to the BC
   Pari Passu Note A-1 Mortgage Loan to the BC Senior Component and for which no reimbursement has previously been received;

       (iv) to pay interest on the BC Subordinate Component, up to an amount equal to all BC Subordinate Component Distributable Interest in respect of the BC Subordinate Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (v) to pay principal on the BC Subordinate Component, up to an amount equal to the BC Subordinate Component Principal Entitlement for the BC
   Subordinate Component for such Distribution Date;

       (vi) to reimburse the BC Subordinate Component for all Realized Losses
   and Additional Trust Fund Expenses, if any, previously allocated with respect to the BC Pari Passu Note A-1 Mortgage Loan to the BC Subordinate
   Component and for which no reimbursement has previously been received and;

       (vii) with respect to the BC Pari Passu Note A-1 Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (vi)
   above.

     All distributions on the BC Subordinate Component referenced in clauses
(iv) through (vi) above shall be made to the corresponding holders of the Class
BC Certificates.

     The "BC Component Distributable Interest" in respect each of the BC
Components for each Distribution Date is equal to the BC Accrued Component
Interest in respect of such BC Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "BC Accrued Component Interest" in respect of each of the BC
Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for such
BC Component, which in the case of the BC Senior Component is equal to approximately 4.8673% per annum and in the case of the BC Subordinate Component is equal to the Pass-Through Rate of the Class BC Certificates. The BC Senior
Component and the BC Subordinate Component each accrue interest on an
Actual/360 Basis.

     In the absence of a monetary or other material event of default under the
Bank of America Center Whole Loan, principal will be paid on the BC Senior
Component and the BC Subordinate

                                     S-192

Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first pro rata to the BC Senior Component and the holders of the Bank of America Center Pari Passu Note A-2 and Bank of
America Center Pari Passu Note A-3 until their outstanding principal balances are reduced to zero, and then to the BC Subordinate Component until its outstanding principal balance is reduced to zero. Accordingly the "BC Component
Principal Entitlement" with respect to any BC Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such BC Component's pro rata share of the BC Principal
Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such BC Component and (ii) the portion of the
BC Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     The "BC Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

       (a) the principal portions of all Monthly Payments (other than a Balloon
   Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the BC Pari Passu Note A-1 Mortgage Loan for the Due
   Date occurring during the related Collection Period;

       (b) all voluntary principal prepayments received on the BC Pari Passu
   Note A-1 Mortgage Loan during the related Collection Period;

       (c) with respect to the BC Pari Passu Note A-1 Mortgage Loan if its stated maturity date occurred during or prior to the related Collection
   Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the BC
   Pari Passu Note A-1 Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
   received on the BC Pari Passu Note A-1 Mortgage Loan during the related
   Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly
   Payment (other than a Balloon Payment) due, or the principal portion of any
   Assumed Monthly Payment deemed due, in respect of the BC Pari Passu Note
   A-1 Mortgage Loan on a Due Date during or prior to the related Collection
   Period and not previously recovered; and

       (e) the portion any amount described in clause (e) of the definition of
   Principal Distribution Amount, as described under "--Distributions--
   Principal Distribution Amounts" below that is attributable to the BC Pari
   Passu Note A-1 Mortgage Loan.

     Class DM Certificates and the DM Pari Passu Note A-1 Mortgage Loan. Each
Class of Class DM Certificates will be entitled to distributions only from amounts collected on the DM Pari Passu Note A-1 Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the DM
Pari Passu Note A-1 Mortgage Loan (including on the DM Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing
Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee
Fees, Workout Fees, Liquidation Fees, interest on Advances and any other
Additional Trust Fund Expenses, in respect of the DM Pari Passu Note A-1
Mortgage Loan (including on the DM Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

       (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all DM Component

                                     S-193

   Distributable Interest in respect of the DM Senior Component for such
   Distribution Date and, to the extent not previously paid, for all prior
   Distribution Dates;

       (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the DM Component Principal Entitlement for the DM
   Senior Component for such Distribution Date (the "DM Senior Component
   Principal Distribution Amount");

       (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the DM Senior Component for all Realized Losses and Additional
   Trust Fund Expenses, if any, previously allocated with respect to the DM
   Pari Passu Note A-1 Mortgage Loan to the DM Senior Component and for which no reimbursement has previously been received;

       (iv) to pay interest on the DM-A Component, up to an amount equal to all
   DM Component Distributable Interest in respect of the DM-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (v) to pay principal on the DM-A Component, up to an amount equal to the
   DM Component Principal Entitlement for the DM-A Component for such
   Distribution Date;

       (vi) to reimburse the DM-A Component for all Realized Losses and
   Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Pari Passu Note A-1 Mortgage Loan to the DM-A Component and for
   which no reimbursement has previously been received;

       (vii) to pay interest to the DM-B Component, up to an amount equal to all DM Component Distributable Interest in respect of the DM-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (viii) to pay principal on the DM-B Component, up to an amount equal to the DM Component Principal Entitlement for the DM-B Component for such
   Distribution Date;

       (ix) to reimburse the holders of the DM-B Component for all Realized
   Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Pari Passu Note A-1 Mortgage Loan to the DM-B
   Component and for which no reimbursement has previously been received;

       (x) to pay interest to the DM-C Component, up to an amount equal to all
   DM Component Distributable Interest in respect of the DM-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xi) to pay principal on the DM-C Component, up to an amount equal to the DM Component Principal Entitlement for the DM-C Component for such
   Distribution Date;

       (xii) to reimburse the DM-C Component for all Realized Losses and
   Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Pari Passu Note A-1 Mortgage Loan to the DM-C Component and for
   which no reimbursement has previously been received;

       (xiii) to pay interest on the DM-D Component, up to an amount equal to all DM Component Distributable Interest in respect of the DM-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xiv) to pay principal on the DM-D Component, up to an amount equal to the DM Component Principal Entitlement for the DM-D Component for such
   Distribution Date;

       (xv) to reimburse the DM-D Component for all Realized Losses and
   Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Pari Passu Note A-1 Mortgage Loan to the DM-D Component and for
   which no reimbursement has previously been received;

       (xvi) to pay interest on the DM-E Component, up to an amount equal to all DM Component Distributable Interest in respect of the DM-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-194

       (xvii) to pay principal on the DM-E Component, up to an amount equal to the DM Component Principal Entitlement for the DM-E Component for such
   Distribution Date;

       (xviii) to reimburse the DM-E Component for all Realized Losses and
   Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Pari Passu Note A-1 Mortgage Loan to the DM-E Component and for
   which no reimbursement has previously been received;

       (xix) to pay interest on the DM-F Component, up to an amount equal to all DM Component Distributable Interest in respect of the DM-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xx) to pay principal on the DM-F Component, up to an amount equal to the DM Component Principal Entitlement for the DM-F Component for such
   Distribution Date;

       (xxi) to reimburse the DM-F Component for all Realized Losses and
   Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Pari Passu Note A-1 Mortgage Loan to the DM-F Component and for
   which no reimbursement has previously been received;

       (xxii) to pay interest on the DM-G Component, up to an amount equal to all DM Component Distributable Interest in respect of the DM-G Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (xxiii) to pay principal on the DM-G Component, up to an amount equal to the DM Component Principal Entitlement for the DM-G Component for such
   Distribution Date;

       (xxiv) to reimburse the DM-G Component for all Realized Losses and
   Additional Trust Fund Expenses, if any, previously allocated with respect to the DM Pari Passu Note A-1 Mortgage Loan to the DM-G Component and for
   which no reimbursement has previously been received; and

       (xxv) with respect to the DM Pari Passu Note A-1 Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xv)
   above.

     All distributions on the DM-A Component, the DM-B Component, the DM-C
Component, the DM-D Component, the DM-E Component, the DM-F Component and the
DM-G Component referenced in clauses (iv) through (xxiv) above shall be made to the corresponding holders of the Class DM-A Certificates, the Class DM-B
Certificates, the Class DM-C Certificates, the Class DM-D Certificates, the
Class DM-E Certificates, the Class DM-F Certificates and the Class DM-G
Certificates, respectively.

     The "DM Component Distributable Interest" in respect of each of the DM
Components for each Distribution Date is equal to the DM Accrued Component
Interest in respect of such DM Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "DM Accrued Component Interest" in respect of each of DM Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for such DM
Component, which in the case of the DM Senior Component is equal to approximately 6.0966% per annum and in the case of the DM-A Component, the DM-B
Component, the DM-C Component, the DM-D Component, the DM-E Component, the DM-F
Component and the DM-G Component, respectively, is equal to the Pass-Through
Rate of the Class DM-A Certificates, the Class DM-B Certificates, the Class
DM-C Certificates, the Class DM-D Certificates, the Class DM-E Certificates,
the Class DM-F Certificates and the Class DM-G Certificates, respectively. The
DM Senior Component and the DM Subordinate Components accrue interest on an
Actual/360 Basis.

     In the absence of a monetary or other material event of default under the
Dallas Market Center Whole Loan, principal will be paid on the DM Senior
Component and the DM-A Component, the DM-B Component, the DM-C Component, the
DM-D Component, the DM-E Component, the DM-F

                                     S-195

Component and the DM-G Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first pro rata to the DM
Senior Component and the holder of the Dallas Market Center Pari Passu Note A-2 until their outstanding principal balances are reduced to zero, and then sequentially to each of the DM-A Component, the DM-B Component, the DM-C
Component,the DM-D Component, the DM-E Component, the DM-F Component and the
DM-G Component until the principal balance of each such component is reduced to zero. Accordingly the "DM Component Principal Entitlement" with respect to any
DM Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such DM Component's pro rata share of the DM Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such DM
Component and (ii) the portion of the DM Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such
Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the
DM Pari Passu Note A-1 Mortgage Loan is based on an interest rate under the whole loan of 6.037% per annum (with the accrual of interest calculated on an
Actual/360 Basis), a 27.5-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "DM
Schedule"). The portion of the DM Schedule applicable to the Senior Component is contained in Annex D-1 of this prospectus supplement.

     The "DM Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

       (a) the principal portions of all Monthly Payments (other than a Balloon
   Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the DM Pari Passu Note A-1 Mortgage Loan for the Due
   Date occurring during the related Collection Period;

       (b) all voluntary principal prepayments received on the DM Pari Passu
   Note A-1 Mortgage Loan during the related Collection Period;

       (c) with respect to the DM Pari Passu Note A-1 Mortgage Loan if its stated maturity date occurred during or prior to the related Collection
   Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the DM
   Pari Passu Note A-1 Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
   received on the DM Pari Passu Note A-1 Mortgage Loan during the related
   Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly
   Payment (other than a Balloon Payment) due, or the principal portion of any
   Assumed Monthly Payment deemed due, in respect of the DM Pari Passu Note
   A-1 Mortgage Loan on a Due Date during or prior to the related Collection
   Period and not previously recovered; and

       (e) the portion any amount described in clause (e) of the definition of
   Principal Distribution Amount, as described under "--Distributions--
   Principal Distribution Amounts" below that is attributable to the DM Pari
   Passu Note A-1 Mortgage Loan.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The
"Available Distribution Amount" for any Distribution Date will, in general, equal

                                     S-196

       (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

           (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

           (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

           (iii) Prepayment Premiums (which are separately distributable on the
       Certificates as hereinafter described);

           (iv) Excess Interest (which is distributable to the Class P
       Certificates as described in this prospectus supplement);

           (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master
       Servicer, the Special Servicer, any Sub-Servicers or the Trustee as
       compensation (including Trustee Fees, Master Servicing Fees, Special
       Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to
       the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional
       Trust Fund Expenses);

           (vi) amounts deposited in the Certificate Account in error;

           (vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any
       January of a year which is not a leap year), an amount equal to the related Withheld Amount;

           (viii) any amounts distributable to the Class BC Certificates in respect of the BC Pari Passu Note A-1 Mortgage Loan as described in clauses (iv) through (vi) under
       "--Distributions--Class BC Certificates and the BC Pari Passu Note A-1
       Mortgage Loan" above; and

           (ix) any amounts distributable to the Class DM Certificates in respect of the DM Pari Passu Note A-1 Mortgage Loan as described in clauses (iv) through (xxiv) under "--Distributions--Class DM
       Certificates and the DM Pari Passu Note A-1 Mortgage Loan" above.

       (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest
   Payments made by the Master Servicer to cover Prepayment Interest
   Shortfalls incurred during the related Collection Period and for the
   Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "--Interest Reserve Account" below.

     See "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

       (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1
   Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
   Certificates, Class A-5 Certificates and Class A-6 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate
   Interest in respect of such Classes of Certificates

                                     S-197

   on such Distribution Date, in an amount equal to all Distributable
   Certificate Interest in respect of such Classes of Certificates for such
   Distribution Date and, to the extent not previously paid, for all prior
   Distribution Dates, (ii) from the portion of the Available Distribution
   Amount for such Distribution Date attributable to Mortgage Loans in Loan
   Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of
   Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available
   Distribution Amount for such Distribution Date relating to the entire
   Mortgage Pool, to the holders of the Class XC and Class XP Certificates in accordance with the respective amounts of Distributable Certificate
   Interest in respect of such Class of Certificates on such Distribution
   Date, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount
   (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the
   Available Distribution Amount will be allocated among the above Classes of
   Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such
   Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of
   Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-4,
   Class A-5, Class A-6 and Class A-1A Certificates, in reduction of the
   Certificate Balances thereof, concurrently: (i)(A) first, to the Class A-1
   Certificates, in an amount equal to the Group 1 Principal Distribution
   Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) then, to the Class A-2 Certificates, in an amount equal to the
   Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group
   2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) then, to the Class A-3
   Certificates, in an amount equal to the Group 1 Principal Distribution
   Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class
   A-1A Certificates have been reduced to zero, the Group 2 Principal
   Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 have been made on such Distribution Date, until the Class A-3
   Certificates are reduced to zero, (D) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and
   Class A-3 Certificates) for such Distribution Date and, after the Class
   A-1A Certificates have been reduced to zero, the Group 2 Principal
   Distribution Amount remaining after payments to the Class A-1A, Class A-1,
   Class A-2 and Class A-3 Certificates have been made on such Distribution
   Date, until the Class A-4 Certificates are reduced to zero, (E) then, to the Class A-5 Certificates, in an amount equal to the Group 1 Principal
   Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) for such
   Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3, and Class A-4
   Certificates have been made, until the principal balance of the Class A-5
   Certificates is reduced to zero and (F) then, to the Class A-6
   Certificates, in an amount equal to the Group 1 Principal Distribution
   Amount (or the portion of it remaining after distributions on the Class
   A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates) for such
   Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to Class A-1A, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
   Certificates have been made, until the principal balance of the Class A-6
   Certificates is

                                     S-198

   reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution
   Date and, after the Class A-6 Certificates have been reduced to zero, the
   Group 1 Principal Distribution Amount remaining after payments to the Class
   A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates
   have been made on such Distribution Date, until the class A-1A Certificates are reduced to zero;

       (3) to reimburse the holders of the Class A-1 Certificates, Class A-2
   Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates and Class A-1A Certificates up to an
   amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses,
   if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

       (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate
Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the
Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
A-5 Certificates, Class A-6 Certificates and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes without regard to Loan Groups.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

       (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such
   Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (2) if the Certificate Balances of the Class A-1 Certificates, Class A-2
   Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class B
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been paid;

       (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such
   Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2
   Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates and Class B
   Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

                                     S-199

       (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such
   Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2
   Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (11) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (14) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates and Class E
   Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (17) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates, Class E
   Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

                                     S-200

       (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (20) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates, Class E
   Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (23) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates, Class E
   Certificates, Class F Certificates, Class G Certificates and Class H
   Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (26) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates, Class E
   Certificates, Class F Certificates, Class G Certificates, Class H
   Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (29) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A

                                     S-201

   Certificates, Class B Certificates, Class C Certificates, Class D
   Certificates, Class E Certificates, Class F Certificates, Class G
   Certificates, Class H Certificates, Class J Certificates and Class K
   Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (32) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates, Class E
   Certificates, Class F Certificates, Class G Certificates, Class H
   Certificates, Class J Certificates, Class K Certificates and Class L
   Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (35) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates, Class E
   Certificates, Class F Certificates, Class G Certificates, Class H
   Certificates, Class J Certificates, Class K Certificates, Class L
   Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
   Amount for such Distribution Date;

       (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (38) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates, Class E
   Certificates, Class F Certificates, Class G Certificates, Class H
   Certificates, Class J Certificates, Class K Certificates, Class L
   Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O
   Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

                                     S-202

       (39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;

       (40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

       (41) if the Certificate Balances of the Class A-1 Certificates, Class
   A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
   Certificates, Class A-6 Certificates, Class A-1A Certificates, Class B
   Certificates, Class C Certificates, Class D Certificates, Class E
   Certificates, Class F Certificates, Class G Certificates, Class H
   Certificates, Class J Certificates, Class K Certificates, Class L
   Certificates, Class M Certificates, Class N Certificates and Class O
   Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
   the remaining portion of the Principal Distribution Amount for such
   Distribution Date;

       (42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
   any, previously allocated to the Certificate Balance of such Class of
   Certificates and for which no reimbursement has previously been received;
   and

       (43) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I and
   REMIC II, respectively, for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38) and (41) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Excess Liquidation Proceeds. Except to the extent Realized Losses or
Additional Trust Fund Expenses have been allocated to any class of
Certificates, Excess Liquidation Proceeds will not be available for distribution from an account to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the
Pooling and Servicing Agreement. "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO
Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" in respect of each Class of REMIC II Certificates for each
Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class'
allocable share (calculated as described below) of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II
Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional
Amount, as the case may be, outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of
Certificates.

     The Master Servicer will be required to make Compensating Interest
Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate

                                     S-203

Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the
Master Servicer with respect to such Distribution Date to cover such Prepayment
Interest Shortfalls. See "Servicing of the Mortgage Loans--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement. The Net
Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates
(other than the REMIC Residual, the Class BC and the Class DM Certificates
subject to the discussion below). In each case, such allocations will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     With respect to the Bank of America Center Whole Loan, Prepayment Interest
Shortfalls will be allocated to the BC Subordinate Component and then (to the extent allocable to the Bank of America Center Pari Passu Note A-1 under the
Bank of America Center Intercreditor Agreement) to the BC Senior Component. See
"Description of the Certificates--Distributions--Class BC Certificates and the
BC Pari Passu Note A-1 Mortgage Loan". Any such Prepayment Interest Shortfalls allocated to the BC Subordinate Component, to the extent not covered by the
Master Servicer on such Distribution Date, will reduce the BC Subordinate
Component's interest entitlement for the related Distribution Date. Any such
Prepayment Interest Shortfalls allocated to the BC Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates (other than the REMIC Residual, the
Class BC and the Class DM Certificates) as described above.

     With respect to the Dallas Market Center Whole Loan, Prepayment Interest
Shortfalls will be allocated to the DM Subordinate Component and then (to the extent allocable to the Dallas Market Center Pari Passu Note A-1 under the
Dallas Market Center Intercreditor Agent) to the DM Senior Component. See
"Description of the Certificates--Distribtutions--Class DM Certificates and the
DM Pari Passu Notes A-1 Mortgage Loan". Any such Prepayment Interest Shortfalls allocated to the DM Subordinate Component, to the extent not covered by the
Master Servicer on such Distribution Date, will reduce the DM Subordinate
Component's interest entitlement for the related Distribution Date. Any such
Prepayment Interest Shortfalls allocated to the DM Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates (other than the REMIC Residual, the
Class BC and the Class DM Certificates) as described above.

     Principal Distribution Amount. So long as both the Class A-6 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis
(the "Group 1 Principal Distribution Amount" and "Group 2 Principal
Distribution Amount", respectively). On each Distribution Date after the
Certificate Balances of either the Class A-6 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date will, in general with respect to a Loan Group or the
Mortgage Pool, equal the aggregate of the following (excluding, (1) except with respect to clause (f) below, any amounts received in respect of the BC Pari
Passu Note A-1 Mortgage Loan, and (2) except with respect to clause (g) below, any amounts received in respect of the DM Pari Passu Note A-1 Mortgage Loan):

       (a) the principal portions of all Monthly Payments (other than Balloon
   Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in the Mortgage Pool or in such
   Loan Group, as applicable, for their respective Due Dates occurring during the related Collection Period;

       (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

       (c) with respect to any Balloon Loan in the Mortgage Pool or in such
   Loan Group, as applicable as to which the related stated maturity date occurred during or prior to the related

                                     S-204

   Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)
   due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related
   Collection Period and not previously recovered;

       (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
   received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)
   due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (e) the excess, if any, of (i) the Group 1 Principal Distribution
   Amount, the Group 2 Principal Distribution Amount and Principal
   Distribution Amount, as the case may be for the immediately preceding
   Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal
   Distribution Amount, the Group 2 Principal Distribution Amount and the
   Principal Distribution Amount, as the case may be, on such immediately preceding Distribution Date;

       (f) with respect to the BC Pari Passu Note A-1 Mortgage Loan, the BC
   Senior Component Principal Distribution Amount for such Distribution Date;
   and

       (g) with respect to the DM Pari Passu Note A-1 Mortgage Loan, the DM
   Senior Component Principal Distribution Amount for such Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage
Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or
Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i)
any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such
Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The
Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly
Payment (or, in the case of a Mortgage Loan delinquent in respect of its
Balloon Payment as described in the prior sentence, the Assumed Monthly
Payment) due on the last Due Date prior to the acquisition of such REO
Property.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class P
Certificates to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered
Certificates.

                                     S-205

     Distributions of Prepayment Premiums. On each Distribution Date,
Prepayment Premiums collected on the Mortgage Loans included in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class B, Class C, Class D, Class E, Class F, Class G and Class
H Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such
Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates on such Distribution Date, (b) the Base Interest Fraction for the
related principal payment on such Class of Certificates, and (c) the amount of
Prepayment Premium collected on such principal prepayment during the related
Prepayment Period. Any Prepayment Premiums collected during the related
Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, 80% and 20%,
respectively until and including the Distribution Date in October 2011 and (ii)
following such Distribution Date entirely to the holders of the Class XC
Certificates.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage
Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A
Certificates in the following manner: Such holders will receive the product of
(a) a fraction whose numerator is the amount of principal distributed to such
Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all mortgage loans included in Loan Group 2 on such Distribution Date, (b) the Base
Interest Fraction for the related principal prepayment and such Class of
Certificates and (c) the Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class
XP Certificates, 80% and 20%, respectively until and including the Distribution
Date in October 2011 and (ii) following such Distribution Date entirely to the holders of the Class XC Certificates. No Prepayment Premiums in respect of
Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Sequential Pay Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the
Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the
Prepayment Premium with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such
Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage
Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class J,
Class K, Class L, Class M, Class N, Class O or Class P Certificates. Instead,
after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates have been reduced to zero, (i) 80%
and 20% of the Prepayment Premiums with respect to the Mortgage Loans will be distributed to the holders of the Class XC and Class XP Certificates, respectively, until and including the Distribution Date in October 2011; and
(ii) following such Distribution Date, all Prepayment Premiums will be distributed entirely to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related
Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment

                                     S-206

Premium. See "Description of the Mortgage Pool--Certain Terms and Conditions of
the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to
the Mortgage Loans--Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the
Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal
Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the
Trustee, incurred in connection with the operation and disposition of such REO
Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances" below), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such
Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6
Certificates and Class A-1A Certifiates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their
Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of
Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available
Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     The BC Subordinate Component, and thus the Class BC Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the BC Pari Passu Note A-1 Mortgage Loan. The rights of the holders of the Class BC Certificates to receive distributions of amounts collected or advanced on the BC Pari Passu Note A-1 Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates and the holders of the Bank of America Center Pari Passu Note A-2 and the Bank of America Center Pari Passu
Note A-3. Each DM Subordinate Component, and thus the related Class of Class DM
Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the DM Pari Passu Note A-1
Mortgage Loan. The rights of the holders of the Class DM Certificates to receive distributions of amounts collected or advanced on the DM Pari Passu
Note A-1 Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II
Certificates and the holder of the Dallas Market Center Pari Passu Note A-2.

                                     S-207

     This subordination provided by the Subordinate Certificates and, to the extent described herein, with respect to the related Mortgage Loans, the Class
BC Certificates and the Class DM Certificates, is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior
Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6
Certificates and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their
Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of
Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available
Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates. If, following the distributions to be made in respect of the Certificates on any Distribution
Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date (net of the then outstanding BC Subordinate Balance and the then outstanding DM Subordinate
Balance), is less than the then aggregate Certificate Balance of the Sequential
Pay Certificates, the Certificate Balances of the Class P, Class O, Class N,
Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class
D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related
Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to the Bank of America
Center Whole Loan will first be allocated to the BC Subordinate Component, prior to being allocated (to the extent allocable to the BC Senior Component under the Bank of America Center Intercreditor Agreement) to any Class of
Sequential Pay Certificates, and (ii) any Realized Losses with respect to the
Dallas Market Center Whole Loan will first be allocated in reverse alphabetical order to the DM Subordinate Components, prior to being allocated (to the extent allocable to the DM Senior Component under the Dallas Market Center
Intercreditor Agreement) to any Class of Sequential Pay Certificates. If any
portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective
Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class
A-6 Certificates and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses
to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the
Certificate Balances of the respective Classes of the Sequential Pay
Certificates will constitute an allocation of any such Realized Losses and
Additional Trust Fund Expenses. Realized Losses and Additional Trust Fund
Expenses with respect to the Bank of America Center Whole Loan will first be allocated to the BC Subordinate Component (and thus, the Class BC Certificates)
prior to being allocated (to the extent allocable to the BC Senior Component under the Bank of America Center Intercreditor Agreement) to the BC Senior
Component (and thus, the Sequential Pay Certificates). Realized Losses and
Additional Trust Fund Expenses with respect to the Dallas Market Center Whole
Loan will first be allocated to the DM Subordinate Components (and thus, the related Class of Class DM Certificates) in reverse alphabetical order prior to being allocated (to the extent allocable to the DM Senior Component under the
Dallas Market Center Intercreditor Agreement) to the DM Senior Component (and
thus, the Sequential Pay Certificates).

     "Realized Losses" are losses on or in respect of the Mortgage Loans, the
Bank of America Center Whole Loan or the Dallas Market Center Whole Loan
arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at
a

                                     S-208

Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any Defaulted Mortgage Loan (or any Mortgage Loan, the Bank of
America Center Whole Loan or the Dallas Market Center Whole Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan, the Bank of
America Center Whole Loan or the Dallas Market Center Whole Loan (or REO Loan)
as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding
Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage
Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, the Bank of America Center Whole Loan or the
Dallas Market Center Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related
Liquidation Expenses paid therefrom). If any portion of the debt due under a
Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market
Center Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special
Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized
Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all
Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Fiscal Agent and/or the Trustee in respect of unreimbursed Advances, (iii)
the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee or the Fiscal Agent as described under "The Trustee and the Fiscal Agent--
Indemnification" and under "The Pooling and Servicing Agreements--Certain
Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC
Administrator and the Depositor as described under "The Pooling and Servicing
Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer,
the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax
Consequences--Possible Taxes on Income From Foreclosure Property" in this prospectus supplement and "Certain Federal Income Tax Consequences--REMICs--
Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus,
(vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged
Property securing a Defaulted Mortgage Loan (see "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain an "Excess Interest
Distribution Account" (which may be a sub-account of the Distribution Account)
in the name of the Trustee for the benefit of the Class P Certificateholders.
Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection
Period. Amounts on deposit in the

                                     S-209

Excess Interest Distribution Account may be invested only in Permitted
Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain an
"Interest Reserve Account" (which may be a sub-account of the Certificate
Account) in the name of the Trustee for the benefit of the holders of the
Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan, other than the Subordinate Component of the BC Pari Passu Note A-1 Mortgage
Loan and the DM Pari Passu Note A-1 Mortgage Loan, that accrues interest on an
Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated
Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the
"Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer
Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld
Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted
Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing
Agreement, funds held in the Certificate Account (or, with respect to the Bank of America Center Whole Loan or the Dallas Market Center Whole Loan, the
separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than
Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans or Whole Loans during the related
Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's
obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, in the event of subsequent delinquencies on such
Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal
Reduction Amount, and the denominator of which is equal to the Stated Principal
Balance of such Mortgage Loan. The Master Servicer will not be required to make a P&I Advance with respect to the Bank of America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note A-3 or the Dallas Market Center Pari
Passu Note A-2 respectively, during any period that any such note is not then included in a securitization trust. Neither the Trustee nor the Fiscal Agent will be required to make any P&I Advance with respect to the Bank of America
Center Pari Passu Note A-2, the Bank of America

                                     S-210

Center Pari Passu Note A-3, the Dallas Market Center Pari Passu Note A-2 or the
Roxborough B Note. See "Description of the Certificates--Appraisal Reductions"
in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee or the Fiscal Agent will be required to make such P&I Advance. See
"The Trustee and the Fiscal Agent--The Trustee" in this prospectus supplement.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related
Proceeds (or, with respect to the Bank of America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note A-3 or the Dallas Market Center Pari
Passu Note A-2, from the custodial account maintained with respect to the Bank of America Center Whole Loan and the Dallas Market Center Whole Loan,
respectively). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee nor the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and,
together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances").
The Trustee and the Fiscal Agent will be entitled to rely on any non-recoverability determination made by the Master Servicer and the Trustee,
Fiscal Agent and Master Servicer will be entitled to rely on the non-recoverability determination made by the Special Servicer. Neither the
Master Servicer nor the Trustee nor the Fiscal Agent will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable
Advance (and interest thereon) out of funds received on or in respect of other
Mortgage Loans. Upon the determination that a previously made Advance is a
Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Fiscal
Agent or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement
Rate. If such an election to obtain reimbursement over time is made, the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special Servicer, the Fiscal Agent
or the Trustee, as applicable, may continue to seek reimbursement for such
Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such
Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement
Amounts). In the event that the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer, the Fiscal Agent or Trustee, as
applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such
Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special
Servicer, the Fiscal Agent or the Trustee, as applicable, and the Directing
Certificateholder, each in its sole discretion (with such Nonrecoverable
Advances being reimbursed before Workout-Delayed Reimbursement Amounts).
Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Fiscal
Agent or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee and Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and
Servicing Agreement. The Master Servicer, the Special Servicer, the Fiscal
Agent or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer

                                     S-211

or Special Servicer (or Trustee or Fiscal Agent, if applicable) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's or Fiscal
Agent's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master
Servicer or Special Servicer (or Trustee or Fiscal Agent, if applicable) that could affect or cause a determination of whether any Advance is a
Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable
Advance or the determination in clause (1) above, or (3) the Master Servicer or
Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause
(1), (2) or (3) apply, the Master Servicer or Special Servicer (or Trustee or
Fiscal Agent, if applicable) shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the
Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special
Servicer (or Trustee or Fiscal Agent, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each
Rating Agency contemplated by the immediately preceding sentence.

     If the Master Servicer, Special Servicer, the Fiscal Agent or the Trustee,
as applicable, is reimbursed out of general collections for any unreimbursed
Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution
Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution
Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such
Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior
Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans; provided, however, that on any
Distribution Date when (1) less than 10% of the initial aggregate Stated
Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid
Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the
Master Servicer, Special Servicer, Fiscal Agent or Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer, the Fiscal Agent
or the Trustee, as applicable, may obtain reimbursement of any outstanding
Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing shall not in any manner limit the right of the Master Servicer, Special Servicer, Fiscal Agent or
Trustee, as applicable, to choose voluntarily to seek reimbursement of
Workout-Delayed Reimbursement Amounts solely from collections of principal.

                                     S-212

The Master Servicer, Special Servicer, Fiscal Agent or Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, "Workout-Delayed Reimbursement Amount" means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such mortgage loan on or before the date such mortgage loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a
Corrected Mortgage Loan, together with (to the extent accrued and unpaid)
interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such mortgage loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See "Description of the
Certificates--Advances in Respect of Delinquencies" and "The Pooling and
Servicing Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer, the Fiscal Agent and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such
"prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. The interest referred to in the immediately preceding sentence is referred to in this prospectus supplement as "Advance
Interest". Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such
Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding
Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of any of the following events: (1) any
Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market
Center Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan, the Bank of America Center Whole Loan or the
Dallas Market Center Whole Loan remains unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO
Property or (6) if a Mortgage Loan has been extended three times upon the 60th day after the third extension (an "Appraisal Trigger Event") with respect to any Mortgage Loan, the Bank of America Center Whole Loan or the Dallas Market
Center Whole Loan (each such loan, a "Required Appraisal Loan"), the Special
Servicer will be required to obtain (or, if such Mortgage Loan, the Bank of
America Center Whole Loan or the Dallas Market Center Whole Loan has a Stated
Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related
Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and shall deliver a copy of such appraisal to the Trustee, the Master Servicer and the Directing
Certificateholder, the BC Controlling Holder (only if the BC Pari Passu Note
A-1 Mortgage Loan has become a Required Appraisal Loan)

                                     S-213

and the DM Controlling Holder (only if the DM Pari Passu Note A-1 Mortgage Loan has become a Required Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any
Required Appraisal Loan will, in general, be an amount (calculated as of the
Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal
Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

       (1) the sum of (a) the Stated Principal Balance of such Required
   Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Charges) accrued on such Required
   Appraisal Loan through the most recent Due Date prior to such Determination
   Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee
   Fees and Additional Trust Fund Expenses accrued with respect to such
   Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust
   Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds; over

       (2) the sum of (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO
   Property, as applicable, that are prior to the lien of such Required
   Appraisal Loan, and (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related
   REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related
   Mortgaged Property or REO Property, as applicable, referred to in clause
   (2)(x)(i) above).

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the
Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan, the Bank of America Center Whole Loan or
the Dallas Market Center Whole Loan or REO Loan remains a Required Appraisal
Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or
less, at its discretion, conduct) an update of the prior appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the
Directing Certificateholder, the BC Controlling Holder (only if such Required
Appraisal Loan is the BC Pari Passu Note A-1 Mortgage Loan) and the DM
Controlling Holder (only if such Required Appraisal Loan is the DM Pari Passu
Note A-1 Mortgage Loan). If such update is obtained from a qualified appraiser, the cost thereof shall be covered by, and be reimbursed as, a Servicing
Advance. Promptly following the receipt of, and based upon, such update, the
Special Servicer shall redetermine and report to the Trustee, the Master
Servicer and the Directing Certificateholder and, if applicable, the BC
Controlling Holder and the DM Controlling Holder the then applicable Appraisal
Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the BC Pari Passu Note A-1 Mortgage Loan during a period in which no BC
Control Appraisal Period exists,

                                     S-214

and the DM Pari Passu Note A-1 Mortgage Loan during a period in which no DM
Control Appraisal Period exists, will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special
Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly
following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the
Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     Each of the BC Controlling Holder and the DM Controlling Holder, as
applicable, will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special
Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing
Certificateholder, the BC Controlling Holder and the DM Controlling Holder, as
applicable. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master
Servicer, the Directing Certificateholder, the BC Controlling Holder and the DM
Controlling Holder, as applicable, the then applicable Appraisal Reduction
Amount, if any, with respect to the subject Required Appraisal Loan.

     Each whole loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction Amount in respect of the
Bank of America Center Whole Loan will be allocated first, to the Bank of
America Center Pari Passu Note A-1 Junior Portion and then to the Bank of
America Center Pari Passu Note A-1 Senior Portion, the Bank of America Center
Pari Passu Note A-2 and the Bank of America Center Pari Passu Note A-3, pro
rata. Any Appraisal Reduction Amount in respect of the Dallas Market Center
Whole Loan will be allocated first to the Dallas Market Center Pari Passu Note
A-1 Junior Portion and then to the Dallas Market Center Pari Passu Note A-1
Senior Portion and the Dallas Market Center Pari Passu Note A-2, pro rata. Any
Appraisal Reduction Amount in respect of the Roxborough Portfolio Whole Loan will first be allocated to the Roxborough B Note and any remaining amount that exceeds the aggregate balance of the Roxborough B Note will be allocated to the
Roxborough Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan, the Bank of America
Center Whole Loan or the Dallas Market Center Whole Loan as to which any
Servicing Transfer Event has occurred and which has been modified by the
Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B)
except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged
Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Distribution Date
Statement") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

       (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective
   Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II
   Certificates allocable to Distributable Certificate Interest and Prepayment
   Premiums; (iii) the Available

                                     S-215

   Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination
   Date, the aggregate amount of P&I Advances made as of the Master Servicer
   Remittance Date ("Payment After Determination Date Report"), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal
   Balance of the Mortgage Pool (less the Principal Balance(s) of the BC
   Subordinate Component and the DM Subordinate Components) outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution
   Date, the number and aggregate ending scheduled principal balance of
   Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
   delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such
   Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate
   Interest and Distributable Certificate Interest in respect of each Class of
   REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of
   REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate
   Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the
   Pass-Through Rate for each Class of REMIC II Certificates for such
   Distribution Date; (xiii) the Principal Distribution Amount for such
   Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or
   Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution
   Date, separately identifying any reduction therein due to the allocation of
   Realized Losses and Additional Trust Fund Expenses on such Distribution
   Date; (xvi) the aggregate amount of servicing fees paid to the Master
   Servicer and the Special Servicer, collectively and separately, during the
   Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any
   Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement during the related
   Collection Period; (xviii) current and cumulative outstanding Advances;
   (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; (xxi) the ratings from all Rating Agencies for all Classes of Certificates; (xxii) the amounts, if any, distributed with respect to the Class BC Certificates and the Class DM Certificates on such Distribution Date; and (xxiii) the Stated
   Principal Balance(s) of the BC Subordinate Component and the DM Subordinate
   Components. In the case of information furnished pursuant to clauses (i)
   and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

       (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage
   Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as
   the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to

                                     S-216

   any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the
Trustee on the second business day following each Determination Date, and the
Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each
Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the
Special Servicer) setting forth certain information with respect to the
Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of
which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the
Pooling and Servicing Agreement, via the Master Servicer's Website, if the
Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling and Servicing Agreement.

     The servicer reports will not include any information that the Master
Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related
Distribution Date. None of the Master Servicer, the Special Servicer or the
Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within
45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any
annual operating statements or rent rolls with respect to any Mortgaged
Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report
(the "CMSA Operating Statement Analysis Report") and the Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially
Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially
Serviced Mortgage Loans) shall prepare or update and forward to the Special
Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI
Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets will be prepared substantially in the form as set forth in the
Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master
Servicer will forward electronic copies (to the extent available) to the
Directing

                                     S-217

Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating
Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery
Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the
Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and
the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     To the extent set forth in the Pooling and Servicing Agreement, the
Trustee will make available each month, to the general public, the Distribution
Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.etrustee.net". In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (714) 259-6201. The
Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the
Pooling and Servicing Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--
Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling and Servicing Agreement requires that the
Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate
Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the
Mortgage Note, Mortgage and other legal documents relating to each Mortgage
Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate
(as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage
Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all
Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of

                                     S-218

information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all
Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is
entitled to withhold such item of information from any Certificateholder or
Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate
Owners and prospective purchasers of Certificates and interests therein;
provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.
Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98%
of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay
Certificates in proportion to the Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the holders of the Class X
Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No Voting
Rights will be assigned to the Class BC Certificates, the Class DM Certificates
or the REMIC Residual Certificates. See "Description of the
Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO
Property remaining in the Trust Fund or (ii) the purchase of all of the
Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any
holder or holders (other than the Depositor or the Mortgage Loan Sellers) of
Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each
Certificate will be made only upon surrender and cancellation of such
Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties
remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO
Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the
Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable

                                     S-219

to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, Special Servicer or the majority holder(s) of the
Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than
1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, Special Servicer or the majority holder(s) of the
Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the
Available Distribution Amount for the final Distribution Date.

     On the final Distribution Date, the aggregate amount paid by any Special
Servicer or the Master Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling and Servicing Agreements-- Certificate Account" in the prospectus), will be applied generally as described under "--Distributions" above.

     Any termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in the Class XC and Class XP Certificates and any other
Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

                                     S-220

                       THE TRUSTEE AND THE FISCAL AGENT

THE TRUSTEE

     LaSalle Bank National Association ("LaSalle"), a national banking association with its principal offices located in Chicago, Illiniois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master
Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The
Trustee will be entitled to rely conclusively on any determination by the
Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street,
Suite 1625 Chicago, Illinois 60603, Attention: Global Securitization Trust
Services Group--Banc of America Commercial Mortgage Inc. 2004-4.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master
Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special
Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the
Pooling and Servicing Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling and
Servicing Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling and
Servicing Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     LaSalle Bank National Association is rated "Aa3" by Moody's and "A+" by
S&P.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master
Servicing Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain
Federal Income Tax Consequences--REMICs--Reporting and Other Administrative
Matters" and "The Pooling and Servicing Agreements--Certain Matters Regarding
the Master Servicer, the Special Servicer, the REMIC Administrator and the
Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the
accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing
Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street,
Chicago, Illinois 60603.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance;
provided that the Fiscal Agent will not be obligated to

                                     S-221

make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, the
Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement. The
Fiscal Agent will not be liable except for the performance of such duties and obligations.

     ABN AMRO Bank N.V. is rated "AA-" by Fitch and "AA-" by S&P. The information set forth herein concerning the Fiscal Agent has been provided by the Fiscal Agent and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

INDEMNIFICATION

     Each of the Trustee and the Fiscal Agent will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling and
Servicing Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee or the Fiscal
Agent. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates--Subordination; Allocation
of Losses and Certain Expenses" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate
Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage
Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the
extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of
Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z)
the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2
Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and
Class A-6 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2

                                     S-222

Principal Distribution Amount (and after the Class A-6 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will be generally distributable to the Class A-1A
Certificates. Following retirement of the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates and Class A-1A Certificates, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of
Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage
Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class
A-6 Certificates will be particularly sensitive to prepayments on Mortgage
Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2.
Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the
Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay
Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those
Certificates. Failure of the borrower under an ARD Loan to repay its respective
Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential
Pay Certificates. Although the ARD Loans include incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an
increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the
Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement and "The
Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans"
and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the
Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield

                                     S-223

to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated (i) with respect to Realized Losses and Additional Trust Fund
Expenses attributable to the BC Pari Passu Note A-1 Mortgage Loan, to the Class
BC Certificates to the extent described in this prospectus supplement, (ii)
with respect to Realized Losses and Additional Trust Fund Expenses attributable to the DM Pari Passu Note A-1 Mortgage Loan, to the related Classes of Class DM
Certificates in reverse alphabetical order to the extent described in this prospectus supplement, and (iii) with respect to Realized Losses and Additional
Trust Fund Expenses attributable to each Mortgage Loan (other than the BC Pari
Passu Note A-1 Mortgage Loan and the DM Pari Passu Note A-1 Mortgage Loan) and
with respect to the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu
Note A-1 Mortgage Loan after the related Subordinate Balance(s) have been reduced to zero, to the respective Classes of Sequential Pay Certificates
(which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the
Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the
Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the
Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-1A
Certificates, pro rata in accordance with their respective remaining
Certificate Balances, until the remaining Certificate Balance of each such
Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date will be allocated to (i) with respect to Net Aggregate
Prepayment Interest Shortfalls attributable to the BC Pari Passu Note A-1
Mortgage Loan, to the Class BC Certificates to the extent described in this prospectus supplement, (ii) with respect to Net Aggregate Prepayment Interest
Shortfalls attributable to the DM Pari Passu Note A-1 Mortgage Loan, to the
Class DM Certificates in reverse alphabetical order to the extent described in this prospectus supplement, and (iii) with respect to Net Aggregate Prepayment
Interest Shortfalls attributable to each Mortgage Loan (other than the BC Pari
Passu Note A-1 Mortgage Loan or the DM Pari Passu Note A-1 Mortgage Loan) and
with respect to the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu
Note A-1 Mortgage Loan after the related Subordinate Component(s)' interest otherwise distributable thereon has been reduced to zero, to all classes of
Certificates (other than the REMIC Residual Certificates, the Class BC
Certificates and the Class DM Certificates). Such allocations to the REMIC II
Certificates will be made pro rata to such classes on the basis of Accrued
Certificate Interest otherwise distributable for each such Class for such
Distribution Date and will reduce the respective amounts of Distributable
Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment
Premiums, Lock-out Periods and amortization terms that require Balloon
Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other

                                     S-224

opportunities for investment. See "Risk Factors--Risks Related to the Mortgage
Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage
Loans" in this prospectus supplement and "The Pooling and Servicing Agreements"
and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in
the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage
Rate (or, in the case of the ARD Loans, after their Anticipated Repayment
Dates, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loans, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a
Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell
Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in
respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the
Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i)
multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related
Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such
Certificate. Accordingly, the weighted average life of any such Offered
Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of
Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the
Certificate Balances thereof is reduced to zero, then, to the Class A-3
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-6 Certificates until the
Certificate Balance thereof is reduced to zero. The Group 2 Principal
Distribution Amount (and, after the Class A-6 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those

                                     S-225

distributions, the remaining Principal Distribution Amount with respect to the
Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate
Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6
Certificates and Class A-1A Certificates may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates may be longer, than would otherwise be the case if the Principal
Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's
Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans
(whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage
Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage
Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A
"yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate
Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
A-6, Class A-1A, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the
Pass-Through Rate and the initial Certificate Balance (such initial Certificate
Balance referred to herein for purposes of the Maturity Assumptions as the
"Initial Certificate Balance"), as the case may be, of each Class of Offered
Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the
Certificates--Interest Reserve Account"), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction
Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly
Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such
Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance Lockout Period
("DLP"), if any or, yield maintenance period ("YMP"), if any, and the ARD Loans are paid in full on their Anticipated Repayment Dates, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the
Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of termination described herein, (viii) no Mortgage
Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no
Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust
Fund Expenses, (xi) distributions on the Offered Certificates are made on the
10th day of each month, commencing in November 2004

                                     S-226

and (xii) the Offered Certificates are settled on October 12, 2004 (the
"Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class
B, Class C and Class D Certificates may mature earlier or later than indicated
by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the
Mortgage Loans that prepay may increase or decrease the percentages of the
Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................        77.82          77.82          77.82          77.82          77.82
October 10, 2006 ......................        51.77          51.77          51.77          51.77          51.77
October 10, 2007 ......................        21.62          21.62          21.62          21.62          21.62
October 10, 2008 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         2.02           2.02           2.02           2.02           2.02

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2008 ......................        92.32          92.32          92.32          92.32          92.32
October 10, 2009 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         4.34           4.33           4.32           4.31           4.26

                                     S-227

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2009 ......................         2.67           2.67           2.67           2.67           2.67
October 10, 2010 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         4.73           4.73           4.72           4.71           4.59

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2010 ......................        98.06          98.06          98.06          98.06          98.06
October 10, 2011 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         6.67           6.66           6.64           6.61           6.48

                                     S-228

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-5 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2011 ......................        17.85          17.85          17.85          17.85          17.85
October 10, 2012 ......................         9.32           9.32           9.32           9.32           9.32
October 10, 2013 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         7.12           7.12           7.12           7.11           6.98

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-6 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2013 ......................        93.33          93.33          93.33          93.33          93.33
October 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.53           9.51           9.48           9.44           9.27

                                     S-229

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1A CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................        99.40          99.40          99.40          99.40          99.40
October 10, 2006 ......................        98.74          98.74          98.74          98.74          98.74
October 10, 2007 ......................        97.56          97.56          97.56          97.56          97.56
October 10, 2008 ......................        96.19          96.19          96.19          96.19          96.19
October 10, 2009 ......................        59.36          59.36          59.36          59.36          59.36
October 10, 2010 ......................        58.39          58.39          58.39          58.39          58.39
October 10, 2011 ......................        57.37          57.37          57.37          57.37          57.37
October 10, 2012 ......................        56.30          56.30          56.30          56.30          56.30
October 10, 2013 ......................        54.44          54.44          54.44          54.44          54.44
October 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         7.54           7.53           7.53           7.51           7.35

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.88           9.85           9.58

                                     S-230

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.64

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
October 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
October 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.66

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i)
that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the
Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO
Properties as described under "Description of the Certificates-- Termination"
in this prospectus supplement.

                                     S-231

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the
Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP
Certificates.

                           PRE-TAX TO MATURITY (CBE)
                          OF THE CLASS XP CERTIFICATES
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                            PREPAYMENT ASSUMPTION (CPR)
                           --------------------------------------------------------------
ASSUMED PURCHASE PRICE         0%           25%          50%          75%         100%
------------------------   ----------   ----------   ----------   ----------   ----------

3.656700% ..............       3.95%        3.95%        3.95%        3.95%        3.95%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates-- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the
Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the "Component Mortgage Loan REMIC", "REMIC I" and "REMIC II", respectively.
The assets of the Component Mortgage Loan REMIC will generally include the BC
Pari Passu Note A-1 Mortgage Loan, the DM Pari Passu Note A-1 Mortgage Loan,
the Trust's interest in any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account (as
to the related Senior Component only) and any REO Accounts. The BC Senior
Component, the DM Senior Component, the Class BC Certificates and each class of
Class DM Certificates will represent "regular interests" in the Component
Mortgage Loan REMIC. The assets of REMIC I generally will include the Mortgage
Loans (the BC Senior Component in the case of the BC Pari Passu Note A-1
Mortgage Loan and the DM Senior Component in the case of the DM Pari Passu Note
A-1 Mortgage Loan), the Trust's interest in any

                                     S-232

REO Properties acquired on behalf of the Certificateholders (other than with respect to the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu Note
A-1 Mortgage Loan) and amounts with respect thereto contained in the
Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the
Certificate Account with respect thereto. For federal income tax purposes, (i)
the REMIC II Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II (other than the portion of the Class P Certificates representing Excess Interest) and (ii) the
Class R-II Certificates will represent the sole class of "residual interest" in
REMIC II and (iii) the Class R-I Certificates will represent the sole class of
"residual interests" in the Component Mortgage Loan REMIC and REMIC I. Upon
issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP,
special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and
Servicing Agreement, for federal income tax purposes, the Component Mortgage
Loan REMIC, REMIC I and REMIC II each will qualify as a REMIC under the Code.
In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest
Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class P
Certificates, in addition to evidencing a regular interest in REMIC II, will evidence beneficial ownership of such Excess Interest and the Excess Interest
Distribution Account. See "Certain Federal Income Tax Consequences--REMICs" in
the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of the Component Mortgage Loan REMIC, REMIC I and
REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Offered
Certificates (other than the Class XP Certificates) will be issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences--
REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" and "--Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage
Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any
"negative" amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the Certificates.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that the ARD Loans will be assumed to be repaid in full on their Anticipated
Repayment Date). See "Yield and Maturity Considerations--Weighted Average
Lives" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under
"Description of the Certificates--Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered
Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment

                                     S-233

Premiums will be treated as giving rise to any income to the holder of an
Offered Certificate prior to the Master Servicer's actual receipt of a
Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered
Certificates will be treated as such assets in their entirety. The Offered
Certificates will generally only be considered assets described in Section
7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 10.7% (1.1% of the Group 1 Balance and
62.9% of the Group 2 Balance) and 10.9% (6.1% of the Group 1 Balance and 37.1%
of the Group 2 Balance), of the Initial Pool Balance will represent Mortgage
Loans secured by multifamily properties and manufactured housing communities, respectively. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The
Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. The Offered Certificates will be treated as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool"
in this prospectus supplement and "Certain Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the
accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO
Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently
35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the
Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury

                                     S-234

regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of REMIC II
Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations.
The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of Investments in Offered Certificates"
will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code
(each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section
4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan
Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of
Certificates that are held by "benefit plan investors" (as defined in U.S.
Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of
America Corporation), Prohibited Transaction Exemption ("PTE") 93-31, to Bear,
Stearns & Co. Inc., PTE 90-30, to Goldman, Sachs & Co., PTE 89-88 and to
Greenwich Capital Markets, Inc., PTE 90-59, each as amended by PTE 97-34, PTE
2000-58 and PTE 2002-41 (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections
406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied.
"Exemption-Favored Party" shall include (a) Bank of America Corporation, (b)
each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with
Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

                                     S-235

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered
Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter; the
"Restricted Group" consists of any Exemption-Favored Party, the Trustee, the
Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the
Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage
Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the
Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered
Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

     The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an
Exemption-Favored Party, the Trustee, the Master Servicer, the Special
Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in
Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of the Offered Certificates by a
Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with

                                     S-236

respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the
Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3)
the continued holding of Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA
Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate

                                     S-237

characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Banc of
America Securities LLC ("Banc of America"), Bear, Stearns & Co. Inc. ("Bear
Stearns"), Goldman, Sachs & Co. and Greenwich Capital Markets, Inc.
("Greenwich") (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Banc of America, Bear Stearns, Goldman, Sachs & Co. and
Greenwich and each of Banc of America, Bear Stearns, Goldman, Sachs & Co. and
Greenwich has agreed to purchase, severally but not jointly, the respective
Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 10%.

                       BANC OF AMERICA   BEAR STEARNS   GOLDMAN, SACHS & CO.    GREENWICH
                      ----------------- -------------- ---------------------- -------------

Class A-1 ...........  $   33,000,000    $          0        $        0        $        0
Class A-2 ...........  $   48,000,000    $          0        $        0        $        0
Class A-3 ...........  $  240,000,000    $          0        $        0        $        0
Class A-4 ...........  $  112,500,000    $112,500,000        $        0        $        0
Class A-5 ...........  $   53,500,000    $ 53,500,000        $        0        $        0
Class A-6 ...........  $  135,099,586    $135,099,585        $1,000,000        $1,000,000
Class A-1A ..........  $  202,345,000    $          0        $        0        $        0
Class XP ............  $1,264,855,847    $          0        $        0        $        0
Class B .............  $   35,640,764    $          0        $        0        $        0
Class C .............  $   11,340,243    $          0        $        0        $        0
Class D .............  $   21,060,451    $          0        $        0        $        0

     With respect to the Offered Certificates, Banc of America and Bear Stearns
are acting as co-lead managers. Goldman, Sachs & Co. and Greenwich are each acting as a co-manager. Banc of America and Bear Stearns are acting as joint bookrunners with respect to the Class A-4, Class A-5 and Class A-6
Certificates. Banc of America will be the sole bookrunner for all other Classes of Certificates.

     Banc of America is an affiliate of the Depositor. Proceeds to the
Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 104.36% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered

                                     S-238

Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the
Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the
Underwriters presently intend to make a market in the Offered Certificates;
however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks
Related to the Certificates--Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors--Limited Liquidity of Certificates" in
the accompanying prospectus.

     The Depositor and each Mortgage Loan Seller have agreed to indemnify the
Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each
Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the
Securities Act, relating to those Mortgage Loans sold by such Mortgage Loan
Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch, Inc. ("Fitch") and Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P";
and, together with Fitch, the "Rating Agencies"):

   CLASS                                                         FITCH    S&P
   -----                                                         -----    ---
   Class A-1 ...............................................     AAA      AAA
   Class A-2 ...............................................     AAA      AAA
   Class A-3 ...............................................     AAA      AAA
   Class A-4 ...............................................     AAA      AAA
   Class A-5 ...............................................     AAA      AAA
   Class A-6 ...............................................     AAA      AAA
   Class A-1A ..............................................     AAA      AAA
   Class XP ................................................     AAA      AAA
   Class B .................................................      AA       AA
   Class C .................................................     AA-      AA-
   Class D .................................................      A        A

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution
Date in July 2042 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with

                                     S-239

the Certificates, and the extent to which the payment stream from the Mortgage
Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered
Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage
Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent
Default Interest will be received or Net Aggregate Prepayment Interest
Shortfalls will be realized, or (v) payments of Excess Interest.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the
Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Ratings" in the accompanying prospectus.

                                     S-240

              INDEX OF PRINCIPAL DEFINITIONS

                                                       PAGE
                                                       ----
30/360 Basis ................................          S-82
30/360 Mortgage Loans .......................          S-82
8027 Leesburg Pike Borrower .................         S-123
Accrued Certificate Interest ................         S-203
ACMs ........................................         S-150
Actual/360 Basis ............................          S-82
Actual/360 Mortgage Loan ....................          S-82
Additional Trust Fund Expenses ..............         S-209
Administrative Fee Rate .....................    S-191, A-1
Administrative Fees .........................         S-221
Advance Interest ............................         S-213
Advances ....................................         S-174
Annual Debt Service .........................           A-1
Annualized Most Recent ......................           A-4
Anticipated Repayment Date ..................          S-82
Appraisal Reduction Amount ..................         S-214
Appraisal Trigger Event .....................         S-213
Appraisal Value .............................           A-1
Approval Provisions .........................         S-166
ARD Loans ...................................          S-82
Asset Status Report .........................         S-163
Assumed Monthly Payment .....................         S-205
Available Distribution Amount ...............         S-196
Balloon .....................................           A-1
Balloon Loan ................................          S-82
Balloon Payment .............................          S-82
Balloon Payment Interest Shortfall ..........         S-171
Banc of America .............................         S-238
Bank of America .............................          S-79
Bank of America Center Borrower .............         S-106
Bank of America Center Intercreditor
Agreement ...................................          S-88
Bank of America Center Mortgaged
Property ....................................          S-88
Bank of America Center Note A-1
Junior Portion ..............................          S-88
Bank of America Center Note A-1
Senior Portion ..............................          S-88
Bank of America Center Pari Passu
Note A-1 ....................................          S-88
Bank of America Center Pari Passu
Note A-2 ....................................          S-88
Bank of America Center Pari Passu
Note A-3 ....................................          S-88
Bank of America Center Pari Passu
Noteholders .................................          S-88
Bank of America Center Purchase
Option Holder ...............................          S-93
Bank of America Center Repurchase
Price .......................................          S-93
Bank of America Center Whole
Loan ........................................          S-88
Bank of America Mortgage Loans ..............          S-79
Base Interest Fraction ......................         S-206
BC Accrued Component Interest ...............         S-192
BC Component Distributable
Interest ....................................         S-192
BC Component Principal
Entitlement .................................         S-193
BC Control Appraisal Period .................         S-165
BC Controlling Class ........................         S-164
BC Controlling Class Holder .................         S-164
BC Controlling Holder .......................         S-164
BC Pari Passu Note A-1 Mortgage
Loan ........................................          S-94
BC Principal Distribution Amount ............         S-193
BC Senior Balance ...........................         S-187
BC Senior Component .........................    S-79, S-94
BC Senior Component Principal
Distribution Amount .........................         S-192
BC Subordinate Balance ......................         S-187
BC Subordinate Component ....................          S-94
Bear Mortgage Loans .........................          S-79
Bear Stearns ................................         S-238
Best Buy ....................................         S-139
BOA-Bridger Mortgage Loans ..................          S-79
BOA-CMSG ....................................         S-168
BOA-Originated Mortgage Loans ...............          S-79
Bridger .....................................          S-79
BSCMI .......................................          S-79
Cash Flow ...................................           A-1
CBE .........................................         S-231
CB&H ........................................         S-122
Certificate Balance .........................         S-184
Certificate Owner ...........................  S-184, S-218
Certificate Registrar .......................         S-184
Charming Shoppes ............................         S-145
Class .......................................         S-183
Class A Certificates ........................         S-183
Class BC Certificates .......................         S-183
Class DM Certificates .......................         S-183
Class X Certificates ........................         S-183
Class XC Strip Rates ........................         S-188
Class XP Fixed Strip Rate ...................   S-21, S-188
Class XP Strip Rates ........................         S-188
CMSA NOI Adjustment Worksheet ...............         S-217
CMSA Operating Statement Analysis
Report ......................................         S-217
Code ........................................         S-155
Collateral Substitution Deposit .............          S-84
Collection Period ...........................   S-12, S-191

                                     S-241

                                                  PAGE
                                                  ----
Commercial Loan .........................         S-80
Commercial Mortgaged Property ...........         S-80
Compensating Interest Payment ...........        S-171
Component Mortgage Loan REMIC............        S-232
Controlling Class .......................        S-164
Controlling Class Certificateholder .....        S-164
Controlling Holder ......................        S-166
Corrected Mortgage Loan .................        S-162
Cross-Collateralized Mortgage Loan.......         S-80
Cut-off Date ............................   S-11, S-79

Dallas Market Center Intercreditor
Agreement ...............................         S-95
Dallas Market Center Mortgaged
Property ................................         S-95
Dallas Market Center Note A-1
Junior Portion ..........................         S-95
Dallas Market Center Note A-1
Senior Portion ..........................         S-95
Dallas Market Center Pari Passu
Note A-1 ................................         S-95
Dallas Market Center Pari Passu
Note A-2 ................................         S-95
Dallas Market Center Pari Passu
Noteholders .............................         S-95
Dallas Market Center Purchase
Option Holder ...........................         S-99
Dallas Market Center Repurchase
Price ...................................         S-99
Dallas Market Center Whole Loan .........         S-95
Default Charges .........................        S-173
Default Interest ........................        S-173
Defaulted Mortgage Loan .................        S-179
DEFEASANCE ..............................          A-2
Defeasance Lock-Out Period ..............         S-83
Defeasance Option .......................         S-83
Definitive Certificate ..................        S-184
Delivery Date ...........................  S-11, S-183
Depositor ...............................         S-11
Determination Date ......................  S-12, S-191

Distribution Date .......................  S-12, S-191
Distribution Date Statement .............        S-215
DLP .....................................        S-226
DM Accrued Component Interest ...........        S-195
DM Component Distributable
Interest ................................        S-195
DM Component Principal
Entitlement .............................        S-196
DM Control Appraisal Period .............        S-165
DM Controlling Class ....................        S-165
DM Controlling Class Holder .............        S-165
DM Controlling Holder ...................        S-165
DM Pari Passu Note A-1 Mortgage
Loan ....................................        S-100
DM Principal Distribution Amount ........        S-196
DM Schedule .............................        S-196
DM Senior Balance .......................        S-187
DM Senior Component .....................  S-79, S-100
DM Senior Component Principal
Distribution Amount .....................        S-194
DM Subordinate Balance ..................        S-187
DM Subordinate Components ...............        S-100
DM-A Component ..........................        S-100
DM-B Component ..........................        S-100
DM-C Component ..........................        S-100
DM-D Component ..........................        S-100
DM-E Component ..........................        S-100
DM-F Component ..........................        S-100
DM-G Component ..........................        S-100
DTC .....................................        S-183
DTM .....................................        S-118
Due Date ................................         S-81
Emergency Advance .......................        S-174
ERISA ...................................        S-235
Excess Cash Flow ........................         S-82
Excess Interest .........................         S-82
Excess Interest Distribution Account.....        S-209
Excess Interest Rate ....................         S-82
Excess Liquidation Proceeds .............        S-203
Excluded Plan ...........................        S-237
Exemption ...............................        S-235
Exemption-Favored Party .................        S-235
Expenses ................................          A-1
Fiscal Agent ............................         S-11
Fitch ...................................        S-239
Food Lion ...............................        S-145
Form 8-K ................................        S-160
Full Year ...............................          A-4
Full Year Cash Flow .....................          A-2
Full Year End Date ......................          A-2
Full Year Expenses ......................          A-2
Full Year Revenues ......................          A-2
Fully Amortizing ........................          A-2
GAAP ....................................          A-2
Garage Parcel ...........................        S-118
Gart Sports .............................        S-139
Greenwich ...............................        S-238
Group 1 Balance .........................         S-79

                                     S-242

                                              PAGE
                                              ----
Group 1 Principal Distribution
Amount ....................................  S-204
Group 2 Balance ...........................   S-79
Group 2 Principal Distribution
Amount ....................................  S-204
Group Balance .............................   S-79
Group Balances ............................   S-79
GTCR ......................................  S-112
Hyper Am ..................................    A-2
Initial Certificate Balance ...............  S-226
Initial Pool Balance ......................   S-79
Int Diff (BEY) - B ........................    A-2
Int Diff (MEY) ............................    A-3
Interest Only .............................    A-3
Interest Reserve Account ..................  S-210
IO Balloon ................................    A-3
IPC .......................................  S-106
J.C. Penney ...............................  S-126
Jones Lang LaSalle ........................  S-127
LaSalle ...................................  S-221
Leasable Square Footage ...................    A-3
Liquidation Fee ...........................  S-172
Liquidation Fee Rate ......................  S-172
Loan Group 1 ..............................   S-79
Loan Group 2 ..............................   S-79
Loan Groups ...............................   S-79
Lock-out Period ...........................   S-83
LOP .......................................  S-226
MAI .......................................  S-152
Major Tenants .............................  S-148
Market Hall Parcel ........................  S-118
Master Servicer ...........................   S-11
Master Servicer Remittance Date ...........  S-210
Master Servicing Fee ......................  S-170
Master Servicing Fee Rate .................  S-170
Maturity ..................................    A-3
Maturity Assumptions ......................  S-226
Maturity Date .............................    A-3
Maturity Date Balance .....................    A-3
Maturity Date Loan-to-Value Ratio .........    A-3
Maturity Date LTV .........................    A-3
MERS ......................................   S-80
MERS Designated Mortgage Loan .............   S-80
Midland ...................................  S-169
Modified Mortgage Loan ....................  S-215
Money Rates ...............................  S-213
Monthly Payments ..........................   S-81
Mortgage ..................................   S-80
Mortgage Loan Purchase and Sale
Agreement .................................  S-157
Mortgage Loan Schedule ....................  S-157
Mortgage Loan Sellers .....................   S-11
Mortgage Loans ............................   S-79
Mortgage Note .............................   S-80
Mortgage Pool .............................   S-79
Mortgage Rate .............................   S-81
Mortgaged Property ........................   S-80
Most Recent Cash Flow .....................    A-3
Most Recent DSCR ..........................    A-3
Most Recent End Date ......................    A-4
Most Recent Expenses ......................    A-3
Most Recent Revenues ......................    A-3
Most Recent Statement Type ................    A-4
Multifamily Loan ..........................   S-80
Multifamily Mortgaged Property ............   S-80
Net Aggregate Prepayment Interest
Shortfall .................................  S-203
Net Mortgage Rate .........................  S-190
Net Rentable Area (SF) ....................    A-3
Non-Partitioned Mortgage Loans ............  S-101
Nonrecoverable Advances ...................  S-211
Nonrecoverable P&I Advance ................  S-211
Nonrecoverable Servicing Advance ..........  S-174
Non-Specially Serviced Mortgage
Loan ......................................  S-175
Notional Amount ...........................  S-185
NPV (BEY) .................................    A-4
NPV (MEY) .................................    A-4
Occupancy Percent .........................    A-4
Occupancy % ...............................    A-4
Offered Certificates ......................  S-183
OPEN ......................................    A-4
Open Period ...............................   S-83
Option Price ..............................  S-179
Participants ..............................  S-184
Party in Interest .........................  S-236
Payment After Determination Date
Report ....................................  S-216
Periodic Treasury Yield ...................    A-4
Permitted Encumbrances ....................  S-158
Permitted Investments .....................  S-170
P&I Advance ...............................  S-210
Plan ......................................  S-235
Plan Assets ...............................  S-235
PML .......................................  S-153
Pooling and Servicing Agreement ...........  S-183
Post CAP Loans ............................  S-101
Prepayment Interest Excess ................  S-170
Prepayment Interest Shortfall .............  S-170
Prepayment Premium ........................   S-83
Prepayment Premium Period .................   S-83
Principal Distribution Amount .............  S-204
Private Certificates ......................  S-183
PTE .......................................  S-235
Purchase Option ...........................  S-179
Purchase Price ............................  S-155

                                     S-243

                                                PAGE
                                                ----
Qualified Substitute Mortgage Loan.....        S-156
Rated Final Distribution Date .........        S-239
Rating Agencies .......................        S-239
Realized Losses .......................        S-208
Record Date ...........................  S-12, S-191
Regal .................................        S-126
Reimbursement Rate ....................        S-213
REIT ..................................        S-234
Related Loans .........................          A-5
Related Proceeds ......................        S-174
Release Date ..........................         S-84
Release Premium .......................        S-147
REMIC .................................        S-232
REMIC Administrator ...................        S-221
REMIC I ...............................        S-232
REMIC II ..............................        S-232
REMIC II Certificates .................        S-183
REMIC Residual Certificates ...........        S-183
REO Extension .........................        S-180
REO Loan ..............................        S-209
REO Property ..........................        S-162
REO Tax ...............................        S-234
Required Appraisal Loan ...............        S-213
Restricted Group ......................        S-236
Revenues ..............................          A-1
Revised Rate ..........................         S-82
Roxborough A Noteholder ...............        S-101
Roxborough B Note .....................        S-101
Roxborough B Noteholder ...............        S-101
Roxborough Intercreditor
Agreement .............................        S-101
Roxborough Mortgage Loan ..............        S-101
Roxborough Mortgaged Property .........        S-101
Roxborough Portfolio Whole Loan .......        S-101
Roxborough A Note .....................        S-101
Safeway ...............................        S-139
San Francisco .........................        S-106
SCOLP .................................        S-129
Sears .................................        S-126
Senior Certificates ...................        S-183
Sequential Pay Certificates ...........        S-183
Servicing Advances ....................        S-173
Servicing Standard ....................        S-161
Servicing Transfer Event ..............        S-162
Settlement Agreement ..................        S-107
Settlement Date .......................        S-227
Similar Law ...........................        S-237
Simon -- West Ridge Mall Borrower .....        S-113
SMA ...................................        S-114
S&P ...................................        S-239
Special Actions .......................        S-166
Special Servicer ......................         S-11
Special Servicing Fee .................        S-171
Special Servicing Fee Rate ............        S-171
Specially Serviced Mortgage Loan ......        S-161
Startup Day ...........................        S-233
Stated Principal Balance ..............        S-191
Subordinate Certificates ..............        S-199
Sub-Servicer ..........................        S-169
Sub-Servicing Agreement ...............        S-169
Sub-Servicing Fee Rate ................          A-1
Substitution Shortfall Amount .........        S-155
Sun ...................................        S-129
Sun Communities Portfolio 12 ..........        S-129
Sun Communities Portfolio 2 ...........        S-129
Sun Communities Portfolio
Borrowers .............................        S-129
Sun Communities Portfolio Loans .......        S-129
Sun Communities Portfolio Property.....        S-129
Sun Communities -- Buttonwood
Bay ...................................        S-129
Sun Communities -- Catalina ...........        S-129
Sun Communities -- Maplewood ..........        S-129
Sun Communities -- Meadows ............        S-129
Sun Communities -- Pine Ridge .........        S-129
Top Tenants ...........................        S-138
Trailing 12 Months ....................          A-4
Trust .................................        S-183
Trust Fund ............................        S-183
Trustee ...............................         S-11
Trustee Fee ...........................        S-221
TSGI ..................................        S-122
Underwriters ..........................        S-238
Underwriting Agreement ................        S-238
Underwriting Cash Flow ................          A-5
Underwriting Debt Service Coverage
Ratio .................................          A-5
Underwriting DSCR .....................          A-5
Underwritten Cash Flow ................          A-5
Underwritten Debt Service Coverage

U/W Replacement Reserves Per
Unit ..................................          A-6
U/W Revenues ..........................          A-5
Voting Rights .........................        S-219
Weighted Average Net Mortgage
Rate ..................................        S-190

                                     S-244

                                PAGE
                                ----
Withheld Amount .............  S-210
Workout Fee .................  S-171
Workout Fee Rate ............  S-171
Workout-Delayed Reimbursement
Amount ......................  S-213
WTC .........................  S-118
Year of Expiration ..........  S-138
YM ..........................    A-6
YMP .........................  S-226

                                     S-245

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                    LOAN         LOAN
   SEQUENCE        NUMBER        GROUP   PROPERTY NAME
   --------        ------        -----   -------------

     1             58326           2     Arbors of Watermark
     2             58329           2     The Promenade at Mission Viejo
     3             9974            1     Twin Creeks Apartments
     4             58395           2     AMLI Nantucket
     5             58328           2     Deerfield Apartments

    6.1            40284           2     Henridge Apartments
    6.2            40284           2     Sandra Court Apartments
    6.3            40284           2     Leverington Court Apartments
     6             40284           2     ROXBOROUGH PORTFOLIO (ROLL UP)

     7             58260           2     Breckenridge Apartments
     8             6835            2     Euclid Meadows Apartments
     9             40931           2     984 Sheridan Avenue
     10            41035           2     2544 Valentine Avenue
     11            9323            2     Lion's Way Apartments
     12            58322           2     Skyview Village Apartments
     13            40457           2     Presidential Halls
     14            8263            2     Greentree Apartments NC
     15            10364           2     Casa Grande Apartments
     16            10009           2     Winston Apartment Complex
     17            6979            2     The Harrison Apartments
     18            8811            2     Hillside Woods
     19            8810            2     Clare Meadows Apartments
     20            58295           1     Simon - West Ridge Mall
     21            57564           1     8027 Leesburg Pike
     22            39342           1     Santa Rosa Mall
     23            40719           1     Northpointe Plaza

    24.1           39789           1     Columbia Plaza
    24.2           39789           1     Fullerton Plaza
    24.3           39789           1     North East Station
    24.4           39789           1     Colonie Plaza
     24            39789           1     GE-KIMCO PORTFOLIO (ROLL UP)

     25            58298           1     Simon - Boardman Plaza
     26            41160           1     Pine Ridge Plaza

    27.1           40390           1     Heritage Towne Crossing
    27.2           40390           1     Eckerd Norman
    27.3           40390           1     Eckerd Edmond
     27            40390           1     INLAND SOUTHWEST PORTFOLIO (ROLL UP)

     28            40717           1     Pottstown Plaza
     29            57951           1     Citrus Village Plaza
     30            41602           1     Plaza at Marysville
     31            40740           1     North Rivers Town Center
     32            39593           1     Cranberry Square
     33            57534           1     The Center at Coldwater
     34            58150           1     Harwood Central Village
     35            58107           1     Gregory Village
     36            39154           1     Duval Station Center

    37.1           41196           1     Eckerd - Kill Devil Hills, NC
    37.2           41196           1     Eckerd - Columbia, SC
    37.3           41196           1     Eckerd - Greer, SC
    37.4           41196           1     Eckerd - Crossville, TN
     37            41196           1     INLAND ECKERD PORTFOLIO (ROLL UP)

     38            58109           1     19th and Greenway
     39            39952           1     Paradise Promenade
     40            58039           1     Stonebridge Crossing
     41            38450           1     Southgate Plaza
     42            41020           1     Springboro Plaza
     43            40704           1     Wendover Village
     44            7039            1     Swatara Retail Center
     45            57810           1     Milford Square
     46            9853            1     Vienna Marketplace
     47            41195           1     Center Pointe Shopping Center
     48            58089           1     Mane Street Shopping Center
     49            57981           1     East Lake Shopping Center
     50            9639            1     Dallas Retail Center - Dallas, Oregon
     51            9125            1     Abbeville Shopping Center
     52            57982           1     South Loop II Shopping Center
     53            8521            1     East Broadway Retail Shops
     54            58399           1     Bank of America Center

    55.1           39141           1     1101 Creekside Ridge Drive
    55.2           39141           1     1025 Creekside Ridge Drive
    55.3           39141           1     10734 International Drive
     55            39141           1     EVERGREEN PORTFOLIO B (ROLL UP)

     56            58035           1     FCB Worldwide Building
     57            58175           1     Woodmont Plaza
     58            58123           1     Old Mill Corporate Center II
     59            57921           1     Beaumont Business Center
     60            58185           1     2601 Network Boulevard
     61            58033           1     Highland Park Place

    62.1           57825           1     508 Medical Center
    62.2           57825           1     506 Medical Center
    62.3           57825           1     Medical Center Atrium
     62            57825           1     506 MEDICAL CENTER, 508 MEDICAL CENTER, & MEDICAL CENTER ATRIUM (ROLL UP)

     63            58111           1     Galaxy Center Office II
     64            39802           1     405 Jackson Street
     65            58168           1     Grass Valley
     66            58072           1     Snapper Creek Medical Office Building
     67            57856           1     Alaska VA Clinic
     68            9129            1     Corrado Medical Building
     69            57819           1     North Hills Medical Office Building
     70            58164           1     Mayflower Center
     71            57820           1     One Forest Medical Plaza
     72            57847           1     Bay Area Medical Center
     73            58096           1     Gale Commerce Center
     74            10035           1     Westwinds Business Park
     75            9244            1     1334 Third Street
     76            58186           1     Viewpoint Office Complex
     77            9301            1     Brooklet Service Center
     78            7477            1     Quail Street Office
     79            57884           1     Grandview Medical Office Building
     80            8748            1     Stadium Place Office
     81            57882           1     Southern Hills Medical Office Building A
     82            57476           1     Precision Park
     83            41399           1     Wrangler Company
     84            39914           1     Kraft Food Warehouse

     85            58208           2     Sun Communities - Buttonwood Bay
     86            58210           2     Sun Communities - Meadows
     87            58330           2     Sun Communities - Pine Ridge
     88            58209           2     Sun Communities - Maplewood
                                                         SUB-TOTAL CROSSED LOANS

    89.1           58230           2     Sun Communities Portfolio 12 - Meadowbrook Village
    89.2           58230           2     Sun Communities Portfolio 12 - Grand Village
    89.3           58230           2     Sun Communities Portfolio 12 - Brentwood Village
    89.4           58230           2     Sun Communities Portfolio 12 - Hamlin
     89            58230           2     SUN COMMUNITIES PORTFOLIO 12 (ROLL UP)
     90            58231           2     Sun Communities - Catalina
                                                         SUB-TOTAL CROSSED LOANS

    91.1           58211           1     Sun Communities Portfolio 2 - Pheasant Ridge
    91.2           58211           1     Sun Communities Portfolio 2 - Creekwood Meadows
    91.3           58211           1     Sun Communities Portfolio 2 - Groves
    91.4           58211           1     Sun Communities Portfolio 2 - Richmond Place
     91            58211           1     SUN COMMUNITIES PORTFOLIO 2 (ROLL UP)

     92            58289           1     Zeman Portfolio - Town and Country
     93            58266           1     Zeman Portfolio - Kingsway Estates
     94            58281           1     Zeman Portfolio - Pleasant Ridge
     95            58272           1     Zeman Portfolio - Old Oaks Estates
     96            8790            1     Blue Lake Village MHC
     97            58320           1     Dallas Market Center

    98.1           58028           1     Extra Space Storage - Weymouth
    98.2           58028           1     Extra Space Storage - Stockton
    98.3           58028           1     Extra Space Storage - Northborough
    98.4           58028           1     Extra Space Storage - Whittier
    98.5           58028           1     Extra Space Storage - Lynn
     98            58028           1     EXTRA SPACE STORAGE - ESPIV PORTFOLIO (ROLL UP)

     99            58169           1     Mount Vernon Self Storage
    100            58142           1     Laurel Canyon Self Storage

   101.1           57979           1     Western
   101.2           57979           1     Blackburn
   101.3           57979           1     Britain
    101            57979           1     AMARILLO ALL STORAGE CENTER PORTFOLIO (ROLL UP)

    102            58098           1     All Aboard Self Storage
    103            57911           1     Shurgard - San Juan Creek
    104            9269            1     Southpoint Self-Storage
    105            9652            1     Classic Storage Station
    106            10050           1     Storage Depot - McAllen
    107            8650            1     Attic Self Storage-Monroe
    108            8465            1     Best Western Seattle
                                         -----------------------
                                         TOTALS/WEIGHTED AVERAGE
                                         =======================

(i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                                                                            ZIP
SEQUENCE  PROPERTY ADDRESS                                                  COUNTY          CITY                  STATE    CODE
--------  ----------------                                                  ------          ----                  -----    -----

   1      1717 Canvasback Lane                                              Franklin        Columbus                OH     43215
   2      28032 Marguerite Parkway                                          Orange          Mission Viejo           CA     92692
   3      11230-11450 SE Sunnyside Road                                     Clackamas       Clackamas               OR     97015
   4      18949 Marsh Lane                                                  Denton          Dallas                  TX     75287
   5      860 Deerfield Boulevard                                           Clermont        Cincinnati              OH     45245

  6.1     214 Salaignac Street                                              Philadelphia    Philadelphia            PA     19128
  6.2     7000 Ridge Avenue                                                 Philadelphia    Philadelphia            PA     19128
  6.3     631 Leverington Avenue                                            Philadelphia    Philadelphia            PA     19128
   6      Various                                                           Philadelphia    Philadelphia            PA     19128

   7      239 Orville Street                                                Greene          Fairborn                OH     45324
   8      27300 Euclid Avenue                                               Cuyahoga        Euclid                  OH     44132
   9      984 Sheridan Avenue                                               Bronx           Bronx                   NY     10456
   10     2544 Valentine Avenue                                             Bronx           Bronx                   NY     10458
   11     15043 Woodstone Drive                                             Tangipahoa      Hammond                 LA     70401
   12     1001 Nimbus Drive                                                 Travis          Pflugerville            TX     78660
   13     3300-3318 Paxton Street                                           Dauphin         Harrisburg              PA     17111
   14     4615 Greentree Road                                               New Hanover     Wilmington              NC     28405
   15     6455 San Juan Avenue                                              Duval           Jacksonville            FL     32210
   16     1709 SouthWest Morrison Street                                    Multnomah       Portland                OR     97205
   17     2100 Virginia Drive                                               Wichita         Wichita Falls           TX     76309
   18     3280 Hillside Drive                                               Waukesha        Delafield               WI     53018
   19     7760 South 51st Street                                            Milwaukee       Franklin                WI     53132
   20     1801 S.W. Wanamaker Road                                          Shawnee         Topeka                  KS     66604
   21     8027 Leesburg Pike and 1942 Old Gallows Road                      Fairfax         Vienna                  VA     22182
   22     300 Mary Esther Boulevard                                         Okaloosa        Mary Esther             FL     32569
   23     9604-10100 North Newport Highway                                  Spokane         Spokane                 WA     99218

  24.1    501 Columbia Turnpike                                             Rensselaer      East Greenbush          NY     12061
  24.2    7927 Belair Road                                                  Baltimore       Baltimore               MD     21236
  24.3    2550 West Pulaski Highway                                         Cecil           North East              MD     21901
  24.4    1892 Central Avenue                                               Albany          Colonie                 NY     12205
   24     Various                                                           Various         Various              Various  Various

   25     243 Boardman Canfield Road                                        Mahoning        Youngstown              OH     44512
   26     3106-3240 Iowa Street                                             Douglas         Lawrence                KS     66046

  27.1    1301 West Glade Road & 3001 State Highway 121                     Tarrant         Euless                  TX     76039
  27.2    3651 West Robinson                                                Cleveland       Norman                  OK     73072
  27.3    1237 East Danforth                                                Edmond          Edmond                  OK     73003
   27     Various                                                           Various         Various              Various  Various

   28     799 State Street                                                  Montgomery      Pottstown               PA     19464
   29     700 East Redlands Boulevard                                       San Bernardino  Redlands                CA     92373
   30     1242 State Street                                                 Snohomish       Marysville              WA     98270
   31     7250 Rivers Avenue                                                Charleston      North Charleston        SC     29406
   32     1000 Cranberry Square Drive                                       Butler          Cranberry               PA     16319
   33     12930-50 Ventura Boulevard                                        Los Angeles     Studio City             CA     91604
   34     2101-2113 Harwood Road                                            Tarrant         Bedford                 TX     76021
   35     1601-1699 Contra Costa Boulevard                                  Contra Costa    Pleasant Hill           CA     94523
   36     50 Duval Station Road                                             Duval           Jacksonville            FL     32218

  37.1    2014 South Croatan Highway                                        Dare            Kill Devil Hills        NC     27948
  37.2    7338 Broad River Road                                             Richland        Columbia                SC     29210
  37.3    1100 West Wade Hampton Blvd                                       Greenville      Greer                   SC     29650
  37.4    1106 North Main Street                                            Cumberland      Crossville              TN     38555
   37     Various                                                           Various         Various              Various  Various

   38     1849,1855 and 1859 West Greenway                                  Maricopa        Phoenix                 AZ     85023
   39     5949-6029 Stirling Road                                           Broward         Davie                   FL     33314
   40     6700, 6710 and 6840 Virginia Parkway                              Collin          McKinney                TX     75071
   41     2422 Lafayette Road                                               Rockingham      Portsmouth              NH     03801
   42     725 West Central Avenue                                           Warren          Springboro              OH     45066
   43     4203 and 4205 West Wendover Avenue                                Guilford        Greensboro              NC     27407
   44     6301 Grayson Road                                                 Dauphin         Harrisburg              PA     17111
   45     649 North Dupont Boulevard                                        Sussex          Milford                 DE     19963
   46     201-213 East Maple Avenue                                         Fairfax         Vienna                  VA     22180
   47     6525 & 6615 Calhoun Memorial Highway                              Pickens         Easley                  SC     29640
   48     1830-1878 North Main Street                                       Bedford         Shelbyville             TN     37160
   49     3301 East Rancier Avenue                                          Bell            Killeen                 TX     76543
   50     109-119 East Ellendale Avenue and 242-244 Main Street             Polk            Dallas                  OR     97338
   51     3005 Veterans Memorial Drive                                      Vermilion       Abbeville               LA     70510
   52     2825 Thornton Lane                                                Bell            Temple                  TX     76502
   53     624 East Broadway Boulevard                                       Jefferson       Jefferson City          TN     37760
   54     555 California Street, 315 Montgomery Street,
              and 345 Montgomery Street                                     San Francisco   San Francisco           CA     94104

  55.1    1101 Creekside Ridge Drive                                        Placer          Roseville               CA     95678
  55.2    1025 Creekside Ridge Drive                                        Placer          Roseville               CA     95678
  55.3    10734 International Drive                                         Sacramento      Rancho Cordova          CA     95670
   55     Various                                                           Various         Various                 CA     95678

   56     17600 Gillette Avenue                                             Orange          Irvine                  CA     92614
   57     8120 Woodmont Avenue & 4815 Rugby Avenue                          Montgomery      Bethesda                MD     20814
   58     6340 South 3000 East                                              Salt Lake       Salt Lake City          UT     84121
   59     5431 Nellie Davis Lane, 5402-5460 Beaumont Center Boulevard       Hillsborough    Tampa                   FL     33634
   60     2601 Network Boulevard                                            Collin          Frisco                  TX     75034
   61     4514 Cole Avenue                                                  Dallas          Dallas                  TX     75205

  62.1    508 Medical Center Boulevard                                      Montgomery      Conroe                  TX     77304
  62.2    506 Medical Center Boulevard                                      Montgomery      Conroe                  TX     77304
  62.3    504 Medical Center Boulevard                                      Montgomery      Conroe                  TX     77304
   62     Various                                                           Montgomery      Conroe                  TX     77304

   63     1000 Burnett Avenue                                               Contra Costa    Concord                 CA     94520
   64     405 Jackson Street                                                San Francisco   San Francisco           CA     94111
   65     400 Providence Mine Road                                          Nevada          Nevada City             CA     95959
   66     7800 SW 87th Avenue                                               Miami-Dade      Miami                   FL     33173
   67     2925 DeBarr Road                                                  Anchorage       Anchorage               AK     99508
   68     800 Swift Boulevard                                               Benton          Richland                WA     99352
   69     4375 Booth Calloway Road                                          Tarrant         North Richland Hills    TX     76180
   70     222 South Westmonte Drive                                         Seminole        Altamonte Springs       FL     32714
   71     12200 Park Central Drive                                          Dallas          Dallas                  TX     75251
   72     7121 South Padre Island Drive                                     Nueces          Corpus Christi          TX     78412
   73     17171 East Gale Avenue                                            Los Angeles     City of Industry        CA     91745
   74     265,277, 285 South Street and 269 Bridge Street                   San Luis Obispo San Luis Obispo         CA     93401
   75     1334 Third Street Promenade                                       Los Angeles     Santa Monica            CA     90401
   76     8215 South Eastern Avenue                                         Clark           Las Vegas               NV     89123
   77     11011 Brooklet Drive                                              Harris          Houston                 TX     77099
   78     1100 Quail Street                                                 Orange          Newport Beach           CA     92660
   79     1000 Highway 28                                                   Marion          Jasper                  TN     37347
   80     1 Tacoma Avenue North                                             Pierce          Tacoma                  WA     98403
   81     393 Wallace Road                                                  Davidson        Nashville               TN     37211
   82     200 Frenchtown Road                                               Washington      North Kingstown         RI     02852
   83     12173 Rojas Drive                                                 El Paso         El Paso                 TX     79936
   84     904 12th Street NW                                                Cerro Gordo     Mason City              IA     50401

   85     10001 Highway 27 South                                            Highlands       Sebring                 FL     33876
   86     11 Cardinal Street                                                Elkhart         Nappanee                IN     46550
   87     400 Swift Street                                                  Prince George   Prince George           VA     23875
   88     12451 Pendleton Pike                                              Marion          Lawrence                IN     46236

  89.1    8920 Sheldon Road                                                 Hillsborough    Tampa                   FL     33635
  89.2    6500 Division Avenue South                                        Kent            Grand Rapids            MI     49548
  89.3    201 60th Street SE                                                Kent            Grand Rapids            MI     49548
  89.4    5325 Van Orden Road                                               Ingham          Webberville             MI     48892
   89     Various                                                           Various         Various              Various  Various
   90     6501 Germantown Road                                              Butler          Middletown              OH     45042

  91.1    209 Longwood Court West                                           Lancaster       Lancaster               PA     17603
  91.2    3440 Creekside Boulevard                                          Genesee         Burton                  MI     48519
  91.3    16175 John Morris Road                                            Lee             Fort Myers              FL     33908
  91.4    36401 Division Road                                               Macomb          Richmond                MI     48062
   91     Various                                                           Various         Various              Various  Various

   92     815 East Oakton Street                                            Cook            Des Plaines             IL     60018
   93     38455 North Sheridan Road                                         Lake            Beach Park              IL     60087
   94     27 West 370 Geneva Road                                           DuPage          West Chicago            IL     60185
   95     850 Villa Street                                                  Kane            Elgin                   IL     60120
   96     3201 NE 223rd Avenue                                              Multnomah       Fairview                OR     97024
   97     2100 Stemmons Freeway                                             Dallas          Dallas                  TX     75207

  98.1    1256 Washington Street                                            Norfolk         Weymouth                MA     02189
  98.2    55 East Jamestown Street                                          San Joaquin     Stockton                CA     95207
  98.3    456 Main Street                                                   Worcester       Northborough            MA     01532
  98.4    11469 Washington Boulevard                                        Los Angeles     Whittier                CA     90606
  98.5    583 Lynnway                                                       Essex           Lynn                    MA     01905
   98     Various                                                           Various         Various              Various  Various

   99     1621 Huguenot Road                                                Chesterfield    Midlothian              VA     23113
  100     10864 Laurel Canyon Boulevard                                     Los Angeles     San Fernando            CA     91340

 101.1    6301 South Western Street                                         Randall         Amarillo                TX     79110
 101.2    2927 Blackburn Street                                             Potter          Amarillo                TX     79109
 101.3    2518 Britain Drive                                                Potter          Amarillo                TX     79109
  101     Various                                                           Various         Amarillo                TX    Various

  102     1900 Meeker Avenue                                                Contra Costa    Richmond                CA     94804
  103     32371 San Juan Creek Road                                         Orange          San Juan Capistrano     CA     92675
  104     700 - 701 Lombardi Court                                          Sonoma          Santa Rosa              CA     95407
  105     8909 Hughes Ranch Road                                            Brazoria        Pearland                TX     77584
  106     6600 North 10th Street                                            Hidalgo         McAllen                 TX     78504
  107     200 Warren Drive                                                  Ouachita        West Monroe             LA     71291
  108     4507 Brooklyn Avenue                                              King            Seattle                 WA     98105
          ---------
          108 LOANS
          =========

                                                                 CUT-OFF      MATURITY
                      PROPERTY                  ORIGINAL          DATE          DATE             LOAN      MORTGAGE  ADMINISTRATIVE
SEQUENCE                TYPE                     BALANCE         BALANCE       BALANCE           TYPE        RATE     FEE RATE (I)
--------                ----                     -------         -------       -------           ----        ----     ------------

   1                 Multifamily              $26,000,000     $25,942,802    $24,066,161       Balloon      5.147%       0.112%
   2                 Multifamily               24,000,000      24,000,000     21,158,301     IO, Balloon    5.700%       0.112%
   3                 Multifamily               12,000,000      11,976,783     10,118,571       Balloon      5.745%       0.062%
   4                 Multifamily               11,000,000      11,000,000     11,000,000    Interest Only   4.980%       0.112%
   5                 Multifamily               10,600,000      10,576,646      9,810,588       Balloon      5.140%       0.112%

  6.1                Multifamily                4,100,000      4,072,141       3,789,714
  6.2                Multifamily                2,800,000      2,780,975       2,588,097
  6.3                Multifamily                2,000,000      1,986,410       1,848,641
   6                 Multifamily                8,900,000      8,839,526       8,226,452       Balloon      4.469%       0.032%

   7                 Multifamily                7,500,000      7,484,859       6,982,010       Balloon      5.550%       0.112%
   8                 Multifamily                6,300,000      6,287,963       5,321,286       Balloon      5.802%       0.072%
   9                 Multifamily                4,600,000      4,587,449       4,303,578       Balloon      5.901%       0.032%
   10                Multifamily                4,600,000      4,587,449       4,303,578       Balloon      5.901%       0.032%
   11                Multifamily                4,140,000      4,132,352       3,512,557       Balloon      5.954%       0.082%
   12                Multifamily                3,820,000      3,809,372       3,228,847       Balloon      5.817%       0.082%
   13                Multifamily                3,520,000      3,500,634       3,257,256       Balloon      5.115%       0.032%
   14                Multifamily                2,980,000      2,977,204       2,430,537       Balloon      6.308%       0.082%
   15                Multifamily                2,560,000      2,556,191       1,974,849       Balloon      5.800%       0.062%
   16                Multifamily                2,010,000      2,007,881       1,692,407       Balloon      5.700%       0.062%
   17                Multifamily                1,849,612      1,820,632       1,456,424       Balloon      6.401%       0.042%
   18                Multifamily                1,700,000      1,696,944       1,375,290       Balloon      6.076%       0.092%
   19                Multifamily                1,400,000      1,396,215       1,127,335       Balloon      5.940%       0.092%
   20                  Retail                  68,710,962      68,710,962     64,274,751     IO, Balloon    5.890%       0.032%
   21                  Retail                  44,000,000      43,622,666     37,321,970       Balloon      5.940%       0.112%
   22                  Retail                  42,500,000      42,411,692     38,014,400       Balloon      5.416%       0.082%
   23                  Retail                  30,850,000      30,850,000     30,850,000    Interest Only   4.285%       0.032%

  24.1                 Retail                   9,800,000      9,800,000       9,357,434
  24.2                 Retail                   8,400,000      8,400,000       8,020,658
  24.3                 Retail                   6,750,000      6,750,000       6,445,172
  24.4                 Retail                   5,765,000      5,765,000       5,504,654
   24                  Retail                  30,715,000      30,715,000     29,327,918     IO, Balloon    4.736%       0.032%

   25                  Retail                  23,597,562      23,597,562     21,337,967     IO, Balloon    5.940%       0.032%
   26                  Retail                  14,700,000      14,700,000     14,700,000    Interest Only   5.085%       0.032%

  27.1                 Retail                   8,950,000      8,950,000       8,950,000
  27.2                 Retail                   2,900,000      2,900,000       2,900,000
  27.3                 Retail                   1,850,000      1,850,000       1,850,000
   27                  Retail                  13,700,000      13,700,000     13,700,000    Interest Only   4.374%       0.032%

   28                  Retail                  12,400,000      12,400,000     11,843,888     IO, Balloon    4.773%       0.032%
   29                  Retail                  12,250,000      12,176,303     10,292,905       Balloon      5.626%       0.112%
   30                  Retail                  11,800,000      11,800,000     11,800,000    Interest Only   5.085%       0.032%
   31                  Retail                  11,050,000      11,050,000     11,050,000    Interest Only   4.760%       0.032%
   32                  Retail                  10,900,000      10,900,000     10,900,000    Interest Only   4.975%       0.032%
   33                  Retail                   9,249,902      9,224,639       6,841,070       Balloon      6.100%       0.112%
   34                  Retail                   9,050,000      9,050,000       8,309,958     IO, Balloon    5.800%       0.112%
   35                  Retail                   8,000,000      7,977,603       6,756,548       Balloon      5.790%       0.112%
   36                  Retail                   8,000,000      7,932,854       7,363,523       Balloon      4.742%       0.072%

  37.1                 Retail                   1,975,000      1,975,000       1,975,000
  37.2                 Retail                   1,750,000      1,750,000       1,750,000
  37.3                 Retail                   1,650,000      1,650,000       1,650,000
  37.4                 Retail                   1,425,000      1,425,000       1,425,000
   37                  Retail                   6,800,000      6,800,000       6,800,000    Interest Only   5.275%       0.032%

   38                  Retail                   6,750,000      6,733,206       5,784,102       Balloon      6.289%       0.072%
   39                  Retail                   6,400,000      6,400,000       6,400,000    Interest Only   4.322%       0.032%
   40                  Retail                   6,192,921      6,171,279       5,295,869       Balloon      6.226%       0.072%
   41                  Retail                   6,000,000      5,955,313       5,508,217       Balloon      4.600%       0.032%
   42                  Retail                   5,510,000      5,510,000       5,510,000    Interest Only   4.111%       0.032%
   43                  Retail                   5,450,000      5,450,000       5,450,000    Interest Only   4.222%       0.032%
   44                  Retail                   5,500,000      5,439,076       4,041,254       Balloon      6.073%       0.042%
   45                  Retail                   5,400,000      5,332,546       4,200,551       Balloon      6.040%       0.112%
   46                  Retail                   4,800,000      4,787,810       4,103,212       Balloon      6.204%       0.062%
   47                  Retail                   4,250,000      4,250,000       4,250,000    Interest Only   5.320%       0.032%
   48                  Retail                   4,250,000      4,234,263       3,607,451       Balloon      5.968%       0.112%
   49                  Retail                   4,000,000      3,975,956       3,361,356       Balloon      5.630%       0.112%
   50                  Retail                   2,450,000      2,443,296       1,901,578       Balloon      5.978%       0.062%
   51                  Retail                   1,544,765      1,541,044       1,227,422       Balloon      6.700%       0.092%
   52                  Retail                   1,350,000      1,342,076       1,138,221       Balloon      5.740%       0.112%
   53                  Retail                   1,000,000       997,592         794,619        Balloon      6.702%       0.092%
   54                  Office                  150,000,000    150,000,000     150,000,000   Interest Only   4.867%       0.042%

  55.1                 Office                  10,500,000      10,380,551      9,422,729
  55.2                 Office                   9,400,000      9,293,064       8,435,586
  55.3                 Office                   8,100,000      8,007,853       7,268,963
   55                  Office                  28,000,000      27,681,468     25,127,278       Balloon      5.570%       0.032%

   56                  Office                  20,355,000      20,355,000     20,355,000    Interest Only   5.710%       0.052%
   57                  Office                  17,250,000      17,250,000     17,250,000    Interest Only   5.614%       0.112%
   58                  Office                  17,250,000      17,192,313     15,933,954       Balloon      4.995%       0.112%
   59                  Office                  16,800,000      16,670,016     14,945,728       Balloon      5.132%       0.112%
   60                  Office                  16,113,700      16,084,839     13,726,479       Balloon      6.092%       0.112%
   61                  Office                  15,225,000      15,225,000     13,838,549     IO, Balloon    5.203%       0.112%

  62.1                 Office                   6,090,000      6,041,135       5,135,166
  62.2                 Office                   5,950,000      5,902,258       5,017,116
  62.3                 Office                   2,100,000      2,083,150       1,770,747
   62                  Office                  14,140,000      14,026,543     11,923,029       Balloon      5.743%       0.112%

   63                  Office                  14,000,000      13,932,770     11,281,349       Balloon      5.844%       0.112%
   64                  Office                  13,000,000      12,826,852     11,583,528       Balloon      4.950%       0.032%
   65                  Office                   8,520,000      8,501,695       5,629,431       Hyper Am     6.062%       0.112%
   66                  Office                   8,400,000      8,367,706       7,094,371       Balloon      5.798%       0.112%
   67                  Office                   7,210,000      7,152,148       6,079,564       Balloon      5.743%       0.112%
   68                  Office                   6,468,750      6,450,915       5,474,031       Balloon      5.856%       0.062%
   69                  Office                   6,222,494      6,172,565       5,246,886       Balloon      5.743%       0.112%
   70                  Office                   6,100,000      6,089,123       5,199,288       Balloon      6.112%       0.072%
   71                  Office                   6,090,000      6,041,135       5,135,166       Balloon      5.743%       0.112%
   72                  Office                   5,894,000      5,840,229       5,453,686       Balloon      5.116%       0.112%
   73                  Office                   5,175,000      5,158,617       4,249,808       Balloon      6.150%       0.112%
   74                  Office                   5,000,000      4,995,022       4,247,454       Balloon      6.000%       0.062%
   75                  Office                   4,000,000      3,992,676       3,397,741       Balloon      5.994%       0.062%
   76                  Office                   3,600,000      3,590,980       3,082,320       Balloon      6.260%       0.112%
   77                  Office                   3,200,000      3,190,952       2,467,771       Balloon      5.787%       0.062%
   78                  Office                   2,445,604      2,436,843       2,084,785       Balloon      6.116%       0.062%
   79                  Office                   2,403,282      2,381,357       2,223,744       Balloon      5.116%       0.112%
   80                  Office                   1,800,000      1,790,548       1,499,084       Balloon      5.331%       0.062%
   81                  Office                   1,038,537      1,029,062        960,953        Balloon      5.116%       0.112%
   82                Industrial                21,500,000      21,252,588     18,432,891       Balloon      6.310%       0.112%
   83                Industrial                11,300,000      11,300,000     11,300,000     IO, Hyper Am   5.090%       0.032%
   84                Industrial                 5,333,000      5,333,000       5,333,000     IO, Hyper Am   5.390%       0.032%

   85     Manufactured Housing Communities     21,984,005      21,984,005     18,534,987     IO, Balloon    5.320%       0.112%
   86     Manufactured Housing Communities      7,360,000      7,360,000       6,205,308     IO, Balloon    5.320%       0.112%
   87     Manufactured Housing Communities      6,000,000      6,000,000       5,058,674     IO, Balloon    5.320%       0.112%
   88     Manufactured Housing Communities      4,640,000      4,640,000       3,912,042     IO, Balloon    5.320%       0.112%
                                             ===============================================
                                               39,984,005      39,984,005     33,711,011

  89.1    Manufactured Housing Communities      7,303,188      7,303,188       6,157,409
  89.2    Manufactured Housing Communities      6,740,000      6,740,000       5,682,578
  89.3    Manufactured Housing Communities      6,320,000      6,320,000       5,328,471
  89.4    Manufactured Housing Communities      5,200,000      5,200,000       4,384,185
   89     Manufactured Housing Communities     25,563,188      25,563,188     21,552,641     IO, Balloon    5.320%       0.112%
   90     Manufactured Housing Communities      9,593,686      9,593,686       8,088,556     IO, Balloon    5.320%       0.112%
                                             ===============================================
                                               35,156,874      35,156,874     29,641,197

  91.1    Manufactured Housing Communities     17,710,525      17,710,525     16,344,083
  91.2    Manufactured Housing Communities      8,160,000      8,160,000       7,530,421
  91.3    Manufactured Housing Communities      5,360,000      5,360,000       4,946,453
  91.4    Manufactured Housing Communities      3,680,000      3,680,000       3,396,072
   91     Manufactured Housing Communities     34,910,525      34,910,525     32,217,030     IO, Balloon    4.931%       0.112%

   92     Manufactured Housing Communities     10,962,952      10,962,952     10,375,906     IO, Balloon    5.521%       0.112%
   93     Manufactured Housing Communities      7,252,706      7,252,706       6,864,337     IO, Balloon    5.521%       0.112%
   94     Manufactured Housing Communities      5,417,941      5,417,941       5,127,820     IO, Balloon    5.521%       0.112%
   95     Manufactured Housing Communities      4,738,925      4,738,925       4,485,164     IO, Balloon    5.521%       0.112%
   96     Manufactured Housing Communities      3,100,000      3,094,573       2,289,680       Balloon      6.193%       0.062%
   97                   Other                  66,000,000      65,903,426     53,974,320       Balloon      6.097%       0.042%

  98.1              Self Storage                4,640,000      4,640,000       4,357,821
  98.2              Self Storage                3,240,000      3,240,000       3,042,961
  98.3              Self Storage                2,608,000      2,608,000       2,449,396
  98.4              Self Storage                2,544,000      2,544,000       2,389,288
  98.5              Self Storage                2,480,000      2,480,000       2,329,180
   98               Self Storage               15,512,000      15,512,000     14,568,646     IO, Balloon    4.856%       0.112%

   99               Self Storage                8,000,000      7,979,762       6,841,810       Balloon      6.220%       0.112%
  100               Self Storage                8,000,000      7,965,816       6,142,338       Balloon      5.650%       0.112%

 101.1              Self Storage                4,275,000      4,237,071       3,273,702
 101.2              Self Storage                1,650,000      1,635,361       1,263,534
 101.3              Self Storage                1,275,000      1,263,688        976,367
  101               Self Storage                7,200,000      7,136,120       5,513,603       Balloon      5.580%       0.112%

  102               Self Storage                5,325,000      5,304,316       4,491,025       Balloon      5.751%       0.112%
  103               Self Storage                4,775,000      4,761,445       4,025,580       Balloon      5.730%       0.112%
  104               Self Storage                4,400,000      4,400,000       4,400,000    Interest Only   5.338%       0.062%
  105               Self Storage                1,800,000      1,794,683       1,618,865       Balloon      5.530%       0.062%
  106               Self Storage                1,762,500      1,759,419       1,506,044       Balloon      6.200%       0.062%
  107               Self Storage                1,350,000      1,345,262       1,074,051       Balloon      6.730%       0.062%
  108                   Hotel                  11,000,000     10,971,427       8,622,132       Hyper Am     6.276%       0.062%
                                            -----------------------------------------------------------------------------------
                                            $1,299,083,519  $1,296,027,784  $1,177,452,201                  5.425%       0.073%
                                            ===================================================================================

                                                                            ORIGINAL    ORIGINAL                          REMAINING
             SUB-        NET                   FIRST    INTEREST             TERM TO  AMORTIZATION   INTEREST              TERM TO
           SERVICING   MORTGAGE     NOTE      PAYMENT    ACCRUAL   MONTHLY  MATURITY      TERM         ONLY    SEASONING   MATURITY
SEQUENCE   FEE RATE      RATE       DATE        DATE     METHOD    PAYMENT  (MONTHS)  (MONTHS)(II)    PERIOD    (MONTHS)   (MONTHS)
--------   --------      ----       ----        ----     ------    -------  --------  ------------    ------    --------   --------

   1        0.100%      5.035%    7/14/2004   9/1/2004   ACT/360  $141,919     60          360           0         2          58
   2        0.100%      5.588%    8/12/2004  10/1/2004   ACT/360   139,296     120         360          24         1         119
   3        0.050%      5.683%    7/29/2004   9/1/2004   ACT/360   69,991      120         360           0         2         118
   4        0.100%      4.868%    8/17/2004  10/1/2004   ACT/360      0        60           0           60         1          59
   5        0.100%      5.028%    7/14/2004   9/1/2004   ACT/360   57,813      60          360           0         2          58
            0.000%
  6.1
  6.2
  6.3
   6        0.010%      4.438%    3/31/2004   5/1/2004   ACT/360   43,736      60          360           0         6          54
            0.000%
   7        0.100%      5.438%    7/22/2004   9/1/2004   ACT/360   42,820      60          360           0         2          58
   8        0.060%      5.730%    7/28/2004   9/1/2004   ACT/360   36,973      120         360           0         2         118
   9        0.010%      5.869%    6/30/2004   8/1/2004   ACT/360   27,287      60          360           0         3          57
   10       0.010%      5.869%    6/30/2004   8/1/2004   ACT/360   27,287      60          360           0         3          57
   11       0.070%      5.872%    7/23/2004   9/1/2004   ACT/360   24,699      120         360           0         2         118
   12       0.070%      5.735%    6/30/2004   8/1/2004   ACT/360   22,455      120         360           0         3         117
   13       0.010%      5.083%    4/30/2004   6/1/2004   ACT/360   19,144      60          360           0         5          55
   14       0.070%      6.226%    8/2/2004   10/1/2004   ACT/360   18,461      144         360           0         1         143
   15       0.050%      5.738%    8/12/2004  10/1/2004   ACT/360   16,183      120         300           0         1         119
   16       0.050%      5.638%    8/11/2004  10/1/2004   ACT/360   11,666      120         360           0         1         119
   17       0.030%      6.359%    9/18/2003  11/1/2003   ACT/360   12,375      120         300           0         12        108
   18       0.080%      5.984%    7/19/2004   9/1/2004   ACT/360   10,276      144         360           0         2         142
   19       0.080%      5.848%    6/28/2004   8/1/2004   ACT/360    8,340      144         360           0         3         141
   20       0.020%      5.858%    6/30/2004   8/1/2004   ACT/360   407,110     120         360          60         3         117
   21       0.100%      5.828%   12/18/2003   2/1/2004   ACT/360   262,107     120         360           0         9         111
   22       0.060%      5.334%    7/9/2004    9/1/2004   ACT/360   239,075     84          360           0         2          82
   23       0.010%      4.253%    6/4/2004    8/1/2004   30/360    110,160     60           0           60         3          57
            0.000%
  24.1
  24.2
  24.3
  24.4
   24       0.010%      4.704%    4/1/2004    5/1/2004   ACT/360   159,965     60          360          24         6          54
            0.000%
   25       0.020%      5.908%    6/30/2004   8/1/2004   ACT/360   140,570     120         360          36         3         117
   26       0.010%      5.053%    7/27/2004   9/1/2004   30/360    62,291      60           0           60         2          58
            0.000%
  27.1
  27.2
  27.3
   27       0.010%      4.342%    4/30/2004   6/1/2004   30/360    49,937      60           0           60         5          55
            0.000%
   28       0.010%      4.741%    4/16/2004   5/1/2004   ACT/360   64,856      60          360          24         6          54
   29       0.100%      5.514%    3/3/2004    5/1/2004   ACT/360   70,526      120         360           0         6         114
   30       0.010%      5.053%    7/30/2004   9/1/2004   30/360    50,003      60           0           60         2          58
   31       0.010%      4.728%    6/3/2004    8/1/2004   30/360    43,832      60           0           60         3          57
   32       0.010%      4.943%    7/16/2004   9/1/2004   30/360    45,190      60           0           60         2          58
   33       0.100%      5.988%   11/24/2003   8/1/2004   ACT/360   56,446      173         353           0         3         170
   34       0.100%      5.688%    5/28/2004   7/1/2004   ACT/360   53,101      120         360          48         4         116
   35       0.100%      5.678%    6/8/2004    8/1/2004   ACT/360   46,889      120         360           0         3         117
   36       0.050%      4.670%    2/12/2004   4/1/2004   ACT/360   41,693      60          360           0         7          53
            0.000%
  37.1
  37.2
  37.3
  37.4
   37       0.010%      5.243%    7/21/2004   9/1/2004   30/360    29,892      60           0           60         2          58
            0.000%
   38       0.060%      6.217%    6/15/2004   8/1/2004   ACT/360   41,732      120         360           0         3         117
   39       0.010%      4.290%    5/10/2004   7/1/2004   30/360    23,051      60           0           60         4          56
   40       0.060%      6.154%    5/27/2004   7/1/2004   ACT/360   38,034      120         360           0         4         116
   41       0.010%      4.568%    3/31/2004   5/1/2004   ACT/360   30,759      60          360           0         6          54
   42       0.010%      4.079%    5/26/2004   7/1/2004   30/360    18,876      84           0           84         4          80
   43       0.010%      4.190%    5/17/2004   7/1/2004   30/360    19,175      60           0           60         4          56
   44       0.030%      6.031%    9/29/2003  11/1/2003   ACT/360   33,234      180         360           0         12        168
   45       0.100%      5.928%   12/24/2003   2/1/2004   ACT/360   34,924      120         300           0         9         111
   46       0.050%      6.142%    6/24/2004   8/1/2004   ACT/360   29,411      120         360           0         3         117
   47       0.010%      5.288%    7/16/2004   9/1/2004   30/360    18,842      84           0           84         2          82
   48       0.100%      5.856%    5/25/2004   7/1/2004   ACT/360   25,394      120         360           0         4         116
   49       0.100%      5.518%    3/31/2004   5/1/2004   ACT/360   23,039      120         360           0         6         114
   50       0.050%      5.916%    7/9/2004    9/1/2004   ACT/360   15,752      120         300           0         2         118
   51       0.080%      6.608%    7/20/2004   9/1/2004   ACT/360   10,624      120         300           0         2         118
   52       0.100%      5.628%    3/12/2004   5/1/2004   ACT/360    7,870      120         360           0         6         114
   53       0.080%      6.610%    7/20/2004   9/1/2004   ACT/360    6,879      120         300           0         2         118
   54       0.030%      4.826%    9/2/2004   10/1/2004   ACT/360      0        84           0           84         1          83
            0.000%
  55.1
  55.2
  55.3
   55       0.010%      5.538%   10/30/2003  12/1/2003   ACT/360   160,213     84          360           0         11         73
            0.000%
   56       0.040%      5.658%    6/30/2004   8/1/2004   ACT/360      0        60           0           60         3          57
   57       0.100%      5.502%    6/16/2004   8/1/2004   ACT/360      0        120          0           120        3         117
   58       0.100%      4.883%    6/3/2004    8/1/2004   ACT/360   92,546      60          360           0         3          57
   59       0.100%      5.020%    2/12/2004   4/1/2004   ACT/360   91,546      84          360           0         7          77
   60       0.100%      5.980%    7/15/2004   9/1/2004   ACT/360   97,565      120         360           0         2         118
   61       0.100%      5.091%    5/26/2004   7/1/2004   ACT/360   83,630      84          360          12         4          80
            0.000%
  62.1
  62.2
  62.3
   62       0.100%      5.632%    1/20/2004   3/1/2004   ACT/360   82,457      120         360           0         8         112
            0.000%
   63       0.100%      5.732%    5/7/2004    7/1/2004   ACT/360   85,999      120         324           0         4         116
   64       0.010%      4.918%    1/15/2004   3/1/2004   ACT/360   75,618      60          300           0         8          52
   65       0.100%      5.950%    8/5/2004   10/1/2004   ACT/360   61,345      120         240           0         1         119
   66       0.100%      5.686%    5/12/2004   7/1/2004   ACT/360   49,277      120         360           0         4         116
   67       0.100%      5.632%    1/20/2004   3/1/2004   ACT/360   42,045      120         360           0         8         112
   68       0.050%      5.794%    6/16/2004   8/1/2004   ACT/360   38,187      120         360           0         3         117
   69       0.100%      5.632%    1/20/2004   3/1/2004   ACT/360   36,286      120         360           0         8         112
   70       0.060%      6.040%    7/2/2004    9/1/2004   ACT/360   37,013      120         360           0         2         118
   71       0.100%      5.632%    1/20/2004   3/1/2004   ACT/360   35,514      120         360           0         8         112
   72       0.100%      5.004%    1/20/2004   3/1/2004   ACT/360   32,058      60          360           0         8          52
   73       0.100%      6.038%    6/14/2004   8/1/2004   ACT/360   32,546      120         330           0         3         117
   74       0.050%      5.938%    8/18/2004  10/1/2004   ACT/360   29,978      120         360           0         1         119
   75       0.050%      5.932%    7/20/2004   9/1/2004   ACT/360   23,967      120         360           0         2         118
   76       0.100%      6.148%    6/15/2004   8/1/2004   ACT/360   22,189      120         360           0         3         117
   77       0.050%      5.725%    7/1/2004    9/1/2004   ACT/360   20,203      120         300           0         2         118
   78       0.050%      6.054%    5/24/2004   7/1/2004   ACT/360   14,846      120         360           0         4         116
   79       0.100%      5.004%    1/20/2004   3/1/2004   ACT/360   13,072      60          360           0         8          52
   80       0.050%      5.269%    4/2/2004    6/1/2004   ACT/360   10,030      120         360           0         5         115
   81       0.100%      5.004%    1/20/2004   3/1/2004   ACT/360    5,649      60          360           0         8          52
   82       0.100%      6.198%    8/26/2003  10/1/2003   ACT/360   133,219     120         360           0         13        107
   83       0.010%      5.058%    7/26/2004   9/1/2004   30/360    47,931      60           0           60         2          58
   84       0.010%      5.358%    7/9/2004    9/1/2004   30/360    23,954      60           0           60         2          58
            0.000%
   85       0.100%      5.208%    6/9/2004    8/1/2004   ACT/360   122,351     144         360          30         3         141
   86       0.100%      5.208%    6/9/2004    8/1/2004   ACT/360   40,962      144         360          30         3         141
   87       0.100%      5.208%    6/9/2004    8/1/2004   ACT/360   33,393      144         360          30         3         141
   88       0.100%      5.208%    6/9/2004    8/1/2004   ACT/360   25,824      144         360          30         3         141
            0.000%
            0.000%
  89.1
  89.2
  89.3
  89.4
   89       0.100%      5.208%    6/9/2004    8/1/2004   ACT/360   142,271     144         360          30         3         141
   90       0.100%      5.208%    6/9/2004    8/1/2004   ACT/360   53,393      144         360          30         3         141
            0.000%
            0.000%
  91.1
  91.2
  91.3
  91.4
   91       0.100%      4.819%    6/9/2004    8/1/2004   ACT/360   185,934     84          360          24         3          81
            0.000%
   92       0.100%      5.409%    6/30/2004   8/1/2004   ACT/360   62,388      60          360          12         3          57
   93       0.100%      5.409%    6/30/2004   8/1/2004   ACT/360   41,273      60          360          12         3          57
   94       0.100%      5.409%    6/30/2004   8/1/2004   ACT/360   30,832      60          360          12         3          57
   95       0.100%      5.409%    6/30/2004   8/1/2004   ACT/360   26,968      60          360          12         3          57
   96       0.050%      6.131%    7/9/2004    9/1/2004   ACT/360   18,972      180         360           0         2         178
   97       0.030%      6.055%    8/2/2004   10/1/2004   ACT/360   415,095     120         330           0         1         119

  98.1
  98.2
  98.3
  98.4
  98.5
   98       0.100%      4.745%    5/4/2004    7/1/2004   ACT/360   81,915      84          360          36         4          80

   99       0.100%      6.108%    6/16/2004   8/1/2004   ACT/360   49,101      120         360           0         3         117
  100       0.100%      5.538%    6/4/2004    8/1/2004   ACT/360   49,846      120         300           0         3         117
            0.000%
 101.1
 101.2
 101.3
  101       0.100%      5.468%    3/31/2004   5/1/2004   ACT/360   44,559      120         300           0         6         114
            0.000%
  102       0.100%      5.639%    5/14/2004   7/1/2004   ACT/360   31,079      120         360           0         4         116
  103       0.100%      5.618%    6/3/2004    8/1/2004   ACT/360   27,805      120         360           0         3         117
  104       0.050%      5.276%    6/3/2004    8/1/2004   ACT/360      0        120          0           120        3         117
  105       0.050%      5.468%    7/8/2004    9/1/2004   ACT/360   11,086      60          300           0         2          58
  106       0.050%      6.138%    7/27/2004   9/1/2004   ACT/360   10,795      120         360           0         2         118
  107       0.050%      6.668%    6/11/2004   8/1/2004   ACT/360    9,310      120         300           0         3         117
  108       0.050%      6.214%    7/20/2004   9/1/2004   ACT/360   72,741      120         300           0         2         118
           ----------------------------------------------------------------------------------------------------------------------
            0.059%      5.352%                                                 97          352                     4          94
           ======================================================================================================================

             MATURITY      CROSS-COLLATERALIZED           RELATED          LOCKOUT
SEQUENCE       DATE                LOANS                   LOANS          EXPIRATION      PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)
--------       ----                -----                   -----          ----------      -----------------------------------------

   1         8/1/2009               No                Yes(BACM 04-4-G)    7/1/2006            LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)
   2         9/1/2014               No                       No           5/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   3         8/1/2014               No                       No           7/31/2007           LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
   4         9/1/2009               No                       No           5/31/2009               LO(56)/OPEN(4)/DEFEASANCE
   5         8/1/2009               No                Yes(BACM 04-4-G)    7/1/2006            LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)

  6.1                               No                       No
  6.2                               No                       No
  6.3                               No                       No
   6         4/1/2009               No                       No           3/31/2009               LO(59)/OPEN(1)/DEFEASANCE

   7         8/1/2009               No                Yes(BACM 04-4-G)    7/1/2006            LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)
   8         8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   9         7/1/2009               No                Yes(BACM 04-4-J)    6/30/2007           LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)
   10        7/1/2009               No                Yes(BACM 04-4-J)    6/30/2007           LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)
   11        8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   12        7/1/2014               No                       No           4/30/2014              LO(117)/OPEN(3)/DEFEASANCE
   13        5/1/2009               No                       No          10/31/2006           LO(29)/GRTR1%PPMTorYM(30)/OPEN(1)
   14        9/1/2016               No                       No           5/31/2016              LO(140)/OPEN(4)/DEFEASANCE
   15        9/1/2014               No                       No           5/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   16        9/1/2014               No                       No           5/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   17        10/1/2013              No                       No           6/30/2013              LO(116)/OPEN(4)/DEFEASANCE
   18        8/1/2016               No                Yes(BACM 04-4-K)    4/30/2016              LO(140)/OPEN(4)/DEFEASANCE
   19        7/1/2016               No                Yes(BACM 04-4-K)    3/31/2016              LO(140)/OPEN(4)/DEFEASANCE
   20        7/1/2014               No                Yes(BACM 04-4-F)   12/31/2013              LO(113)/OPEN(7)/DEFEASANCE
   21        1/1/2014               No                       No           10/1/2013              LO(117)/OPEN(3)/DEFEASANCE
   22        8/1/2011               No                       No           7/31/2011               LO(83)/OPEN(1)/DEFEASANCE
   23        7/1/2009               No                Yes(BACM 04-4-H)    6/30/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)

  24.1                              No                Yes(BACM 04-4-I)
  24.2                              No                Yes(BACM 04-4-I)
  24.3                              No                Yes(BACM 04-4-I)
  24.4                              No                Yes(BACM 04-4-I)
   24        4/1/2009               No                Yes(BACM 04-4-I)       NAP              LO(0)/GRTR1%PPMTorYM(58)/OPEN(2)

   25        7/1/2014               No                Yes(BACM 04-4-F)   12/31/2013              LO(113)/OPEN(7)/DEFEASANCE
   26        8/1/2009               No                Yes(BACM 04-4-H)    7/31/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)

  27.1                              No                Yes(BACM 04-4-H)
  27.2                              No                Yes(BACM 04-4-H)
  27.3                              No                Yes(BACM 04-4-H)
   27        5/1/2009               No                Yes(BACM 04-4-H)    4/30/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)

   28        4/1/2009               No                Yes(BACM 04-4-I)       NAP              LO(0)/GRTR1%PPMTorYM(58)/OPEN(2)
   29        4/1/2014               No                       No           3/31/2009           LO(59)/GRTR1%PPMTorYM(58)/OPEN(3)
   30        8/1/2009               No                Yes(BACM 04-4-H)    7/31/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
   31        7/1/2009               No                Yes(BACM 04-4-H)    6/30/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
   32        8/1/2009               No                Yes(BACM 04-4-H)    7/31/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
   33        12/1/2018              No                       No           9/1/2018               LO(170)/OPEN(3)/DEFEASANCE
   34        6/1/2014               No                       No           7/1/2007            LO(37)/GRTR1%PPMTorYM(79)/OPEN(4)
   35        7/1/2014               No                       No           4/1/2014               LO(117)/OPEN(3)/DEFEASANCE
   36        3/1/2009               No                       No           1/31/2009               LO(58)/OPEN(2)/DEFEASANCE

  37.1                              No                Yes(BACM 04-4-H)
  37.2                              No                Yes(BACM 04-4-H)
  37.3                              No                Yes(BACM 04-4-H)
  37.4                              No                Yes(BACM 04-4-H)
   37        8/1/2009               No                Yes(BACM 04-4-H)    7/31/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)

   38        7/1/2014               No                Yes(BACM 04-4-E)    6/30/2009           LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)
   39        6/1/2009               No                Yes(BACM 04-4-H)    5/31/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
   40        6/1/2014               No                Yes(BACM 04-4-E)    5/31/2009           LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)
   41        4/1/2009               No                       No           3/31/2009               LO(59)/OPEN(1)/DEFEASANCE
   42        6/1/2011               No                Yes(BACM 04-4-H)    5/31/2007           LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)
   43        6/1/2009               No                Yes(BACM 04-4-H)    5/31/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
   44        10/1/2018              No                       No           6/30/2018              LO(176)/OPEN(4)/DEFEASANCE
   45        1/1/2014               No                       No           11/1/2013              LO(118)/OPEN(2)/DEFEASANCE
   46        7/1/2014               No                       No           3/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   47        8/1/2011               No                Yes(BACM 04-4-H)    7/31/2007           LO(35)/GRTR1%PPMTorYM(47)/OPEN(2)
   48        6/1/2014               No                       No           3/1/2014               LO(117)/OPEN(3)/DEFEASANCE
   49        4/1/2014               No                Yes(BACM 04-4-B)    1/1/2014               LO(117)/OPEN(3)/DEFEASANCE
   50        8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   51        8/1/2014               No                Yes(BACM 04-4-L)    4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   52        4/1/2014               No                Yes(BACM 04-4-B)    1/1/2014               LO(117)/OPEN(3)/DEFEASANCE
   53        8/1/2014               No                Yes(BACM 04-4-L)    4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   54        9/1/2011               No                       No           5/31/2011               LO(80)/OPEN(4)/DEFEASANCE

  55.1                              No                       No
  55.2                              No                       No
  55.3                              No                       No
   55        11/1/2010              No                       No          10/31/2010               LO(83)/OPEN(1)/DEFEASANCE

   56        7/1/2009               No                       No           1/1/2009                LO(54)/OPEN(6)/DEFEASANCE
   57        7/1/2014               No                       No           3/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   58        7/1/2009               No                       No           4/1/2009                LO(57)/OPEN(3)/DEFEASANCE
   59        3/1/2011               No                       No           1/1/2011                LO(82)/OPEN(2)/DEFEASANCE
   60        8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   61        6/1/2011               No                       No           3/1/2011                LO(81)/OPEN(3)/DEFEASANCE

  62.1                              No                Yes(BACM 04-4-A)
  62.2                              No                Yes(BACM 04-4-A)
  62.3                              No                Yes(BACM 04-4-A)
   62        2/1/2014               No                Yes(BACM 04-4-A)    5/1/2006            LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)

   63        6/1/2014               No                       No           3/1/2014               LO(117)/OPEN(3)/DEFEASANCE
   64        2/1/2009               No                       No          12/31/2008               LO(58)/OPEN(2)/DEFEASANCE
   65        9/1/2014               No                       No           5/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   66        6/1/2014               No                       No           4/1/2014               LO(118)/OPEN(2)/DEFEASANCE
   67        2/1/2014               No                Yes(BACM 04-4-A)    5/1/2006            LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)
   68        7/1/2014               No                       No           3/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   69        2/1/2014               No                Yes(BACM 04-4-A)    5/1/2006            LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)
   70        8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   71        2/1/2014               No                Yes(BACM 04-4-A)    5/1/2006            LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)
   72        2/1/2009               No                Yes(BACM 04-4-A)    5/1/2006            LO(27)/GRTR1%PPMTorYM(32)/OPEN(1)
   73        7/1/2014               No                       No           5/1/2014               LO(118)/OPEN(2)/DEFEASANCE
   74        9/1/2014               No                       No           5/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   75        8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   76        7/1/2014               No                       No           4/30/2014              LO(117)/OPEN(3)/DEFEASANCE
   77        8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
   78        6/1/2014               No                       No           2/28/2014              LO(116)/OPEN(4)/DEFEASANCE
   79        2/1/2009               No                Yes(BACM 04-4-A)    5/1/2006            LO(27)/GRTR1%PPMTorYM(32)/OPEN(1)
   80        5/1/2014               No                       No           1/31/2014              LO(116)/OPEN(4)/DEFEASANCE
   81        2/1/2009               No                Yes(BACM 04-4-A)    5/1/2006            LO(27)/GRTR1%PPMTorYM(32)/OPEN(1)
   82        9/1/2013               No                       No           6/1/2013               LO(117)/OPEN(3)/DEFEASANCE
   83        8/1/2009               No                Yes(BACM 04-4-H)    7/31/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
   84        8/1/2009               No                       No           7/31/2007           LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)

   85        7/1/2016      Yes(BACM 04-4-SUN P1)      Yes(BACM 04-4-C)    1/1/2016               LO(138)/OPEN(6)/DEFEASANCE
   86        7/1/2016      Yes(BACM 04-4-SUN P1)      Yes(BACM 04-4-C)    1/1/2016               LO(138)/OPEN(6)/DEFEASANCE
   87        7/1/2016      Yes(BACM 04-4-SUN P1)      Yes(BACM 04-4-C)    1/1/2016               LO(138)/OPEN(6)/DEFEASANCE
   88        7/1/2016      Yes(BACM 04-4-SUN P1)      Yes(BACM 04-4-C)    1/1/2016               LO(138)/OPEN(6)/DEFEASANCE

  89.1                    Yes(BACM 04-4-SUN P12)      Yes(BACM 04-4-C)
  89.2                    Yes(BACM 04-4-SUN P12)      Yes(BACM 04-4-C)
  89.3                    Yes(BACM 04-4-SUN P12)      Yes(BACM 04-4-C)
  89.4                    Yes(BACM 04-4-SUN P12)      Yes(BACM 04-4-C)
   89        7/1/2016     Yes(BACM 04-4-SUN P12)      Yes(BACM 04-4-C)    1/1/2016               LO(138)/OPEN(6)/DEFEASANCE
   90        7/1/2016     Yes(BACM 04-4-SUN P12)      Yes(BACM 04-4-C)    1/1/2016               LO(138)/OPEN(6)/DEFEASANCE

  91.1                              No                Yes(BACM 04-4-C)
  91.2                              No                Yes(BACM 04-4-C)
  91.3                              No                Yes(BACM 04-4-C)
  91.4                              No                Yes(BACM 04-4-C)
   91        7/1/2011               No                Yes(BACM 04-4-C)    1/1/2011                LO(78)/OPEN(6)/DEFEASANCE

   92        7/1/2009               No                Yes(BACM 04-4-D)    1/1/2009                LO(54)/OPEN(6)/DEFEASANCE
   93        7/1/2009               No                Yes(BACM 04-4-D)    1/1/2009                LO(54)/OPEN(6)/DEFEASANCE
   94        7/1/2009               No                Yes(BACM 04-4-D)    1/1/2009                LO(54)/OPEN(6)/DEFEASANCE
   95        7/1/2009               No                Yes(BACM 04-4-D)    1/1/2009                LO(54)/OPEN(6)/DEFEASANCE
   96        8/1/2019               No                       No           4/30/2019              LO(176)/OPEN(4)/DEFEASANCE
   97        9/1/2014               No                       No           3/1/2014               LO(114)/OPEN(6)/DEFEASANCE

  98.1                              No                       No
  98.2                              No                       No
  98.3                              No                       No
  98.4                              No                       No
  98.5                              No                       No
   98        6/1/2011               No                       No           4/1/2011                LO(82)/OPEN(2)/DEFEASANCE

   99        7/1/2014               No                       No           4/30/2014              LO(117)/OPEN(3)/DEFEASANCE
  100        7/1/2014               No                       No           4/1/2014               LO(117)/OPEN(3)/DEFEASANCE

 101.1                              No                Yes(BACM 04-4-B)
 101.2                              No                Yes(BACM 04-4-B)
 101.3                              No                Yes(BACM 04-4-B)
  101        4/1/2014               No                Yes(BACM 04-4-B)    1/1/2014               LO(117)/OPEN(3)/DEFEASANCE

  102        6/1/2014               No                       No           3/31/2014              LO(117)/OPEN(3)/DEFEASANCE
  103        7/1/2014               No                       No           5/1/2014               LO(118)/OPEN(2)/DEFEASANCE
  104        7/1/2014               No                       No           3/31/2014              LO(116)/OPEN(4)/DEFEASANCE
  105        8/1/2009               No                       No           4/30/2009               LO(56)/OPEN(4)/DEFEASANCE
  106        8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE
  107        7/1/2014               No                       No           3/31/2014              LO(116)/OPEN(4)/DEFEASANCE
  108        8/1/2014               No                       No           4/30/2014              LO(116)/OPEN(4)/DEFEASANCE

                                                                                                                    TOTAL
                                                                                                                    UNITS/    UNITS/
                                                                                                                     SF/       SF/
                                     APPRAISAL     APPRAISAL  CUT-OFF DATE LTV           YEAR BUILT/                PADS/     PADS/
SEQUENCE   YIELD MAINTENANCE TYPE      VALUE          DATE         RATIO                  RENOVATED                 ROOMS     ROOMS
--------   ----------------------      -----          ----         -----                  ---------                 -----     -----

   1           Int Diff (MEY)       $32,500,000    6/17/2004       79.8%                     1990                    420      Units
   2                                30,700,000      7/2/2004       78.2%                     1988                    400      Units
   3              NPV (BEY)         16,500,000     6/14/2004       72.6%                     1998                    220      Units
   4                                14,000,000     7/23/2004       78.6%                     1986                    312      Units
   5           Int Diff (MEY)       13,260,000     6/17/2004       79.8%                     1988                    223      Units

  6.1                                5,400,000      3/3/2004                                 1965                    97       Units
  6.2                                3,570,000      3/3/2004                                 1963                    66       Units
  6.3                                2,430,000      3/3/2004                              1962/2002                  46       Units
   6                                11,400,000      3/3/2004       77.5%                   Various                   209      Units

   7           Int Diff (MEY)        9,625,000     5/25/2004       77.8%                     1968                    208      Units
   8                                 8,000,000     4/29/2004       78.6%                  1949/2003                  202      Units
   9              NPV (MEY)          6,700,000     5/25/2004       68.5%                  1928/2003                  77       Units
   10             NPV (MEY)          6,400,000     5/25/2004       71.7%                     1920                    71       Units
   11                                5,275,000     6/15/2004       78.3%                  1985/2003                  144      Units
   12                                4,750,000     6/12/2004       80.2%                     1986                    104      Units
   13             NPV (MEY)          4,600,000     3/17/2004       76.1%                  1968/2004                  116      Units
   14                                3,750,000     5/20/2004       79.4%                  1973/2000                  100      Units
   15                                3,200,000     7/12/2004       79.9%                  1966/2001                  87       Units
   16                                3,100,000     6/14/2004       64.8%                  1925/1993                  62       Units
   17                                2,350,000      8/1/2003       77.5%                  1946/2002                  67       Units
   18                                4,480,000      5/3/2004       37.9%                     2000                    60       Units
   19                                3,430,000     4/20/2004       40.7%                     2000                    40       Units
   20                               85,900,000     6/11/2004       80.0%                     1988                  413,755      SF
   21                               59,610,000     10/30/2003      73.2%                     2002                  199,170      SF
   22                               60,500,000     1/12/2004       70.1%                  1976/2000                502,915      SF
   23             NPV (MEY)         56,500,000     4/16/2004       54.6%                  1990/2002                360,830      SF

  24.1                              11,900,000     12/16/2003                                1988                  132,648      SF
  24.2                              10,900,000     12/21/2003                                1979                  152,834      SF
  24.3                               8,200,000     12/21/2003                                1998                  83,690       SF
  24.4                               7,500,000     12/16/2003                                1987                  140,376      SF
   24             NPV (MEY)         38,500,000      Various        79.8%                   Various                 509,548      SF

   25                               29,500,000     5/27/2004       80.0%                  1951/1984                586,686      SF
   26             NPV (MEY)         27,200,000     3/25/2004       54.0%                1974-2001/2003             232,913      SF

  27.1                              16,120,000     2/28/2004                                 2002                  80,639       SF
  27.2                               5,620,000      4/1/2004                                 2003                  13,824       SF
  27.3                               3,580,000      4/1/2004                                 2003                  13,824       SF
   27             NPV (MEY)         25,320,000      Various        54.1%                   Various                 108,287      SF

   28             NPV (MEY)         15,850,000     12/18/2003      78.2%                     1989                  161,727      SF
   29        Int Diff (BEY) - B     17,510,000     1/22/2004       69.5%                  1960/1989                97,287       SF
   30             NPV (MEY)         22,040,000     5/22/2004       53.5%                  1995-2000                115,656      SF
   31             NPV (MEY)         20,300,000     4/17/2004       54.4%                     2003                  141,004      SF
   32             NPV (MEY)         22,000,000      6/3/2004       49.5%                     1996                  195,566      SF
   33                               12,400,000      1/1/2004       74.4%                     1989                  48,282       SF
   34        Int Diff (BEY) - B     11,325,000     4/10/2004       79.9%                     1986                  119,742      SF
   35                               10,600,000     4/15/2004       75.3%                  1950/2003                50,414       SF
   36                               11,100,000      6/1/2004       71.5%                     2003                  72,840       SF

  37.1                               3,650,000     4/22/2004                                 2003                  13,824       SF
  37.2                               3,300,000     4/20/2004                                 2003                  13,440       SF
  37.3                               3,100,000     4/20/2004                                 2003                  13,824       SF
  37.4                               2,650,000     4/19/2004                                 2003                  13,824       SF
   37             NPV (MEY)         12,700,000      Various        53.5%                   Various                 54,912       SF

   38        Int Diff (BEY) - B      8,800,000     4/10/2004       76.5%                     2000                  66,686       SF
   39             NPV (MEY)         12,150,000     5/13/2004       52.7%                     2003                  70,271       SF
   40        Int Diff (BEY) - B      7,900,000     3/15/2004       78.1%                     2003                  35,281       SF
   41                                8,400,000     6/16/2003       70.9%               1971/1992, 2000             165,902      SF
   42             NPV (MEY)          8,650,000     3/31/2004       63.7%                     1992                  154,034      SF
   43             NPV (MEY)          9,960,000     4/26/2004       54.7%                     2003                  35,895       SF
   44                                9,800,000     7/10/2003       55.5%                     1988                  103,674      SF
   45                                7,600,000      9/8/2003       70.2%                  1985/1993                131,765      SF
   46                                6,000,000      6/4/2004       79.8%                  1957/2004                11,929       SF
   47             NPV (MEY)          8,250,000      5/6/2004       51.5%                  2003, 2004               64,487       SF
   48                                6,100,000      4/5/2004       69.4%                     2003                  47,620       SF
   49                                5,400,000      2/1/2004       73.6%                  1965/1992                136,790      SF
   50                                3,350,000      5/3/2004       72.9%                     2000                  24,121       SF
   51                                2,100,000     4/21/2004       73.4%                     2002                  18,953       SF
   52                                1,800,000     1/23/2004       74.6%                     1998                  30,300       SF
   53                                1,350,000      4/8/2004       73.9%                     2003                  12,825       SF
   54                               845,000,000     8/2/2004       49.3%               1921, 1969, 1971           1,780,748     SF

  55.1                              16,200,000     8/18/2003                                 1999                  86,344       SF
  55.2                              14,600,000     8/18/2003                                 2001                  70,375       SF
  55.3                              12,500,000     8/18/2003                                 2001                  69,750       SF
   55                               43,300,000     8/18/2003       63.9%                   Various                 226,469      SF

   56                               29,700,000     3/26/2004       68.5%                  1977/2001                98,925       SF
   57                               30,500,000     5/13/2004       56.6%                  1961/2001                136,602      SF
   58                               23,100,000     4/26/2004       74.4%                     2002                  124,389      SF
   59                               23,000,000     12/4/2003       72.5%                  1983/2001                253,247      SF
   60                               19,925,000      5/7/2004       80.7%                     2001                  142,938      SF
   61                               20,300,000      3/1/2004       75.0%                     1983                  164,189      SF

  62.1                               8,700,000     12/9/2003                                 1996                  70,135       SF
  62.2                               8,500,000     12/9/2003                                 1986                  73,659       SF
  62.3                               3,000,000     12/9/2003                                 1996                  38,099       SF
   62        Int Diff (BEY) - B     20,200,000     12/9/2003       69.4%                   Various                 181,893      SF

   63                               20,200,000      4/6/2004       69.0%                     1988                  96,576       SF
   64                               18,750,000     12/19/2003      68.4%                1853-1861/2000             57,772       SF
   65                               11,400,000      5/3/2004       74.6%                  1987/1999                150,360      SF
   66                               11,200,000     12/4/2003       74.7%                     1989                  58,662       SF
   67        Int Diff (BEY) - B     10,300,000     12/4/2003       69.4%                     1992                  98,200       SF
   68                                8,780,000     4/23/2004       73.5%                     1993                  39,335       SF
   69        Int Diff (BEY) - B      9,100,000     12/3/2003       67.8%                     1999                  85,740       SF
   70                                7,690,000     5/10/2004       79.2%                     1984                  68,167       SF
   71        Int Diff (BEY) - B      8,700,000     12/1/2003       69.4%                     1979                  97,293       SF
   72        Int Diff (BEY) - B      8,420,000     12/10/2003      69.4%                     1995                  121,310      SF
   73                                6,900,000      4/6/2004       74.8%                  1959/1987                49,280       SF
   74                                8,200,000     6/18/2004       60.9%                  1985/2004                57,929       SF
   75                               10,500,000     6/15/2004       38.0%                     1990                  23,269       SF
   76                                5,000,000     5/11/2004       71.8%                     2000                  25,044       SF
   77                                4,000,000     5/17/2004       79.8%                     1986                  58,268       SF
   78                                3,800,000     3/19/2004       64.1%                  1973/2004                22,155       SF
   79        Int Diff (BEY) - B      4,750,000     12/10/2003      50.1%                  1997/2002                56,054       SF
   80                                3,465,000      3/3/2004       51.7%                     2002                  15,636       SF
   81        Int Diff (BEY) - B      1,875,000     12/15/2003      54.9%                     1979                  30,240       SF
   82                               26,800,000     7/22/2003       79.3%                     1964                  723,971      SF
   83             NPV (MEY)         18,800,000     6/15/2004       60.1%                  1994/1999                316,800      SF
   84             NPV (MEY)          9,750,000     5/12/2004       54.7%                     2003                  112,066      SF

   85                               27,800,000      5/1/2004       79.1%                     1984                    962       Pads
   86                                9,200,000      5/1/2004       80.0%                  1967/1989                  330       Pads
   87                                7,500,000      5/1/2004       80.0%                     1965                    245       Pads
   88                                5,800,000      5/1/2004       80.0%                     1967                    207       Pads
                                  ==============
                                    50,300,000

  89.1                               9,600,000      5/1/2004                                 1985                    257       Pads
  89.2                               8,425,000      5/1/2004                              1962/1988                  230       Pads
  89.3                               7,900,000      5/1/2004                                 1972                    195       Pads
  89.4                               6,500,000      5/1/2004                              1968/2003                  170       Pads
   89                               32,425,000      5/1/2004       78.8%                   Various                   852       Pads
   90                               12,300,000      5/1/2004       78.0%                     1967                    462       Pads
                                  ==============
                                    44,725,000

  91.1                              23,600,000      5/1/2004                                 1987                    553       Pads
  91.2                              10,200,000      5/1/2004                              1996/1999                  336       Pads
  91.3                               6,700,000      5/1/2004                              1974/1999                  299       Pads
  91.4                               4,600,000      5/1/2004                                 1971                    117       Pads
   91                               45,100,000      5/1/2004       77.4%                   Various                  1,305      Pads

   92                               14,025,000      6/1/2004       78.2%                     1954                    309       Pads
   93                                9,100,000      6/1/2004       79.7%                  1958/1972                  184       Pads
   94                                7,000,000      6/1/2004       77.4%                     1969                    142       Pads
   95                                6,320,000      6/1/2004       75.0%                     1974                    224       Pads
   96                                4,900,000     5/26/2004       63.2%                     1994                    93        Pads
   97                               227,000,000    6/14/2004       51.0%      1959, 1960, 1974/1963, 1976, 1979   3,179,069     SF

  98.1                               5,800,000     3/18/2004                              1982/2000                  717      Units
  98.2                               4,050,000     3/22/2004                                 2002                    611      Units
  98.3                               3,260,000     3/18/2004                                 2000                    516      Units
  98.4                               3,180,000     3/23/2004                                 2002                    560      Units
  98.5                               3,100,000     3/18/2004                                 2000                    668      Units
   98                               19,390,000      Various        80.0%                   Various                  3,072     Units

   99                               11,600,000     5/17/2004       68.8%                     2000                   1,104     Units
  100                               11,950,000      5/4/2004       66.7%                     1986                    923      Units

 101.1                               5,700,000     1/29/2004                              1996/2003                  725      Units
 101.2                               2,200,000     1/29/2004                                 1995                    331      Units
 101.3                               1,700,000     1/29/2004                                 1994                    227      Units
  101                                9,600,000     1/29/2004       74.3%                   Various                  1,283     Units

  102                                7,100,000     2/19/2004       74.7%                     2000                    692      Units
  103                                8,600,000      1/6/2004       55.4%                     2000                    595      Units
  104                               12,900,000     4/20/2004       34.1%                  1985/1998                 1,973     Units
  105                                2,500,000      6/1/2004       71.8%                     1998                    389      Units
  106                                2,350,000      6/8/2004       74.9%                     2003                    304      Units
  107                                1,825,000      3/6/2004       73.7%                     1996                    407      Units
  108                               17,200,000      6/1/2004       63.8%                  1931/2002                  158      Rooms
                                                                  ------
                                                                   67.9%
                                                                  ======

                                 LOAN
                             BALANCE PER                  OCCUPANCY                                                         U/W
            NET RENTABLE       UNIT/SF/     OCCUPANCY       AS OF         U/W           U/W          U/W       U/W      REPLACEMENT
SEQUENCE      AREA (SF)          PAD         PERCENT        DATE        REVENUES      EXPENSES    CASH FLOW    DSCR       RESERVES
--------      ---------          ---         -------        ----        --------      --------    ---------    ----       --------

   1           392,844         $61,769        90.2%       7/7/2004     $3,653,543    $1,279,226  $2,313,417    1.36x      $60,900
   2           313,520          60,000        93.0%       9/7/2004      5,437,628    3,330,699    2,006,929    1.20       100,000
   3           205,143          54,440        95.5%       6/9/2004      1,941,296     848,711     1,037,585    1.24        55,000
   4           222,300          35,256        92.3%       8/2/2004      2,032,048    1,099,732     856,500     1.21        75,816
   5           211,684          47,429        93.3%       6/14/2004     1,672,638     753,906      862,982     1.24        55,750

  6.1          60,510                         92.8%       7/30/2004
  6.2          39,020                         89.4%       7/30/2004
  6.3          34,830                         97.8%       7/30/2004
   6           134,360          42,294        92.8%       7/30/2004     1,471,760     618,857      800,908     1.53        51,995

   7           197,522          35,985        88.9%       7/1/2004      1,186,431     481,007      643,034     1.25        62,390
   8           144,383          31,129        95.5%       6/30/2004     1,220,693     514,583      649,550     1.46        56,560
   9           86,000           59,577        98.7%       6/28/2004      708,954      265,614      424,090     1.30        19,250
   10          57,754           64,612        91.5%       6/29/2004      726,996      281,072      426,494     1.30        19,430
   11          125,104          28,697        92.4%       6/23/2004      829,553      427,631      362,034     1.22        39,888
   12          83,200           36,629        99.0%       6/10/2004      708,328      354,108      328,220     1.22        26,000
   13          102,000          30,178        95.7%       8/12/2004      819,583      442,198      347,385     1.51        30,000
   14          85,128           29,772        93.0%       6/10/2004      617,760      305,023      287,737     1.30        25,000
   15          61,599           29,382        93.1%       8/5/2004       536,312      257,114      250,140     1.29        29,058
   16          24,264           32,385        95.2%       7/16/2004      345,781      153,755      175,348     1.25        16,678
   17          48,250           27,174        89.6%       6/5/2004       413,601      215,597      181,254     1.22        16,750
   18          50,408           28,282        98.3%       7/1/2004       448,859      249,409      184,450     1.50        15,000
   19          35,721           34,905        100.0%      6/15/2004      322,422      154,905      157,517     1.57        10,000
   20          413,755           166          58.1%       9/13/2004    11,650,127    5,289,528    6,107,284    1.25       103,440
   21          199,170           219          85.8%       8/5/2004      5,800,032    1,574,271    3,965,322    1.26        20,200
   22          502,915            84          90.1%       6/30/2004     8,426,167    3,568,760    4,355,851    1.52       100,583
   23          360,830            85          98.8%       6/30/2004     5,614,930    1,551,323    3,921,477    2.97        57,733

  24.1         132,648                        87.7%       7/16/2004
  24.2         152,834                        97.4%       7/16/2004
  24.3         83,690                         100.0%      7/16/2004
  24.4         140,376                        96.5%       7/16/2004
   24          509,548            60          95.1%       7/16/2004     5,341,304    1,775,059    3,293,821    1.72       149,086

   25          586,686            40          62.8%       8/24/2004     3,828,862    1,193,024    2,358,296    1.40       187,596
   26          232,913            63          100.0%      7/23/2004     2,879,518    1,007,540    1,804,475    2.41        34,937

  27.1         80,639                         85.3%       6/30/2004
  27.2         13,824                         100.0%      3/2/2004
  27.3         13,824                         100.0%      3/1/2004
   27          108,287           127          89.1%        Various      2,436,870     604,802     1,744,902    2.91        16,243

   28          161,727            77          94.8%       7/16/2004     2,036,157     745,364     1,229,733    1.58        29,111
   29          97,287            125          94.5%       8/1/2004      1,508,946     391,750     1,058,456    1.25        19,457
   30          115,656           102          96.3%       4/16/2004     1,995,398     526,250     1,412,264    2.35        17,348
   31          141,004            78          100.0%      7/30/2004     2,014,652     484,581     1,493,411    2.84        21,151
   32          195,566            56          92.3%       8/17/2004     2,124,686     546,677     1,507,467    2.78        29,335
   33          48,282            191          97.6%       8/20/2004     1,809,266     877,975      873,694     1.29        9,605
   34          119,742            76          89.9%       6/30/2004     1,335,448     480,298      787,515     1.24        11,974
   35          50,414            158          90.1%       6/30/2004     1,009,769     225,542      732,665     1.30        13,889
   36          72,840            109          100.0%      8/4/2004      1,063,524     261,544      769,521     1.54        7,284

  37.1         13,824                         100.0%      6/21/2004
  37.2         13,440                         100.0%      6/21/2004
  37.3         13,824                         100.0%      6/21/2004
  37.4         13,824                         100.0%      6/21/2004
   37          54,912            124          100.0%      6/21/2004     1,200,426     214,805      949,681     2.65        8,237

   38          66,686            101          95.7%       6/1/2004      1,017,377     350,237      635,381     1.27        7,338
   39          70,271             91          88.9%       8/9/2004      1,199,748     427,763      747,430     2.70        10,541
   40          35,281            175          95.7%       5/1/2004       855,310      249,630      570,514     1.25        1,764
   41          165,902            36          100.0%      6/1/2004      1,101,248     366,999      656,655     1.78        26,544
   42          154,034            36          100.0%      3/17/2004     1,113,240     306,795      755,340     3.33        23,105
   43          35,895            152          95.8%       8/9/2004      1,014,528     208,081      780,251     3.39        5,384
   44          103,674            52          100.0%      7/29/2004     1,161,312     320,687      763,137     1.91        25,919
   45          131,765            40          100.0%      8/19/2004      813,723      223,721      524,632     1.25        26,353
   46          11,929            401          100.0%      5/31/2004      611,967      136,707      455,877     1.29        4,169
   47          64,487             66          88.2%       6/22/2004      810,685      234,303      560,582     2.48        9,673
   48          47,620             89          83.5%       6/2/2004       605,170      132,006      444,285     1.46        7,143
   49          136,790            29          93.4%       7/13/2004      667,771      228,002      361,904     1.31        21,202
   50          24,121            101          100.0%      7/9/2004       325,591       70,673      244,435     1.29        3,618
   51          18,953             81          100.0%      6/22/2004      202,377       30,685      153,668     1.21        1,895
   52          30,300             44          94.1%       7/13/2004      214,090       60,983      127,357     1.35        4,545
   53          12,825             78          100.0%      6/22/2004      135,854       24,876      100,256     1.21        1,411
   54         1,780,748          234          93.7%       6/1/2004     95,289,720    33,245,580  58,464,169    2.21       534,998

  55.1         86,344                         100.0%      4/1/2004
  55.2         70,375                         93.4%       4/1/2004
  55.3         69,750                         100.0%      4/1/2004
   55          226,469           122          97.9%       4/1/2004      4,574,616    1,237,333    2,996,599    1.56        33,970

   56          98,925            206          100.0%      6/22/2004     2,586,198     598,826     1,915,691    1.35        14,839
   57          136,602           126          82.8%       8/25/2004     3,170,381     974,256     1,910,128    1.60        34,136
   58          124,389           138          100.0%      4/2/2004      2,573,713     731,435     1,658,720    1.49        31,097
   59          253,247            66          89.3%       6/1/2004      3,022,343    1,043,535    1,577,926    1.44        68,064
   60          142,938           113          85.4%       7/14/2004     2,940,828    1,236,069    1,488,264    1.27        14,294
   61          164,189            93          96.0%       6/30/2004     3,031,890    1,444,917    1,278,278    1.27        32,838

  62.1         70,135                         100.0%      7/31/2004
  62.2         73,659                         95.0%       7/31/2004
  62.3         38,099                         96.1%       7/31/2004
   62          181,893            77          97.2%       7/31/2004     2,999,272    1,368,752    1,490,221    1.51        36,379

   63          96,576            144          98.5%       5/1/2004      2,446,603     914,148     1,297,646    1.26        18,349
   64          57,772            222          100.0%      7/1/2004      1,695,634     350,580     1,289,904    1.42        8,666
   65          150,360            57          100.0%      8/5/2004      1,286,668     180,119      995,718     1.35        37,590
   66          58,662            143          100.0%      6/30/2004     1,364,069     488,344      755,143     1.28        14,685
   67          98,200             73          100.0%      7/31/2004     1,456,076     696,887      682,138     1.35        19,640
   68          39,335            164          100.0%      6/1/2004      1,157,725     422,378      684,402     1.49        8,595
   69          85,740             72          84.5%       7/31/2004     1,422,830     735,409      631,699     1.45        17,148
   70          68,167             89          93.1%       5/21/2004     1,101,659     458,521      562,600     1.27        24,199
   71          97,293             62          87.7%       7/31/2004     1,774,058    1,008,987     701,129     1.65        19,127
   72          121,310            48          90.4%       7/31/2004     1,600,379     836,060      644,205     1.67        21,294
   73          49,280            105          100.0%      6/25/2004      902,462      317,552      502,446     1.29        14,784
   74          57,929             86          100.0%      7/1/2004       791,313      223,709      509,630     1.42        14,482
   75          23,269            172          82.0%       7/20/2004      835,562      250,049      525,895     1.83        8,377
   76          25,044            143          100.0%      5/1/2004       530,073      134,905      344,918     1.30        6,761
   77          58,268             55          100.0%      7/1/2004       491,685      143,994      314,589     1.30        12,236
   78          22,155            110          93.8%       5/24/2004      434,528      182,304      224,893     1.26        4,670
   79          56,054             42          64.4%       7/31/2004      511,654      263,153      211,330     1.35        11,213
   80          15,636            115          87.7%       1/27/2004      318,974      102,574      193,821     1.61        2,345
   81          30,240             34          83.9%       7/31/2004      325,969      208,440      88,407      1.30        6,048
   82          723,971            29          100.0%      8/19/2004     3,091,507     875,616     1,998,580    1.25        92,668
   83          316,800            36          100.0%      10/1/2004     2,001,488     484,808     1,485,000    2.58        31,680
   84          112,066            48          100.0%      6/30/2004      855,887      118,827      720,250     2.51        16,810

   85             0             22,852        100.0%      5/31/2004     2,900,135    1,091,125    1,761,860    1.20        47,150
   86             0             22,303        81.4%       5/31/2004     1,054,783     355,891      682,192     1.39        16,700
   87             0             24,490        93.5%       5/31/2004      933,029      323,192      597,587     1.49        12,250
   88             0             22,415        87.9%       5/31/2004      712,353      298,290      403,713     1.30        10,350

  89.1            0                           99.6%       5/31/2004
  89.2            0                           88.3%       5/31/2004
  89.3            0                           95.9%       5/31/2004
  89.4            0                           91.8%       5/31/2004
   89             0             30,004        94.1%       5/31/2004     3,661,436    1,364,275    2,254,561    1.32        42,600
   90             0             20,766        76.0%       5/31/2004     1,257,911     465,946      768,865     1.20        23,100

  91.1            0                           100.0%      5/31/2004
  91.2            0                           80.1%       5/31/2004
  91.3            0                           99.2%       5/31/2004
  91.4            0                           98.3%       5/31/2004
   91             0             26,751        94.5%       5/31/2004     5,299,594    2,379,664    2,854,680    1.28        65,250

   92             0             35,479        98.7%       5/31/2004     1,642,547     727,662      902,525     1.21        12,360
   93             0             39,417        97.9%       5/31/2004     1,095,690     492,275      597,079     1.21        6,336
   94             0             38,155        100.0%      5/31/2004      713,188      262,151      446,032     1.21        5,005
   95             0             21,156        98.7%       5/31/2004     1,094,245     695,825      390,132     1.21        8,288
   96             0             33,275        97.9%       6/22/2004      537,165      200,019      332,496     1.46        4,650
   97         3,179,069           36          94.3%       6/30/2004    61,629,707    39,428,908  20,717,959    2.37      1,482,840

  98.1         68,100                         88.7%       7/31/2004
  98.2         74,520                         77.9%       7/31/2004
  98.3         50,175                         78.7%       7/31/2004
  98.4         60,502                         87.9%       7/31/2004
  98.5         66,575                         77.3%       7/31/2004
   98          319,872          5,049         82.2%       7/31/2004     2,871,641    1,548,492    1,275,176    1.30        47,973

   99          111,450          7,228         66.6%       7/27/2004     1,147,743     387,865      743,078     1.26        16,800
  100          113,015          8,630         97.2%       6/1/2004      1,416,580     554,822      848,402     1.42        13,356

 101.1         98,027                         88.9%       5/21/2004
 101.2         41,713                         88.8%       5/21/2004
 101.3         27,680                         97.4%       5/21/2004
  101          167,420          5,562         90.4%       5/21/2004     1,106,725     390,601      695,632     1.30        20,492

  102          69,385           7,665         86.0%       7/1/2004       809,154      305,396      492,670     1.32        11,088
  103          76,143           8,002         93.5%       4/25/2004     1,143,043     400,152      739,321     2.22        3,570
  104          178,608          2,230         89.7%       3/29/2004     1,678,029     536,645     1,114,591    3.79        26,793
  105          51,243           4,614         86.7%       5/30/2004      375,835      180,681      185,503     1.39        9,651
  106          43,300           5,788         88.5%       6/30/2004      305,379      110,039      188,845     1.46        6,495
  107          53,476           3,305         87.0%       5/1/2004       259,047      107,779      143,247     1.28        8,021
  108          100,215          69,439        69.9%       6/30/2004     4,053,470    2,582,884    1,470,586    1.68          0
                                                                                                             ------
                                                                                                               1.67X
                                                                                                             ======

             U/W
         REPLACEMENT
          RESERVES            MOST               MOST         MOST         FULL        FULL
          PER UNIT/          RECENT             RECENT       RECENT        YEAR        YEAR
SEQUENCE   SF/ PAD       STATEMENT TYPE        END DATE       NOI        END DATE      NOI       LARGEST TENANT
--------   -------       --------------        --------       ---        --------      ---       --------------

   1       $145.00   Annualized Most Recent    5/31/2004   $2,435,239   12/31/2003  $2,368,337
   2       250.00    Annualized Most Recent    6/30/2004   2,105,688    12/31/2003   1,918,903
   3       250.00    Annualized Most Recent    6/30/2004   1,072,289    12/31/2003   1,207,977
   4       243.00    Annualized Most Recent    7/31/2004    967,121     12/31/2003   1,139,085
   5       250.00    Annualized Most Recent    7/31/2004   1,062,867    12/31/2003   1,006,120

  6.1                      Full Year          12/31/2003    397,922     12/31/2002    406,294
  6.2                      Full Year          12/31/2003    261,745     12/31/2002    249,548
  6.3                      Full Year          12/31/2003    167,701     12/31/2002    170,903
   6       248.78          Full Year          12/31/2003    827,368     12/31/2002    826,745

   7       299.95    Annualized Most Recent    4/30/2004    736,404     12/31/2003    834,904
   8       280.00    Annualized Most Recent    5/31/2004    652,711     12/31/2003    254,228
   9       250.00         Trailing 12          6/30/2004    401,590     12/31/2003    354,941
   10      273.66         Trailing 12          6/30/2004    375,751     12/31/2003    328,744
   11      277.00    Annualized Most Recent    6/30/2004    459,309     12/31/2003    441,209
   12      250.00    Annualized Most Recent    5/31/2004    366,379     12/31/2003    360,468
   13      258.62
   14      250.00    Annualized Most Recent    6/30/2004    388,087     12/31/2003    364,771
   15      334.00    Annualized Most Recent    6/30/2004    303,141     12/31/2003    311,325
   16      269.00    Annualized Most Recent    6/30/2004    158,624     12/31/2003    152,664
   17      250.00    Annualized Most Recent    5/31/2004    161,343     12/30/2003    244,140
   18      250.00    Annualized Most Recent    6/30/2004    199,966     12/31/2003    218,104
   19      250.00    Annualized Most Recent    5/31/2004    170,831     12/31/2003    172,951
   20       0.25     Annualized Most Recent    6/30/2004   5,793,512    12/31/2003   6,709,459   Hollywood Cinema
   21       0.10                                                                                 Best Buy
   22       0.20          Trailing 12          4/30/2004   4,861,319    12/31/2003   4,901,862   Sears
   23       0.16           Full Year          12/31/2003   4,134,825    12/31/2002   3,621,004   Safeway

  24.1                     Full Year          12/31/2003   1,023,881    12/31/2002   1,074,886   Price Chopper
  24.2                     Full Year          12/31/2003   1,073,063    12/31/2002    950,922    Kmart
  24.3                     Full Year          12/31/2003    773,626     12/31/2002    739,780    Food Lion
  24.4                     Full Year          12/31/2003    645,088     12/31/2002    635,617    Price Chopper
   24       0.29           Full Year          12/31/2003   3,515,658    12/31/2002   3,401,205

   25       0.32     Annualized Most Recent    6/30/2004   2,383,562    12/31/2003   2,411,975   Burlington Coat Factory
   26       0.15           Full Year          12/31/2003   1,150,413                             Kohl's

  27.1                     Full Year          12/31/2003    609,378                              Washington Mutual
  27.2                                                         0                                 Eckerd
  27.3                                                         0                                 Eckerd Edmond
   27       0.15

   28       0.18           Full Year          12/31/2003   1,305,748    12/31/2002   1,187,257   Giant Foods
   29       0.20     Annualized Most Recent    7/31/2004   1,250,811    12/31/2003   1,082,457   24 Hr Fitness
   30       0.15           Full Year          12/31/2003   1,313,605    12/31/2002   1,376,285   Safeway
   31       0.15                                               0                                 Babies 'R' Us
   32       0.15          Trailing 12          3/31/2004   1,745,488    12/31/2003   1,768,699   Dick's Sporting Goods
   33       0.20     Annualized Most Recent    6/30/2004    858,176     12/31/2003    892,571    Coldwell Banker
   34       0.10     Annualized Most Recent    6/30/2004    915,417     12/31/2003   1,053,016   Kroger
   35       0.28     Annualized Most Recent    6/30/2004    861,316     12/31/2003    535,587    Food Outlet, Inc.
   36       0.10                                                                                 Publix

  37.1                                                         0                                 Eckerds
  37.2                                                         0                                 Eckerds
  37.3                                                         0                                 Eckerds
  37.4                                                         0                                 Eckerds
   37       0.15                                               0

   38       0.11     Annualized Most Recent    4/30/2004    594,558     12/31/2003    542,480    Albertson's
   39       0.15           Full Year          12/31/2003    216,827                              Publix
   40       0.05     Annualized Most Recent    4/30/2004    663,915     12/31/2003    416,389    Blockbuster, Inc.
   41       0.16     Annualized Most Recent    6/30/2004    854,622     12/31/2003    654,327    Shaw's Supermarket
   42       0.15           Full Year          12/31/2003    847,209     12/31/2002    720,315    Kmart
   43       0.15                                                                                 Rooms to Go Kids
   44       0.25     Annualized Most Recent    6/30/2004    811,750     12/31/2003    930,963    Weis Markets, Inc.
   45       0.20     Annualized Most Recent    6/30/2004    723,040     12/31/2003    552,945    Super Fresh Foods
   46       0.35     Annualized Most Recent    5/31/2004    307,635                              Chipotle Mexican Grill
   47       0.15                                                                                 Publix
   48       0.15     Annualized Most Recent    4/30/2004    397,995     12/31/2003    104,466    New China Buffet
   49       0.15     Annualized Most Recent    6/30/2004    437,270     12/31/2003    471,529    IGA
   50       0.15     Annualized Most Recent    3/31/2004    254,936     12/31/2003    225,534    Schuck's Auto
   51       0.10     Annualized Most Recent    3/31/2004    218,301     12/31/2003    181,671    DollarTree Stores
   52       0.15     Annualized Most Recent    6/30/2004    173,481     12/31/2003    170,818    Hancock Fabrics
   53       0.11     Annualized Most Recent    3/31/2004    115,717                              Hibbett Sports
   54       0.30           Full Year          12/31/2003   59,931,759   12/31/2002  66,132,988   Bank of America, N.A.

  55.1               Annualized Most Recent    6/30/2003   1,313,006    12/31/2002   1,087,443   Agilent Technologies
  55.2               Annualized Most Recent    6/30/2003    946,390     12/31/2002    570,547    Allstate Insurance Co.
  55.3               Annualized Most Recent    6/30/2003   1,005,178    12/31/2002    998,599    Verizon Wireless
   55       0.15     Annualized Most Recent    6/30/2003   3,264,574    12/31/2002   2,656,589

   56       0.15     Annualized Most Recent    5/31/2004   2,422,926    12/31/2003   2,251,927   FCB
   57       0.25     Annualized Most Recent    6/30/2004   2,195,964    12/31/2003   2,099,294   Zen Technology
   58       0.25     Annualized Most Recent    3/31/2004   2,539,224    12/31/2003   2,204,426   Savage Co's
   59       0.27     Annualized Most Recent    5/31/2004   1,808,126    12/31/2003   2,064,251   Apria Healthcare
   60       0.10     Annualized Most Recent    5/25/2004    300,727     12/31/2003   -105,979    Fiserv
   61       0.20     Annualized Most Recent    6/30/2004   2,220,143    12/31/2003   1,271,727   Law Office of Frank Branson

  62.1      0.00                                                                                 Sadler Clinic Association
  62.2      0.00                                                                                 Associated Hospital Tenants
  62.3      0.00                                                                                 Associated Hospital Tenants
   62       0.20     Annualized Most Recent    7/31/2004   1,831,704    12/31/2003   1,875,004

   63       0.19     Annualized Most Recent    3/31/2004   2,208,528    12/31/2003   1,995,088   Inovis USA
   64       0.15     Annualized Most Recent    6/30/2004   2,928,954    12/31/2003   2,761,044   Leo Burnett
   65       0.25                                                                                 Thompson Broadband & Media Services
   66       0.25     Annualized Most Recent    6/30/2004   1,145,492    12/31/2003    869,823    South Florida Ped Partners
   67       0.20     Annualized Most Recent    7/31/2004    820,653     12/31/2003    872,238    VA Clinic
   68       0.22     Annualized Most Recent    3/31/2004    874,545     12/31/2003    820,595    Kadlec Medical Center
   69       0.20     Annualized Most Recent    7/31/2004    849,828     12/31/2003    546,615    Associated Hospital Tenants
   70       0.35     Annualized Most Recent    4/30/2004    832,611     12/31/2003    720,587    Nature Conservancy
   71       0.20     Annualized Most Recent    7/31/2004    973,809     12/31/2003    784,882    Associated Hospital Tenants
   72       0.18     Annualized Most Recent    7/31/2004    994,857     12/31/2003    802,419    Coastal Bend Womens Center
   73       0.30     Annualized Most Recent    6/30/2004    762,446     12/31/2003    670,414    County of Los Angeles
   74       0.25     Annualized Most Recent    6/30/2004    673,091     12/31/2003    623,051    BestCare
   75       0.36     Annualized Most Recent    5/31/2004    824,582     12/31/2003    537,360    Sixty USA Retail, Inc.
   76       0.27     Annualized Most Recent    4/30/2004    321,306     12/31/2003    233,201    Southwest Title
   77       0.21     Annualized Most Recent    5/31/2004    410,644     12/31/2003    293,435    Arrow Mfg
   78       0.21     Annualized Most Recent    3/31/2004    269,971      5/31/2003    105,425    South Coast Title
   79       0.20     Annualized Most Recent    7/31/2004    244,990     12/31/2003    222,206    Associated Hospital Tenants
   80       0.15     Annualized Most Recent    2/29/2004    165,654     12/31/2003    128,789    Harlowe & Hitt
   81       0.20     Annualized Most Recent    7/31/2004    120,038     12/31/2003    149,294    CGMT Property, LLC
   82       0.13     Annualized Most Recent    6/30/2004   2,210,995    12/31/2002   1,879,128   EMAC Warehouse
   83       0.10                                               0                                 Wrangler Company
   84       0.15                                                                                 Kraft

   85       49.01    Annualized Most Recent    5/31/2004   2,135,099    12/31/2003   1,882,918
   86       50.61    Annualized Most Recent    5/31/2004    717,269     12/31/2003    730,882
   87       50.00    Annualized Most Recent    5/31/2004    642,529     12/31/2003    567,479
   88       50.00    Annualized Most Recent    5/31/2004    403,955     12/31/2003    475,656

  89.1      0.00
  89.2      0.00
  89.3      0.00
  89.4      0.00
   89       50.00    Annualized Most Recent    5/31/2004   2,509,968    12/31/2003   2,521,756
   90       50.00    Annualized Most Recent    5/31/2004   1,012,001    12/31/2003   1,017,657

  91.1      0.00
  91.2      0.00
  91.3      0.00
  91.4      0.00
   91       50.00    Annualized Most Recent    5/31/2004   3,651,375    12/31/2003   3,000,975

   92       40.00    Annualized Most Recent    5/31/2004    903,050     12/31/2003    860,034
   93       34.43    Annualized Most Recent    5/31/2004    651,084     12/31/2003    571,941
   94       35.25    Annualized Most Recent    5/31/2004    492,938     12/31/2003    474,759
   95       37.00    Annualized Most Recent    5/31/2004    390,977     12/31/2003    363,180
   96       50.00    Annualized Most Recent    5/31/2004    339,565     12/21/2003    330,879
   97       0.47           Full Year          12/31/2003   19,899,000   12/31/2002  21,746,000   Onecoast Network

  98.1      0.00
  98.2      0.00
  98.3      0.00
  98.4      0.00
  98.5      0.00
   98       15.62    Annualized Most Recent    6/30/2004   1,360,123    12/31/2003   1,327,930

   99       15.22    Annualized Most Recent    5/31/2004    763,927     12/31/2003    645,730
  100       14.47    Annualized Most Recent    7/31/2004    859,438     12/31/2003    855,725

 101.1      0.00
 101.2      0.00
 101.3      0.00
  101       15.97    Annualized Most Recent    4/30/2004    802,350     12/31/2003    724,728

  102       16.02    Annualized Most Recent    6/30/2004    524,264     12/31/2003    522,255
  103       6.00     Annualized Most Recent    4/30/2004    904,988     12/31/2003    773,708
  104       13.58    Annualized Most Recent    3/31/2004   1,204,709    12/30/2003   1,154,300
  105       24.81    Annualized Most Recent    5/31/2004    177,218     12/31/2003    189,069
  106       21.37    Annualized Most Recent    6/30/2004    208,450     12/31/2003    88,347
  107       19.71    Annualized Most Recent    4/30/2004    196,611     12/31/2003    184,506
  108       0.00     Annualized Most Recent    6/30/2004   1,752,130    12/31/2003   1,575,073

                                                                                           SECOND
                      LARGEST                                                    SECOND    LARGEST   SECOND
             LARGEST   TENANT     LARGEST                                       LARGEST    TENANT   LARGEST
             TENANT     % OF      TENANT                                         TENANT     % OF     TENANT
             LEASED    TOTAL       LEASE                                         LEASED     TOTAL    LEASE
SEQUENCE       SF        SF     EXPIRATION    SECOND LARGEST TENANT                SF        SF    EXPIRATION
--------     ------   --------  ----------    ---------------------             --------   ------  ----------

   1
   2
   3
   4
   5

  6.1
  6.2
  6.3
   6

   7
   8
   9
   10
   11
   12
   13
   14
   15
   16
   17
   18
   19
   20        23,115      6%     1/31/2009    Old Navy Clothing Co.               22,446      5%     1/31/2005
   21        43,787     22%     8/31/2018    Sytex                               31,757      16%    7/31/2013
   22        124,918    25%     2/25/2006    J.C. Penney                         87,650      17%    2/28/2006
   23        47,000     13%     11/1/2010    Gart Sports                         45,658      13%    1/31/2013

  24.1       65,895     50%     5/31/2018    Fashion Bug                         10,650      8%     1/31/2005
  24.2       95,932     63%    11/30/2005    Salvo Auto Parts                    12,000      8%     8/31/2009
  24.3       38,372     46%     3/10/2018    Happy Harry's Discount Drug         9,900       12%    5/31/2013
  24.4       60,000     43%    11/30/2007    Big Lots                            27,000      19%    1/31/2008
   24

   25        80,847     14%    10/31/2006    Hobby Lobby                         60,000      10%    10/1/2014
   26        80,654     35%     1/31/2019    Bed, Bath & Beyond                  26,797      12%    1/31/2014

  27.1        4,000      5%    10/31/2012    Mattress Firm                       4,000       5%     4/30/2007
  27.2       13,824     100%   10/14/2023
  27.3       13,824     100%   11/20/2023
   27

   28        57,200     35%    10/31/2014    Tractor Supply Co.                  30,040      19%    7/31/2012
   29        18,838     19%     4/30/2005    Rite Aid                            17,700      18%    5/31/2008
   30        53,850     47%     7/31/2021    Party City                          7,992       7%     1/31/2010
   31        31,280     22%     1/31/2014    Ross Dress For Less                 30,024      21%    1/31/2015
   32        50,000     26%     1/31/2012    Toys "R" Us                         45,000      23%    1/31/2012
   33        11,159     23%     7/31/2007    Bistro Garden                       9,480       20%    1/31/2016
   34        54,991     46%     6/30/2011    Petco                               9,000       8%     9/30/2009
   35        16,150     32%     2/26/2012    Goodwill                            5,850       12%   11/30/2007
   36        44,840     62%    10/31/2023    Blockbuster, Inc.                   4,200       6%    11/30/2008

  37.1       13,824     100%    5/31/2024
  37.2       13,440     100%    5/31/2024
  37.3       13,824     100%    5/31/2024
  37.4       13,824     100%    5/31/2024
   37

   38        42,962     64%     9/30/2028    Blockbuster, Inc.                   4,473       7%     9/30/2005
   39        44,271     63%     6/30/2023    Postnet of Davie                    1,400       2%     1/31/2010
   40         5,977     17%    11/30/2007    Texas Credit Union                  4,410       12%    2/29/2008
   41        47,277     28%     6/30/2007    Big Lots                            33,802      20%    1/31/2009
   42        91,266     59%     6/1/2017     Kroger                              56,634      37%    4/30/2017
   43         8,297     23%    11/30/2023    Panera Bread Comp                   4,771       13%    8/31/2013
   44        51,779     50%    11/30/2009    CVS Corporation                     11,840      11%   11/30/2009
   45        41,000     31%     5/28/2006    Big Lots Odd Lots                   26,692      20%    1/31/2009
   46         2,804     24%     4/30/2014    Noodles & Company                   2,304       19%    1/31/2014
   47        44,271     69%     1/31/2023    IHOP                                4,760       7%     4/30/2029
   48         4,800     10%     5/31/2008    Cato                                4,160       9%     1/31/2008
   49        20,000     15%     1/24/2007    Gym-X                               19,460      14%   11/30/2006
   50         6,000     25%     1/31/2010    Dollar Tree                         6,000       25%   10/31/2006
   51         5,985     32%     1/31/2009    Hibbett Sports                      5,035       27%    1/31/2008
   52        12,400     41%    10/31/2008    Family Dollar                       8,172       27%   12/31/2006
   53         5,040     39%     1/31/2009    CATO Corporation                    4,050       32%    1/31/2009
   54        662,524    37%     9/30/2015    Goldman, Sachs & Co.                90,504      5%     8/31/2010

  55.1       64,427     75%     8/31/2005    Adventist Health                    21,917      25%    8/31/2011
  55.2       60,000     85%     1/31/2012    WFS Financial, Inc.                 5,745       8%     9/30/2009
  55.3       69,750     100%   11/30/2008
   55

   56        98,925     100%    3/31/2016
   57        10,738      8%    11/30/2008    Am. Society of Cell Biology         6,765       5%     9/30/2010
   58        24,278     20%     4/30/2008    American Family Mutual              22,855      18%    3/10/2005
   59        26,966     11%     9/30/2008    Windward Homes                      12,936      5%     8/31/2005
   60        49,792     35%     5/31/2011    Levi Strauss                        27,962      20%   10/31/2006
   61        34,755     21%     4/30/2008    Highland Park Business              16,032      10%    5/31/2010

  62.1       70,135     100%    4/30/2012
  62.2       50,793     69%     6/30/2010    Montgomery County Mgmt              14,122      19%    8/31/2012
  62.3       32,648     86%     6/30/2005    Sadler Clinic                       3,981       10%    4/30/2012
   62

   63        26,268     27%     5/31/2006    Wells Fargo                         18,624      19%    5/31/2006
   64        32,580     56%    11/16/2007    Miami Ad School                     9,351       16%    1/31/2007
   65        150,360    100%    6/1/2017
   66         7,500     13%    12/31/2014    Glick, Baer, Safinski and Goodman   6,120       10%    9/30/2005
   67        98,200     100%    4/3/2007
   68        24,967     63%     4/25/2008    Richland Medical Group              6,247       16%    5/31/2009
   69        16,483     19%     6/30/2005    North Hills Surgicare               16,153      19%    4/30/2009
   70        14,133     21%     7/31/2008    National City Mortgage              10,910      16%    2/28/2006
   71        26,091     27%     6/30/2005    Park Central Surgical Center        22,017      23%   12/31/2008
   72        22,553     19%     7/31/2008    Thomas-Spann Clinic                 17,491      14%   12/31/2005
   73        35,480     72%     1/8/2011     State of California                 13,800      28%    3/31/2007
   74         7,718     13%     6/30/2007    San Luis Print                      6,968       12%    8/31/2007
   75         3,910     17%    11/27/2013    Pacific Security Group, Inc.        3,743       16%    4/14/2005
   76         6,588     26%     7/23/2006    CH Mortgage                         6,587       26%    2/28/2008
   77        20,104     35%     5/31/2010    Kehilat                             5,321       9%     2/28/2005
   78         2,295     10%     5/13/2007    The Lending Group                   2,131       10%   11/30/2006
   79         7,574     14%     7/31/2007    Karin Boeck & Rory Justo            4,114       7%    11/30/2008
   80         5,212     33%    12/31/2007    CTC Consulting, Inc.                3,290       21%    7/31/2008
   81         5,533     18%     8/31/2009    Lieberman & Al-Omary, M.D.'s        4,927       16%   12/31/2004
   82        234,266    32%    12/31/2005    Hexagon dba Brown & Sharpe         200,329      28%    4/30/2006
   83        316,800    100%   11/30/2013
   84        112,066    100%   10/31/2013

   85
   86
   87
   88

  89.1
  89.2
  89.3
  89.4
   89
   90

  91.1
  91.2
  91.3
  91.4
   91

   92
   93
   94
   95
   96
   97        44,563      1%     4/30/2008    Larry Kenneth Payne, Inc.           32,103      1%     5/31/2007

  98.1
  98.2
  98.3
  98.4
  98.5
   98

   99
  100

 101.1
 101.2
 101.3
  101

  102
  103
  104
  105
  106
  107
  108

                                                              THIRD
                                                    THIRD    LARGEST     THIRD
                                                   LARGEST   TENANT    LARGEST
                                                   TENANT     % OF      TENANT
                                                   LEASED     TOTAL     LEASE
SEQUENCE    THIRD LARGEST TENANT                     SF        SF     EXPIRATION
--------    --------------------                   -------   -------  ----------

   1
   2
   3
   4
   5

  6.1
  6.2
  6.3
   6

   7
   8
   9
   10
   11
   12
   13
   14
   15
   16
   17
   18
   19
   20       The Gap/Gap Kids                        9,182       2%     1/31/2007
   21       Borders                                29,892      15%     1/31/2024
   22       Santa Rosa Cinema                      31,381       6%    12/31/2014
   23       Best Buy                               45,000      12%     1/31/2017

  24.1      Science and Hobby                       4,093       3%     6/30/2006
  24.2      Fashion Bug                             8,000       5%     1/31/2007
  24.3      Dollar Tree                             8,400      10%     1/31/2008
  24.4      Eckerd                                 10,800       8%    11/30/2007
   24

   25       Alltel                                 44,000       7%     10/1/2011
   26       TJ Maxx                                25,420      11%     3/31/2014

  27.1      The Soccer Corner                       4,000       5%     5/31/2013
  27.2
  27.3
   27

   28       TJ Maxx                                26,620      16%    10/31/2009
   29       Tuesday Morning                         8,000       8%     1/31/2005
   30       Marysville Daycare                      7,345       6%     1/31/2006
   31       Bed, Bath & Beyond                     28,000      20%     1/31/2014
   32       Best Buy                               37,005      19%     1/31/2013
   33       Sy Devore Menswear                      3,430       7%     4/30/2007
   34       Aaron Rents                             6,510       5%     1/31/2009
   35       Play it Again Sports                    4,798      10%    11/17/2006
   36       North End Sports Grill                  4,200       6%     3/14/2009

  37.1
  37.2
  37.3
  37.4
   37

   38       Arizona's Choice Chiropractic           1,655       2%    11/30/2007
   39       Miko Miko Sushi                         1,400       2%    12/31/2008
   40       Side Kicks Martial Arts                 2,520       7%     1/31/2009
   41       Goodwill Industries                    25,000      15%     2/28/2013
   42       China Garden                            4,000       3%     1/1/2008
   43       2nd Swing Golf                          3,911      11%     9/30/2009
   44       Blockbuster, Inc.                       5,214       5%    12/31/2005
   45       Best Hardware                          20,000      15%     7/31/2012
   46       Starbucks                               1,555      13%     2/28/2014
   47       CiCi's Pizza                            3,856       6%     4/30/2014
   48       LaHacienda Mexican Restaurant           3,600       8%     5/31/2008
   49       Sherwin Willams                        12,601       9%     6/30/2006
   50       American Family Video                   4,500      19%     5/31/2005
   51       The CATO Corporation                    4,275      23%     1/31/2008
   52       Mattress World                          4,900      16%    11/30/2004
   53       The Happiness Shop                      3,735      29%     2/28/2009
   54       Morgan Stanley & Co.                   85,347       5%    10/31/2011

  55.1
  55.2
  55.3
   55

   56
   57       Boss Temps                              6,727       5%     1/31/2009
   58       Mass Mutual                            22,855      18%     8/31/2006
   59       Axolotl Corporation                    12,385       5%     6/30/2008
   60       Merit Insurance                         7,408       5%     9/30/2008
   61       Hawkins and Parnell, LLP               15,427       9%     8/30/2008

  62.1
  62.2      Thomas Shannon MD                       3,558       5%     4/30/2005
  62.3
   62

   63       Lipton                                 12,324      13%     7/31/2006
   64       Uniscribe                               7,000      12%     4/15/2008
   65
   66       Beck and Young MD                       5,427       9%     1/31/2011
   67
   68       Dr. Perry                               4,015      10%     8/31/2007
   69       COR Specialty Assoc.                    8,892      10%    11/30/2005
   70       Square D                                6,022       9%     5/31/2005
   71       William Dammert MD                      4,828       5%     4/30/2005
   72       Associated Hospital Tenants            13,404      11%     6/30/2005
   73
   74       Hospice Partners                        6,505      11%     6/30/2007
   75       Sunglass Hut Trading Corporation        3,220      14%     3/31/2012
   76       Dyson and Dyson                         5,899      24%     4/30/2007
   77       Interserv                               5,205       9%     7/31/2005
   78       Chris Yelich & Neil Bandom              1,805       8%    10/31/2006
   79       Pediatric Specialists of Mario          3,423       6%     7/31/2007
   80       Paul Drumheller PT                      2,960      19%     1/31/2009
   81       Antioch Medical Associates              2,569       8%    12/31/2006
   82       American Biophysics                    125,711     17%     9/30/2013
   83
   84

   85
   86
   87
   88

  89.1
  89.2
  89.3
  89.4
   89
   90

  91.1
  91.2
  91.3
  91.4
   91

   92
   93
   94
   95
   96
   97       The L.D. Kichler Company               23,948       1%     8/31/2008

  98.1
  98.2
  98.3
  98.4
  98.5
   98

   99
  100

 101.1
 101.2
 101.3
  101

  102
  103
  104
  105
  106
  107
  108

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless
otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any
Underwriter, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee
     Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means the amount derived by multiplying the
     Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.
     For purposes of calculating the "Annual Debt Service" for Loan Nos. 58035,
     58395, 58399, 9269 and 58175, the amount of the Monthly Payment is calculated based upon (a) the related interest rate, (b) a 360 month amortization term and (c) the related original principal balance. For purposes of calculating the "Annual Debt Service" for Loan Nos. 58320 and
     40284 amount as shown on Annex A represents the average interest and principal payment for the first 12 payment periods beginning on the Cut-off
     Date of such Mortgage Loans as set forth in Annex D-1 and Annex D-2, respectively.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means a loan that has a significant outstanding balance at maturity.

          5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

               (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the
          Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

               (ii) "Expenses" generally consist of all expenses incurred for a
          Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the
          Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged
          Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

     In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W
     Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as

                                      A-1

     capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash
     Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.
     Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

          6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or
     "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off
     Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

          7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such
     Mortgage Loan is subject to a Defeasance Option.

          8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

          9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such
     Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          10. "Full Year Cash Flow" means, with respect to any Mortgaged
     Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full
     Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

               (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

               (ii) "Full Year Expenses" are the Expenses incurred (or
          annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          11. "Fully Amortizing" means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

          12. "Hyper Am" means ARD Loans.

          13. "Int Diff (BEY) - B" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying
     (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate (or, with respect to Mortgage Loan No.
     57951, the Yield Rate plus 100 basis points) from (II) the mortgage rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

                                   1-(1+r)-n
                                   ---------
                                       r

     where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the

                                      A-2

     related Mortgage Loan. As used in this definition, "Yield Rate" means the yield rate for the specified United States Treasury security, as reported in The Wall Street Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents.

          14. "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the present value of a series of payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage
     Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. "Int Diff Payment Amount" means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield.
     "Reinvestment Yield" means the yield rate for the specified United States
     Treasury security as described in the underlying Note converted to a monthly compounded nominal yield.

          15. "Interest Only": Any Mortgage Loan which requires scheduled payments of interest only until the related Maturity Date or Anticipated
     Repayment Date.

          16. "IO Balloon": Any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related
     Mortgage Loan and that has a significant outstanding balance at maturity.

          17. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

          18. "Maturity" or "Maturity Date" means, with respect to any Mortgage
     Loan, the date specified in the related Mortgage Note as its stated
     maturity date or, with respect to the ARD Loans, their Anticipated
     Repayment Date.

          19. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity, or in the case of an ARD Loans, the related
     Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

          20. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

          21. "Most Recent Cash Flow" means, with respect to any Mortgaged
     Property for the 12-month period ended on the Most Recent End Date, the
     Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions.
     See also "Cash Flow" above.

               (i) "Most Recent Revenues" are the Revenues received (or
          annualized or estimated in certain cases) in respect of a Mortgaged
          Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

               (ii) "Most Recent Expenses" are the Expenses incurred (or
          annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

          22. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a)
     the Most Recent Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

                                      A-3

          23. "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

          24. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

               (i) "Full Year" means certain financial information regarding the
          Mortgaged Properties presented as of the date which is presented in the Most Recent Financial End Date.

               (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

               (iii) "Trailing 12 Months" means certain financial information regarding a Mortgaged Properties which is presented for the trailing
          12 months prior to the Most Recent End Date.

          25. "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related
     Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying note, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related Mortgage Loan.

          26. "NPV (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and (ii) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date (including any balloon payment)
     determined by discounting such payments at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying note less the amount of the outstanding principal balance on the date of prepayment (after subtracting the scheduled principal payment on such date of prepayment).

          27. "Occupancy %" or "Occupancy Percent" means the percentage of
     Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues. One Mortgage Loan representing 1.8% of the Initial Pool Balance
     (2.2% of the Group 1 Balance) has 62.8% occupancy as of August 24, 2004, however, 80.9% of the Mortgaged Property is leased as of August 24, 2004 because two tenants have signed leases for 7.5% and 10.2% of the leaseable space.

          28. "OPEN" means, with respect to any Mortgage Loan that such Mortgage
     Loan may be voluntarily prepaid without a Prepayment Premium.

          29. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to
     (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in
     The Wall Street Journal or other authoritative publication or news retrieval service on the fifth

                                      A-4

     business day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

          30. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          31. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          32. "Units", "Rooms" and "Pads" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment
     (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged
     Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as "Pads").

          33. "U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service
     Coverage Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage
     Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan. For purposes of calculating the debt service coverage ratios for the BC Pari Passu Note A-1 Mortgage Loan and the DM Pari Passu
     Note A-1 Mortgage Loan, the calculations were based on the entire annual debt service on the BC Pari Passu Note A-1 Mortgage Loan, Bank of America
     Center Loan Pari Passu Note A-2 and Bank of America Center Pari Passu Note
     A-3 and the DM Pari Passu Note A-1 Mortgage Loan and Dallas Market Center
     Pari Passu Note A-2, respectively.

          34. "U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash
     Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

               (i) "U/W Revenues" are the anticipated Revenues in respect of a
          Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged
          Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged
          Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

               (ii) "U/W Expenses" are the anticipated Expenses in respect of a
          Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting

                                      A-5

          certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash
     Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the
     Mortgage Loans.

     In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves"
     were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

          35. "U/W Replacement Reserves" means, with respect to any Mortgaged
     Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          36. "U/W Replacement Reserves Per Unit" means, with respect to any
     Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Rooms, Leasable Square Feet or Pads, as applicable.

          37. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

          38. For purposes of the calculation of the Net Mortgage Rate in Annex
     A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

          39. Loan number 57534 was originated on November 24, 2003 with an initial principal balance of $7,680,000, interest rate of 6.030% and monthly debt service of $46,193.71. A $1,620,000 earnout funding was advanced on July 1, 2004, which increased the principal balance to
     $9,249,901.51, changed the interest rate to 6.100% and the monthly debt service to $56,445.74 (starting with the August 1, 2004 Due Date). The initial principal balance, interest rate, original term to stated maturity or Anticipated Repayment Date, original amortization term, first Due Date, monthly debt service and prepayment provisions shown in Annex A are subsequent to the earnout advance.

                                      A-6

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                  BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)
                               ALL MORTGAGE LOANS

                         OCT-04        OCT-05        OCT-06         OCT-07         OCT-08        OCT-09       OCT-10        OCT-11

Locked Out ..........      96.67%        96.65%        90.05%         76.61%         76.55%       90.63%       90.64%        87.52%
Yield
 Maintenance(3) .....       3.33%         3.35%         9.95%         23.39%         23.45%        9.37%        9.36%        12.48%
Open ................       0.00%         0.00%         0.00%          0.00%          0.00%        0.00%        0.00%         0.00%
Total ...............     100.00%       100.00%       100.00%        100.00%        100.00%      100.00%      100.00%       100.00%
                       ---------     ---------     ---------      ---------      ---------      -------      -------       -------
Total Balance as of
 the Cut-off Date
 (in millions) ...... $ 1,296.03    $ 1,287.49    $ 1,277.57     $ 1,265.22     $ 1,251.64     $ 899.18     $ 886.46      $ 575.86
Percent of
 Mortgage Pool
 Balance(4) .........     100.00%        99.34%        98.58%         97.62%         96.58%       69.38%       68.40%        44.43%
                      ----------    ----------    ----------     ----------     ----------     --------     --------      --------

                           OCT-12        OCT-13       OCT-14        OCT-15       OCT-16       OCT-17        OCT-18      OCT-19

Locked Out ............     87.53%        87.07%       100.00%       100.00%      100.00%      100.00%       25.52%       0.00%
Yield
 Maintenance(3) .......     12.47%        12.93%         0.00%         0.00%        0.00%        0.00%        0.00%       0.00%
Open ..................      0.00%         0.00%         0.00%         0.00%        0.00%        0.00%       74.48%       0.00%
Total .................    100.00%       100.00%       100.00%       100.00%      100.00%      100.00%      100.00%       0.00%
                          -------       -------        ------        ------       ------       ------       ------       -----
Total Balance as of
 the Cut-off Date
 (in millions) ........  $ 564.57      $ 532.68      $  86.00      $  83.99     $  14.15     $  13.71      $  9.21      $ 0.00
Percent of
 Mortgage Pool
 Balance(4) ...........     43.56%        41.10%         6.64%         6.48%        1.09%        1.06%        0.71%       0.00%
                         --------      --------     ---------     ---------    ---------    ---------     --------     -------

-------

(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (except that an ARD Loan will be repaid on its Anticipated
      Repayment Date), if any.

(2)   Numbers may not total to 100% due to rounding.

(3)   As of the Cut-off Date, two Mortgage Loans, representing 3.3% of the
      Initial Pool Balance (3.9% of the Group 1 Balance), are not subject to a
      Lockout Period but are subject to Yield Maintenance prepayment provisions. In addition, as of the Cut-off Date, 31 Mortgage Loans, representing 21.9% of the Initial Pool Balance (20.7% of the Group 1
      Balance and 28.0% of the Group 2 Balance), are subject to Yield
      Maintenance prepayment provisions after the Lockout Period. The remaining
      Mortgage Loans, representing 74.8% of the Initial Pool Balance (75.3% of the Group 1 Balance and 72.0% of the Group 2 Balance), are subject to defeasance after an initial restriction period.

(4)   As of the Cut-off Date.

                                      A-7

                          MORTGAGE POOL PROPERTY TYPE

                                                            % OF      WEIGHTED
                            NUMBER OF      AGGREGATE      INITIAL      AVERAGE
                            MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITING
      PROPERTY TYPE        PROPERTIES       BALANCE       BALANCE       DSCR
------------------------- ------------ ----------------- --------- --------------

Retail ..................       42      $  438,182,740      33.8%        1.78x
 Anchored ...............       32         389,814,437      30.1         1.81x
 Shadow Anchored ........        7          31,912,558       2.5         1.64x
 Unanchored .............        3          16,455,745       1.3         1.29x
Office ..................       32         404,426,373      31.2         1.72x
Manufactured Housing.....       18         141,518,501      10.9         1.27x
Multifamily .............       21         139,180,904      10.7         1.30x
Other ...................        1          65,903,426       5.1         2.37x
Self Storage ............       16          57,958,825       4.5         1.58x
Industrial ..............        3          37,885,588       2.9         1.82x
Hotel ...................        1          10,971,427       0.8         1.68x
                               ---      --------------     -----
Total/Wtd Avg ...........      134      $1,296,027,784     100.0%        1.67x
                               ===      ==============     =====

                                                    WEIGHTED                      WEIGHTED
                                  MIN/MAX            AVERAGE        MIN/MAX       AVERAGE
                               UNDERWRITING       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE                DSCR             LTV RATIO      LTV RATIO        RATE
------------------------- ---------------------- -------------- --------------- -----------

Retail ..................       1.21x/3.39x            69.6%    49.5% / 80.0%       5.374%
 Anchored ...............       1.24x/3.33x            69.3%    49.5% / 80.0%       5.322%
 Shadow Anchored ........       1.21x/3.39x            69.2%    54.7% / 78.1%       5.638%
 Unanchored .............       1.29x/1.29x            75.7%    72.9% / 79.8%       6.112%
Office ..................       1.26x/2.21x            61.9%    38.0% / 80.7%       5.331%
Manufactured Housing.....       1.20x/1.49x            78.1%    63.2% / 80.0%       5.283%
Multifamily .............       1.20x/1.57x            76.6%    37.9% / 80.2%       5.460%
Other ...................       2.37x/2.37x            51.0%    51.0% / 51.0%       6.097%
Self Storage ............       1.26x/3.79x            69.4%    34.1% / 80.0%       5.538%
Industrial ..............       1.25x/2.58x            70.1%    54.7% / 79.3%       5.817%
Hotel ...................       1.68x/1.68x            63.8%    63.8% / 63.8%       6.276%
Total/Wtd Avg ...........       1.20x/3.79x            67.9%    34.1% / 80.7%       5.425%

                           LOAN GROUP 1 PROPERTY TYPE

                                                            % OF
                                                          INITIAL     WEIGHTED
                            NUMBER OF      AGGREGATE        LOAN       AVERAGE
                            MORTGAGED     CUT-OFF DATE    GROUP 1   UNDERWRITTEN
      PROPERTY TYPE        PROPERTIES       BALANCE       BALANCE       DSCR
------------------------- ------------ ----------------- --------- --------------

Retail ..................       42      $  438,182,740      40.1%        1.78x
 Anchored ...............       32         389,814,437      35.6         1.81x
 Shadow Anchored ........        7          31,912,558       2.9         1.64x
 Unanchored .............        3          16,455,745       1.5         1.29x
Office ..................       32         404,426,373      37.0         1.72x
Manufactured Housing.....        9          66,377,622       6.1         1.26x
Other ...................        1          65,903,426       6.0         2.37x
Self Storage ............       16          57,958,825       5.3         1.58x
Industrial ..............        3          37,885,588       3.5         1.82x
Multifamily .............        1          11,976,783       1.1         1.24x
Hotel ...................        1          10,971,427       1.0         1.68x
                               ---      --------------     -----
Total/Wtd Avg ...........      105      $1,093,682,783     100.0%        1.74x
                               ===      ==============     =====

                                                    WEIGHTED                      WEIGHTED
                                  MIN/MAX            AVERAGE        MIN/MAX       AVERAGE
                               UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE                DSCR             LTV RATIO      LTV RATIO        RATE
------------------------- ---------------------- -------------- --------------- -----------

Retail ..................       1.21x/3.39x            69.6%    49.5% / 80.0%       5.374%
 Anchored ...............       1.24x/3.33x            69.3%    49.5% / 80.0%       5.322%
 Shadow Anchored ........       1.21x/3.39x            69.2%    54.7% / 78.1%       5.638%
 Unanchored .............       1.29x/1.29x            75.7%    72.9% / 79.8%       6.112%
Office ..................       1.26x/2.21x            61.9%    38.0% / 80.7%       5.331%
Manufactured Housing.....       1.21x/1.46x            76.9%    63.2% / 79.7%       5.242%
Other ...................       2.37x/2.37x            51.0%    51.0% / 51.0%       6.097%
Self Storage ............       1.26x/3.79x            69.4%    34.1% / 80.0%       5.538%
Industrial ..............       1.25x/2.58x            70.1%    54.7% / 79.3%       5.817%
Multifamily .............       1.24x/1.24x            72.6%    72.6% / 72.6%       5.745%
Hotel ...................       1.68x/1.68x            63.8%    63.8% / 63.8%       6.276%
Total/Wtd Avg ...........       1.21x/3.79x            66.0%    34.1% / 80.7%       5.431%

                           LOAN GROUP 2 PROPERTY TYPE

                                                         % OF
                                                       INITIAL     WEIGHTED
                            NUMBER OF     AGGREGATE      LOAN       AVERAGE
                            MORTGAGED   CUT-OFF DATE   GROUP 2   UNDERWRITTEN
      PROPERTY TYPE        PROPERTIES      BALANCE     BALANCE       DSCR
------------------------- ------------ -------------- --------- --------------

Multifamily .............      20       $127,204,121     62.9%        1.31x
Manufactured Housing.....       9         75,140,879     37.1         1.29x
                               --       ------------    -----
Total/Wtd Avg ...........      29       $202,345,000    100.0%        1.30x
                               ==       ============    =====

                                                    WEIGHTED                      WEIGHTED
                                  MIN/MAX            AVERAGE        MIN/MAX       AVERAGE
                               UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE                DSCR             LTV RATIO      LTV RATIO        RATE
------------------------- ---------------------- -------------- --------------- -----------

Multifamily .............           1.20x/1.57x        76.9%    37.9% / 80.2%       5.433%
Manufactured Housing.....           1.20x/1.49x        79.1%    78.0% / 80.0%       5.320%
Total/Wtd Avg ...........           1.20x/1.57x        77.7%    37.9% / 80.2%       5.391%

                                      A-8

                      MORTGAGE POOL CUT-OFF DATE BALANCES

                                                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF                NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE               MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITING   CUT-OFF DATE    MORTGAGE
              BALANCES                  LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------------ ----------- ----------------- --------- -------------- -------------- -----------

$997,592 - $999,999.................       1      $      997,592       0.1%        1.21x          73.9%        6.702%
$1,000,000 - $1,999,999.............      10          15,515,887       1.2         1.39x          63.4%        5.993%
$2,000,000 - $2,999,999.............       6          14,802,772       1.1         1.29x          69.2%        5.860%
$3,000,000 - 3,999,999..............       7          25,155,143       1.9         1.42x          68.5%        5.824%
$4,000,000 - $4,999,999.............      11          50,114,717       3.9         1.71x          66.0%        5.745%
$5,000,000 - $7,499,999.............      25         154,273,057      11.9         1.69x          70.6%        5.500%
$7,500,000 - $9,999,999.............      10          85,433,288       6.6         1.34x          74.3%        5.593%
$10,000,000 - $14,999,999...........      16         194,300,276      15.0         1.85x          65.6%        5.247%
$15,000,000 - $19,999,999...........       6          97,934,168       7.6         1.40x          73.0%        5.318%
$20,000,000 - $29,999,999...........       8         190,376,613      14.7         1.34x          75.8%        5.610%
$30,000,000 - $49,999,999...........       5         182,509,884      14.1         1.69x          71.2%        5.143%
$50,000,000 - $99,999,999...........       2         134,614,388      10.4         1.80x          65.8%        5.991%
$100,000,000 - $150,000,000.........       1         150,000,000      11.6         2.21x          49.3%        4.867%
                                         ---      --------------     -----
Total/Wtd Avg ......................     108      $1,296,027,784     100.0%        1.67x          67.9%        5.425%
                                         ===      ==============     =====

                       LOAN GROUP 1 CUT-OFF DATE BALANCES

                                                                      % OF
                                                                    INITIAL     WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF                NUMBER OF      AGGREGATE        LOAN       AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE               MORTGAGE     CUT-OFF DATE    GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
              BALANCES                  LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------------ ----------- ----------------- --------- -------------- -------------- -----------

$997,592 - $999,999.................       1      $      997,592       0.1%        1.21x          73.9%        6.702%
$1,000,000 - $1,999,999.............       7          10,602,096       1.0         1.39x          68.1%        5.916%
$2,000,000 - $2,999,999.............       3           7,261,496       0.7         1.30x          62.5%        5.741%
$3,000,000 - $3,999,999.............       5          17,845,138       1.6         1.45x          64.6%        5.964%
$4,000,000 - $4,999,999.............       7          32,167,466       2.9         1.96x          61.2%        5.735%
$5,000,000 - $7,499,999.............      21         127,140,234      11.6         1.76x          68.8%        5.501%
$7,500,000 - $9,999,999.............       8          67,000,075       6.1         1.33x          73.4%        5.780%
$10,000,000 - $14,999,999...........      14         172,723,629      15.8         1.92x          63.9%        5.271%
$15,000,000 - $19,999,999...........       6          97,934,168       9.0         1.40x          73.0%        5.318%
$20,000,000 - 29,999,999............       4          92,886,618       8.5         1.40x          72.5%        5.864%
$30,000,000 - $49,999,999...........       5         182,509,884      16.7         1.69x          71.2%        5.143%
$50,000,000 - $99,999,999...........       2         134,614,388      12.3         1.80x          65.8%        5.991%
$100,000,000 - $150,000,000.........       1         150,000,000      13.7         2.21x          49.3%        4.867%
                                          --      --------------     -----
Total/Wtd Avg ......................      84      $1,093,682,783     100.0%        1.74x          66.0%        5.431%
                                          ==      ==============     =====

                                      A-9

                       LOAN GROUP 2 CUT-OFF DATE BALANCES

                                                                       % OF
                                                                     INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
             RANGE OF                 NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
           CUT-OFF DATE                MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
             BALANCES                   LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
----------------------------------   -----------   --------------   ---------   --------------   --------------   -----------

$1,396,215 - $1,999,999...........         3        $  4,913,791        2.4%          1.42x            53.4%          6.158%
$2,000,000 - $2,999,999...........         3           7,541,276        3.7           1.28x            75.7%          5.974%
$3,000,000 - $3,999,999...........         2           7,310,006        3.6           1.36x            78.2%          5.481%
$4,000,000 - $4,999,999...........         4          17,947,251        8.9           1.28x            74.5%          5.763%
$5,000,000 - $7,499,999...........         4          27,132,822       13.4           1.39x            79.1%          5.495%
$7,500,000 - $9,999,999...........         2          18,433,212        9.1           1.36x            77.8%          4.912%
$10,000,000 - $14,999,999.........         2          21,576,646       10.7           1.23x            79.2%          5.058%
$15,000,000 - $25,942,802.........         4          97,489,995       48.2           1.27x            79.0%          5.368%
                                          --        ------------      -----
Total/Wtd Avg ....................        24        $202,345,000      100.0%          1.30x            77.7%          5.391%
                                          ==        ============      =====

                     MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

                                                           % OF      WEIGHTED       WEIGHTED      WEIGHTED
                           NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
                           MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITING   CUT-OFF DATE    MORTGAGE
    PROPERTY LOCATION     PROPERTIES       BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------ ------------ ----------------- --------- -------------- -------------- -----------

California .............       22      $  331,475,066      25.6%        1.79x          59.9%        5.308%
Texas ..................       24         200,594,226      15.5         1.82x          65.5%        5.708%
Florida ................       10         125,074,776       9.7         1.46x          73.0%        5.303%
Ohio ...................        7          88,993,519       6.9         1.46x          78.4%        5.391%
Kansas .................        2          83,410,962       6.4         1.46x          75.4%        5.748%
Virginia ...............        4          62,390,239       4.8         1.29x          73.8%        5.936%
Washington .............        5          61,862,889       4.8         2.43x          57.9%        4.985%
Pennsylvania ...........        8          58,789,762       4.5         1.73x          70.3%        4.953%
Maryland ...............        3          32,400,000       2.5         1.66x          67.4%        5.203%
Michigan ...............        5          30,100,000       2.3         1.30x          78.3%        5.167%
Illinois ...............        4          28,372,524       2.2         1.21x          77.9%        5.521%
New York ...............        4          24,739,899       1.9         1.56x          76.2%        5.168%
Rhode Island ...........        1          21,252,588       1.6         1.25x          79.3%        6.310%
Oregon .................        4          19,522,534       1.5         1.28x          70.3%        5.841%
South Carolina .........        4          18,700,000       1.4         2.72x          53.6%        4.981%
Utah ...................        1          17,192,313       1.3         1.49x          74.4%        4.995%
Indiana ................        2          12,000,000       0.9         1.35x          80.0%        5.320%
North Carolina .........        3          10,402,204       0.8         2.65x          61.6%        5.019%
Tennessee ..............        5          10,067,274       0.8         1.56x          61.6%        5.654%
Massachusetts ..........        3           9,728,000       0.8         1.30x          80.0%        4.856%
Alaska .................        1           7,152,148       0.6         1.35x          69.4%        5.743%
Louisiana ..............        3           7,018,659       0.5         1.23x          76.4%        6.267%
Arizona ................        1           6,733,206       0.5         1.27x          76.5%        6.289%
New Hampshire ..........        1           5,955,313       0.5         1.78x          70.9%        4.600%
Iowa ...................        1           5,333,000       0.4         2.51x          54.7%        5.390%
Delaware ...............        1           5,332,546       0.4         1.25x          70.2%        6.040%
Oklahoma ...............        2           4,750,000       0.4         2.91x          54.1%        4.374%
Nevada .................        1           3,590,980       0.3         1.30x          71.8%        6.260%
Wisconsin ..............        2           3,093,159       0.2         1.53x          39.2%        6.015%
                              ---      --------------     -----
Total/Wtd Avg ..........      134      $1,296,027,784     100.0%        1.67x          67.9%        5.425%
                              ===      ==============     =====

----------

     [X] The Mortgaged Properties are located throughout 29 states.

                                      A-10

                      LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

                                                                      % OF
                                                                    INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES         BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------------   ------------   -----------------   ---------   --------------   --------------   -----------

California ..................         21        $  307,475,066        28.1%          1.83x            58.5%          5.278%
Texas .......................         21           183,964,222        16.8           1.88x            64.3%          5.742%
Florida .....................          7            93,231,392         8.5           1.53x            70.9%          5.285%
Kansas ......................          2            83,410,962         7.6           1.46x            75.4%          5.748%
Washington ..................          5            61,862,889         5.7           2.43x            57.9%          4.985%
Virginia ....................          3            56,390,239         5.2           1.26x            73.1%          6.002%
Pennsylvania ................          4            46,449,601         4.2           1.79x            68.5%          5.033%
Maryland ....................          3            32,400,000         3.0           1.66x            67.4%          5.203%
Ohio ........................          2            29,107,562         2.7           1.76x            76.9%          5.594%
Illinois ....................          4            28,372,524         2.6           1.21x            77.9%          5.521%
Rhode Island ................          1            21,252,588         1.9           1.25x            79.3%          6.310%
South Carolina ..............          4            18,700,000         1.7           2.72x            53.6%          4.981%
Oregon ......................          3            17,514,652         1.6           1.28x            71.0%          5.857%
Utah ........................          1            17,192,313         1.6           1.49x            74.4%          4.995%
New York ....................          2            15,565,000         1.4           1.72x            79.8%          4.736%
Michigan ....................          2            11,840,000         1.1           1.28x            77.4%          4.931%
Tennessee ...................          5            10,067,274         0.9           1.56x            61.6%          5.654%
Massachusetts ...............          3             9,728,000         0.9           1.30x            80.0%          4.856%
North Carolina ..............          2             7,425,000         0.7           3.19x            54.4%          4.502%
Alaska ......................          1             7,152,148         0.7           1.35x            69.4%          5.743%
Arizona .....................          1             6,733,206         0.6           1.27x            76.5%          6.289%
New Hampshire ...............          1             5,955,313         0.5           1.78x            70.9%          4.600%
Iowa ........................          1             5,333,000         0.5           2.51x            54.7%          5.390%
Delaware ....................          1             5,332,546         0.5           1.25x            70.2%          6.040%
Oklahoma ....................          2             4,750,000         0.4           2.91x            54.1%          4.374%
Nevada ......................          1             3,590,980         0.3           1.30x            71.8%          6.260%
Louisiana ...................          2             2,886,307         0.3           1.24x            73.5%          6.714%
                                     ---        --------------       -----
Total/Wtd Avg ...............        105        $1,093,682,783       100.0%          1.74x            66.0%          5.431%
                                     ===        ==============       =====

----------

     [X] The Mortgaged Properties are located throughout 27 states.

                                      A-11

                      LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

                                                                   % OF
                                                                 INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES        BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------------   ------------   --------------   ---------   --------------   --------------   -----------

Ohio ........................         5         $ 59,885,957       29.6%          1.31x            79.1%          5.293%
Florida .....................         3           31,843,384       15.7           1.23x            79.1%          5.359%
California ..................         1           24,000,000       11.9           1.20x            78.2%          5.700%
Michigan ....................         3           18,260,000        9.0           1.32x            78.8%          5.320%
Texas .......................         3           16,630,004        8.2           1.21x            78.8%          5.327%
Pennsylvania ................         4           12,340,160        6.1           1.52x            77.1%          4.653%
Indiana .....................         2           12,000,000        5.9           1.35x            80.0%          5.320%
New York ....................         2            9,174,899        4.5           1.30x            70.1%          5.901%
Virginia ....................         1            6,000,000        3.0           1.49x            80.0%          5.320%
Louisiana ...................         1            4,132,352        2.0           1.22x            78.3%          5.954%
Wisconsin ...................         2            3,093,159        1.5           1.53x            39.2%          6.015%
North Carolina ..............         1            2,977,204        1.5           1.30x            79.4%          6.308%
Oregon ......................         1            2,007,881        1.0           1.25x            64.8%          5.700%
                                     --         ------------      -----
Total/Wtd Avg ...............        29         $202,345,000      100.0%          1.30x            77.7%          5.391%
                                     ==         ============      =====

----------

     [X] The Mortgaged Properties are located throughout 13 states.

                                      A-12

             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

1.20x -- 1.24x .........        16        $  138,854,637        10.7%          1.21x            78.0%          5.526%
1.25x -- 1.29x .........        28           333,893,259        25.8           1.27x            76.3%          5.786%
1.30x -- 1.34x .........        11            84,292,128         6.5           1.32x            73.6%          5.552%
1.35x -- 1.39x .........         6            74,348,890         5.7           1.37x            78.1%          5.587%
1.40x -- 1.49x .........        13            95,346,662         7.4           1.46x            70.8%          5.424%
1.50x -- 1.59x .........         8           118,188,933         9.1           1.54x            69.9%          5.305%
1.60x -- 1.69x .........         5            41,893,338         3.2           1.64x            61.9%          5.724%
1.70x -- 1.79x .........         2            36,670,313         2.8           1.73x            78.3%          4.714%
1.80x -- 1.89x .........         1             3,992,676         0.3           1.83x            38.0%          5.994%
1.90x -- 1.99x .........         1             5,439,076         0.4           1.91x            55.5%          6.073%
2.00x -- 2.99x .........        14           347,747,871        26.8           2.42x            51.5%          5.076%
3.00x -- 3.79x .........         3            15,360,000         1.2           3.48x            52.0%          4.502%
                               ---        --------------       -----
Total/Wtd Avg ..........       108        $1,296,027,784       100.0%          1.67x            67.9%          5.425%
                               ===        ==============       =====

             LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                                % OF
                                                              INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

1.21x -- 1.24x .........         8        $   51,937,944         4.7%          1.22x            76.8%          5.679%
1.25x -- 1.29x .........        23           314,279,674        28.7           1.27x            76.3%          5.785%
1.30x -- 1.34x .........         8            49,501,491         4.5           1.33x            70.5%          5.662%
1.35x -- 1.39x .........         4            41,046,088         3.8           1.38x            76.7%          5.913%
1.40x -- 1.49x .........        10            81,361,755         7.4           1.45x            70.2%          5.389%
1.50x -- 1.59x .........         5           104,452,557         9.6           1.54x            69.4%          5.373%
1.60x -- 1.69x .........         5            41,893,338         3.8           1.64x            61.9%          5.724%
1.70x -- 1.79x .........         2            36,670,313         3.4           1.73x            78.3%          4.714%
1.80x -- 1.89x .........         1             3,992,676         0.4           1.83x            38.0%          5.994%
1.90x -- 1.99x .........         1             5,439,076         0.5           1.91x            55.5%          6.073%
2.00x -- 2.99x .........        14           347,747,871        31.8           2.42x            51.5%          5.076%
3.00x -- 3.79x .........         3            15,360,000         1.4           3.48x            52.0%          4.502%
                                --        --------------       -----
Total/Wtd Avg ..........        84        $1,093,682,783       100.0%          1.74x            66.0%          5.431%
                                ==        ==============       =====

             LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                             % OF
                                                           INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   --------------   ---------   --------------   --------------   -----------

1.20x -- 1.24x .........         8        $ 86,916,694       43.0%          1.21x            78.7%          5.435%
1.25x -- 1.29x .........         5          19,613,585        9.7           1.27x            74.8%          5.795%
1.30x -- 1.34x .........         3          34,790,637       17.2           1.32x            78.0%          5.397%
1.35x -- 1.39x .........         2          33,302,802       16.5           1.36x            79.9%          5.185%
1.40x -- 1.49x .........         3          13,984,907        6.9           1.48x            74.3%          5.628%
1.50x -- 1.57x .........         3          13,736,375        6.8           1.53x            73.4%          4.783%
                                --        ------------      -----
Total/Wtd Avg ..........        24        $202,345,000      100.0%          1.30x            77.7%          5.391%
                                ==        ============      =====

                                      A-13

                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

34.1% -- 49.9% .........         6        $  172,385,835        13.3%          2.26x            48.5%          4.933%
50.0% -- 59.9% .........        17           208,887,914        16.1           2.47x            53.3%          5.282%
60.0% -- 64.9% .........         8            67,997,215         5.2           1.86x            63.0%          5.569%
65.0% -- 69.9% .........        13           123,290,834         9.5           1.39x            68.8%          5.664%
70.0% -- 74.9% .........        26           229,354,876        17.7           1.38x            72.7%          5.623%
75.0% -- 79.9% .........        32           440,704,898        34.0           1.32x            78.8%          5.489%
80.0% -- 80.7% .........         6            53,406,210         4.1           1.32x            80.2%          5.453%
                               ---        --------------       -----
Total/Wtd Avg ..........       108        $1,296,027,784       100.0%          1.67x            67.9%          5.425%
                               ===        ==============       =====

                 LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                % OF
                                                              INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

34.1% -- 49.9% .........         4        $  169,292,676        15.5%          2.28x            48.7%          4.913%
50.0% -- 59.9% .........        17           208,887,914        19.1           2.47x            53.3%          5.282%
60.0% -- 64.9% .........         7            65,989,333         6.0           1.88x            63.0%          5.565%
65.0% -- 69.9% .........        12           118,703,385        10.9           1.39x            68.8%          5.655%
70.0% -- 74.9% .........        25           224,767,427        20.6           1.38x            72.7%          5.618%
75.0% -- 79.9% .........        17           274,445,209        25.1           1.33x            78.8%          5.576%
80.0% -- 80.7% .........         2            31,596,839         2.9           1.28x            80.4%          5.485%
                                --        --------------       -----
Total/Wtd Avg ..........        84        $1,093,682,783       100.0%          1.74x            66.0%          5.431%
                                ==        ==============       =====

                 LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                             % OF
                                                           INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   --------------   ---------   --------------   --------------   -----------

37.9% -- 49.9% .........         2        $  3,093,159        1.5%          1.53x            39.2%          6.015%
50.0% -- 64.9% .........         1           2,007,881        1.0           1.25x            64.8%          5.700%
65.0% -- 69.9% .........         1           4,587,449        2.3           1.30x            68.5%          5.901%
70.0% -- 74.9% .........         1           4,587,449        2.3           1.30x            71.7%          5.901%
75.0% -- 79.9% .........        15         166,259,689       82.2           1.29x            78.7%          5.346%
80.0% -- 80.2% .........         4          21,809,372       10.8           1.37x            80.0%          5.407%
                                --        ------------      -----
Total/Wtd Avg ..........        24        $202,345,000      100.0%          1.30x            77.7%          5.391%
                                ==        ============      =====

                                      A-14

                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

                                                               % OF        WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE         AVERAGE
     MATURITY DATE          MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     MATURITY DATE      MORTGAGE
      LTV RATIO(S)           LOANS           BALANCE         BALANCE         DSCR           LTV RATIO          RATE
-----------------------   -----------   -----------------   ---------   --------------   ---------------   -----------

30.7% - 49.9% .........        13        $  264,257,955        20.4%          2.23x            46.4%           5.316%
50.0% - 59.9% .........        33           284,406,508        21.9           1.94x            55.6%           5.378%
60.0% - 64.9% .........        23           211,012,939        16.3           1.49x            62.8%           5.571%
65.0% - 69.9% .........        22           245,737,341        19.0           1.31x            67.7%           5.587%
70.0% - 74.9% .........        13           226,133,335        17.4           1.31x            73.4%           5.449%
75.0% - 78.6% .........         4            64,479,706         5.0           1.47x            76.3%           4.895%
                              ---        --------------       -----
Total/Wtd Avg .........       108        $1,296,027,784       100.0%          1.67x            61.3%           5.425%
                              ===        ==============       =====

                 LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

                                                               % OF
                                                             INITIAL       WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF           NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE         AVERAGE
     MATURITY DATE          MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)           LOANS           BALANCE         BALANCE         DSCR           LTV RATIO          RATE
-----------------------   -----------   -----------------   ---------   --------------   ---------------   -----------

32.4% - 49.9% .........        11        $  261,164,796        23.9%        2.24x              46.6%         5.308%
50.0% - 59.9% .........        32           282,398,626        25.8         1.95x              55.6%         5.375%
60.0% - 64.9% .........        19           199,071,462        18.2         1.50x              62.7%         5.542%
65.0% - 69.9% .........        11           127,779,326        11.7         1.35x              68.1%         5.682%
70.0% - 74.9% .........         8           169,788,867        15.5         1.29x              73.5%         5.567%
75.0% - 76.2% .........         3            53,479,706         4.9         1.53x              75.8%         4.877%
                               --        --------------       -----
Total/Wtd Avg .........        84        $1,093,682,783       100.0%        1.74x              60.0%         5.431%
                               ==        ==============       =====

                 LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

                                                             % OF
                                                           INITIAL       WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE         AVERAGE
      MATURITY DATE          MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)            LOANS          BALANCE       BALANCE         DSCR           LTV RATIO          RATE
------------------------   -----------   --------------   ---------   --------------   ---------------   -----------

30.7% - 49.9% ..........         2        $  3,093,159        1.5%          1.53x            31.7%           6.015%
50.0% - 59.9% ..........         1           2,007,881        1.0           1.25x            54.6%           5.700%
60.0% - 64.9% ..........         4          11,941,477        5.9           1.28x            63.5%           6.057%
65.0% - 69.9% ..........        11         117,958,015       58.3           1.28x            67.2%           5.484%
70.0% - 74.9% ..........         5          56,344,468       27.8           1.36x            73.3%           5.091%
75.0% - 78.6% ..........         1          11,000,000        5.4           1.21x            78.6%           4.980%
                                --        ------------      -----
Total/ Wtd Avg .........        24        $202,345,000      100.0%          1.30x            68.6%           5.391%
                                ==        ============      =====

                                      A-15

                          MORTGAGE POOL MORTGAGE RATES

                                                                 % OF        WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
          RATES                LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

4.111% - 4.499% .........         6        $   70,749,526         5.5%          2.81x            57.9%          4.310%
4.500% - 4.749% .........         3            44,603,167         3.4           1.69x            77.1%          4.719%
4.750% - 4.999% .........         9           275,791,690        21.3           1.94x            59.8%          4.887%
5.000% - 5.249% .........        11           118,965,746         9.2           1.71x            69.1%          5.129%
5.250% - 5.499% .........        12           140,126,119        10.8           1.59x            71.6%          5.350%
5.500% - 5.749% .........        22           211,673,307        16.3           1.39x            70.0%          5.645%
5.750% - 5.999% .........        20           228,232,679        17.6           1.30x            75.6%          5.887%
6.000% - 6.249% .........        16           154,655,613        11.9           1.78x            63.3%          6.109%
6.250% - 6.499% .........         6            47,346,037         3.7           1.36x            74.7%          6.299%
6.500% - 6.730% .........         3             3,883,899         0.3           1.23x            73.6%          6.711%
                                ---        --------------       -----
Total/Wtd Avg ...........       108        $1,296,027,784       100.0%          1.67x            67.9%          5.425%
                                ===        ==============       =====

                          LOAN GROUP 1 MORTGAGE RATES

                                                                 % OF
                                                               INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
          RATES                LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

4.111% - 4.499% .........         5        $   61,910,000         5.7%          3.00x            55.1%          4.287%
4.500% - 4.749% .........         3            44,603,167         4.1           1.69x            77.1%          4.719%
4.750% - 4.999% .........         8           264,791,690        24.2           1.97x            59.0%          4.883%
5.000% - 5.249% .........         8            78,945,664         7.2           1.90x            63.8%          5.122%
5.250% - 5.499% .........         6            64,985,240         5.9           1.94x            62.9%          5.385%
5.500% - 5.749% .........        19           178,180,566        16.3           1.42x            68.6%          5.641%
5.750% - 5.999% .........        13           200,875,688        18.4           1.30x            75.8%          5.890%
6.000% - 6.249% .........        15           152,958,669        14.0           1.78x            63.6%          6.109%
6.250% - 6.499% .........         4            42,548,201         3.9           1.37x            74.2%          6.294%
6.500% - 6.730% .........         3             3,883,899         0.4           1.23x            73.6%          6.711%
                                 --        --------------       -----
Total/Wtd Avg ...........        84        $1,093,682,783       100.0%          1.74x            66.0%          5.431%
                                 ==        ==============       =====

                          LOAN GROUP 2 MORTGAGE RATES

                                                              % OF
                                                            INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
          RATES                LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   --------------   ---------   --------------   --------------   -----------

4.469% - 4.499% .........         1        $  8,839,526        4.4%          1.53x            77.5%          4.469%
4.500% - 4.999% .........         1          11,000,000        5.4           1.21x            78.6%          4.980%
5.000% - 5.249% .........         3          40,020,082       19.8           1.34x            79.5%          5.142%
5.250% - 5.499% .........         6          75,140,879       37.1           1.29x            79.1%          5.320%
5.500% - 5.749% .........         3          33,492,741       16.6           1.22x            77.3%          5.666%
5.750% - 5.999% .........         7          27,356,991       13.5           1.33x            74.1%          5.867%
6.000% - 6.249% .........         1           1,696,944        0.8           1.50x            37.9%          6.076%
6.250% - 6.401% .........         2           4,797,836        2.4           1.27x            78.7%          6.343%
                                 --        ------------      -----
Total/Wtd Avg ...........        24        $202,345,000      100.0%          1.30x            77.7%          5.391%
                                 ==        ============      =====

                                      A-16

                    MORTGAGE POOL ORIGINAL TERM TO MATURITY

                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 60 -  83 .............        34        $  351,597,555        27.1%          1.91x            67.7%          4.981%
 84 -  99 .............         9           312,170,701        24.1           1.85x            60.9%          5.034%
100 - 120 .............        53           533,289,998        41.1           1.48x            70.6%          5.930%
121 - 179 .............        10            90,435,881         7.0           1.30x            77.2%          5.456%
180 ...................         2             8,533,649         0.7           1.75x            58.3%          6.117%
                              ---        --------------       -----
Total/Wtd Avg .........       108        $1,296,027,784       100.0%          1.67x            67.9%          5.425%
                              ===        ==============       =====

                     LOAN GROUP 1 ORIGINAL TERM TO MATURITY

                                                               % OF
                                                             INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 60 -  83 .............        26        $  275,078,188        25.2%          2.07x            64.9%          4.928%
 84 -  99 .............         9           312,170,701        28.5           1.85x            60.9%          5.034%
100 - 120 .............        46           488,675,607        44.7           1.50x            69.9%          5.943%
121 - 179 .............         1             9,224,639         0.8           1.29x            74.4%          6.100%
180 ...................         2             8,533,649         0.8           1.75x            58.3%          6.117%
                               --        --------------       -----
Total/Wtd Avg .........        84        $1,093,682,783       100.0%          1.74x            66.0%          5.431%
                               ==        ==============       =====

                     LOAN GROUP 2 ORIGINAL TERM TO MATURITY

                                                            % OF
                                                          INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

 60 -  99 .............         8        $ 76,519,367       37.8%          1.33x            77.8%          5.172%
100 - 120 .............         7          44,614,391       22.0           1.25x            77.9%          5.782%
121 - 144 .............         9          81,211,242       40.1           1.30x            77.6%          5.383%
                               --        ------------      -----
Total/Wtd Avg .........        24        $202,345,000      100.0%          1.30x            77.7%          5.391%
                               ==        ============      =====

                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only .........        18        $  341,048,000        26.3%          2.34x            53.7%          4.906%
240 - 299 .............         1             8,501,695         0.7           1.35x            74.6%          6.062%
300 - 359 .............        17           154,141,866        11.9           1.79x            62.3%          5.943%
360 ...................        72           792,336,223        61.1           1.37x            75.0%          5.540%
                              ---        --------------       -----
Total/Wtd Avg .........       108        $1,296,027,784       100.0%          1.67x            67.9%          5.425%
                              ===        ==============       =====

------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                                      A-17

                  LOAN GROUP 1 ORIGINAL AMORTIZATION TERM (1)

                                                               % OF
        ORIGINAL                                             INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only .........        17        $  330,048,000        30.2%          2.38x            52.9%          4.904%
240 - 299 .............         1             8,501,695         0.8           1.35x            74.6%          6.062%
300 - 359 .............        15           149,765,042        13.7           1.81x            61.8%          5.940%
360 ...................        51           605,368,046        55.4           1.39x            74.1%          5.584%
                               --        --------------       -----
Total/Wtd Avg .........        84        $1,093,682,783       100.0%          1.74x            66.0%          5.431%
                               ==        ==============       =====

------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  LOAN GROUP 2 ORIGINAL AMORTIZATION TERM (1)

                                                            % OF
        ORIGINAL                                          INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

Interest Only .........         1        $ 11,000,000        5.4%          1.21x            78.6%          4.980%
300 - 359 .............         2           4,376,823        2.2           1.26x            78.9%          6.050%
360 ...................        21         186,968,177       92.4           1.31x            77.7%          5.400%
                               --        ------------      -----
Total/Wtd Avg .........        24        $202,345,000      100.0%          1.30x            77.7%          5.391%
                               ==        ============      =====

------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                    MORTGAGE POOL REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 52 -  59 .............        34        $  351,597,555        27.1%          1.91x            67.7%          4.981%
 60 -  79 .............         2            44,351,484         3.4           1.51x            67.1%          5.405%
 80 -  99 .............         7           267,819,217        20.7           1.90x            59.9%          4.973%
100 - 109 .............         2            23,073,220         1.8           1.25x            79.2%          6.317%
110 - 139 .............        51           510,216,778        39.4           1.49x            70.2%          5.912%
140 - 159 .............         9            81,211,242         6.3           1.30x            77.6%          5.383%
160 - 178 .............         3            17,758,288         1.4           1.51x            66.6%          6.108%
                              ---        --------------       -----
Total/Wtd Avg .........       108        $1,296,027,784       100.0%          1.67x            67.9%          5.425%
                              ===        ==============       =====

                                      A-18

                    LOAN GROUP 1 REMAINING TERM TO MATURITY

        RANGE OF                                               % OF
       REMAINING                                             INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 52 -  59 .............        26        $  275,078,188        25.2%          2.07x            64.9%          4.928%
 60 -  79 .............         2            44,351,484         4.1           1.51x            67.1%          5.405%
 80 -  99 .............         7           267,819,217        24.5           1.90x            59.9%          4.973%
100 - 109 .............         1            21,252,588         1.9           1.25x            79.3%          6.310%
110 - 159 .............        45           467,423,019        42.7           1.52x            69.5%          5.926%
160 - 178 .............         3            17,758,288         1.6           1.51x            66.6%          6.108%
                               --        --------------       -----
Total/Wtd Avg .........        84        $1,093,682,783       100.0%          1.74x            66.0%          5.431%
                               ==        ==============       =====

                    LOAN GROUP 2 REMAINING TERM TO MATURITY

        RANGE OF                                            % OF
       REMAINING                                          INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

 54 -  99 .............         8        $ 76,519,367       37.8%          1.33x            77.8%          5.172%
100 - 109 .............         1           1,820,632        0.9           1.22x            77.5%          6.401%
110 - 139 .............         6          42,793,759       21.1           1.25x            77.9%          5.756%
140 - 143 .............         9          81,211,242       40.1           1.30x            77.6%          5.383%
                               --        ------------      -----
Total/Wtd Avg .........        24        $202,345,000      100.0%          1.30x            77.7%          5.391%
                               ==        ============      =====

               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

       REMAINING                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only .........        18        $  341,048,000        26.3%          2.34x            53.7%          4.906%
239 - 274 .............         1             8,501,695         0.7           1.35x            74.6%          6.062%
275 - 299 .............        13            59,922,415         4.6           1.40x            70.2%          5.756%
300 - 324 .............         1            13,932,770         1.1           1.26x            69.0%          5.844%
325 - 349 .............         5           125,435,175         9.7           1.94x            59.8%          6.018%
350 - 360 .............        70           747,187,729        57.7           1.36x            75.4%          5.520%
                              ---        --------------       -----
Total/Wtd Avg .........       108        $1,296,027,784       100.0%          1.67x            67.9%          5.425%
                              ===        ==============       =====

                LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

                                                               % OF
       REMAINING                                             INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only .........        17        $  330,048,000        30.2%          2.38x            52.9%          4.904%
239 - 274 .............         1             8,501,695         0.8           1.35x            74.6%          6.062%
275 - 299 .............        11            55,545,591         5.1           1.41x            69.5%          5.733%
300 - 324 .............         1            13,932,770         1.3           1.26x            69.0%          5.844%
325 - 349 .............         5           125,435,175        11.5           1.94x            59.8%          6.018%
350 - 360 .............        49           560,219,552        51.2           1.38x            74.6%          5.561%
                               --        --------------       -----
Total/Wtd Avg .........        84        $1,093,682,783       100.0%          1.74x            66.0%          5.431%
                               ==        ==============       =====

                                      A-19

                LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

                                                            % OF
       REMAINING                                          INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

Interest Only .........         1       $ 11,000,000         5.4%          1.21x            78.6%          4.980%
288 - 349 .............         2          4,376,823         2.2           1.26x            78.9%          6.050%
350 - 360 .............        21        186,968,177        92.4           1.31x            77.7%          5.400%
                               --       ------------       -----
Total/Wtd Avg .........        24       $202,345,000       100.0%          1.30x            77.7%          5.391%
                               ==       ============       =====

                            MORTGAGE POOL SEASONING

                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

1 -  4 ................        81       $1,009,274,571         77.9%          1.72x            66.9%          5.433%
5 -  8 ................        21          181,604,236         14.0           1.62x            71.3%          5.083%
9 - 13 ................         6          105,148,977          8.1           1.37x            71.0%          5.937%
                              ---       --------------        -----
Total/Wtd Avg .........       108       $1,296,027,784        100.0%          1.67x            67.9%          5.425%
                              ===       ==============        =====

                             LOAN GROUP 1 SEASONING

                                                               % OF
                                                             INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

1 -  4 ................        60       $  821,090,363         75.1%          1.82x            64.4%          5.434%
5 -  8 ................        19          169,264,076         15.5           1.63x            70.8%          5.114%
9 - 13 ................         5          103,328,344          9.4           1.37x            70.9%          5.929%
                               --       --------------        -----
Total/Wtd Avg .........        84       $1,093,682,783        100.0%          1.74x            66.0%          5.431%
                               ==       ==============        =====

                             LOAN GROUP 2 SEASONING

                                                            % OF
                                                          INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

1 -  4 ................        21       $188,184,208        93.0%          1.29x            77.8%          5.430%
5 -  8 ................         2         12,340,160         6.1           1.52x            77.1%          4.653%
9 - 12 ................         1          1,820,632         0.9           1.22x            77.5%          6.401%
                               --       ------------       -----
Total/Wtd Avg .........        24       $202,345,000       100.0%          1.30x            77.7%          5.391%
                               ==       ============       =====

                                      A-20

                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

                                                              % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE      CUT-OFF-DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

2003 ..................         7       $  114,373,615         8.8%          1.36x            71.3%          5.950%
2004 ..................       101        1,181,654,168        91.2           1.71x            67.5%          5.374%
                              ---       --------------       -----
Total/Wtd Avg .........       108       $1,296,027,784       100.0%          1.67x            67.9%          5.425%
                              ===       ==============       =====

                   LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

                                                               % OF
                                                             INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF-DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

2003 ..................         6       $  112,552,983         10.3%          1.37x            71.2%          5.943%
2004 ..................        78          981,129,800         89.7           1.79x            65.4%          5.372%
                               --       --------------        -----
Total/Wtd Avg .........        84       $1,093,682,783        100.0%          1.74x            66.0%          5.431%
                               ==       ==============        =====

                   LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

                                                            % OF
                                                          INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE     CUT-OFF-DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

2003 ..................         1       $  1,820,632         0.9%          1.22x            77.5%          6.401%
2004 ..................        23        200,524,368        99.1           1.30x            77.7%          5.382%
                               --       ------------       -----
Total/Wtd Avg .........        24       $202,345,000       100.0%          1.30x            77.7%          5.391%
                               ==       ============       =====

                                      A-21

                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY

                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITING     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

2009 ..................        34       $  351,597,555         27.1%          1.91x            67.7%          4.981%
2010 ..................         1           27,681,468          2.1           1.56x            63.9%          5.570%
2011 ..................         8          284,489,233         22.0           1.87x            60.6%          4.982%
2013 ..................         2           23,073,220          1.8           1.25x            79.2%          6.317%
2014 ..................        51          510,216,778         39.4           1.49x            70.2%          5.912%
2016 ..................         9           81,211,242          6.3           1.30x            77.6%          5.383%
2018 ..................         2           14,663,715          1.1           1.52x            67.4%          6.090%
2019 ..................         1            3,094,573          0.2           1.46x            63.2%          6.193%
                              ---       --------------        -----
Total/Wtd Avg .........       108       $1,296,027,784        100.0%          1.67x            67.9%          5.425%
                              ===       ==============        =====

                     LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

                                                               % OF
                                                             INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE          LOAN         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

2009 ..................        26       $  275,078,188         25.2%          2.07x            64.9%          4.928%
2010 ..................         1           27,681,468          2.5           1.56x            63.9%          5.570%
2011 ..................         8          284,489,233         26.0           1.87x            60.6%          4.982%
2013 ..................         1           21,252,588          1.9           1.25x            79.3%          6.310%
2014 ..................        45          467,423,019         42.7           1.52x            69.5%          5.926%
2018 ..................         2           14,663,715          1.3           1.52x            67.4%          6.090%
2019 ..................         1            3,094,573          0.3           1.46x            63.2%          6.193%
                               --       --------------        -----
Total/Wtd Avg .........        84       $1,093,682,783        100.0%          1.74x            66.0%          5.431%
                               ==       ==============        =====

                     LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

                                                            % OF
                                                          INITIAL       WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE        LOAN         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

2009 ..................         8       $ 76,519,367        37.8%          1.33x            77.8%          5.172%
2013 ..................         1          1,820,632         0.9           1.22x            77.5%          6.401%
2014 ..................         6         42,793,759        21.1           1.25x            77.9%          5.756%
2016 ..................         9         81,211,242        40.1           1.30x            77.6%          5.383%
                               --       ------------       -----
Total/Wtd Avg .........        24       $202,345,000       100.0%          1.30x            77.7%          5.391%
                               ==       ============       =====

                                      A-22

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*

                LOAN
  SEQUENCE     NUMBER    LOAN GROUP  PROPERTY NAME                                         PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------

     1         58326         2       Arbors of Watermark                                    Multifamily
     2         58329         2       The Promenade at Mission Viejo                         Multifamily
     3          9974         1       Twin Creeks Apartments                                 Multifamily
     4         58395         2       AMLI Nantucket                                         Multifamily
     5         58328         2       Deerfield Apartments                                   Multifamily
     6         40284         2       Roxborough Portfolio (Roll Up)                         Multifamily
     7         58260         2       Breckenridge Apartments                                Multifamily
     8          6835         2       Euclid Meadows Apartments                              Multifamily
     9         40931         2       984 Sheridan Avenue                                    Multifamily
     10        41035         2       2544 Valentine Avenue                                  Multifamily
     11         9323         2       Lion's Way Apartments                                  Multifamily
     12        58322         2       Skyview Village Apartments                             Multifamily
     13        40457         2       Presidential Halls                                     Multifamily
     14         8263         2       Greentree Apartments NC                                Multifamily
     15        10364         2       Casa Grande Apartments                                 Multifamily
     16        10009         2       Winston Apartment Complex                              Multifamily
     17         6979         2       The Harrison Apartments                                Multifamily
     18         8811         2       Hillside Woods                                         Multifamily
     19         8810         2       Clare Meadows Apartments                               Multifamily
     20        58295         1       Simon - West Ridge Mall                                  Retail
     21        57564         1       8027 Leesburg Pike                                       Retail
     22        39342         1       Santa Rosa Mall                                          Retail
     23        40719         1       Northpointe Plaza                                        Retail
     24        39789         1       GE-Kimco Portfolio (Roll Up)                             Retail
     25        58298         1       Simon - Boardman Plaza                                   Retail
     26        41160         1       Pine Ridge Plaza                                         Retail
     27        40390         1       Inland Southwest Portfolio (Roll Up)                     Retail
     28        40717         1       Pottstown Plaza                                          Retail
     29        57951         1       Citrus Village Plaza                                     Retail
     30        41602         1       Plaza at Marysville                                      Retail
     31        40740         1       North Rivers Town Center                                 Retail
     32        39593         1       Cranberry Square                                         Retail
     33        57534         1       The Center at Coldwater                                  Retail
     34        58150         1       Harwood Central Village                                  Retail
     35        58107         1       Gregory Village                                          Retail
     36        39154         1       Duval Station Center                                     Retail
     37        41196         1       Inland Eckerd Portfolio (Roll Up)                        Retail
     38        58109         1       19th and Greenway                                        Retail
     39        39952         1       Paradise Promenade                                       Retail
     40        58039         1       Stonebridge Crossing                                     Retail
     41        38450         1       Southgate Plaza                                          Retail
     42        41020         1       Springboro Plaza                                         Retail
     43        40704         1       Wendover Village                                         Retail
     44         7039         1       Swatara Retail Center                                    Retail
     45        57810         1       Milford Square                                           Retail
     46         9853         1       Vienna Marketplace                                       Retail
     47        41195         1       Center Pointe Shopping Center                            Retail
     48        58089         1       Mane Street Shopping Center                              Retail
     49        57981         1       East Lake Shopping Center                                Retail
     50         9639         1       Dallas Retail Center - Dallas, Oregon                    Retail
     51         9125         1       Abbeville Shopping Center                                Retail
     52        57982         1       South Loop II Shopping Center                            Retail
     53         8521         1       East Broadway Retail Shops                               Retail
     54        58399         1       Bank of America Center                                   Office
     55        39141         1       Evergreen Portfolio B (Roll Up)                          Office

                 INITIAL DEPOSIT             INITIAL                 ANNUAL                               INITIAL          ANNUAL
                    TO CAPITAL              DEPOSIT TO             DEPOSIT TO             TAX AND        DEPOSIT TO       DEPOSIT TO
  SEQUENCE     IMPROVEMENT RESERVES     REPLACEMENT RESERVES   REPLACEMENT RESERVES  INSURANCE ESCROW   TI/LC ESCROW    TI/LC ESCROW
------------------------------------------------------------------------------------------------------------------------------------

     1                                                               $71,400             Tax Only
     2                                                               100,000                Yes
     3                                                                                      Yes
     4                                                                75,816                Yes
     5                                                                55,752             Tax Only
     6               $67,719                  $4,354                  52,250                Yes
     7                 4,375                                          64,723             Tax Only
     8                                                                56,560                Yes
     9                63,750                   1,604                  19,250                Yes
     10               83,050                   1,479                  17,750                Yes
     11                                       50,000                  39,888                Yes
     12                                                               26,004                Yes
     13              102,881                   2,500                  30,000                Yes
     14               23,625                                          22,800                Yes
     15                6,250                                          29,058                Yes
     16               15,280                                          16,678                Yes
     17               12,500                                          16,752                Yes
     18                                                               15,000                Yes
     19                                                               10,000                Yes
     20                                                                                     No
     21                                                               10,118             Tax Only
     22                                        8,382                 100,583                Yes             $141,432       $377,186
     23                                                                                     No
     24                                                                                  Tax Only
     25                                                                                     No
     26                                                                                     No
     27                                                                                     No
     28                                                                                  Tax Only
     29                                       10,000                  26,267                Yes              250,000        24,322
     30                                                                                     No
     31                                                                                     No
     32                                                                                     No
     33               14,625                                           9,656             Tax Only
     34                                                                                     No
     35              103,375                                                             Tax Only
     36                                                                                     Yes
     37                                                                                     No
     38                                                               10,007             Tax Only
     39                                                                                     No
     40                                                                5,292                Yes                             35,281
     41               20,625                                                             Tax Only
     42                                                                                     No
     43                                                                                     No
     44               18,689                                                                No
     45                                       44,460                  16,992                Yes              259,705
     46                                                                6,252                Yes                             15,180
     47                                                                                     No
     48                                                                                  Tax Only
     49                                                               21,202                Yes                             35,400
     50                                        2,800                   3,618                Yes               2,500          6,865
     51                                                                1,895                Yes              14,765         16,130
     52                                                                4,545                Yes              50,000
     53                3,750                                           1,411                Yes                              9,312
     54              389,250                 6,175,000               490,268                Yes            10,000,000      1,782,792
     55                                        2,831                  33,970                Yes              33,333         400,000

                                       B-1

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*

                LOAN
  SEQUENCE     NUMBER    LOAN GROUP  PROPERTY NAME                                         PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------

     56        58035         1       FCB Worldwide Building                                   Office
     57        58175         1       Woodmont Plaza                                           Office
     58        58123         1       Old Mill Corporate Center II                             Office
     59        57921         1       Beaumont Business Center                                 Office
     60        58185         1       2601 Network Boulevard                                   Office
     61        58033         1       Highland Park Place                                      Office
     62        57825         1       506 Medical Center, 508 Medical Center,
                                      & Medical Center Atrium (Roll Up)                       Office
     63        58111         1       Galaxy Center Office II                                  Office
     64        39802         1       405 Jackson Street                                       Office
     65        58168         1       Grass Valley                                             Office
     66        58072         1       Snapper Creek Medical Office Building                    Office
     67        57856         1       Alaska VA Clinic                                         Office
     68         9129         1       Corrado Medical Building                                 Office
     69        57819         1       North Hills Medical Office Building                      Office
     70        58164         1       Mayflower Center                                         Office
     71        57820         1       One Forest Medical Plaza                                 Office
     72        57847         1       Bay Area Medical Center                                  Office
     73        58096         1       Gale Commerce Center                                     Office
     74        10035         1       Westwinds Business Park                                  Office
     75         9244         1       1334 Third Street                                        Office
     76        58186         1       Viewpoint Office Complex                                 Office
     77         9301         1       Brooklet Service Center                                  Office
     78         7477         1       Quail Street Office                                      Office
     79        57884         1       Grandview Medical Office Building                        Office
     80         8748         1       Stadium Place Office                                     Office
     81        57882         1       Southern Hills Medical Office Building A                 Office
     82        57476         1       Precision Park                                         Industrial
     83        41399         1       Wrangler Company                                       Industrial
     84        39914         1       Kraft Food Warehouse                                   Industrial
     85        58208         2       Sun Communities - Buttonwood Bay            Manufactured Housing Communities
     86        58210         2       Sun Communities - Meadows                   Manufactured Housing Communities
     87        58330         2       Sun Communities - Pine Ridge                Manufactured Housing Communities
     88        58209         2       Sun Communities - Maplewood                 Manufactured Housing Communities
     89        58230         2       Sun Communities Portfolio 12 (Roll Up)      Manufactured Housing Communities
     90        58231         2       Sun Communities - Catalina                  Manufactured Housing Communities
     91        58211         1       Sun Communities Portfolio 2 (Roll Up)       Manufactured Housing Communities
     92        58289         1       Zeman Portfolio - Town and Country          Manufactured Housing Communities
     93        58266         1       Zeman Portfolio - Kingsway Estates          Manufactured Housing Communities
     94        58281         1       Zeman Portfolio - Pleasant Ridge            Manufactured Housing Communities
     95        58272         1       Zeman Portfolio - Old Oaks Estates          Manufactured Housing Communities
     96         8790         1       Blue Lake Village MHC                       Manufactured Housing Communities
     97        58320         1       Dallas Market Center                                      Other
     98        58028         1       Extra Space Storage - ESPIV Portfolio
                                      (Roll Up)                                            Self Storage
     99        58169         1       Mount Vernon Self Storage                             Self Storage
    100        58142         1       Laurel Canyon Self Storage                            Self Storage
    101        57979         1       Amarillo All Storage Center Portfolio
                                       (Roll Up)                                           Self Storage
    102        58098         1       All Aboard Self Storage                               Self Storage
    103        57911         1       Shurgard - San Juan Creek                             Self Storage
    104         9269         1       Southpoint Self-Storage                               Self Storage
    105         9652         1       Classic Storage Station                               Self Storage
    106        10050         1       Storage Depot - McAllen                               Self Storage
    107         8650         1       Attic Self Storage-Monroe                             Self Storage
    108         8465         1       Best Western Seattle                                      Hotel
--------------------------------------------------------------------------------------------------------------------
                                     TOTALS

             *Certain monthly reserves may be subject to caps.
             (1) Annual FF&E Reserve of $192,350.

                 INITIAL DEPOSIT             INITIAL                 ANNUAL                               INITIAL          ANNUAL
                    TO CAPITAL              DEPOSIT TO             DEPOSIT TO             TAX AND        DEPOSIT TO       DEPOSIT TO
  SEQUENCE     IMPROVEMENT RESERVES     REPLACEMENT RESERVES   REPLACEMENT RESERVES  INSURANCE ESCROW   TI/LC ESCROW    TI/LC ESCROW
------------------------------------------------------------------------------------------------------------------------------------

     56                                                                $9,893           Yes
     57                                                                              Tax Only
     58                                                                31,097           Yes
     59                                                                68,052           Yes               $21,100        $253,200
     60                                                                14,294           Yes               200,000
     61              $37,468                                           27,091           Yes               688,000         150,000
     62
                                              $50,500                                   No
     63                                                                18,349        Tax Only                             120,000
     64                                         722                    8,666            Yes                4,000          48,000
     65               7,500                                                             No
     66               5,500                                            41,117           Yes
     67                                                                                 No                                143,136
     68                                                                8,595            Yes                               43,750
     69                                                                                 No
     70                                                                24,540           Yes
     71                                       31,000                                    No
     72                                                                                 No
     73                                                                27,597           Yes               200,000         61,600
     74                                                                14,482           Yes               58,571          42,386
     75                                                                3,490            Yes
     76               9,125                                            7,500            Yes                               59,000
     77               7,500                   60,000                   12,236           Yes               30,000          11,999
     78                                                                9,564            Yes                               30,000
     79                                                                                 No
     80               25,813                                           1,564            Yes               60,000
     81                                       14,000                                    No                17,130
     82              563,063                                           94,116        Tax Only             250,000         154,836
     83                                                                                 No
     84                                                                                 No
     85                                                                                 No
     86                                                                                 No
     87                                                                                 No
     88                                                                                 No
     89                                                                                 No
     90                                                                                 No
     91                                                                                 No
     92           14,063                    145,000                    15,456        Tax Only
     93           23,813                    49,000                     9,600         Tax Only
     94                                     64,000                     7,152         Tax Only
     95           51,875                    59,000                     11,196        Tax Only
     96                                                                2,232            Yes
     97         1,733,750                                                               No
     98
                                                                       49,572           Yes
     99                                                                16,800           Yes
    100                                                                13,356           Yes
    101
                                                                       18,063           Yes
    102                                     11,088                                   Tax Only
    103                                                                              Tax Only
    104                                                                                 Yes
    105                                                                                 Yes
    106                                                                6,495            Yes
    107           1,250                                                8,021            Yes
    108                                                                 (1)             Yes
------------------------------------------------------------------------------------------------------------------------------------
                $3,410,464                $6,787,720                 $2,041,943                           $12,280,536    $3,820,375

                                       B-2

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

                   LOAN       LOAN
   SEQUENCE       NUMBER      GROUP   PROPERTY NAME                      CUT-OFF BALANCE                UTILITIES TENANT PAYS
------------------------------------------------------------------------------------------------------------------------------------

       1           58326        2     Arbors of Watermark                  $25,942,802                 Electric, Water, Sewer
       2           58329        2     The Promenade at Mission Viejo        24,000,000               Electric, Gas, Water, Sewer
       3           9974         1     Twin Creeks Apartments                11,976,783               Electric, Gas, Water, Sewer
       4           58395        2     AMLI Nantucket                        11,000,000               Electric, Gas, Water, Sewer
       5           58328        2     Deerfield Apartments                  10,576,646                 Electric, Water, Sewer

      6.1          40284        2     Henridge Apartments                   4,072,141                       Electric, Gas
      6.2          40284        2     Sandra Court Apartments               2,780,975                         Electric
      6.3          40284        2     Leverington Court Apartments          1,986,410                         Electric
       6           40284        2     Roxborough Portfolio (Roll Up)        8,839,526                          Various

       7           58260        2     Breckenridge Apartments               7,484,859                  Electric, Water, Sewer
       8           6835         2     Euclid Meadows Apartments             6,287,963                Electric, Gas, Water, Sewer
       9           40931        2     984 Sheridan Avenue                   4,587,449                         Electric
      10           41035        2     2544 Valentine Avenue                 4,587,449                         Electric
      11           9323         2     Lion's Way Apartments                 4,132,352                         Electric
      12           58322        2     Skyview Village Apartments            3,809,372                   Electric, Gas, Water
      13           40457        2     Presidential Halls                    3,500,634                           None
      14           8263         2     Greentree Apartments NC               2,977,204                         Electric
      15           10364        2     Casa Grande Apartments                2,556,191                         Electric
      16           10009        2     Winston Apartment Complex             2,007,881                         Electric
      17           6979         2     The Harrison Apartments               1,820,632                  Electric, Water, Sewer
      18           8811         2     Hillside Woods                        1,696,944                Electric, Gas, Water, Sewer
      19           8810         2     Clare Meadows Apartments              1,396,215                Electric, Gas, Water, Sewer
------------------------------------------------------------------------------------------------------------------------------------
                                      TOTAL MULTIFAMILY LOANS              $139,180,904

                     STUDIO         1 BEDROOM        2 BEDROOM           3 BEDROOM           4 BEDROOM
                 ------------------------------------------------------------------------------------------
   SEQUENCE      # OF     AVG    # OF     AVG      # OF     AVG      # OF        AVG      # OF      AVG      ELEVATORS
                 UNITS    RENT    UNITS    RENT    UNITS    RENT      UNITS      RENT     UNITS     RENT
--------------------------------------------------------------------------------------------------------------------------

       1                          192     $673     192     $856       36       $1,084                            No
       2                          208    1,069     192     1,393                                                 No
       3                          66      634      117      749       37         822                             No
       4                          216     554       96      775                                                  No
       5                          52      570      149      687       22         928                             No

      6.1         4      $478     49      559       44      650                                                  No
      6.2                         43      590       23      670                                                  No
      6.3         3       515     20      626       23      684                                                  No
       6                                                                                                         No

       7                          13      511      195      565                                                  No
       8                          55      475      127      550       20         675                             No
       9          6       650     37      730       28      862        5        1,011      1      $1,366        Yes
      10          6       525     30      755       25      926       10        1,030                            No
      11                          64      415       80      615                                                  No
      12                                           104      595                                                  No
      13                          47      527       57      628       12         795                             No
      14                           8      450       44      525       32         605       16       665          No
      15          8       387     39      520       40      603                                                  No
      16          61      510      1      685                                                                   Yes
      17                          17      540       50      570                                                  No
      18                          28      517       32      681                                                 Yes
      19                          11      748       29      913                                                 Yes
--------------------------------------------------------------------------------------------------------------------------

                                      B-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

                        CLASS XP REFERENCE RATE SCHEDULE

 INTEREST                        CLASS XP      INTEREST                        CLASS XP
  ACCRUAL     DISTRIBUTION      REFERENCE       ACCRUAL     DISTRIBUTION      REFERENCE
  PERIOD          DATE             RATE         PERIOD          DATE             RATE
----------   --------------   -------------   ----------   --------------   -------------

     1       11/10/2004           5.48390%       43           5/10/2008        5.31520%
     2       12/10/2004           5.32200%       44           6/10/2008        5.47610%
     3        1/10/2005           5.32180%       45           7/10/2008        5.31490%
     4        2/10/2005           5.32170%       46           8/10/2008        5.47570%
     5        3/10/2005           5.32180%       47           9/10/2008        5.47560%
     6        4/10/2005           5.48300%       48          10/10/2008        5.31440%
     7        5/10/2005           5.32120%       49          11/10/2008        5.47520%
     8        6/10/2005           5.48270%       50          12/10/2008        5.31400%
     9        7/10/2005           5.32090%       51           1/10/2009        5.31380%
    10        8/10/2005           5.48230%       52           2/10/2009        5.31520%
    11        9/10/2005           5.48220%       53           3/10/2009        5.32750%
    12       10/10/2005           5.32040%       54           4/10/2009        5.48620%
    13       11/10/2005           5.48180%       55           5/10/2009        5.35810%
    14       12/10/2005           5.32010%       56           6/10/2009        5.53420%
    15        1/10/2006           5.31990%       57           7/10/2009        5.38330%
    16        2/10/2006           5.31970%       58           8/10/2009        5.59560%
    17        3/10/2006           5.32010%       59           9/10/2009        5.64740%
    18        4/10/2006           5.48080%       60          10/10/2009        5.46440%
    19        5/10/2006           5.31910%       61          11/10/2009        5.64730%
    20        6/10/2006           5.48040%       62          12/10/2009        5.46400%
    21        7/10/2006           5.31880%       63           1/10/2010        5.46380%
    22        8/10/2006           5.48010%       64           2/10/2010        5.46370%
    23        9/10/2006           5.47990%       65           3/10/2010        5.46410%
    24       10/10/2006           5.31830%       66           4/10/2010        5.64630%
    25       11/10/2006           5.47960%       67           5/10/2010        5.46300%
    26       12/10/2006           5.31800%       68           6/10/2010        5.64590%
    27        1/10/2007           5.31780%       69           7/10/2010        5.46270%
    28        2/10/2007           5.31770%       70           8/10/2010        5.64550%
    29        3/10/2007           5.31860%       71           9/10/2010        5.64530%
    30        4/10/2007           5.47870%       72          10/10/2010        5.46210%
    31        5/10/2007           5.31720%       73          11/10/2010        5.64490%
    32        6/10/2007           5.47830%       74          12/10/2010        5.46020%
    33        7/10/2007           5.31690%       75           1/10/2011        5.45990%
    34        8/10/2007           5.47800%       76           2/10/2011        5.45970%
    35        9/10/2007           5.47780%       77           3/10/2011        5.46960%
    36       10/10/2007           5.31640%       78           4/10/2011        5.65890%
    37       11/10/2007           5.47750%       79           5/10/2011        5.47690%
    38       12/10/2007           5.31610%       80           6/10/2011        5.65850%
    39        1/10/2008           5.47710%       81           7/10/2011        5.50720%
    40        2/10/2008           5.31580%       82           8/10/2011        5.72150%
    41        3/10/2008           5.31650%       83           9/10/2011        5.73640%
    42        4/10/2008           5.47650%       84          10/10/2011        5.74630%

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                      ANNEX D-1

                             AMORTIZATION SCHEDULE
                          OF THE DM SENIOR COMPONENT

 PERIOD        DATE        ENDING BALANCE        PRINCIPAL
--------   -----------   ------------------   --------------
    0       9/1/2004         66,000,000.00               --
    1      10/1/2004         65,903,425.68        96,574.32
    2      11/1/2004         65,835,764.97        67,660.71
    3      12/1/2004         65,756,712.23        79,052.74
    4       1/1/2005         65,688,288.82        68,423.41
    5       2/1/2005         65,619,509.71        68,779.11
    6       3/1/2005         65,517,360.97       102,148.74
    7       4/1/2005         65,447,693.29        69,667.68
    8       5/1/2005         65,366,688.23        81,005.06
    9       6/1/2005         65,296,237.27        70,450.96
   10       7/1/2005         65,214,470.26        81,767.01
   11       8/1/2005         65,143,227.99        71,242.27
   12       9/1/2005         65,071,615.37        71,612.62
   13      10/1/2005         64,988,718.32        82,897.05
   14      11/1/2005         64,916,302.48        72,415.84
   15      12/1/2005         64,832,624.08        83,678.40
   16       1/1/2006         64,759,396.78        73,227.30
   17       2/1/2006         64,685,788.80        73,607.98
   18       3/1/2006         64,579,255.83       106,532.97
   19       4/1/2006         64,504,711.39        74,544.44
   20       5/1/2006         64,418,962.34        85,749.05
   21       6/1/2006         64,343,584.61        75,377.73
   22       7/1/2006         64,257,024.96        86,559.65
   23       8/1/2006         64,180,805.39        76,219.57
   24       9/1/2006         64,104,189.59        76,615.80
   25      10/1/2006         64,016,425.58        87,764.01
   26      11/1/2006         63,938,955.25        77,470.33
   27      12/1/2006         63,850,359.98        88,595.27
   28       1/1/2007         63,772,026.35        78,333.63
   29       2/1/2007         63,693,285.50        78,740.85
   30       3/1/2007         63,582,092.29       111,193.21
   31       4/1/2007         63,502,364.06        79,728.23
   32       5/1/2007         63,411,572.37        90,791.69
   33       6/1/2007         63,330,957.69        80,614.68
   34       7/1/2007         63,239,303.68        91,654.01
   35       8/1/2007         63,157,793.46        81,510.22
   36       9/1/2007         63,075,859.50        81,933.96
   37      10/1/2007         62,982,922.14        92,937.36
   38      11/1/2007         62,900,079.11        82,843.03
   39      12/1/2007         62,806,257.43        93,821.68
   40       1/1/2008         62,722,496.01        83,761.42
   41       2/1/2008         62,638,299.15        84,196.86
   42       3/1/2008         62,532,656.40       105,642.75
   43       4/1/2008         62,447,472.65        85,183.75
   44       5/1/2008         62,351,373.98        96,098.67

                                     D-1-1

                             AMORTIZATION SCHEDULE
                           OF THE DM SENIOR COMPONENT

 PERIOD        DATE        ENDING BALANCE        PRINCIPAL
--------   -----------   ------------------   --------------
   45       6/1/2008         62,265,247.83        86,126.15
   46       7/1/2008         62,168,232.41        97,015.42
   47       8/1/2008         62,081,154.19        87,078.22
   48       9/1/2008         61,993,623.29        87,530.90
   49      10/1/2008         61,895,241.38        98,381.91
   50      11/1/2008         61,806,744.01        88,497.37
   51      12/1/2008         61,707,421.94        99,322.07
   52       1/1/2009         61,617,948.19        89,473.75
   53       2/1/2009         61,528,009.31        89,938.88
   54       3/1/2009         61,406,649.16       121,360.15
   55       4/1/2009         61,315,611.83        91,037.33
   56       5/1/2009         61,213,818.95       101,792.88
   57       6/1/2009         61,121,779.19        92,039.76
   58       7/1/2009         61,019,011.17       102,768.02
   59       8/1/2009         60,925,958.69        93,052.48
   60       9/1/2009         60,832,422.48        93,536.21
   61      10/1/2009         60,728,198.76       104,223.72
   62      11/1/2009         60,633,634.49        94,564.27
   63      12/1/2009         60,528,410.70       105,223.79
   64       1/1/2010         60,432,807.82        95,602.88
   65       2/1/2010         60,336,707.95        96,099.87
   66       3/1/2010         60,209,754.11       126,953.84
   67       4/1/2010         60,112,494.69        97,259.42
   68       5/1/2010         60,004,649.13       107,845.56
   69       6/1/2010         59,906,323.46        98,325.67
   70       7/1/2010         59,797,440.69       108,882.77
   71       8/1/2010         59,698,037.85        99,402.84
   72       9/1/2010         59,598,118.26        99,919.59
   73      10/1/2010         59,487,684.96       110,433.30
   74      11/1/2010         59,386,671.84       101,013.12
   75      12/1/2010         59,275,174.79       111,497.05
   76       1/1/2011         59,173,056.93       102,117.86
   77       2/1/2011         59,070,408.21       102,648.72
   78       3/1/2011         58,937,508.53       132,899.68
   79       4/1/2011         58,833,635.31       103,873.22
   80       5/1/2011         58,719,356.02       114,279.29
   81       6/1/2011         58,614,348.72       105,007.30
   82       7/1/2011         58,498,966.24       115,382.48
   83       8/1/2011         58,392,813.24       106,153.00
   84       9/1/2011         58,286,108.40       106,704.84
   85      10/1/2011         58,169,074.60       117,033.80
   86      11/1/2011         58,061,206.65       107,867.95
   87      12/1/2011         57,943,041.40       118,165.25
   88       1/1/2012         57,833,998.41       109,042.99
   89       2/1/2012         57,724,388.56       109,609.85
   90       3/1/2012         57,594,848.78       129,539.78
   91       4/1/2012         57,483,995.70       110,853.08

                                     D-1-2

                             AMORTIZATION SCHEDULE
                           OF THE DM SENIOR COMPONENT

 PERIOD        DATE        ENDING BALANCE         PRINCIPAL
--------   -----------   ------------------   -----------------
   92       5/1/2012         57,362,926.60          121,069.10
   93       6/1/2012         57,250,867.87          112,058.73
   94       7/1/2012         57,128,625.94          122,241.93
   95       8/1/2012         57,015,349.19          113,276.75
   96       9/1/2012         56,901,483.57          113,865.62
   97      10/1/2012         56,777,483.95          123,999.62
   98      11/1/2012         56,662,381.78          115,102.17
   99      12/1/2012         56,537,179.28          125,202.50
   100      1/1/2013         56,420,827.88          116,351.40
   101      2/1/2013         56,303,871.62          116,956.26
   102      3/1/2013         56,157,981.82          145,889.80
   103      4/1/2013         56,039,659.15          118,322.67
   104      5/1/2013         55,911,323.84          128,335.31
   105      6/1/2013         55,791,718.91          119,604.93
   106      7/1/2013         55,662,136.25          129,582.66
   107      8/1/2013         55,541,235.91          120,900.34
   108      9/1/2013         55,419,707.07          121,528.84
   109     10/1/2013         55,288,252.88          131,454.19
   110     11/1/2013         55,165,408.90          122,843.98
   111     12/1/2013         55,032,675.38          132,733.52
   112      1/1/2014         54,908,502.77          124,172.61
   113      2/1/2014         54,783,684.65          124,818.12
   114      3/1/2014         54,630,656.90          153,027.75
   115      4/1/2014         54,504,394.39          126,262.51
   116      5/1/2014         54,368,335.42          136,058.97
   117      6/1/2014         54,240,709.22          127,626.20
   118      7/1/2014         54,103,323.69          137,385.53
   119      8/1/2014         53,974,319.82          129,003.87
   120      9/1/2014                    --       53,974,319.82

                                     D-1-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                      ANNEX D-2

                             AMORTIZATION SCHEDULE
                      OF THE ROXBOROUGH PORTFOLIO A NOTE

 PERIOD        DATE       ENDING BALANCE       PRINCIPAL
--------   -----------   ----------------   --------------
    0       4/1/2004        8,900,000.00               --
    1       5/1/2004        8,889,404.70        10,595.30
    2       6/1/2004        8,880,011.81         9,392.89
    3       7/1/2004        8,869,332.40        10,679.41
    4       8/1/2004        8,859,852.21         9,480.19
    5       9/1/2004        8,850,330.80         9,521.41
    6      10/1/2004        8,839,526.48        10,804.32
    7      11/1/2004        8,829,916.68         9,609.80
    8      12/1/2004        8,819,026.45        10,890.23
    9       1/1/2005        8,809,327.51         9,698.94
   10       2/1/2005        8,799,586.39         9,741.12
   11       3/1/2005        8,786,099.75        13,486.64
   12       4/1/2005        8,776,257.62         9,842.13
   13       5/1/2005        8,765,141.58        11,116.04
   14       6/1/2005        8,755,208.31         9,933.27
   15       7/1/2005        8,744,003.69        11,204.62
   16       8/1/2005        8,733,978.51        10,025.18
   17       9/1/2005        8,723,909.73        10,068.78
   18      10/1/2005        8,712,573.39        11,336.34
   19      11/1/2005        8,702,411.52        10,161.87
   20      12/1/2005        8,690,984.71        11,426.81
   21       1/1/2006        8,680,728.97        10,255.74
   22       2/1/2006        8,670,428.62        10,300.35
   23       3/1/2006        8,656,434.68        13,993.94
   24       4/1/2006        8,646,028.69        10,405.99
   25       5/1/2006        8,634,364.60        11,664.09
   26       6/1/2006        8,623,862.64        10,501.96
   27       7/1/2006        8,612,105.26        11,757.38
   28       8/1/2006        8,601,506.50        10,598.76
   29       9/1/2006        8,590,861.64        10,644.86
   30      10/1/2006        8,578,965.39        11,896.25
   31      11/1/2006        8,568,222.51        10,742.88
   32      12/1/2006        8,556,230.99        11,991.52
   33       1/1/2007        8,545,389.25        10,841.74
   34       2/1/2007        8,534,500.37        10,888.88
   35       3/1/2007        8,519,972.53        14,527.84
   36       4/1/2007        8,508,973.12        10,999.41
   37       5/1/2007        8,496,732.26        12,240.86
   38       6/1/2007        8,485,631.79        11,100.47
   39       7/1/2007        8,473,292.70        12,339.09
   40       8/1/2007        8,462,090.29        11,202.41
   41       9/1/2007        8,450,839.17        11,251.12
   42      10/1/2007        8,438,353.66        12,485.51
   43      11/1/2007        8,426,999.32        11,354.34
   44      12/1/2007        8,414,413.48        12,585.84

                                     D-2-1

                             AMORTIZATION SCHEDULE
                       OF THE ROXBOROUGH PORTFOLIO A NOTE

 PERIOD        DATE       ENDING BALANCE        PRINCIPAL
--------   -----------   ----------------   ----------------
   45       1/1/2008        8,402,955.03          11,458.45
   46       2/1/2008        8,391,446.75          11,508.28
   47       3/1/2008        8,377,534.16          13,912.59
   48       4/1/2008        8,365,915.34          11,618.82
   49       5/1/2008        8,353,072.44          12,842.90
   50       6/1/2008        8,341,347.24          11,725.20
   51       7/1/2008        8,328,400.95          12,946.29
   52       8/1/2008        8,316,568.47          11,832.48
   53       9/1/2008        8,304,684.53          11,883.94
   54      10/1/2008        8,291,583.95          13,100.58
   55      11/1/2008        8,279,591.36          11,992.59
   56      12/1/2008        8,266,385.18          13,206.18
   57       1/1/2009        8,254,283.02          12,102.16
   58       2/1/2009        8,242,128.23          12,154.79
   59       3/1/2009        8,226,452.02          15,676.21
   60       4/1/2009                  --       8,226,452.02

                                     D-2-2

                                  Prospectus

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

-----------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series certificates only if accompanied by the prospectus supplement for that series.
-----------------------------

THE TRUST --

o    may periodically issue mortgage pass-through certificates in one or more series with one or more classes; and
o    will own --
o    multifamily and commercial mortgage loans;
o    mortgage-backed securities; and
o    other property described in the accompanying prospectus supplement.

THE CERTIFICATES --

o    will represent interests in the trust and will be paid only from the trust assets;
o    provide for the accrual of interest based on a fixed, variable or adjustable interest rate;
o    may be offered through underwriters, which may include Banc of America
     Securities LLC, an affiliate of Banc of America Commercial Mortgage Inc.;
     and
o    will not be listed on any securities exchange.

THE CERTIFICATEHOLDERS --

o    will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               September 30, 2004

                     (This Page Intentionally Left Blank)

                                       2

                             FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

 o      SEC Public Reference Section
        450 Fifth Street, N.W.
        Room 1204
        Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at
Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of this prospectus.

                                                               PAGE
                                                              -----

SUMMARY OF PROSPECTUS .......................................   6
RISK FACTORS ................................................  11
  The Limited Liquidity of Your Certificates May Have
     an Adverse Impact on Your Ability to Sell Your
     Certificates ...........................................  11
  The Limited Assets of Each Trust May Adversely
     Impact Your Ability To Recover Your Investment in
     the Event of Loss on the Underlying Mortgage
     Assets .................................................  11
  Credit Support is Limited and May Not Be Sufficient
     to Prevent Loss on Your Certificates ...................  12
  Prepayments on the Underlying Mortgage Loans
     Will Affect the Average Life of Your Certificates,
     and the Rate and Timing of those Prepayments
     May Be Highly Unpredictable ............................  12
  Certificates Purchased at a Premium or a Discount
     Will Be Sensitive to the Rate of Principal Payment......  13
  The Nature of Ratings Are Limited and Will Not
     Guarantee that You Will Receive Any Projected
     Return on Your Certificates ............................  14
  Certain Factors Affecting Delinquency, Foreclosure
     and Loss of the Mortgage Loans .........................  14
  Inclusion of Delinquent Mortgage Loans in a

  Other Factors Affecting Yield, Weighted Average Life

                                       3

                                                               PAGE
                                                              -----

    Distributions on the Certificates Concerning
      Prepayment Premiums or Concerning Equity

    Modifications, Waivers and Amendments of

    Certain Matters Regarding the Master Servicer, the
      Special Servicer, the REMIC Administrator and the

    Insurance or Guarantees Concerning the Mortgage

                                       4

                                                           PAGE
                                                          -----

    Forfeiture for Drug and Money Laundering
      Violations ........................................   71
    Federal Deposit Insurance Act; Commercial

 INCORPORATION OF CERTAIN INFORMATION BY
    REFERENCE ...........................................  107
 GLOSSARY ...............................................  108

                                       5

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of
America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214
North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

   o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

   o office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

                                       6

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4)
nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America
Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

   o provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

   o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

   o be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

   o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

   o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than
40 years. No mortgage loan will have been originated by Banc of America
Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the
United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

   o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

   o are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

   o are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

                                       7

   o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

   o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower)
     than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

   o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

   o provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater

                                       8

than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

   o may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

   o may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

   o may be made, subject to certain limitations, based on a specified principal payment schedule; or

   o may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received.
     Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

   o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

   o certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust.
If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related

                                       9

prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either--

   o "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

   o certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain
Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any
materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                       10

                                 RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We
cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May
Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources
Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

    o perceived liquidity;

    o the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

    o prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates.
The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER
YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of
America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will

                                       11

represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF
YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY
UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely

                                       12

to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as
"call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments
(and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE
OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes

                                       13

of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of such prepayments might differ from that originally anticipated; or

    o the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants

                                       14

produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.
Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult
in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their
Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                       15

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

    o such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

    o such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect,
      "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving
"guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the
mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

    o the value of the related property;

    o the level of available mortgage rates at the time of sale or refinancing;

    o the borrower's equity in the related property;

    o the financial condition and operating history of the borrower and the related property;

    o tax laws;

    o rent control laws (pertaining to certain residential properties);

    o Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

    o prevailing general economic conditions; and

    o the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely

                                       16

to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon
the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be
Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional
Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an
Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

                                       17

     The Recording of the Mortgages in the Name of MERS May Affect the Yield on
the Certificates. The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if
MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

    o a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

    o information with respect to any other classes of certificates of the same series;

    o the respective dates on which distributions are to be made;

    o information as to the assets, including the mortgage assets, constituting the related trust fund;

    o the circumstances, if any, under which the related trust fund may be subject to early termination;

    o additional information with respect to the method of distribution of such offered certificates;

    o whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

    o the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

    o information concerning the trustee of the related trust fund;

                                       18

    o if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

    o information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates;
      and

    o whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       19

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

    o various types of multifamily or commercial mortgage loans;

    o mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

    o a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes
(referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

    o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or
(4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

                                       20

with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens.
In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

    o the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

    o the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted
above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.
Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily
Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

                                       21

fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

    o the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method
      (the cost of replacing the property at such date);

    o the income capitalization method (a projection of value based upon the property's projected net cash flow); and

    o or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased
Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2)
provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

    o provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
      Mortgage Rate;

                                       22

    o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

    o may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date; and

    o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    o the type or types of property that provide security for repayment of the mortgage loans;

    o the earliest and latest origination date and maturity date of the mortgage loans;

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    o the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

    o the Mortgage Rates borne by the mortgage loans, or the range of the
      Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

    o with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service
      Coverage Ratios, and the weighted average of such Debt Service Coverage
      Ratios, and

    o the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

                                       23

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United
States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National
Mortgage Association, the Governmental National Mortgage Association or the
Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the
Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in
Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the
MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support"
may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

                                       24

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

    o the aggregate approximate initial and outstanding principal amount(s)
      and type of the MBS to be included in the trust fund;

    o the original and remaining term(s) to stated maturity of the MBS, if applicable;

    o the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

    o the payment characteristics of the MBS;

    o the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

    o a description of the related credit support, if any;

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS;

    o the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage
      Loans--Mortgage Loan Information in Prospectus Supplements"; and

    o the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements-- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors-- Credit Support Limitations" and "Description
of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                                       25

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate;
the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates.
The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the

                                       26

principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest
Certificates will either--

    o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

    o equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates,
a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in
Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

    o the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

    o the quality of management of the mortgaged properties;

                                       27

    o the servicing of the mortgage loans; and

    o possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition
(in the case of a Lock-out Period) or a disincentive (in the case of a
Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the
Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding

                                       28

principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate
Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.
Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives

                                       29

of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans)
may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

    o limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

    o provides that its scheduled payment will adjust less frequently than its
      Mortgage Rate; or

    o provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped
Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "--Yield and Prepayment
Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on

                                       30

the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

    o amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

    o Excess Funds; or

    o any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of
America, N.A. We maintain our principal office at 214 North Tryon Street,
Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

    o provide for the accrual of interest on the Certificate Balance or
      Notional Amount at a fixed, variable or adjustable rate;

    o constitute Senior Certificates or Subordinate Certificates;

    o constitute Stripped Interest Certificates or Stripped Principal
      Certificates;

    o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

    o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

    o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity
      Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as

                                       31

being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates,
notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of
DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or the Euroclear System (in
Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each
Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution
Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the
Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.
All distributions with respect to each class of certificates on each
Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate
Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain classes of REMIC Residual
Certificates that have no pass-through rate) may

                                       32

have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates
that is not entitled to any distributions of interest) will be made on each
Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution
Date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such
Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each
Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls.
The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates" and "--Effect of Prepayments on
Yield of Certificates" and "Yield and Maturity Considerations--Certain
Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates and certain classes of REMIC Residual
Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding
Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any
Accrued Certificate Interest in respect of

                                       33

such Accrual Certificate (reduced as described above). The initial aggregate
Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate
Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the
Certificate Balances of such certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster)
than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to
Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING
EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each
Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates. See
"Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each
Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure

                                       34

against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans
(including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate
Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate
Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

    o the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

    o the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
      (B) payments on account of Equity Participations;

    o the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

    o if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

                                       35

    o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

    o information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

    o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

    o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution
      Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

    o the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or
      Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or
      Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the
      Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

    o if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

    o the amount deposited in or withdrawn from any reserve fund on such
      Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

    o if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

    o the amount of credit support being afforded by any classes of
      Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry
Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the

                                       36

loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements--
Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing
Agreements--Events of Default", "--Rights Upon Event of Default" and
"--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and
(2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and
the National Association of Securities Dealers, Inc. The rules applicable to
DTC and its participating organizations are on file with the Securities and
Exchange Commission.

                                       37

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution
Date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC's participating organizations to
Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time.
Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that
DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct
Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination.
Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

                                       38

through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the
Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as
"certificateholders" under and within the meaning of the related pooling and servicing agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and
Servicing Agreement. In general, the parties to a Pooling and Servicing
Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and
Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing
Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of
REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and
Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a
Pooling and Servicing Agreement, certificates issued under the Pooling and
Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing
Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and
Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and
Servicing Agreement. Such schedule generally

                                       39

will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the

                                       40

master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

    o the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

    o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

    o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

    o the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other

                                       41

mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a
Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do
so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and
Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and
(2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any
Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans.
The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

    o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

    o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                                       42

      the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

    o REO Properties.

     If so specified in the related prospectus supplement, a Pooling and
Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time.
See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

                                       43

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed)
of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC
Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing
Agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding
Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the
Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

                                       44

agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards.
If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing
Agreement--

    o all payments on account of principal, including principal prepayments, on the mortgage loans;

    o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

    o all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses)
      derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

    o any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

    o any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

    o any amounts paid under any cash flow agreement;

    o all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of
      Mortgage Loans; Repurchases" and "--Representations and Warranties;
      Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--
      Termination";

    o to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

                                       45

    o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

    o any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account;
      and

    o any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the
Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

    o to make distributions to the certificateholders on each Distribution
      Date;

    o to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

    o to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds
      collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

    o if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

    o to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
      "--Realization Upon Defaulted Mortgage Loans";

    o to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and
      "--Certain Matters Regarding the Trustee";

                                       46

    o if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

    o if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

    o to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

    o to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

    o if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal
      Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
      Taxes";

    o to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

    o to make any other withdrawals permitted by the related Pooling and
      Servicing Agreement and described in the related prospectus supplement;
      and

    o to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

    o not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

    o will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due;
      and

    o will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

    o a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

    o such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

    o unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

                                       47

such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule.
Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

       (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b)
    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

       (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of
    Mortgage Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title

                                       48

to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property"
within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property.
If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and
Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such
Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's
(or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related
Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on

                                       49

the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related
Certificate Account all additional sums that would have been deposited in the
Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

    o a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

    o an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

    o subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

                                       50

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders.
Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report)
with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and
Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

                                       51

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and
Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and
Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and
Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and
Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such
Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement and that in its opinion may involve it in any expense or liability.
However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and
Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related
Certificate Account for this expense.

                                       52

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing
Agreement will include, without limitation--

    o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

    o any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and
      Servicing Agreement;

    o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing
      Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and
      Servicing Agreement, by certificateholders entitled to not less than 25%
      (or such other percentage specified in the related prospectus supplement)
      of the Voting Rights for such series;

    o any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and
      Servicing Agreement, by certificateholders entitled to not less than 25%
      (or such other percentage specified in the related prospectus supplement)
      of the Voting Rights for such series;

    o certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

    o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

                                       53

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing
Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement.
Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing
Agreement to institute any proceeding with respect to such Pooling and
Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing
Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and
Servicing Agreement, (1) to cure any ambiguity, (2) to

                                       54

correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing
Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any
Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the
Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC
Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax
Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual
Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate
Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders'

                                       55

request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and
Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing
Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than
331/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       56

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing
Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

    o the nature and amount of coverage under such credit support;

    o any conditions to payment under the credit support not otherwise described in this prospectus;

    o the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

    o the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

                                       57

INSURANCE OR GUARANTEES CONCERNING THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate
Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to

                                       58

such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

                                       59

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming
(continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       61

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

                                       62

things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the
Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency

                                       63

judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.
Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.
Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the

                                       64

Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted
previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1)
assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.

                                       65

Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity",
"single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and
"operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower.
Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the

                                       66

mortgaged property. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource
Conservation and Recovery Act governs underground petroleum storage tanks.
Under the Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to

                                       67

good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act.
Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order

                                       68

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.
In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit"
amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some

                                       69

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980
has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as

                                       70

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California
Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the
Relief Act or the California Military and Veterans Code. Application of the
Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the
Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or

                                       71

regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed)
asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to
Bank of America, N.A. or another bank or (iii) any other obligation of Bank of
America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader,
Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K
within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code
(although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences".
Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

                                       72

     The following discussion addresses securities of two general types: (1)
REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates
representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the
Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and
1275 of the Code and in the OID Regulations, and in part upon the REMIC
Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC
Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and
Servicing Agreement and any other governing documents, the related trust fund
(or each applicable portion thereof) will qualify as one or more REMICs and the
REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a
REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal
Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust

                                       73

fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the
REMIC Certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the
REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the
REMIC Regular Certificates and income allocated to the REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular
Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the
Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The
REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and
"loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to
REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

                                       74

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC
Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such
Certificate other than "qualified stated interest". "Qualified stated interest"
is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC
Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID
Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated
redemption price at maturity of such REMIC Regular Certificate. Under the OID
Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID

                                       75

Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.
See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC
Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the
Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such
Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a
"qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate

                                       76

can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular
Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular
Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest
REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular
Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular
Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC
Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated
interest, except to the extent that initial "teaser" rates cause sufficiently
"back-loaded" interest to create more than de minimis original issue discount.
The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of

                                       77

adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC
Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.
In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a
Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular
Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market

                                       78

discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular
Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in

                                       79

distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular
Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC
Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than)
the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC
Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC
Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the
IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method.
Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

                                       80

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by such REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the
REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC
Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985.
Instead, premium on such a

                                       81

mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby)
equal to the deductions that would be allowed if the REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous
Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the
REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the
REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC.

                                       82

However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such
REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.
Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the
Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2)
the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC
Residual Certificate at the beginning of the calendar quarter and 120% of the
"long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the
REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United

                                       83

States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives;
the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the
REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual
Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing
Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

       (i) the present value of any consideration given to the transferee to acquire the interest;

       (ii) the present value of the expected future distributions on the interest; and

                                       84

       (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code.
Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests
(generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

       (ii) the transferee must agree in writing that it will transfer the
     REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

       (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual
Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates.
Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

                                       85

The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the
Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such
REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after
2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such
REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such
REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.
The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Investors that recognize a loss on a sale or exchange of a REMIC Regular
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular
Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular
Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular
Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a

                                       86

"conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC
Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale"
rules of Section 1091 of the Code. In that event, any loss realized by the
REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any
REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each
Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not

                                       87

borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC
Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any
REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the
Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership

                                       88

(other than a service partnership or certain commodity pools) having more than
100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in such Certificate, such REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related
REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC
Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury
Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount".

                                       89

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010)
if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular
Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such
Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of
Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and
Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to

                                       90

the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences--Grantor Trust Funds," and is
of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s]
(including any participation or certificate of beneficial ownership therein)
which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets"
within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional
Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional
Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including amounts used to pay reasonable servicing fees and other expenses)
and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a
Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust
Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's

                                       91

miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2)
80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor
Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further,
Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in
2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of
Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor
Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon.
The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated
redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a
definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder.
Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal

                                       92

the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the
Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor
Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such
Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest
Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such
Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional
Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates.
See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and
Certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount

                                       93

(or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than
0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in
"--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a
Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the
Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and
Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost

                                       94

of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a
Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated
redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated
redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A
Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

                                       95

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the
Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor
Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no
regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor
Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such
Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules"
below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In

                                       96

effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder.
Such yield would be calculated based on the price paid for that Grantor Trust
Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of
Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond
Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment
Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate
is treated as an interest in discrete mortgage loans, or if the Prepayment
Assumption is not used, then when a mortgage loan is prepaid, the holder of a
Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury
Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID

                                       97

Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip
Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate.
The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip
Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip
Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such
Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate"
(which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that

                                       98

taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Investors that recognize a loss on a sale or exchange of a Grantor Trust
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust
Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust
Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "-- REMICs--Foreign Investors in REMIC Certificates"
above applies to Grantor Trust Certificates except that Grantor Trust
Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a
Certificateholder's trade or business in the United States, such Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                       99

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code
("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of a
Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if
25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any
Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a
"guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of

                                      100

the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac,
Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a
Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the
Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the
Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they
(1) are subordinated to other classes of certificates in the trust and/or (2)
have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on
Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of
ERISA.

                                      101

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Residual Certificates--Excess Inclusions".

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA
Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                      102

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R.  Section  1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R.  Section  703.61(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.  Section
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin
73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or

                                      103

"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

   1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities
      LLC, an affiliate of the depositor;

   2. By placements by the depositor with institutional investors through dealers; and

   3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

                                      104

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of
America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters".
Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings

                                      105

address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest
Certificates might, in extreme cases fail to recoup their initial investments.
Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a
Registration Statement (of which this prospectus forms a part) under the
Securities Act of 1933, as amended, with respect to the offered certificates.
This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such
Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and
at its Midwest Regional Offices located as follows: Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the
Certificates--Reports to Certificateholders" and "--Book-Entry Registration and
Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of

                                      106

1934 and the rules and regulations of the Securities and Exchange Commission.
The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to
Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-2400.

                                      107

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such
Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any
Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

                                      108

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

    o the Net Operating Income derived from the related mortgaged property for a twelve-month period to

    o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution
Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

    o interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

    o Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

                                      109

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no
REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust
Fractional Interest Certificates issued with respect to such Grantor Trust
Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular
Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

    o the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

    o its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The
Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

    o noncash items such as depreciation and amortization;

    o capital expenditures; and

                                      110

    o debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest
Certificate is calculated to accrue interest which is either--

    o based on the principal balances of some or all of the mortgage assets in the related trust fund; or

    o equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under
Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and
"disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional
Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the
Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular
Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

                                      111

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual
Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

    o a citizen or resident of the United States;

    o a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

    o an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

    o a trust as to which--

      1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                                      112

      2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20,
1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                                      113

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          NOTES CONCERNING INFORMATION
                            PRESENTED IN THE ATTACHED
                                COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2004_4.xls" The file
"BACM2004_4.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the
Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel.
After the file is opened, a securities law legend will be displayed. READ THE
LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled
"ANNEX A."

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

     WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES
STATED ON THEIR RESPECTIVE COVERS.

     DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS UNTIL JANUARY 4, 2005.

             ----------------------------------------

                                                            PAGE
                                                            ------

                     PROSPECTUS SUPPLEMENT
Table of Contents .........................................    S-3
Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying

ANNEX D-1 .................................................  D-1-1
ANNEX D-2 .................................................  D-2-1

                       PROSPECTUS

                                 $1,195,585,629
                                  (APPROXIMATE)

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
   CLASS A-5, CLASS A-6, CLASS A-1A, CLASS XP, CLASS B, CLASS C AND CLASS D

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                  SERIES 2004-4

                          -----------------------------
                              PROSPECTUS SUPPLEMENT
                          -----------------------------

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                              GOLDMAN, SACHS & CO.
                              RBS GREENWICH CAPITAL

                               SEPTEMBER 30, 2004

================================================================================